                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-83930

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

          THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED

                        OR COMPLETED, DATED MAY 1, 2002

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED MAY 1, 2002)

                           $821,866,000 (APPROXIMATE)

                             (Offered Certificates)

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2002-C1

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (Depositor)

 ---------------------------------------
                                          THE TRUST FUND:
   YOU SHOULD CAREFULLY CONSIDER THE
   RISK FACTORS BEGINNING ON PAGE S-36    - As of May 11, 2002, the mortgage loans included in the trust fund will have an
   OF THIS PROSPECTUS SUPPLEMENT AND ON     aggregate principal balance of approximately $950,134,833.
   PAGE 11 OF THE ACCOMPANYING
   PROSPECTUS.                            - The trust fund will consist of a pool of 156 fixed rate mortgage loans.

   Neither the offered certificates nor   - The mortgage loans are secured by first liens on commercial and multifamily
   the underlying mortgage loans are        properties.
   insured or guaranteed by any
   government agency or instrumentality.  - All of the mortgage loans were originated or acquired by Wachovia Bank, National
                                            Association, Greenwich Capital Financial Products, Inc., Nomura Credit & Capital,
   The offered certificates will            Inc. or Artesia Mortgage Capital Corporation.
   represent interests in the trust fund
   only. They will not represent          THE CERTIFICATES:
   obligations of any other party.
                                          - The trust fund will issue twenty-four classes of certificates.
   The offered certificates will not be
   listed on any national securities      - Only the seven classes of offered certificates described in the following table are
   exchange or any automated quotation      being offered by this prospectus supplement and the accompanying prospectus.
   system of any registered securities
   association.

   This prospectus supplement may be
   used to offer and sell the offered
   certificates only if it is
   accompanied by the prospectus dated
   May 1, 2002.
 ---------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                          ORIGINAL       PERCENTAGE OF      PASS-THROUGH        ASSUMED FINAL                          EXPECTED
                         CERTIFICATE      CUT-OFF DATE          RATE             DISTRIBUTION                         MOODY'S/S&P
CLASS                    BALANCE(1)       POOL BALANCE       DESCRIPTION           DATE(2)           CUSIP NO.         RATING(3)
------------------------------------------------------------------------------------------------------------------------------------
Class A-1............   $ 59,090,000          6.22%         Fixed            December 15, 2006                       Aaa/AAA
Class A-2............   $135,500,000         14.26%         Fixed            December 15, 2009                       Aaa/AAA
Class A-3............   $135,194,000         14.23%         Fixed             October 15, 2011                       Aaa/AAA
Class A-4............   $404,195,000         42.54%         Fixed              April 15, 2012                        Aaa/AAA
Class B..............   $ 35,630,000          3.75%         Fixed              April 15, 2012                         Aa2/AA
Class C..............   $ 42,756,000          4.50%         Fixed              April 15, 2012                          A2/A
Class D..............   $  9,501,000          1.00%         Fixed              April 15, 2012                         A3/A-
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(Footnotes explaining the table are on page S-4)

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    First Union Securities, Inc., Greenwich Capital Markets, Inc. and Nomura Securities International, Inc. are acting as co-lead managers for the offering. First Union Securities, Inc. is acting as bookrunner for the offering. First Union Securities, Inc. operates its investment banking business under the trade name Wachovia Securities. First Union Securities, Inc., Greenwich Capital Markets, Inc. and Nomura Securities International, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at
the time of sale. We expect to receive from this offering approximately       %
of the initial certificate balance of the offered certificates, plus accrued interest from May 1, 2002 before deducting expenses.

    We expect that delivery of the offered certificates will be made in book-entry form on or about May 23, 2002.

(WACHOVIA LOGO)            (GREENWICH CAPITAL LOGO)                (NOMURA LOGO)

                                  May   , 2002

                    Wachovia Bank Commercial Mortgage Trust
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates Series 2002-C1
                    Geographic Overview of Mortgage Pool(1)

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


        [Graphical representation of certain information in table below]


                                                             % OF
                       NUMBER OF        AGGREGATE           INITIAL
                       MORTGAGED       CUT-OFF DATE          POOL
  PROPERTY LOCATION    PROPERTIES        BALANCE            BALANCE
  -----------------    ----------     --------------        -------
CA (Southern)(2).....      32         $  188,006,938          19.8%
MI...................       2         $   16,161,273           1.7
VA...................       2         $    6,779,945           0.7
NJ...................       1         $      992,365           0.1
NV...................       8         $   29,652,519           3.1
FL...................      17         $  134,111,433          14.1
IL...................       1         $    2,917,918           0.3
PA...................       2         $   15,114,245           1.6
CA (Northern)(2).....      13         $   99,730,578          10.5
TX...................      21         $   55,922,689           5.9
NC...................       3         $   23,975,734           2.5
NY...................       3         $   26,329,988           2.8
MA...................       4         $   25,696,216           2.7
WA...................      12         $   22,896,669           2.4
UT...................       3         $   15,887,195           1.7
GA...................       2         $    6,664,517           0.7
MD...................       2         $   10,383,274           1.1
CO...................       4         $   32,019,052           3.4
AZ...................      10         $   63,709,574           6.7
MN...................       3         $   12,428,990           1.3
MO...................       3         $   10,163,457           1.1
OR...................       2         $    7,649,869           0.8
LA...................       1         $    9,981,941           1.1
MS...................       1         $    2,449,627           0.3
KS...................       1         $    1,023,270           0.1
RI...................       1         $    3,301,966           0.3
TN...................       2         $   18,122,494           1.9
AL...................       1         $   15,328,247           1.6
SC...................       1         $    2,456,942           0.3
ME...................       1         $   17,456,038           1.8
CT...................       2         $   28,162,141           3.0
OK...................       1         $   12,090,839           1.3
IA...................       2         $    8,654,342           0.9
ND...................       1         $      993,395           0.1
District of Columbia.       3         $   22,899,155           2.4


MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]                  [ ] > 10.0% of Cut-Off Date Balance
                                          -
Multifamily..........     28.5%       [ ] > 5.0% - 10.0% of Cut-Off Date Balance
Retail...............     33.4%       [ ] > 1.0% - 5.0% of Cut-Off Date Balance
Office...............     19.5%       [ ] > 0 < 1.0% of Cut-Off Date Balance
Industrial...........      8.2%               -
Mixed Use............      3.1%
Self Storage.........      0.7%
Hospitality..........      2.2%
Mobile Home Park.....      4.2%

                 GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES(3)


(1) All numerical information concerning the mortgage loans included in the trust fund is provided on an approximate basis.

(2) For purposes of determining whether a Mortgaged Property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

(3) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

        - Summary of Prospectus Supplement, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

        - Risk Factors, commencing on page S-36 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page S-181 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

        - if used in a jurisdiction in which such offer or solicitation is not authorized;

        - if the person making such offer or solicitation is not qualified to do so; or

        - if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)
------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in April 2034. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Moody's Investors Services, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "RATINGS" in this prospectus supplement.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT............................    S-7
  Overview of the Certificates..............................    S-8
  The Parties...............................................    S-9
  Important Dates and Periods...............................   S-10
  The Certificates..........................................   S-11
  The Mortgage Loans........................................   S-22
RISK FACTORS................................................   S-36
DESCRIPTION OF THE MORTGAGE POOL............................   S-78
  General...................................................   S-78
  Mortgage Loan History.....................................   S-79
  Certain Terms and Conditions of the Mortgage Loans........   S-79
  Certain State-Specific Considerations.....................   S-83
  Assessments of Property Condition.........................   S-83
  AB Mortgage Loans.........................................   S-84
  Additional Mortgage Loan Information......................   S-87
  Ten Largest Mortgage Loans................................  S-105
  The Mortgage Loan Sellers.................................  S-121
  Underwriting Standards....................................  S-121
  Assignment of the Mortgage Loans; Repurchases and
     Substitutions..........................................  S-122
  Representations and Warranties; Repurchases and
     Substitutions..........................................  S-125
  Changes in Mortgage Pool Characteristics..................  S-127
SERVICING OF THE MORTGAGE LOANS.............................  S-128
  General...................................................  S-128
  The Master Servicer and the Special Servicer..............  S-129
  Servicing and Other Compensation and Payment of
     Expenses...............................................  S-131
  Modifications, Waivers and Amendments.....................  S-133
  The Controlling Class Representative......................  S-135
  Defaulted Mortgage Loans; REO Properties; Purchase
     Option.................................................  S-136
  Inspections; Collection of Operating Information..........  S-138
DESCRIPTION OF THE CERTIFICATES.............................  S-139
  General...................................................  S-139
  Registration and Denominations............................  S-139
  Certificate Balances and Notional Amount..................  S-141
  Pass-Through Rates........................................  S-143
  Distributions.............................................  S-145
  Subordination; Allocation of Losses and Certain
     Expenses...............................................  S-154
  P&I Advances..............................................  S-156
  Appraisal Reductions......................................  S-158
  Reports to Certificateholders; Available Information......  S-159
  Assumed Final Distribution Date; Rated Final Distribution
     Date...................................................  S-164
  Voting Rights.............................................  S-165
  Termination...............................................  S-165
  The Trustee...............................................  S-166
YIELD AND MATURITY CONSIDERATIONS...........................  S-167
  Yield Considerations......................................  S-167
  Weighted Average Life.....................................  S-169
USE OF PROCEEDS.............................................  S-173
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................  S-173
  General...................................................  S-173
  Taxation of the Offered Certificates......................  S-174
ERISA CONSIDERATIONS........................................  S-175
LEGAL INVESTMENT............................................  S-177
METHOD OF DISTRIBUTION......................................  S-178
LEGAL MATTERS...............................................  S-179
RATINGS.....................................................  S-179
INDEX OF DEFINED TERMS......................................  S-181

ANNEX A-1  --   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                PROPERTIES..................................................  A-1
ANNEX A-2  --   CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED
                PROPERTIES..................................................  A-2
ANNEX A-3  --   RESERVE ACCOUNTS............................................  A-3
ANNEX A-4  --   COMMERCIAL TENANT SCHEDULE..................................  A-4
ANNEX A-5  --   CROSS-COLLATERALIZED/CROSS-DEFAULTED POOLS..................  A-5
ANNEX B    --   FORM OF DISTRIBUTION DATE STATEMENT.........................  B-1
ANNEX C    --   FORM OF DELINQUENT LOAN STATUS REPORT.......................  C-1
ANNEX D    --   FORM OF HISTORICAL LOAN MODIFICATION REPORT.................  D-1
ANNEX E    --   FORM OF HISTORICAL LIQUIDATION REPORT.......................  E-1
ANNEX F    --   FORM OF REO STATUS REPORT...................................  F-1
ANNEX G    --   FORM OF SERVICER WATCH LIST.................................  G-1
ANNEX H    --   FORM OF OPERATING STATEMENT ANALYSIS REPORT.................  H-1
ANNEX I    --   FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR".................  I-1
ANNEX J    --   FORM OF COMPARATIVE FINANCIAL STATUS REPORT.................  J-1
ANNEX K    --   CLASS IO-II REFERENCE RATE..................................  K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     - WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

     - UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS MAY 1, 2002 WITH RESPECT TO 137 OF THE MORTGAGE LOANS, MAY 10, 2002 WITH RESPECT TO 1 MORTGAGE LOAN, AND MAY 11, 2002 WITH RESPECT TO 18 MORTGAGE LOANS) AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

     - ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                                   CLOSING DATE
                                   CERTIFICATE     PERCENTAGE                PASS-      INITIAL    WEIGHTED      CASH FLOW OR
                                    BALANCE OR     OF CUT-OFF               THROUGH      PASS-     AVERAGE         PRINCIPAL
                                     NOTIONAL      DATE POOL    CREDIT       RATE       THROUGH      LIFE           WINDOW
CLASS                               AMOUNT(1)       BALANCE     SUPPORT   DESCRIPTION    RATE     (YEARS)(2)   (MON./DAY/YR.)(2)
-----                              ------------    ----------   -------   -----------   -------   ----------   -----------------
Class A-1........................  $ 59,090,000       6.22%      22.75%      Fixed                 2.75         06/02 - 12/06
Class A-2........................  $135,500,000      14.26%      22.75%      Fixed                 5.50         12/06 - 12/09
Class A-3........................  $135,194,000      14.23%      22.75%      Fixed                 8.44         12/09 - 10/11
Class A-4........................  $404,195,000      42.54%      22.75%      Fixed                 9.68         10/11 - 04/12
Class B..........................  $ 35,630,000       3.75%      19.00%      Fixed                 9.89         04/12 - 04/12
Class C..........................  $ 42,756,000       4.50%      14.50%      Fixed                 9.89         04/12 - 04/12
Class D..........................  $  9,501,000       1.00%      13.50%      Fixed                 9.89         04/12 - 04/12
Class E..........................  $ 13,064,000       1.37%      12.13%      Fixed                  (5)              (5)
Class F..........................  $ 16,628,000       1.75%      10.38%      Fixed                  (5)              (5)
Class G..........................  $ 13,064,000       1.37%       9.00%     WAC(4)                  (5)              (5)
Class H..........................  $ 15,440,000       1.63%       7.38%      Fixed                  (5)              (5)
Class J..........................  $ 17,815,000       1.87%       5.50%      Fixed                  (5)              (5)
Class K..........................  $  4,751,000       0.50%       5.00%      Fixed                  (5)              (5)
Class L..........................  $  9,981,000       1.05%       3.95%      Fixed                  (5)              (5)
Class M..........................  $  7,036,000       0.74%       3.21%      Fixed                  (5)              (5)
Class N..........................  $  4,691,000       0.49%       2.72%      Fixed                  (5)              (5)
Class O..........................  $ 25,798,833       2.72%       0.00%      Fixed                  (5)              (5)
Class IO-I.......................  $950,134,833(6)     N/A         N/A     WAC-IO(6)                (6)              (6)
Class IO-II......................  $754,200,000(6)     N/A         N/A     WAC-IO(6)                (6)              (6)


                                    EXPECTED
                                    MOODY'S/
                                       S&P
CLASS                               RATING(3)
-----                              -----------
Class A-1........................    Aaa/AAA
Class A-2........................    Aaa/AAA
Class A-3........................    Aaa/AAA
Class A-4........................    Aaa/AAA
Class B..........................    Aa2/AA
Class C..........................     A2/A
Class D..........................     A3/A-
Class E..........................      (5)
Class F..........................      (5)
Class G..........................      (5)
Class H..........................      (5)
Class J..........................      (5)
Class K..........................      (5)
Class L..........................      (5)
Class M..........................      (5)
Class N..........................      (5)
Class O..........................      (5)
Class IO-I.......................      (6)
Class IO-II......................      (6)

------------------

 (1) Subject to a permitted variance of plus or minus 5.0%.

 (2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

 (3) By each of Moody's Investor's Services, Inc. and Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. See "RATINGS" in this prospectus supplement.

 (4) The pass-through rate applicable to the Class G certificates for any distribution date will be equal to the applicable weighted average net
     mortgage rate for such date less   % per annum.

 (5) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

 (6) The Class IO-I and Class IO-II certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO-I and Class IO-II certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO-I or Class IO-II certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class IO-I and Class IO-II certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

             Offered certificates
             Private certificates

                                  THE PARTIES

THE TRUST FUND................    The trust fund will be created on or about the
                                  closing date pursuant to a pooling and
                                  servicing agreement, dated as of May 11, 2002, by and among the depositor, the master servicer, the special servicer and the trustee.

THE DEPOSITOR.................    Wachovia Commercial Mortgage Securities, Inc.
                                  We are a wholly-owned subsidiary of Wachovia
                                  Bank, National Association, which is one of the mortgage loan sellers, the master servicer and an affiliate of one of the underwriters.
                                  Our principal executive office is located at 301 South College Street, Charlotte, North
                                  Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                  On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................    The trust fund to be established under the
                                  pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                  CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....    Wachovia Bank, National Association, Greenwich
                                  Capital Financial Products, Inc., Nomura
                                  Credit & Capital, Inc. and Artesia Mortgage
                                  Capital Corporation. For more information, see
                                  "DESCRIPTION OF THE MORTGAGE POOL--The
                                  Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Representations and Warranties;
                                  Repurchases and Substitutions" in this
                                  prospectus supplement.

                                  Wachovia Bank, National Association originated or acquired 58 of the mortgage loans to be included in the trust fund representing 44.9% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. Greenwich Capital Financial Products, Inc. originated or acquired 42 of the mortgage loans to be included in the trust fund representing 28.7% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. Nomura Credit & Capital, Inc. originated or acquired 18 of the mortgage loans to be included in the trust fund representing 15.3% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. Artesia Mortgage Capital Corporation originated or acquired 38 of the mortgage loans to be included in the trust fund representing 11.0% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund.

THE MASTER SERVICER...........    Wachovia Bank, National Association. Wachovia
                                  Bank, National Association is our affiliate and is one of the mortgage loan sellers and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the 2 companion loans. See
                                  "SERVICING OF THE MORTGAGE LOANS--The Master
                                  Servicer and the Special Servicer" in this prospectus supplement.

THE SPECIAL SERVICER..........    Lennar Partners, Inc. The special servicer
                                  will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund that, in general, are in default or as to which default is imminent. Some holders of certificates (initially the holder of the Class O certificates) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. It is anticipated that Lennar Partners, Inc. will purchase certain non-offered classes of certificates. See "SERVICING OF THE MORTGAGE
                                  LOANS--The Master Servicer and Special
                                  Servicer" in this prospectus supplement.

THE TRUSTEE...................    Wells Fargo Bank Minnesota, N.A. The trustee
                                  will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE
                                  CERTIFICATES--The Trustee" in this prospectus supplement.

THE UNDERWRITERS..............    First Union Securities, Inc., Greenwich
                                  Capital Markets, Inc. and Nomura Securities
                                  International, Inc. First Union Securities,
                                  Inc. is our affiliate and is an affiliate of Wachovia Bank, National Association, which is the master servicer and one of the mortgage loan sellers. Greenwich Capital Markets, Inc.
                                  is an affiliate of Greenwich Capital Financial
                                  Products, Inc., which is one of the mortgage loan sellers. Nomura Securities International,
                                  Inc. is an affiliate of Nomura Credit &
                                  Capital, Inc., which is one of the mortgage loan sellers. First Union Securities, Inc.,
                                  Greenwich Capital Markets, Inc. and Nomura
                                  Securities International, Inc. are acting as co-lead managers for the offering. First Union
                                  Securities, Inc. is acting as bookrunner for the offering.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................    On or about May 23, 2002.

CUT-OFF DATE..................    For 137 of the mortgage loans, representing
                                  84.3% of the mortgage pool, May 1, 2002, for 1 mortgage loan, representing 0.3% of the mortgage pool, May 10, 2002, and for 18 mortgage loans, representing 15.3% of the mortgage pool, May 11, 2002. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............    The 15th day of each month or, if such 15th
                                  day is not a business day, the next succeeding business day, beginning in June 2002.

DETERMINATION DATE............    For any distribution date, the fourth business
                                  day prior to the related distribution date.

COLLECTION PERIOD.............    For any distribution date, the period
                                  beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments received with respect to the mortgage loans relating to such collection period on the business day immediately following such day will be deemed to have been received during such collection period and not during any other collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........    We are offering to you the following 7 classes
                                  of certificates of our Commercial Mortgage
                                  Pass-Through Certificates, Series 2002-C1 pursuant to this prospectus supplement:

                                       Class A-1
                                       Class A-2
                                       Class A-3
                                       Class A-4
                                       Class B
                                       Class C
                                       Class D

PRIORITY OF DISTRIBUTIONS.....    On each distribution date, the owners of the
                                  certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. The trustee will distribute such amounts to the extent that the money is available, in the following order of priority, to pay:
                                  Interest, pro rata, on the Class IO-I, Class
                                  IO-II, Class A-1, Class A-2, Class A-3 and
                                  Class A-4 certificates.
                                  Principal of the Class A-1 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                                  Principal of the Class A-2 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                                  Principal of the Class A-3 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                                  Principal of the Class A-4 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-1, Class A-2,
                                  Class A-3 and Class A-4 certificates, pro rata, for any realized loss and trust fund expenses borne by such classes.
                                  Interest on the Class B certificates.
                                  Principal of the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero. Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.
                                  Interest on the Class C certificates.
                                  Principal of the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero. Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.
                                  Interest on the Class D certificates.
                                  Principal of the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero. Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

                                  If, on any distribution date, the certificate balances of the Class B through Class O certificates have been reduced to zero, but two or more classes of the Class A-1, Class A-2, Class A-3 or Class A-4 certificates remain outstanding, distributions of principal will be made pro rata to the outstanding Class A-1, Class A-2, Class A-3 and Class A-4 certificates. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" in this prospectus supplement.

INTEREST......................    On each distribution date each class of
                                  certificates (other than the Class Z-I, Class
                                  Z-II, Class Z-III, Class R-I and Class R-II certificates) will be entitled to receive:

                                     - for each such class of certificates, one
                                       month's interest at the applicable
                                       pass-through rate accrued during the
                                       calendar month prior to the related
                                       distribution date, on the certificate
                                       balance or notional amount, as
                                       applicable, of such class of certificates immediately prior to such distribution date;

                                     - plus any interest that such class of
                                       certificates was entitled to receive on
                                       all prior distribution dates to the
                                       extent not received;

                                     - minus (other than in the case of the
                                       Class IO-I and Class IO-II certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer;

                                     - minus (other than in the case of the
                                       Class IO-I and Class IO-II certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan; and

                                     - minus (other than in the case of the
                                       Class IO-I and IO-II Certificates) such
                                       class' allocable share of certificate
                                       deferred interest.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES -- Certificate Balances and
                                  Notional Amount" and "--Distributions" in this prospectus supplement. The Class IO-I and Class IO-II certificates will be entitled to distributions of interest only on their respective notional amounts. On each distribution date, the notional amount of the Class IO-I certificates will be equal to the aggregate outstanding component balances of the components on such date. On each distribution date, the notional amount of the Class IO-II certificates will be equal to the aggregate outstanding component balances of the Class A-2B, Class A-3, Class A-4A, Class A-4B, Class B, Class C, Class D, Class E, Class F and Class G components on such date. On each distribution date, each interest-only component will have a component balance equal to the certificate balance of the class of certificates (or portion thereof) on such date that corresponds to such interest-only component.

                                  The Class IO-I and Class IO-II certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                  The certificates (other than the Class Z-I,
                                  Class Z-II, Class Z-III, Class R-I and Class
                                  R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                  The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                  As reflected in the chart under "Priority of Distributions" beginning on page S-11 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class IO certificates:

                                     - first, pro rata, to the Class IO-I
                                       certificates, Class IO-II certificates,
                                       Class A-1 certificates, Class A-2
                                       certificates, Class A-3 certificates and
                                       Class A-4 certificates, and then to each other class of offered certificates in alphabetical order; and

                                     - only to the extent funds remain after the
                                       trustee makes all distributions of
                                       interest and principal required to be
                                       made on such date to each class of
                                       certificates with a higher priority of
                                       distribution.

                                  You may, in certain circumstances, also
                                  receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............    The pass-through rate for each class of
                                  certificates (other than the Class IO-I, Class
                                  IO-II, Class Z-I, Class Z-II, Class Z-III,
                                  Class R-I and Class R-II certificates) on each distribution date is set forth above under "Overview of the Certificates."

                                  The pass-through rate applicable to the Class IO-I certificates for the initial distribution
                                  date will equal approximately        % per
                                  annum.

                                  The pass-through rate applicable to the Class IO-I certificates for each distribution date will, in general, equal the weighted average of the Class IO-I strip rates for the components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The Class IO-I strip rate in respect of any class of components for any distribution date will, in general, equal (i) in the case of the Class A-1, Class A-2A, Class H, Class J, Class K, Class L, Class M, Class N and Class O components, (x) the weighted average net mortgage rate for such distribution date, minus (y) the pass-through rate for such component and (ii) in the case of the Class A-2B, Class A-3, Class A-4A, Class A-4B, Class B, Class C, Class D, Class E, Class F and Class G components (x) for any distribution date occurring on or before the distribution date, with respect to the Class A-2B, Class A-3 and Class A-4A components, in September 2005, with respect to the Class A-4B, Class B, Class C, Class D, Class E and Class F components, in May 2009, and, with respect to the Class G component, in May 2008,
                                  (1) the weighted average net mortgage rate for such distribution date, minus (2) the sum of the pass-through rate for such component and Class IO-II strip rate for such component and
                                  (y) for any distribution date occurring after the distribution date, with respect to the Class A-2B, Class A-3 and Class A-4A components, in September 2005, with respect to the Class A-4B, Class B, Class C, Class D, Class E and Class F components, in May 2009, and, with respect to the Class G component, in May 2008, (1) the weighted average net mortgage rate for such distribution date, minus (2) the pass-through rate for such component (but in no event will any Class IO-I strip rate be less than zero).

                                  The pass-through rate applicable to the Class IO-II certificates for the initial distribution date will equal approximately
                                         % per annum.

                                  The pass-through rate applicable to the Class IO-II certificates for each distribution date will, in general, equal the weighted average of the Class IO-II strip rates for the Class A-2B,

                                  Class A-3, Class A4-A, Class A4-B, Class B,
                                  Class C, Class D, Class E, Class F and Class G components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The Class IO-II strip rate in respect of the Class A-2B, Class A-3, Class A4-A, Class A4-B, Class B, Class C, Class D, Class E, Class F and Class G components for any distribution date will, in general, equal
                                  (i) for any distribution date occurring on or before the distribution date, with respect to the Class A-2B, Class A-3 and Class A-4A components, in September 2005, with respect to the Class A-4B, Class B, Class C, Class D, Class E and Class F components, in May 2009, and, with respect to the Class G component, in May 2008, (x) the lesser of (1) the weighted average net mortgage rate for such distribution date and (2) the reference rate specified on Annex K to this prospectus supplement for such distribution date minus 0.03% per annum, minus (y) the pass-through rate for such component (but in no event will any Class IO-II strip rate be less than zero), and (ii) for any distribution date occurring after the distribution date, with respect to the Class A-2B, Class A-3 and Class A-4A components, in September 2005, with respect to the Class A-4B, Class B, Class C, Class D, Class E and Class F components, in May 2009, and, with respect to the Class G component, in May 2008, 0% per annum.

                                  Solely for the purposes of calculating the notional amounts of the Class IO-I and Class IO-II certificates and the pass-through rates applicable to the Class IO-I and Class IO-II certificates for each distribution date, the aggregate certificate balance of each class of certificates (other than the Class IO-I, Class IO-II, Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II certificates) will be deemed to consist of a single component (or two components in the case of each of the Class A-2 and Class A-4 certificates).

                                  Each such component will be deemed to have the component balance described in this prospectus supplement and a pass-through rate equal to the pass-through rate on the related class of certificates.

                                  The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event.

                                  The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                     - the mortgage interest rate in effect for
                                       such mortgage loan as of the closing
                                       date; minus

                                     - the applicable administrative cost rate,
                                       as described in this prospectus
                                       supplement.

                                  For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                  The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                     - the portion of the principal distribution
                                       amount for the related distribution date that is attributable to such mortgage loan; and

                                     - the principal portion of any realized
                                       loss incurred in respect of such mortgage loan during the related collection period.

                                  The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......    On the closing date, each class of
                                  certificates (other than the Class IO-I, Class
                                  IO-II, Class Z-I, Class Z-II, Class Z-III,
                                  Class R-I and Class R-II certificates) will
                                  have the certificate balance set forth above
                                  under "Overview of the Certificates." The
                                  certificate balance for each class of
                                  certificates entitled to receive principal may
                                  be reduced by:

                                     - distributions of principal; and

                                     - allocations of realized losses and trust
                                       fund expenses.

                                  The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and
                                  Notional Amount" in this prospectus
                                  supplement.

                                  The Class IO-I and Class IO-II certificates do not have principal balances and will not receive distributions of principal.

                                  As reflected in the chart under "Priority of Distributions" above:

                                     - Principal is distributed to each class of
                                       certificates entitled to receive
                                       distributions of principal in
                                       alphabetical and, if applicable,
                                       numerical order.

                                     - Principal is only distributed on a class
                                       of certificates to the extent funds
                                       remain after the trustee makes all
                                       distributions of principal and interest
                                       on each class of certificates with an
                                       earlier alphabetical and, if applicable, numerical designation.

                                     - Generally, no class of certificates is
                                       entitled to distributions of principal
                                       until the certificate balance of each
                                       class of certificates with an earlier
                                       alphabetical and, if applicable,
                                       numerical designation has been reduced to zero.

                                  The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                     - the scheduled principal payments (other
                                       than balloon payments) due on the
                                       mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                     - balloon payments actually received with
                                       respect to mortgage loans included in the trust fund during the related collection period;

                                     - prepayments received with respect to the
                                       mortgage loans included in the trust fund during the related collection period; and

                                     - all liquidation proceeds, insurance
                                       proceeds, condemnation awards and
                                       repurchase and substitution amounts
                                       received during the related collection
                                       period that are allocable to principal.

SUBORDINATION; ALLOCATION OF
LOSSES AND CERTAIN EXPENSES...    Credit support for any class of certificates
                                  (other than the Class Z-I, Class Z-II, Class
                                  Z-III, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class IO-I and Class IO-II certificates). The certificate balance of a class of certificates
                                  (other than the Class IO-I, Class IO-II, Class
                                  Z-I, Class Z-II, Class Z-III, Class R-I and
                                  Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                  Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class IO-I, Class IO-II, Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates in reverse alphabetical order as indicated on the following table.

                                                                                                      ORDER OF
                                                                       ORIGINAL      PERCENTAGE    APPLICATION OF
                                                     CLASS           CERTIFICATE    CUT-OFF DATE     LOSSES AND
                                                  DESIGNATION          BALANCE      POOL BALANCE      EXPENSES
                                                  -----------        ------------   ------------   --------------
                                             Class A-1............   $ 59,090,000        6.22%           5
                                             Class A-2............   $135,500,000       14.26%           5
                                             Class A-3............   $135,194,000       14.23%           5
                                             Class A-4............   $404,195,000       42.54%           5
                                             Class B..............   $ 35,630,000        3.75%           4
                                             Class C..............   $ 42,756,000        4.50%           3
                                             Class D..............   $  9,501,000        1.00%           2
                                             Non-offered
                                               certificates.......   $128,268,833       13.50%           1

                                  Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will result in a corresponding reduction in the notional amount of the Class IO-I certificates and, with respect to the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G certificates and a portion of the Class A-2 certificates, a corresponding reduction in the notional amount of the Class IO-II certificates.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Subordination; Allocation of
                                  Losses and Certain Expenses" in this
                                  prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES.........    On each distribution date, any prepayment
                                  premium or yield maintenance charge collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class E, Class F and Class G certificates then entitled to distributions as follows:

                                  The holders of each class of offered
                                  certificates and the Class E, Class F and Class G certificates then entitled to distributions of principal on such distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

                                     - the amount of such prepayment premiums or
                                       yield maintenance charges;

                                     - a fraction (in no event greater than
                                       one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                     - a fraction, the numerator of which is
                                       equal to the amount of principal
                                       distributable on such class of
                                       certificates on such distribution date,
                                       and the denominator of which is the
                                       principal distribution amount for such
                                       distribution date.

                                  If there is more than one class of such
                                  certificates entitled to distributions of principal on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                  The portion, if any, of the prepayment
                                  premiums or yield maintenance charges
                                  remaining after any payments described above will be distributed to the holders of the Class IO-I certificates.

                                  The "discount rate" applicable to any class of offered certificates and the Class E, Class F and Class G certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                     - In the event that there are two or more
                                       such U.S. Treasury issues with the same
                                       coupon, the issue with the lowest yield
                                       will be utilized; and

                                     - In the event that there are two or more
                                       such U.S. Treasury issues with maturity
                                       dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                                  EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS
                                           OR YIELD MAINTENANCE CHARGES

                                             Mortgage interest rate....................    8%
                                             Pass-through rate for applicable class....    6%
                                             Discount rate.............................    5%

                                             ALLOCATION PERCENTAGE          ALLOCATION
                                             FOR APPLICABLE CLASS    PERCENTAGE FOR CLASS IO-I
                                             ---------------------   -------------------------
                                             6% - 5% = 33 1/3%       100% - 33 1/3% = 66 2/3%
                                             8% - 5%

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions--Allocation of
                                  Prepayment Premiums and Yield Maintenance
                                  Charges" in this prospectus supplement.

ALLOCATION OF ADDITIONAL
INTEREST......................    On each distribution date, any additional
                                  interest collected on a mortgage loan with an anticipated repayment date during the related collection period will be distributed, in the case of mortgage loans sold by Wachovia Bank, National Association, to the holders of the Class Z-I certificates, in the case of mortgage loans sold by Greenwich Capital
                                  Financial Products, Inc., to the holders of the Class Z-II certificates, and in the case of mortgage loans sold by Nomura Credit &
                                  Capital, Inc., to the holders of the Class
                                  Z-III certificates.

ADVANCING.....................    In the event the master servicer fails to
                                  receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the related determination date and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable; provided, however, that no interest shall accrue on any such principal and interest advance made with respect to a mortgage loan if the related periodic payment is received prior to the due date of the related mortgage loan and the expiration of any applicable grace period. See "DESCRIPTION
                                  OF THE CERTIFICATES--P&I Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
TRUST FUND....................    The trust fund may be terminated when the
                                  aggregate principal balance of the mortgage loans included in the trust fund is less than 2.6% of the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                  CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

REGISTRATION AND
DENOMINATION..................    The offered certificates will be registered in
                                  the name of Cede & Co., as nominee for The
                                  Depository Trust Company in the United States, or in Europe through Clearstream Luxembourg or The Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF
                                  THE CERTIFICATES--Book-Entry Registration and
                                  Definitive Certificates" in the accompanying prospectus.

                                  Beneficial interests in the Class A-1, Class
                                  A-2, Class A-3, Class A-4, Class B, Class C and Class D certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................    Two separate real estate mortgage investment
                                  conduit (each, a "REMIC") elections will be made with respect to most of the trust fund. The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The Class R-I and Class R-II certificates will represent the residual interests in such REMICs. In addition, a separate REMIC election has been or will be made with respect to the early defeasance mortgage loan. The principal balance of each early defeasance mortgage loan will represent a "regular interest" in its related REMIC. The
                                  Class Z-I, Class Z-II and Class Z-III
                                  certificateholders' entitlement to any
                                  additional interest that has accrued on a related mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the accompanying prospectus) for United States federal income tax purposes.

                                  The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the offered certificates will be treated as having been issued [at a premium] [with [de minimis] original issue discount] for federal income tax reporting purposes.

                                  For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........    Subject to important considerations described
                                  under "ERISA CONSIDERATIONS" in this
                                  prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                       Class A-1
                                       Class A-2
                                       Class A-3
                                       Class A-4
                                       Class B
                                       Class C
                                       Class D

                                  This is based on an individual prohibited transaction exemption granted to each of First Union Securities, Inc., Greenwich Capital Markets, Inc. and Nomura Securities International, Inc. by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

SMMEA ELIGIBILITY.............    The offered certificates will not constitute
                                  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................    The offered certificates will not be issued
                                  unless they have received the following
                                  ratings from Moody's Investors Services, Inc.
                                  and Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.:

                                                                                         EXPECTED
                                                                                        RATING FROM
                                             CLASS                                      MOODY'S/S&P
                                             -----                                      -----------
                                             Class A-1...............................     Aaa/AAA
                                             Class A-2...............................     Aaa/AAA
                                             Class A-3...............................     Aaa/AAA
                                             Class A-4...............................     Aaa/AAA
                                             Class B.................................     Aa2/AA
                                             Class C.................................      A2/A
                                             Class D.................................      A3/A-

                                  The ratings on the offered certificates
                                  address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the 2 mortgage loans with companion loans is calculated without regard to the related companion loans. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages. The totals in the following tables may not add up to 100% due to rounding.

                                             Number of mortgage loans..................            156
                                             Number of crossed pools...................              2
                                             Number of mortgaged properties............            168
                                             Aggregate balance of all mortgage loans in
                                               the trust fund..........................  $ 950,134,833
                                             Number of mortgage loans with balloon
                                               payments................................            137
                                             Aggregate balance of mortgage loans with
                                               balloon payments........................  $ 828,091,418


                                             Number of mortgage loans with anticipated
                                               repayment dates.........................             11
                                             Aggregate balance of mortgage loans with
                                               anticipated repayment dates.............  $  84,737,337
                                             Minimum balance...........................  $     383,075
                                             Maximum balance...........................  $  28,477,855
                                             Average balance...........................  $   6,090,608
                                             Maximum balance for a group of cross-
                                               collateralized and cross-defaulted
                                               loans(1)................................  $  27,226,194
                                             Weighted average cut-off date
                                               loan-to-value ratio(2)..................           71.7%
                                             Maximum cut-off date loan-to-value
                                               ratio(2)................................           80.0%
                                             Minimum cut-off date loan-to-value
                                               ratio(2)................................           36.3%
                                             Weighted average debt service coverage
                                               ratio(2)................................           1.33x
                                             Maximum cut-off date debt service coverage
                                               ratio(2)................................           2.20x
                                             Minimum cut-off date debt service coverage
                                               ratio(2)................................           1.20x
                                             Weighted average loan-to-value ratio at
                                               stated maturity or anticipated repayment
                                               date(2).................................           60.8%
                                             Range of mortgage interest rates..........   6.500%-8.900%
                                             Weighted average mortgage interest rate...          7.313%
                                             Range of remaining term to maturity or
                                               anticipated repayment date (months).....         55-238
                                             Weighted average remaining term to
                                               maturity or anticipated repayment date
                                               (months)................................            113
                                             Weighted average occupancy rate(3)........           95.9%

                               -------------------------------------------------

                                  (1) Consists of a group of 4 individual
                                      mortgage loans (loan numbers 22, 74, 78
                                      and 92).

                                  (2) For purposes of determining the debt
                                      service coverage ratio for 1 mortgage loan
                                      (loan number 21), the debt service
                                      payments were reduced by amounts available under a letter of credit securing such mortgage loan. In addition, the principal balance of such mortgage loan was reduced by the amount of such letter of credit for determining the loan to-value-ratio of such mortgage loan.

                                  (3) The weighted average occupancy rate
                                      information shown above excludes 2
                                      mortgage loans secured by hospitality
                                      properties, representing 2.2% of the
                                      mortgage pool.

SECURITY FOR THE MORTGAGE
LOANS IN THE TRUST FUND.......    Generally, all of the mortgage loans included
                                  in the trust fund are non-recourse obligations of the related borrowers.

                                  - No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

                                  - All of the mortgage loans included in the trust fund are secured by first lien fee mortgages or leasehold mortgages on commercial or multifamily properties.

PROPERTY TYPES................    The following table describes the mortgaged
                                  properties securing the mortgage loans
                                  expected to be included in the trust fund as of the cut-off date:

                                     MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                                                       PERCENTAGE
                                                                                                           OF
                                                                           NUMBER OF     AGGREGATE      CUT-OFF
                                                                             LOANS/     CUT-OFF DATE   DATE POOL
                                             PROPERTY TYPE                 PROPERTIES     BALANCE       BALANCE
                                             -------------                 ----------   ------------   ----------
                                             Retail......................   55/ 55      $317,589,775      33.4%
                                               Retail--Anchored..........   33/ 33       228,099,907      24.0
                                               Retail--Unanchored........   13/ 13        57,514,588       6.1
                                               Retail--Shadow
                                                 Anchored*...............    9/  9        31,975,280       3.4
                                             Multifamily.................   41/ 45       270,788,341      28.5
                                             Office......................   26/ 26       185,728,472      19.5
                                             Industrial..................   16/ 24        78,223,230       8.2
                                             Mobile Home Park............    7/  7        40,252,000       4.2
                                             Mixed Use...................    8/  8        29,283,570       3.1
                                             Hospitality.................    2/  2        21,269,445       2.2
                                             Self Storage................    1/  1         7,000,000       0.7
                                                                             -----      ------------     -----
                                                      Total..............  156/168      $950,134,833     100.0%
                                                                             =====      ============     =====

                                  (Property Type Chart that graphically
                                  represents certain information in table above)
                               -------------------------------------------------

                                  (1) Because this table and chart present
                                      information relating to the mortgaged
                                      properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                   * A Mortgaged Property is considered shadow anchored if it is in close proximity to an anchored retail property.

GEOGRAPHIC CONCENTRATIONS.....    The mortgaged properties are located
                                  throughout 33 states and the District of Columbia. The following table describes the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                                                   PERCENTAGE
                                                                       NUMBER OF     AGGREGATE     OF CUT-OFF
                                                                       MORTGAGED    CUT-OFF DATE   DATE POOL
                                                      STATE            PROPERTIES     BALANCE       BALANCE
                                                      -----            ----------   ------------   ----------
                                             CA......................      45       $287,737,516      30.3%
                                               Southern(2)...........      32        188,006,938      19.8
                                               Northern(2)...........      13         99,730,578      10.5
                                             FL......................      17        134,111,433      14.1
                                             AZ......................      10         63,709,574       6.7
                                             TX......................      21         55,922,689       5.9
                                             Other...................      75        408,653,620      43.0
                                                                          ---       ------------     -----
                                                       Total.........     168       $950,134,833     100.0%
                                                                          ===       ============     =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

PRINCIPAL AND INTEREST PAYMENT
  TERMS.......................    All of the mortgage loans included in the
                                  trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                     - Payments on the mortgage loans included
                                       in the trust fund are due on the first
                                       day of the month, except payments on 1
                                       mortgage loan, representing 0.3% of the
                                       mortgage pool, are due on the 10th day of the month and payments on 18 mortgage loans, representing 15.3% of the mortgage pool, are due on the 11th day of the month. No mortgage loan due on the first day of the month has a grace period that extends payment beyond the 11th day of any calendar month. No mortgage loan due on the 11th day of the month has any grace period.

                                     - As of the cut-off date, 152 of the
                                       mortgage loans, representing 99.6% of the mortgage pool, accrue interest on an actual/360 basis, and 4 of the mortgage loans, representing 0.4% of the mortgage pool, accrue interest on a 30/360 basis. Three (3) of the mortgage loans, representing 4.9% of the mortgage pool, have periods during which only interest is due and periods in which principal and interest are due.

                                  The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

                                          RANGE OF CUT-OFF DATE BALANCES

                                                                                                 PERCENTAGE OF
                                                                                   AGGREGATE        CUT-OFF
                                                RANGE OF CUT-OFF      NUMBER OF   CUT-OFF DATE     DATE POOL
                                                DATE BALANCES($)        LOANS       BALANCE         BALANCE
                                                ----------------      ---------   ------------   -------------
                                             <2,000,000.............       28     $ 33,603,560         3.5%
                                              2,000,001 -  3,000,000..     21       51,587,988         5.4
                                              3,000,001 -  4,000,000..     12       41,763,440         4.4
                                              4,000,001 -  5,000,000..     22       99,698,556        10.5
                                              5,000,001 -  6,000,000..     13       71,736,828         7.6
                                              6,000,001 -  7,000,000..     14       90,678,721         9.5
                                              7,000,001 -  8,000,000..     10       76,894,660         8.1
                                              8,000,001 -  9,000,000..      7       59,822,252         6.3
                                              9,000,001 - 10,000,000..      7       66,500,455         7.0
                                             10,000,001 - 15,000,000..     10      116,716,998        12.3
                                             15,000,001 - 20,000,000..      7      117,540,616        12.4
                                             20,000,001 - 25,000,000..      2       42,612,903         4.5
                                             25,000,001 - 30,000,000..      3       80,977,855         8.5
                                                                          ---     ------------       -----
                                             Total..................      156     $950,134,833       100.0%
                                                                          ===     ============       =====

                                             RANGE OF MORTGAGE RATES

                                                                                     AGGREGATE     PERCENTAGE OF
                                                                          NUMBER    CUT-OFF DATE   CUT-OFF DATE
                                             RANGE OF MORTGAGE RATES(%)  OF LOANS     BALANCE      POOL BALANCE
                                             --------------------------  --------   ------------   -------------
                                             6.500 - 6.749............       9      $ 49,136,080         5.2%
                                             6.750 - 6.999............      17       129,225,398        13.6
                                             7.000 - 7.249............      28       206,207,191        21.7
                                             7.250 - 7.499............      48       322,974,501        34.0
                                             7.500 - 7.749............      31       136,502,722        14.4
                                             7.750 - 7.999............      13        63,540,458         6.7
                                             8.000 - 8.249............       3        25,270,215         2.7
                                             8.250 - 8.499............       4         4,511,191         0.5
                                             8.500 - 8.749............       2        11,774,711         1.2
                                             8.750 - 8.999............       1           992,365         0.1
                                                                           ---      ------------       -----
                                             Total ...................     156      $950,134,833       100.0%
                                                                           ===      ============       =====

                                              RANGE OF DSC RATIOS(1)

                                                                                     AGGREGATE       PERCENTAGE OF
                                                                        NUMBER      CUT-OFF DATE     CUT-OFF DATE
                                                RANGE OF DSCRS (X)     OF LOANS       BALANCE        POOL BALANCE
                                                ------------------     --------   ----------------   -------------
                                             1.20 - 1.24.............     33        $202,181,052          21.3%
                                             1.25 - 1.29.............     48         269,332,824          28.3
                                             1.30 - 1.34.............     28         200,647,569          21.1
                                             1.35 - 1.39.............     15          94,260,715           9.9
                                             1.40 - 1.44.............     12          75,991,215           8.0
                                             1.45 - 1.49.............      5          34,262,514           3.6
                                             1.50 - 1.54.............      2          12,817,041           1.3
                                             1.55 - 1.59.............      3          17,138,323           1.8
                                             1.60 - 1.64.............      2           6,122,468           0.6
                                             1.65 - 1.69.............      1           6,000,000           0.6
                                             1.70 - 1.74.............      1           9,981,941           1.1
                                             1.75 - 1.79.............      2           7,300,602           0.8
                                             1.80 - 1.84.............      1           2,221,307           0.2
                                             1.85 - 1.89                   1           1,993,572           0.2
                                             2.15 - 2.20.............      2           9,883,690           1.0
                                                                         ---        ------------         -----
                                                       Total.........    156        $950,134,833         100.0%
                                                                         ===        ============         =====

                                       RANGE OF CUT-OFF DATE LTV RATIOS(1)

                                                                                    AGGREGATE     PERCENTAGE OF
                                                 RANGE OF CUT-OFF        NUMBER    CUT-OFF DATE   CUT-OFF DATE
                                                   DATE LTVS(%)         OF LOANS     BALANCE      POOL BALANCE
                                                 ----------------       --------   ------------   -------------
                                             35.01 - 40.00............      3      $ 11,810,864         1.2%
                                             40.01 - 50.00............      6        20,520,421         2.2
                                             50.01 - 55.00............      3         9,941,927         1.0
                                             55.01 - 60.00............      5        17,049,584         1.8
                                             60.01 - 65.00............     14       100,126,665        10.5
                                             65.01 - 70.00............     24       139,665,979        14.7
                                             70.01 - 75.00............     54       306,179,253        32.2
                                             75.01 - 80.00............     47       344,840,140        36.3
                                                                          ---      ------------       -----
                                                       Total..........    156      $950,134,833       100.0%
                                                                          ===      ============       =====

                            ----------------------------------------------------

                                  (1) For purposes of determining the debt
                                      service coverage ratio of 1 mortgage loan
                                      (loan number 21), the debt service
                                      payments were reduced by amounts available under a letter of credit securing such mortgage loan. In addition, the principal balance of such mortgage loan was reduced by the amounts of such letter of credit for determining the loan-to-value ratio of such mortgage loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement.

                                   RANGE OF REMAINING TERMS TO MATURITY DATE OR
                                            ANTICIPATED REPAYMENT DATE

                                                                                      AGGREGATE       PERCENTAGE OF
                                                RANGE OF REMAINING       NUMBER      CUT-OFF DATE     CUT-OFF DATE
                                                   TERMS (MOS.)*        OF LOANS       BALANCE        POOL BALANCE
                                                ------------------      --------   ----------------   -------------
                                               0 - 60.................      8        $ 89,122,416           9.4%
                                              61 - 84.................      5           4,522,460           0.5
                                              85 - 108................     17         106,779,200          11.2
                                             109 - 120................    118         712,404,680          75.0
                                             121 - 156................      2             987,340           0.1
                                             193 - 204................      1             700,602           0.1
                                             205 - 216................      1           2,115,627           0.2
                                             229 - 240................      4          33,502,508           3.5
                                                                          ---        ------------         -----
                                                       Total..........    156        $950,134,833         100.0%
                                                                          ===        ============         =====

                            ----------------------------------------------------

                                  * With respect to the mortgage loans with
                                    anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                                                AMORTIZATION TYPES

                                                                                   AGGREGATE       PERCENTAGE OF
                                                                      NUMBER      CUT-OFF DATE     CUT-OFF DATE
                                              TYPE OF AMORTIZATION   OF LOANS       BALANCE        POOL BALANCE
                                              --------------------   --------   ----------------   -------------
                                             Amortizing Balloon....    135        $792,391,418          83.4%
                                             Amortizing ARD........     10          74,093,337           7.8
                                             Fully Amortizing......      8          37,306,077           3.9
                                             Interest-only,
                                               Amortizing
                                               Balloon*............      2          35,700,000           3.8
                                             Interest-only,
                                               Amortizing ARD*.....      1          10,644,000           1.1
                                                                       ---        ------------         -----
                                                       Total.......    156        $950,134,833         100.0%
                                                                       ===        ============         =====

                            ----------------------------------------------------

                                  * These mortgage loans require payments of
                                    interest-only for a period of 12 to 60
                                    months from origination prior to the
                                    commencement of payments of principal and interest.

                                  Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                  Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                  In addition, because the fixed periodic
                                  payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the majority of the mortgage loans on an "actual/360 basis," there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......    All of the mortgage loans included in the
                                  trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                                         TYPES OF PREPAYMENT RESTRICTIONS

                                                                                      AGGREGATE     PERCENTAGE OF
                                                                           NUMBER      CUT-OFF      CUT-OFF DATE
                                             PREPAYMENT RESTRICTION TYPE  OF LOANS   DATE BALANCE   POOL BALANCE
                                             ---------------------------  --------   ------------   -------------
                                             Prohibit prepayment for
                                               most of the term of the
                                               mortgage loan; but permit
                                               defeasance after date
                                               specified in related
                                               mortgage note for most or
                                               all of the remaining
                                               term(1).................     127      $809,765,380        85.2%
                                             Prohibit prepayment until
                                               date specified in related
                                               mortgage note and then
                                               impose a yield
                                               maintenance charge for
                                               most or all of the
                                               remaining term(1).......      27       109,169,453        11.5
                                             Prohibit prepayment until
                                               date specified in related
                                               mortgage note and then
                                               impose a prepayment
                                               premium for most of the
                                               remaining term(1).......       1         8,700,000         0.9
                                             Impose a yield maintenance
                                               charge until date
                                               specified in related
                                               mortgage note and then
                                               permit defeasance for
                                               most of the remaining
                                               term(1).................       1        22,500,000         2.4
                                                                            ---      ------------       -----
                                                       Total:..........     156      $950,134,833       100.0%
                                                                            ===      ============       =====

                            ----------------------------------------------------

                                  (1) For the purposes hereof, "remaining term"
                                      refers to either remaining term to
                                      maturity or anticipated repayment date, as applicable.

                                  See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................    One hundred twenty-eight (128) of the mortgage
                                  loans included in the trust fund as of the cut-off date, representing 87.6% of the mortgage pool, permit the borrower, under certain conditions, to substitute United
                                  States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods (or with respect to 1 mortgage loan
                                  (loan number 4), after a period of permitted prepayment with payment of a yield maintenance charge). Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property.
                                  Except with respect to 1 such mortgage loan, representing 1.2% of the mortgage pool, defeasance may not occur prior to the second anniversary of the issuance of the certificates. See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TEN LARGEST MORTGAGE LOANS....    The following table describes certain
                                  characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans, in the trust fund by aggregate principal balance as of the cut-off date.

                                          NUMBER OF
                                           MORTGAGE
                                            LOANS/                        % OF                                        LOAN
                              MORTGAGE    NUMBER OF      CUT-OFF      CUT-OFF DATE                                  BALANCE
                                LOAN      MORTGAGED        DATE           POOL                 PROPERTY               PER
LOAN NAME                      SELLER     PROPERTIES    BALANCE(1)      BALANCE                  TYPE               SF/UNIT
---------                     ---------   ----------   ------------   ------------   -----------------------------  --------
One Enterprise Center.......  Wachovia        1/1      $ 28,477,855        3.0%      Office                         $     89
Abbey Portfolio I...........  Wachovia        4/4        27,226,194        2.9       Various(2)                     $     83
Oak Brook Apartments........  Wachovia        1/1        27,000,000        2.8       Multifamily                    $ 88,816
Mediterranean Village.......  Wachovia        1/1        25,500,000        2.7       Multifamily                    $ 96,591
Abbey Portfolio II..........  Wachovia        4/4        24,045,739        2.5       Various(2)                     $     80
CityPlace II................  Greenwich       1/1        22,500,000        2.4       Office                         $     77
Marketplace at Altamonte....  Greenwich       1/1        20,112,903        2.1       Retail -- Anchored             $     60
Broadmoor Towne Center......  Wachovia        1/1        18,973,729        2.0       Retail -- Anchored             $    110
215 East 23rd Street........  Wachovia        1/1        17,973,862        1.9       Multifamily                    $242,890
Maine Crossing..............  Wachovia        1/1        17,456,038        1.8       Retail -- Anchored             $    117
                                            -----      ------------      -----
TOTAL/WTD. AVG..............                16/16      $229,266,321       24.1%
                                            =====      ============      =====


                                                         WEIGHTED
                                           WEIGHTED       AVERAGE     WEIGHTED
                              WEIGHTED     AVERAGE       LTV RATIO    AVERAGE
                              AVERAGE    CUT-OFF DATE   AT MATURITY   MORTGAGE
LOAN NAME                       DSCR      LTV RATIO       OR ARD        RATE
---------                     --------   ------------   -----------   --------
One Enterprise Center.......    1.30x        76.1%          66.9%       7.270%
Abbey Portfolio I...........    1.36x        73.5%          66.8%       7.250%
Oak Brook Apartments........    1.22x        78.3%          75.0%       6.910%
Mediterranean Village.......    1.21x        77.3%          68.1%       7.370%
Abbey Portfolio II..........    1.36x        72.4%          63.9%       7.250%
CityPlace II................    1.44x        64.3%          61.4%       8.240%
Marketplace at Altamonte....    1.28x        74.5%          66.2%       7.365%
Broadmoor Towne Center......    1.29x        79.9%          70.2%       7.190%
215 East 23rd Street........    1.30x        73.7%          64.3%       6.990%
Maine Crossing..............    1.27x        79.4%          70.0%       7.360%
TOTAL/WTD. AVG..............    1.30X        74.9%          67.4%       7.316%

---------------

(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2) Retail and office.

One Enterprise Center.........    The One Enterprise Center loan is secured by a
                                  first mortgage encumbering an office building located in Jacksonville, Florida.

                                  The mortgaged property is an approximately
                                  318,782 square foot office building situated on approximately 1.1 acres and constructed in 1986.

                                  The following table presents information relating to the major tenants at the mortgaged property:

                                                                      % OF
                                                                      GROSS        NET
                                                                    POTENTIAL   RENTABLE      % OF NET      DATE OF LEASE
                                             TENANT                   RENT      AREA (SF)   RENTABLE AREA    EXPIRATION
                                             ------                 ---------   ---------   -------------   -------------
                                             Wachovia Bank,
                                               National
                                               Association........    49.1%      139,753        43.8%          April 2013
                                             Smith, Hulsey &
                                               Busey..............     6.4%       26,898         8.4%        October 2009
                                             Craig Insurance
                                               Agency.............    10.8%       23,890         7.5%       February 2008
                                             Tempus Software......     2.8%       11,341         3.6%            May 2004
                                             CB Richard Ellis.....     3.5%        9,905         3.1%          April 2006

                                  The sponsor is Henry Faison of Faison Capital Development, Inc., a development concern in the southeastern, mid-Atlantic and southwestern United States and the original developer of the Mortgaged Property.

Abbey Portfolio I.............    The Abbey Portfolio I mortgage loans are
                                  collectively secured by first deeds of trust encumbering two office properties and two retail properties located in California. Each of the Abbey Portfolio I loans is cross-collateralized and cross-defaulted with each of the other Abbey Portfolio I loans.

                                  The mortgaged properties consist of two retail properties (Santa Maria Commerce Center and Upland Freeway Center) and two office properties (Ming Office Park and Orange Commerce Center).

                                  The following table presents certain
                                  information relating to the mortgaged
                                  properties:

                                                                                        CUT-OFF DATE
                                                                           PROPERTY         LOAN       NET RENTABLE
                                             PROPERTY NAME                 LOCATION       BALANCE       AREA (SF)     YEAR BUILT
                                             -------------               ------------   ------------   ------------   ----------
                                             Upland Freeway Center.....  Upland, CA      $9,375,938      116,029         1986
                                             Ming Office Park..........  Bakersfield,    $7,580,546      117,847         1981
                                                                         CA
                                             Santa Maria Commerce
                                              Center...................  Santa Maria,    $7,081,826       65,844         1982
                                                                         CA
                                             Orange Commerce Center....  Orange, CA      $3,187,884       29,987         1984

                                  The sponsor of the borrowers is The Abbey
                                  Company, a real estate investment company with ownership interests in approximately 3.1 million square feet of office, industrial, service center and retail properties. The Abbey Portfolio I loans have the same sponsor as the Abbey Portfolio II loans but are not cross-collateralized or cross-defaulted with the Abbey Portfolio II loans.

Oak Brook Apartments..........    The Oak Brook Apartments loan is secured by a
                                  first mortgage encumbering a 304-unit
                                  multifamily complex located in Rancho Cordova, California. The Oak Brook Apartments loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest.

                                  The mortgaged property is a 304-unit
                                  garden-style apartment complex consisting of
                                  14 buildings, situated on approximately 15.0 acres and constructed in 2000.

                                  The sponsor is Alvin J. Wolff, Jr., a
                                  principal of the Wolff Companies.

Mediterranean Village.........    The Mediterranean Village loan is secured by a
                                  first mortgage encumbering a 264-unit
                                  garden-style multifamily complex located in
                                  Ft. Lauderdale, Florida.

                                  The mortgaged property is a 264-unit
                                  garden-style apartment complex consisting of
                                  11 buildings situated on approximately 8.9 acres and constructed in 2000.

                                  The sponsors are John Loos, Steven Halmos and Harris Hudson.

Abbey Portfolio II............    The Abbey Portfolio II mortgage loans are
                                  collectively secured by first deeds of trust encumbering the fee interest on two office properties and a retail property and a first deed of trust encumbering the leasehold interest in an office property located in California. Each of the Abbey Portfolio II loans is cross-collateralized and cross-defaulted with each of the other Abbey
                                  Portfolio II loans.

                                  The mortgaged properties consist of three office properties (4403 Donald Douglas, The Abbey Center and La Mirada Business Center) and one retail property (Oxnard Commerce Center).

                                  The following table presents certain
                                  information relating to the Mortgaged
                                  Properties:

                                                                                                         NET
                                                                                       CUT-OFF DATE   RENTABLE
                                             PROPERTY NAME          PROPERTY LOCATION  LOAN BALANCE   AREA (SF)   YEAR BUILT
                                             -------------          -----------------  ------------   ---------   ----------
                                             4403 Donald
                                               Douglas............     Long Beach, CA  $10,061,760    88,284         1986
                                             Oxnard Commerce
                                               Center.............         Oxnard, CA  $ 4,987,201    64,381         1990
                                             The Abbey Center.....   Palm Springs, CA  $ 4,837,585    64,155         1982
                                             La Mirada Business
                                               Center.............      La Mirada, CA  $ 4,159,193    82,010         1975

                                  The sponsor of the borrowers is The Abbey
                                  Company, a real estate investment company with ownership interests in approximately 3.1 million square feet of office, industrial, service center and retail properties.

CityPlace II..................    The CityPlace II loan is secured by a first
                                  leasehold mortgage encumbering an office building located in Hartford, Connecticut. The
                                  CityPlace II loan, which is evidenced by a senior note, is the senior portion of a whole loan that was originated on November 9, 1999.
                                  The companion loan related to the CityPlace II loan is evidenced by a separate note.

                                  The mortgaged property is an approximately
                                  292,039 square foot office building situated on approximately 0.5 acres and constructed in 1989.

                                  The following table presents information relating to major tenants at the mortgaged property:

                                                                                     NET
                                                                    % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
                                             TENANT                    RENT       AREA (SF)   RENTABLE AREA    EXPIRATION
                                             ------                 -----------   ---------   -------------   -------------
                                             Conning & Co. .......     28.4%       59,276         20.3%          March 2005
                                             Webster Bank.........     19.6%       41,147         14.1%            February
                                                                                                                      2006/
                                                                                                              December 2008
                                             Merrill Lynch........     17.0%       32,966         11.3%           July 2011
                                             Brown Raysman........      4.3%       16,483          5.6%        October 2006
                                             Prudential
                                               Securities, Inc. ..      2.9%       14,524          5.0%         August 2002

                                  The sponsors are Lawrence Gottesdiener and Robert Gatof, owners of Northland Investment Corporation.

Marketplace at Altamonte......    The Marketplace at Altamonte loan is secured
                                  by a first mortgage encumbering an anchored retail center located in Altamonte Springs, Florida.

                                  The mortgaged property is an approximately
                                  335,523 square foot anchored retail center situated on approximately 25.0 acres and constructed in 1974. As of February 8, 2002, the occupancy rate for the mortgaged property securing the Marketplace at Altamonte loan was approximately 100%.

                                  The following table presents information relating to the major tenants at the mortgaged property:

                                                                                     NET
                                                                    % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
                                             TENANT                    RENT       AREA (SF)   RENTABLE AREA    EXPIRATION
                                             ------                 -----------   ---------   -------------   -------------
                                             Burlington Coat
                                               Factory............     17.9%       100,749        30.0%           July 2009
                                             Gold's Gym...........      7.1%        40,160        12.0%         August 2015
                                             Linens 'N Things,
                                               Inc. ..............     13.3%        39,193        11.7%        January 2012
                                             Ross Dress For
                                               Less...............     12.7%        31,379         9.4%        January 2012
                                             TJ Maxx..............      5.3%        27,440         8.2%        January 2005
                                             Comp USA.............     10.9%        26,750         8.0%       November 2010
                                             Just for Feet of
                                               Texas..............     18.2%        22,043         6.6%       November 2009

                                  The sponsors of the borrower are Hersch Klaff and the Lubert-Adler Funds. Mr. Klaff, of Klaff Realty, LP, has been engaged in the acquisition, development, financing, leasing and management of commercial real estate since 1981.

Broadmoor Towne Center........    The Broadmoor Towne Center loan is secured by
                                  a first deed of trust encumbering an anchored retail center located in Colorado Springs, Colorado.

                                  The mortgaged property is an approximately
                                  172,965 square foot anchored retail center situated on approximately 38.4 acres and constructed in 2001. As of January 11, 2002, the occupancy rate for the mortgaged property securing the Broadmoor Towne Center loan was approximately 97.6%.

                                                                    % OF GROSS      NET
                                                                    POTENTIAL    RENTABLE      % OF NET      DATE OF LEASE
                                             TENANT                    RENT      AREA (SF)   RENTABLE AREA     EXPIRATION
                                             ------                 ----------   ---------   -------------   --------------
                                             Bed Bath and
                                               Beyond.............     13.9%      30,529         17.7%         January 2011
                                             Ross Dress For
                                               Less...............     13.1%      30,187         17.5%         January 2011
                                             Borders Books........     17.3%      25,000         14.5%         January 2022
                                             Michaels.............     11.8%      24,228         14.0%         January 2011
                                             Petsmart.............     10.4%      19,235         11.1%            July 2015

                                  The sponsor of the borrower is Thomas J. Lowe.

215 East 23rd Street..........    The 215 East 23rd Street loan is secured by a
                                  first mortgage encumbering a 22-story building located in New York, New York.

                                  The mortgaged property contains 74 multifamily units situated on approximately 0.1 acres and constructed in 2001. The mortgaged property is located at 215 East 23rd Street between 2nd and 3rd Avenues. The mortgaged property is adjacent to, and leased entirely to, the School of Visual Arts for use as student housing.

                                  The sponsors are Arthur Leeds, Melvin Gershon and Robert Gershon.

Maine Crossing................    The Maine Crossing loan is secured by a first
                                  mortgage encumbering an anchored retail center located in South Portland, Maine.

                                  The mortgaged property is an approximately
                                  148,672 square foot anchored retail center situated on approximately 14.5 acres and constructed in 2001. As of March 28, 2002, the occupancy rate for the mortgaged property securing the Maine Crossing loan was approximately 96.0%.

                                  The following table presents information relating to the major tenants at the mortgaged property:

                                                                    % OF GROSS      NET
                                                                    POTENTIAL    RENTABLE      % OF NET      DATE OF LEASE
                                             TENANT                    RENT      AREA (SF)   RENTABLE AREA     EXPIRATION
                                             ------                 ----------   ---------   -------------   --------------
                                             Babies R Us..........      6.9%      30,606         20.6%        November 2016
                                             Bed Bath & Beyond....     21.9%      30,448         20.5%         January 2017
                                             Old Navy.............     23.4%      30,000         20.2%       September 2011
                                             AC Moore.............     15.8%      23,400         15.7%         January 2012
                                             Famous Footwear......      7.4%       9,330          6.3%        November 2006

                                  The sponsors of the borrower are Leonard
                                  Rudolfsky and Stephen Karp.

AB MORTGAGE LOANS.............    One (1) of the mortgage loans sold by Wachovia
                                  Bank, National Association to the Depositor was originated by Capital

                                  Lease Funding L.P., representing 0.3% of the mortgage pool, and is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease, with the second companion loan not being part of the trust fund. Such mortgage loan and its related companion loan are subject to an intercreditor agreement which, among other things, generally allocates collections in respect of such loans, other than certain accelerated future rent payments payable upon default under the related lease, first to the mortgage loan in the trust fund and second to the companion loan. One (1) of the mortgage loans sold by Greenwich Capital Financial Products, Inc. to the Depositor, representing 2.4% of the mortgage pool, is evidenced by one of two notes secured by a single mortgage, with the second companion loan not being part of the trust fund. Such mortgage loan and its related companion loan are subject to an intercreditor agreement which, among other things, generally allocates collections in respect of such loans, first to the mortgage loan in the trust fund and second to the companion loan. The master servicer and special servicer will service and administer these mortgage loans and their related companion loans pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as the related mortgage loan is part of the trust fund. Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in this prospectus supplement. In general, with respect to the companion loan related to the Greenwich Capital Financial Products, Inc. mortgage loan, if the unpaid principal balance of such companion loan, reduced as described below in this paragraph, is equal to or greater than 25% of its original principal balance, then the holder of this companion loan will have the right, subject to the conditions described under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" and "Servicing of the Mortgage Loans--The Controlling Class Representative," to advise and direct the special servicer with respect to various servicing matters affecting both the mortgage loan and the related companion loan. If any of the adverse events or circumstances that we refer to under "SERVICING OF THE MORTGAGE LOANS--Appraisal Reductions" in this prospectus supplement occurs or exists with respect to such companion loan and related mortgage loan, then for purposes of determining whether the unpaid principal balance of such companion loan is equal to or greater than 25% of its original principal balance, its unpaid principal balance will be reduced by the resulting appraisal reduction amount referred to in that section.

                                  The holder of a companion loan will not have the right to enforce the mortgagee's rights upon a default of the related mortgage loan, but will have the right to purchase the mortgage loan under certain limited circumstances as described under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

- YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL RISKS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND OR THE CERTIFICATES.

- THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

- THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

- IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU.......    If the assets of the trust fund, primarily the
                                 mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "RISK FACTORS--The Assets of the Trust Fund May Not Be Sufficient to Pay
                                 Your Certificates" in the accompanying
                                 prospectus.

PREPAYMENTS WILL AFFECT YOUR
  YIELD......................    Prepayments.  The yield to maturity on the
                                 offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

                                 In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such purchase or repurchase). We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charge are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                 Interest Rate Environment.  Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepay-ment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties.

                                 Pool Concentrations.  Principal payments
                                 (including prepayments) on the mortgage loans included in the trust fund will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund. Because principal on the certificates (other than the Class IO-I, Class IO-II, Class Z-I, Class Z-II, Class Z-III, Class R-I and Class R-II certificates) is payable in sequential order to the extent described in this prospectus supplement under "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions," classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" below than classes with a higher sequential priority.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD......................    The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.

                                 Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

ADDITIONAL COMPENSATION TO
THE SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS..............    To the extent described in this prospectus
                                 supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.
                                 This will result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
  OFFERED CERTIFICATES.......    As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class
                                 IO-I and Class IO-II certificates.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions--Application of the
                                 Available Distribution Amount" and "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

YOUR LACK OF CONTROL OVER THE
  TRUST FUND CAN CREATE
  RISKS......................    You and other certificateholders generally do
                                 not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                 THE MORTGAGE LOANS--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan may direct the actions of the special servicer with respect to the related mortgage loan. The interests of such holder of a companion loan may be in conflict with those of the certificateholders. Addition-ally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" and
                                 "DESCRIPTION OF THE CERTIFICATES--Voting
                                 Rights" in this prospectus supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES
MAY BE LIMITED...............    There is currently no secondary market for the
                                 offered certificates. While each underwriter has informed us that it intends to make a secondary market in the offered certificates, none of them is under any obligation to do so.
                                 No secondary market for your certificates may develop. If a secondary market does develop, it may not provide you with liquidity of investment or continue for the life of your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION......    Your certificates will be initially represented
                                 by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS OF
INTEREST.....................    The master servicer is an affiliate of the
                                 depositor, and one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 Wachovia Bank, National Association, which is the master servicer, or one of its affiliates, is also the holder of 1 of the companion loans with respect to 1 mortgage loan, representing 0.3% of the mortgage pool. This could cause a conflict between Wachovia Bank, National Association's duties to the trust under the pooling and servicing agreement and its or its affiliate's interest as a holder of a companion loan.

                                 The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class). The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                 This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                   - a substantial number of the mortgaged
                                     properties are managed by property managers affiliated with the respective borrowers;

                                   - these property managers also may manage
                                     and/or franchise additional properties,
                                     including properties that may compete with the mortgaged properties; and

                                   - affiliates of the property manager and/or
                                     the borrowers, or the property managers
                                     and/or the borrowers themselves also may own other properties, including competing properties.

                                 In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

RECENT TERRORIST ATTACKS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT.................    On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or
                                 (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

                                 The recent terrorist attacks have significantly reduced air travel throughout the United States, and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. See "RISK FACTORS--Special Risks Associated with Hospitality Properties" in this prospectus supplement.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING........    Commercial and multifamily lending is generally
                                 viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                   - to generate income sufficient to pay debt
                                     service, operating expenses and leasing
                                     commissions and to make necessary repairs, tenant improvements and capital improvements; and

                                   - in the case of loans that do not fully
                                     amortize over their terms, to retain
                                     sufficient value to permit the
                                     borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
  VALUES ARE NOT
  PREDICTABLE................    A number of factors, many beyond the control of
                                 the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.
                                 Among these factors are:

                                   - economic conditions generally and in the
                                     area of the project;

                                   - the age, quality, functionality and design
                                     of the project;

                                   - the degree to which the project competes
                                     with other projects in the area;

                                   - changes or continued weakness in specific
                                     industry segments;

                                   - increases in operating costs;

                                   - the willingness and ability of the owner to
                                     provide capable property management and
                                     maintenance;

                                   - the degree to which the project's revenue
                                     is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

                                   - an increase in the capital expenditures
                                     needed to maintain the properties or make improvements;

                                   - a decline in the financial condition of a
                                     major tenant;

                                   - the location of a mortgaged property;

                                   - whether a mortgaged property can be easily
                                     converted to alternative uses;

                                   - an increase in vacancy rates;

                                   - perceptions regarding the safety,
                                     convenience and attractiveness of such
                                     properties;

                                   - vulnerability to litigation by tenants and
                                     patrons; and

                                   - environmental contamination.

                                 Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower's ability to sell or refinance without necessarily affecting the ability to generate current income.

                                 Other factors are more general in nature, such as:

                                   - national, regional or local economic
                                     conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                   - local real estate conditions (such as an
                                     oversupply of retail space, office space or multifamily housing);

                                   - demographic factors;

                                   - consumer confidence;

                                   - consumer tastes and preferences; and

                                   - changes in building codes and other
                                     applicable laws.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                   - the length of tenant leases;

                                   - the creditworthiness of tenants;

                                   - in the case of rental properties, the rate
                                     at which new rentals occur;

                                   - the property's "operating leverage" (i.e.,
                                     the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

                                   - a decline in the real estate market or in
                                     the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES........    Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. Further, in the case of the mortgaged property relating to the Pine Meadows Mobile Estates loan, representing 0.2% of the mortgage pool, which is secured by a deed of trust on 160 pads in a 178 pad complex, and in the case of the mortgaged property relating to the Walgreens-
                                 Chicago, IL loan, representing 0.3% of the mortgage pool, which is secured by a deed of trust on a single business condominium unit in a two condominium unit complex, such mortgaged properties could only be converted to alternative uses to the extent permission was obtained from all of the owners of the other pads or units, respectively. The liquidation value of any mortgaged property subject to limitations of the kind described above or other limitations on convertibility of use may be substantially less than would be the case if the property were readily adaptable to other uses.

LOANS NOT INSURED OR
  GUARANTEED.................    Generally, the mortgage loans included in the
                                 trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                 However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                   - there is a defect or omission with respect
                                     to certain of the documents relating to
                                     such mortgage loan and such defect or
                                     omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

                                   - certain of their respective representations
                                     or warranties concerning such mortgage loan are breached, and such breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

                                 We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
  PROPERTY TYPES.............    Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES..........    Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via
                                 Internet web sites and telemarketing. A
                                 particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant's lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties" in this prospectus supplement.

                                 One mortgage loan (loan number 17),
                                 representing 1.3% of the mortgage pool, is secured by a mortgaged property that is anchored by a Kmart store operated by Kmart Corp., which filed petitions under Chapter 11 of the Bankruptcy Code on January 22, 2002. Kmart Corp.'s bankruptcy and/or the closure of such Kmart store could have an adverse effect on the economic performance of the related mortgaged property. See "--Bankruptcy Proceedings Entail Certain Risks" and
                                 "-- Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk."

                                 Retail properties, including shopping centers, secure 55 of the mortgage loans included in the trust fund as of the cut-off date, representing 33.4% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  MULTIFAMILY PROJECTS.......    Multifamily projects are part of a market that,
                                 in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                   - the physical attributes of the apartment
                                     building (for example, its age, appearance and construction quality);

                                   - the location of the property (for example,
                                     a change in the neighborhood over time);

                                   - the ability of management to provide
                                     adequate maintenance and insurance;

                                   - the types of services and amenities that
                                     the property provides;

                                   - the property's reputation;

                                   - the level of mortgage interest rates
                                     (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                   - the presence of competing properties;

                                   - adverse local or national economic
                                     conditions; and

                                   - state and local regulations.

                                 Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

                                   - rent limitations that could adversely
                                     affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                   - tenant income restrictions that may reduce
                                     the number of eligible tenants in those
                                     mortgaged properties and result in a
                                     reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                 Multifamily properties secure 41 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 28.5% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES..........    Office properties may require their owners to
                                 expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                 Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                 In addition, a large number of factors may adversely affect the value of office properties, including:

                                   - the quality of an office building's
                                     tenants;

                                   - the physical attributes of the building in
                                     relation to competing buildings (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                   - the physical attributes of the building
                                     with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                   - the desirability of the area as a business
                                     location;

                                   - the presence of competing properties; and

                                   - the strength and nature of the local
                                     economy (including labor costs and quality, tax environment and quality of life for employees).

                                 Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                 Office properties secure 26 of the mortgage loans included in the trust fund as of the cut-off date, representing 19.5% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  INDUSTRIAL AND MIXED-USE
  FACILITIES.................    Industrial and mixed-use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of industrial properties include:

                                   - the quality of tenants;

                                   - building design and adaptability; and

                                   - the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

                                 Industrial and mixed-use facilities secure 24 of the mortgage loans included in the trust fund as of the cut-off date, representing 11.3% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  MOBILE HOME PARK
  PROPERTIES.................    Mortgage loans secured by liens on mobile home
                                 park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

                                 The successful operation of a mobile home park property may depend upon the number of other competing residential developments in the local market, such as:

                                   - other mobile home park properties;

                                   - apartment buildings; and

                                   - site-built single family homes.

                                 Other factors may also include:

                                   - the physical attributes of the community,
                                     including its age and appearance;

                                   - location of the mobile home park property;

                                   - the ability of management to provide
                                     adequate maintenance and insurance;

                                   - the types of services or amenities it
                                     provides;

                                   - the property's reputation; and

                                   - state and local regulations, including rent
                                     control and rent stabilization.

                                 The mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mobile home park property were readily adaptable to other uses.

                                 Mobile home park properties secure 7 of the mortgage loans, representing 4.2% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  HOSPITALITY PROPERTIES.....    Hospitality properties are affected by various
                                 factors, including:

                                   - location;

                                   - quality;

                                   - management ability;

                                   - amenities;

                                   - franchise affiliation (or lack thereof);

                                   - continuing expenditures for modernizing,
                                     refurbishing and maintaining existing
                                     facilities prior to the expiration of their anticipated useful lives;

                                   - a deterioration in the financial strength
                                     or managerial capabilities of the owner and operator of a hotel;

                                   - changes in travel patterns caused by
                                     changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

                                   - adverse economic conditions, either local,
                                     regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

                                   - construction of competing hotels or motels,
                                     which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

                                 Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                   - the continued existence and financial
                                     strength of the franchisor or hotel
                                     management company;

                                   - the public perception of the franchise or
                                     hotel chain service mark; and

                                   - the duration of the franchise licensing or
                                     management agreements.

                                 Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                 The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

                                 Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See "RISK FACTORS--Recent Terrorist Attacks May Adversely Affect Your Investment" in this prospectus supplement.

                                 Hospitality properties secure 2 of the mortgage loans included in the trust fund as of the cut-off date, representing 2.2% of the mortgage pool.

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY.........    If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund will be subject to certain risks including the following:

                                   - a reduction in the value of such mortgaged
                                     property which may make it impractical or imprudent to foreclose against such mortgaged property;

                                   - the potential that the related borrower may
                                     default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

                                   - liability for clean-up costs or other
                                     remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                   - the inability to sell the related mortgage
                                     loan in the secondary market or to lease such mortgaged property to potential tenants.

                                 Under certain federal and state laws, federal and state agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The trust fund's potential exposure to liability for cleanup costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                   - an environmental insurance policy, having
                                     the characteristics described below, was obtained from a third-party insurer; or

                                   - either (i) an operations and maintenance
                                     program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law has been or is expected to be performed; or

                                   - an escrow or reserve was established to
                                     cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

                                 We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 With respect to 1 mortgage loan, representing 0.4% of the mortgage pool, the related borrower obtained a pollution legal liability policy (which does not run to the benefit of the related lender) in lieu of or in addition to environmental escrows established.

                                 With respect to 3 mortgage loans included in the trust fund as of the cut-off date, representing 4.4% of the cut-off date balance, the related borrower was required to obtain a secured creditor impaired property environmental insurance policy in lieu of or in addition to environmental escrows established, provided:

                                   - the policy premium for the term is fully
                                     paid;

                                   - at issuance, the issuer has a claims paying
                                     ability of not less than "AAA" by S&P,
                                     "Aaa" by Moody's, "AAA" by Fitch Ratings,
                                     Inc. or "A++XV" by A.M. Best Company; and

                                   - the policy is in an amount not less than
                                     the full principal amount of the loan.

                                 We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans," "RISK FACTORS--Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
  BALLOON LOANS AND
  ANTICIPATED REPAYMENT DATE
  LOANS......................    One hundred thirty-seven (137) of the mortgage
                                 loans, representing 87.2% of the mortgage pool, provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity and, in each case, a balloon payment on their respective maturity dates. Eleven (11) of the mortgage loans included in the trust fund as of the cut-off date, representing 8.9% of the mortgage pool, are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                   - A borrower's ability to make a balloon
                                     payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

                                   - Whether or not losses are ultimately
                                     sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

                                   - The ability of a borrower to effect a
                                     refinancing or sale will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                 We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES
  ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS..........    Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers are likely to:

                                   - have common management, increasing the risk
                                     that financial or other difficulties
                                     experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                   - have common general partners or managing
                                     members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

                                 In addition, the Abbey concentration (loan numbers 22, 26, 43, 46, 74, 78, 92 and 106)
                                 consists of 8 mortgage loans (the Abbey
                                 Portfolio I loans and the Abbey Portfolio II loans) comprised of two sets of cross-collateralized and cross-defaulted pools of loans, collectively representing 5.4% of the mortgage pool. The sponsor of each mortgage loan is The Abbey Company. Although the mortgage loans within an individual portfolio are cross-collateralized and cross-defaulted with the other mortgage loans in such portfolio, the mortgage loans in one portfolio are not cross-collateralized or cross-defaulted with the mortgage loans in the other portfolio. No other group of borrower concentration represents more than 3.4% of the mortgage pool.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES
  SUBJECTS THE TRUST FUND TO
  A GREATER EXTENT TO STATE
  AND REGIONAL CONDITIONS....    Except as indicated in the following table,
                                 less than 5.0% of the mortgage loans, by initial pool balance, are secured by mortgaged properties in any one state.

                                                                   NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                                   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE
                                                   STATE           PROPERTIES    BALANCE(1)    POOL BALANCE
                                                   -----           ----------   ------------   -------------
                                          CA.....................      45       $287,737,516        30.3%
                                            Southern(2)..........      32        188,006,938        19.8
                                            Northern(2)..........      13         99,730,578        10.5
                                          FL.....................      17        134,111,433        14.1
                                          AZ.....................      10         63,709,574         6.7
                                          TX.....................      21         55,922,689         5.9
                                          Other..................      75        408,653,620        43.0
                                                                      ---       ------------       -----
                                                    Total........     168       $950,134,833       100.0%
                                                                      ===       ============       =====

                                 --------------

                                 (1) Because this table presents information
                                     relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                 (2) For purposes of determining whether a
                                     mortgaged property is in Northern
                                     California or Southern California,
                                     mortgaged properties located north of San
                                     Luis Obispo County, Kern County and San
                                     Bernardino County were included in Northern
                                     California and mortgaged properties located in or south of such counties were included in Southern California.

                                  The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                    - economic conditions;

                                    - conditions in the real estate market;

                                    - changes in governmental rules and fiscal
                                      policies;

                                    - acts of God or terrorism (which may result
                                      in uninsured losses); and

                                    - other factors which are beyond the control
                                      of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
  HIGH BALANCE MORTGAGE
  LOANS......................    Several of the mortgage loans included in the
                                 trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

                                 In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                   - The largest single mortgage loan included
                                     in the trust fund as of the cut-off date represents 3.0% of the mortgage pool.

                                   - The largest group of cross-collateralized
                                     mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 2.9% of the mortgage pool.

                                   - The five largest mortgage loans or groups
                                     of cross-collateralized mortgage loans
                                     included in the trust fund as of the
                                     cut-off date represent, in the aggregate, 13.9% of the mortgage pool.

                                   - The ten largest mortgage loans or groups of
                                     cross-collateralized mortgage loans
                                     included in the trust fund as of the
                                     cut-off date represent, in the aggregate, 24.1% of the mortgage pool.

CONCENTRATION OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED
  RISK OF DECLINE IN A
  PARTICULAR INDUSTRY........    A concentration of mortgaged property types can
                                 increase the risk that a decline in a
                                 particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                 In that regard:

                                   - mortgage loans included in the trust fund
                                     and secured by retail properties represent as of the cut-off date 33.4% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                   - mortgage loans included in the trust fund
                                     and secured by multifamily properties
                                     represent as of the cut-off date 28.5% of the mortgage pool;

                                   - mortgage loans included in the trust fund
                                     and secured by office properties represent as of the cut-off date

                                     19.5% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                   - mortgage loans included in the trust fund
                                     and secured by industrial and mixed use
                                     properties represent as of the cut-off date
                                     11.3% of the mortgage pool;

                                   - mortgage loans included in the trust fund
                                     and secured by mobile home park properties represent as of the cut-off date 4.2% of the mortgage pool; and

                                   - mortgage loans included in the trust fund
                                     and secured by hospitality properties
                                     represent as of the cut-off date 2.2% of the mortgage pool.

WE HAVE NOT REUNDERWRITTEN
  ANY OF THE MORTGAGE
  LOANS......................    We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.
                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES...    One or more of the REMICs established under the
                                 pooling and servicing agreement might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure.
                                 Any such tax would substantially reduce net proceeds available for distribution to you. See
                                 "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--
                                 Taxation of Owners of REMIC Regular
                                 Certificates," and

                                 "--Taxation of Owners of REMIC Residual
                                 Certificates" in the accompanying prospectus.

INSURANCE COVERAGE ON
  MORTGAGED PROPERTIES MAY
  NOT COVER SPECIAL HAZARD
  LOSSES.....................    The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgaged loans) and/or special servicer (with respect to specially serviced mortgage loans) will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

                                   - war;

                                   - terrorism;

                                   - revolution;

                                   - governmental actions;

                                   - floods, and other water-related causes;

                                   - earth movement (including earthquakes,
                                     landslides and mud flows);

                                   - wet or dry rot;

                                   - vermin;

                                   - domestic animals;

                                   - sink holes or similarly occurring soil
                                     conditions; and

                                   - other kinds of risks not specified in the
                                     preceding paragraph.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate or reduce such insurance coverage in their policies and to limit the types of acts and/or causes that may be covered by terrorism coverage. In order to offset this risk, casualty insurance associations have proposed governmental assistance for terrorism reinsurance but these proposals have been met with skepticism by legislators and others and even if such proposals are instituted it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war," "natural disasters," or "chemical or biological attacks" which may not be covered. In the event that such casualty losses are not covered by standard casualty insurance policies, the loan documents may not specifically require the borrowers to obtain this form of coverage.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either--

                                   - such insurance is not available at
                                     commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located, or

                                   - such insurance is not available at any
                                     rate.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

ADDITIONAL DEBT ON SOME
  MORTGAGE LOANS CREATES
  ADDITIONAL RISKS...........    In general, the borrowers are:

                                   - required to satisfy any existing
                                     indebtedness encumbering the related
                                     mortgaged property as of the closing of the related mortgage loan; and

                                   - prohibited from encumbering the related
                                     mortgaged property with additional secured debt without the lender's prior approval.

                                 None of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund.

                                 One (1) mortgage loan included in the trust fund as of the cut-off date (loan number 136), representing 0.2% of the mortgage pool, provides that the borrower under certain circumstances may incur, without lender consent, additional unsecured indebtedness other than in the ordinary course of business.

                                 With respect to 5 mortgage loans (loan numbers 22, 26, 43, 74 and 92), representing 3.8% of the mortgage pool, the ownership interests of the direct or indirect owner of the related borrowers have been pledged as security for mezzanine debt, subject to the terms of a subordination and standstill agreement entered into in favor of the lender. In addition, with respect to these mortgage loans which do not have existing mezzanine debt but which are affiliates of borrowers under mortgage loans which do have existing mezzanine debt, upon the occurrence of an event of default under the mezzanine loan documents with respect to such affiliated borrower, a change in control in such other mortgage loan borrower may occur. In addition, in the case of 2 mortgage loans included in the trust fund as of the cut-off date (loan numbers 1 and 18), representing 4.2% of the mortgage pool, the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender.

                                 Fourteen (14) mortgage loans included in the trust fund as of the cut-off date (loan numbers 113, 124, 126, 137, 142, 143, 148, 149, 150,
                                 151, 152, 153, 154 and 156), representing 1.7%
                                 of the mortgage pool, do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In general, the mortgage loans included in the trust fund, and the mortgage loan documents and organizational documents of the related borrower, do not prohibit the borrower from incurring additional indebtedness if incurred in the ordinary course of business and not secured by a lien on the related mortgaged properties.

                                 In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                   - the risk that the necessary maintenance of
                                     the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

                                   - the risk that the borrower may have a
                                     greater incentive to repay the subordinate or unsecured indebtedness first;

                                   - the risk that it may be more difficult for
                                     the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

                                   - the existence of subordinated debt
                                     encumbering any mortgaged property may
                                     increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

                                   - the risk that, in the event that the holder
                                     of the subordinated debt has filed for
                                     bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                 Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                 Although the companion loans related to the 2 mortgage loans with related companion loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

                                   - the risk that the necessary maintenance of
                                     the related mortgaged property could be
                                     deferred to allow the borrower to pay the required debt service on these subordinate obligations and that the value of the mortgaged property may fall as a result; and

                                   - the risk that it may be more difficult for
                                     the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS....    Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                 Many of the borrowers are not bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                   - operating entities with businesses distinct
                                     from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

                                   - individuals that have personal liabilities
                                     unrelated to the property.

                                 However, any borrower, even a bankruptcy-remote entity, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to 5 mortgage loans, representing 2.2% of the mortgage pool, the borrowers own the related mortgaged property as tenants in common. Two (2) of these mortgage loans, representing 1.1% of the mortgage pool, are subject to prepayment as a result of partition.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISKS..............    Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Addition-ally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                 In its recent decision in In re 203 North
                                 LaSalle Street Partnership, 246 B.R. 325
                                 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                 As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                 Certain of the mortgage loans have a sponsor that has previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

INSPECTIONS AND APPRAISALS
MAY NOT ACCURATELY REFLECT
  VALUE OR CONDITION OF
  MORTGAGED PROPERTY.........    In general, appraisals represent only the
                                 analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE
                                 POOL--Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS........    The mortgaged properties securing the mortgage
                                 loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss.

RESTRICTIONS ON CERTAIN OF
THE MORTGAGED PROPERTIES MAY
  LIMIT THEIR USE............    In addition, certain of the mortgaged
                                 properties securing mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of condominiums, condominium declarations. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES...........    A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS OF
  LEASES AND RENTS IS
  LIMITED....................    The mortgages securing the mortgage loans
                                 included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions without the lender's approval. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus.

                                 The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS
OF CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED
  PROPERTIES.................    Two (2) groups of mortgage loans (the Abbey
                                 Portfolio I loans and the Abbey Portfolio II loans) included in the trust fund as of the cut-off date ((1) loan numbers 26, 43, 46 and 106; and (2) loan numbers 22, 74, 78 and 92), representing 5.4% of the mortgage pool, are groups of mortgage loans that are cross-collateralized and cross-defaulted with each of the other mortgage loans in their respective groups. In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing the joint and several obligations of multiple borrowers. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                   - such borrower was insolvent at the time of
                                     granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

                                   - the borrower did not, when it allowed its
                                     mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

                                  We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans" and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

SINGLE TENANTS AND
  CONCENTRATION OF TENANTS
  SUBJECT THE TRUST FUND TO
  INCREASED RISK.............    Thirty-four (34) of the mortgaged properties
                                 securing mortgage loans, representing 15.5% of the mortgage pool, included in the trust fund are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan.
                                 We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or a major tenant may have leases that terminate prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 3 mortgage loans (loan numbers 10, 27 and 45), representing 3.4% of the mortgage pool, the single tenant of each mortgaged property is the Dana Corporation; with respect to 8 mortgage loans (loan numbers 89, 98, 105, 110, 111, 113, 115 and 142), representing 2.4% of the mortgage pool, the single tenant of each mortgaged property is Walgreen's Company; with respect to 1 mortgage loan (loan number 12) representing 1.6% of the mortgage pool, the single tenant of the mortgaged property is Honeywell Inc.; and with respect to 3 mortgage loans (loan numbers 38, 99 and 109), representing 1.5% of the mortgage pool, the single tenant of each mortgaged property is Wal-Mart Stores, Inc. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

THE FAILURE OF A TENANT WILL
  HAVE A NEGATIVE IMPACT ON
  SINGLE TENANT AND TENANT
  CONCENTRATION PROPERTIES...    The bankruptcy or insolvency of a major tenant
                                 or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
  AFFECT ON BORROWERS........    From time to time, there may be legal
                                 proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF
  THE RELATED MORTGAGED
  PROPERTY...................    The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   - responding to changes in the local market;

                                   - planning and implementing the rental
                                     structure;

                                   - operating the property and providing
                                     building services;

                                   - managing operating expenses; and

                                   - assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

CONDEMNATIONS OF MORTGAGED
  PROPERTIES MAY RESULT IN
  LOSSES.....................    From time to time, there may be condemnations
                                 pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING......    Eight (8) of the mortgaged properties included
                                 in the trust fund as of the cut-off date, representing 8.5% of the mortgage pool, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject
                                 (terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN.......................    Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING

                                 AGREEMENTS--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON THE MORTGAGED
  PROPERTY...................    Some states (including California) have laws
                                 that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool is expected to consist of 156 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") as of May 1, 2002 for 137 of the Mortgage Loans, May 10, 2002 for 1 of the Mortgage Loans and May 11, 2002 for 18 of the Mortgage Loans (such date with respect to each Mortgage Loan, the "Cut-Off Date"), of $950,134,833. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $383,075 to $28,477,855 and the Mortgage Loans have an average Cut-Off Date Balance of $6,090,608. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement are approximate percentages. All numerical and statistical information presented herein (including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the 2 Mortgage Loans with Companion Loans is calculated without regard to the related Companion Loan.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (or, with respect to 8 Mortgage Loans, representing 8.5% of the Cut-Off Date Pool Balance, on the related borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                  NUMBER OF         AGGREGATE         PERCENTAGE
                                               LOANS/MORTGAGED       CUT-OFF        OF CUT-OFF DATE
PROPERTY TYPE                                    PROPERTIES      DATE BALANCE(1)     POOL BALANCE
-------------                                  ---------------   ---------------   -----------------
Retail.......................................        55/ 55        $317,589,775            33.4%
  Retail--Anchored...........................        33/ 33         228,099,907            24.0
  Retail--Unanchored.........................        13/ 13          57,514,588             6.1
  Retail--Shadow Anchored(2).................         9/  9          31,975,280             3.4
Multifamily..................................        41/ 45         270,788,341            28.5
Office.......................................        26/ 26         185,728,472            19.5
Industrial...................................        16/ 24          78,223,230             8.2
Mobile Home Park.............................         7/  7          40,252,000             4.2
Mixed Use....................................         8/  8          29,283,570             3.1
Hospitality..................................         2/  2          21,269,445             2.2
Self Storage.................................         1/  1           7,000,000             0.7
                                                  ---------      --------------        --------
          Total..............................       156/168        $950,134,833           100.0%
                                                  =========      ==============        ========

---------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) A Mortgaged Property is classified as shadow anchored if it is in close proximity to an anchored retail property.

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (as successor by merger to First Union National Bank), in its capacity as a Mortgage Loan Seller, originated or acquired 58 of the Mortgage Loans to be included in the Trust Fund representing 44.9% of the Cut-Off Date Pool Balance. Greenwich Capital Financial Products, Inc. ("Greenwich") originated or acquired 42 of the Mortgage Loans to be included in the Trust Fund representing 28.7% of the Cut-Off Date Pool Balance. Nomura Credit & Capital, Inc. ("Nomura") originated or acquired 18 of the Mortgage Loans to be included in the Trust Fund representing 15.3% of the Cut-Off Date Pool Balance. Artesia Mortgage Capital Corporation ("Artesia") originated or acquired 38 of the Mortgage Loans to be included in the Trust Fund representing 11.0% of the Cut-Off Date Pool Balance. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "--Amortization" below. One hundred fifty-two (152) of the Mortgage Loans, representing 99.6% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Four (4) of the Mortgage Loans, representing 0.4% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. Three
(3) of the Mortgage Loans, representing 4.9% of the Cut-Off Date Pool Balance, have periods during which only interest is due and periods in which principal and interest are due. None of the Mortgage Loans are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the first day of the month (or in the case of 1 Mortgage Loan, the 10th day of the month and in the case of 18 Mortgage Loans, the 11th day of the month). No mortgage loan due on the first day of the month has a grace period that extends payment beyond the 11th day of any calendar month. All of the Mortgage Loans due on the 11th day of the month do not have a grace period.

     Amortization. One hundred thirty-seven (137) of the Mortgage Loans (the "Balloon Loans"), representing 87.2% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Eight (8) of the Mortgage Loans (the "Fully Amortizing Loans"), representing 3.9% of the Cut-Off Date Pool Balance, fully or substantially amortize through their respective remaining terms to maturity. Eleven (11) of the Mortgage Loans (the "ARD Loans"), representing 8.9% of the Cut-Off Date Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account.

Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z-I, Class Z-II and Class Z-III Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (127 Mortgage Loans, or 85.2% of the Cut-Off Date Pool Balance), or (ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Prepayment Premium or Yield Maintenance Charge (but not both) (28 Mortgage Loans, or 12.4% of the Cut-Off Date Pool Balance), or (iii) impose a Yield Maintenance Charge until a date specified in the related Mortgage Note and then permit defeasance for most of the remaining term (1 Mortgage Loan, or 2.4% of the Cut-Off Date Pool Balance); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     One (1) Mortgage Loan (loan number 11), representing 1.6% of the Cut-Off Date Pool Balance, provides that if the related Mortgaged Property is sold, and the related Mortgage Loan assumed, on or before March 11, 2003, the purchase price with respect to such sale must satisfy an 80% loan-to-value ratio immediately following such sale (it being assumed that the purchase price equals the value of the related Mortgaged Property). If the ratio exceeds 80%, the related borrower must effectuate a principal paydown that will allow the 80% threshold to be satisfied. If the paydown amount exceeds $1,000,000, the related borrower is not permitted to undertake the transfer. No prepayment penalty is required in connection with the principal paydown. In the event of such prepayment, the Master Servicer will not be obligated to pay any Prepayment Interest Shortfall associated therewith.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the trust fund (other than the Nomura Mortgage Loans) provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged; however, the Nomura Mortgage Loans included in the trust fund provide that the monthly debt service payment will be reduced in order to amortize such Mortgage Loan over the remaining amortization term. See "RISK FACTORS--Prepayment Will Affect Your Yield."

     One hundred twenty-eight (128) of the Mortgage Loans, or 87.6% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date (except with respect to the Early Defeasance Loan), to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that
(i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date or, in the case of the Early Defeasance Loan REMICs, the "start-up" date of each such Early Defeasance Loan REMIC). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     One (1) of the Mortgage Loans (the "Early Defeasance Loan"), representing 1.2% of the Cut-Off Date Pool Balance, permits the related borrower to defease the related Mortgage Loan prior to the second anniversary of the Closing Date. The Early Defeasance Loan is indicated as loan number 19 on Annex A to this Prospectus Supplement. The Early Defeasance Loan will constitute the primary asset of a single loan REMIC (an "Early Defeasance Loan REMIC").

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. One (1) Mortgage Loan (loan number 136), representing 0.2% of the Cut-Off Date Pool Balance, provides that the borrower under certain circumstances may incur additional unsecured indebtedness other than in the ordinary course of business and without lender consent. In addition, in the case of those Mortgage Loans which require or allow letters of credit to be posted by the related borrowers as additional security for such Mortgage Loans, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to 2 Mortgage Loans (loan numbers 1 and 18), representing 4.2% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests as security for debt financing, generally referred to as mezzanine debt, in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender. In addition, in the case of 5 Mortgage Loans (loan numbers 22, 26, 43, 74 and 92), representing 3.8% of the Cut-Off Date Pool Balance, the ownership interests of the direct or indirect owner of the related borrowers of such Mortgage Loans have been pledged as security for mezzanine debt subject to the terms of a subordination and standstill agreement entered into in favor of the lender. Such Mortgage Loans are subject to an intercreditor agreement which provides, among other things, that the mezzanine lender may cure a borrower default or purchase the related Mortgage Loan to the extent such Mortgage Loan is in default. See "RISK FACTORS -- Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement. In addition, 14 Mortgage Loans included in the trust fund as of the Cut-Off Date (loan numbers 113, 124, 126, 137, 142, 143, 148, 149, 150, 151, 152, 153, 154,
and 156), representing 1.7% of the Cut-Off Date Pool Balance, do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the Mortgage Loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement.

     In addition, with respect to the AB Mortgage Loans, the related Mortgaged Property also secures the lien of the applicable Companion Loan. See "--AB Mortgage Loans" in this Prospectus Supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Two (2) groups of Mortgage Loans, representing 5.4% of the Cut-Off Date Pool Balance ((1) loan numbers 26, 43, 46 and 106; and (2) loan numbers 22, 74, 78 and 92), are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group are cross-collateralized and cross-defaulted with the other mortgage loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in the other group. As of the Closing Date, no Mortgage Loan, except the AB Mortgage Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     One (1) Mortgage Loan (loan number 137), representing 0.2% of the Cut-Off Date Pool Balance, provides that a release of any of 3 parcels, which collectively comprise the entirety of the related Mortgaged Property, is permitted at any time after October 1, 2003 upon notice to the holder of the Mortgage Loan and the satisfaction of the following conditions: (a) the borrower must make a prepayment of principal under the related Mortgage Note, together with the applicable prepayment fee, in the applicable allocated loan amount for the parcel to be released; (b) the holder of the Mortgage Loan must receive an endorsement to its title insurance policy insuring no loss of priority of the related Mortgage over the remaining parcels; and (c) the borrower will pay all out-of-pocket costs in connection with the partial reconveyance, including title costs and legal fees.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Forty-five (45) of the Mortgaged Properties, representing 30.3% of the Cut-Off Date Pool Balance, are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of 155 of the Mortgage Loans or approximately 99.5% of the Cut-Off Date Balance, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining Mortgage Loan, representing 0.5% of the Cut-Off Date Pool Balance, which was determined by the applicable Mortgage Loan Seller to be "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 110% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 4 Mortgaged Properties securing 4 Mortgage Loans, representing 1.0% of the Cut-Off Date Pool Balance, are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. Three (3) of the Mortgaged Properties described above, securing 3 Mortgage Loans, representing 0.9% of the Cut-Off Date Pool Balance, have earthquake insurance in place, and 1 of the Mortgaged Properties described above, securing 1 Mortgage Loan, representing 0.1% of the Cut-Off Date Pool Balance, does not have earthquake insurance in place.

AB MORTGAGE LOANS

     One (1) of the Mortgage Loans originated by Capital Lease Funding L.P. ("CLF") and acquired by Wachovia Bank, National Association (the "Wachovia AB Mortgage Loan") is evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease, with the second companion loan (the "Wachovia Companion Loan") not being part of the Trust Fund. Such Wachovia AB Mortgage Loan (loan number 104) has a Cut-Off Date Balance of $3,301,966, representing 0.3% of the Cut-Off Date Pool Balance. One (1) of the Mortgage Loans originated by Greenwich Capital Financial Products, Inc. (the "Greenwich AB Mortgage Loan" and, together with the Wachovia AB Mortgage Loan, the "AB Mortgage Loans") is evidenced by one of two notes secured by a single Mortgage, with the second companion loan (the "Greenwich Companion Loan" and, together with the Wachovia Companion Loan, the "Companion Loans") not being part of the Trust Fund. The Greenwich AB Mortgage Loan (loan number 4) has a Cut-Off Date Balance of $22,500,000, representing 2.4% of the Cut-Off Date Pool Balance. No Companion Loan is part of the Trust Fund. Wachovia Bank, National Association or one of its affiliates will be the initial holder of the Wachovia Companion Loan, but may elect to sell such Companion Loan at any time. Greenwich Capital Financial Products, Inc. or one of its affiliates will be the initial holder of the Greenwich Companion Loan, but may elect to sell such Companion Loan at any time. Wachovia Bank, National Association owns an equity interest in CLF and provides financing to CLF secured by the Wachovia Companion Loan.

     With respect to the Wachovia AB Mortgage Loan, under the terms of an Intercreditor Agreement (the "CLF Intercreditor Agreement"), the holder of the Wachovia Companion Loan has agreed to subordinate its interest in certain respects to the Wachovia AB Mortgage Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon default under the related lease (a "Defaulted Lease Claim"). The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the Wachovia AB Mortgage Loan under the CLF Intercreditor Agreement. With respect to the Greenwich AB Mortgage Loan, under the terms of a separate Co-Lender Agreement

(the "Greenwich Co-Lender Agreement"), the holder of the Greenwich Companion Loan has agreed to subordinate its interest in certain respects to the Greenwich AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the Greenwich AB Mortgage Loan under the Greenwich Co-Lender Agreement.

     Servicing Provisions of the CLF Intercreditor Agreement. The Master Servicer and Special Servicer will service and administer the Wachovia AB Mortgage Loan and its related Wachovia Companion Loan pursuant to the Pooling and Servicing Agreement and the CLF Intercreditor Agreement for so long as the Wachovia AB Mortgage Loan is part of the Trust Fund. The Wachovia AB Mortgage Loan and its related Wachovia Companion Loan are cross-defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the borrower of its obligations under the lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. The Special Servicer is not restricted by the CLF Intercreditor Agreement in its exercise of remedies for a payment default or material covenant defaults other than those described in the preceding sentence. In the event of an acceleration of the Wachovia AB Mortgage Loan and its related Wachovia Companion Loan after an event of default under the Wachovia AB Mortgage Loan documents, the holder of the Wachovia Companion Loan will be entitled to purchase the related Wachovia AB Mortgage Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the Wachovia AB Mortgage Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed Advances together with accrued and unpaid interest thereon and (iii) any other amounts payable under the Mortgage Loan documents. No prepayment consideration will be payable in connection with such a purchase of the Wachovia AB Mortgage Loan. Further, the Special Servicer will not be permitted to amend the Wachovia AB Mortgage Loan or the Wachovia Companion Loan in a manner materially adverse to the holder of the Wachovia Companion Loan without the consent of the holder of the Wachovia Companion Loan. The Controlling Class Representative will be entitled to advise the Special Servicer with respect to certain matters related to the Wachovia AB Mortgage Loan and the related Wachovia Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     Servicing Provisions of the Greenwich Co-Lender Agreement. The Master Servicer and Special Servicer will service and administer the Greenwich AB Mortgage Loan and the Greenwich Companion Loan pursuant to the Pooling and Servicing Agreement and the Greenwich Co-Lender Agreement for so long as the Greenwich AB Mortgage Loan is part of the Trust Fund. In the event of any default under the Greenwich AB Mortgage Loan or the Greenwich Companion Loan, the holder of the Greenwich Companion Loan will be entitled to cure such default prior to the expiration of any grace period set forth in the Greenwich AB Mortgage Loan documents. In the event that the Greenwich AB Mortgage Loan becomes specially serviced and a scheduled payment on the Greenwich AB Mortgage Loan is at least 60 days delinquent, the holder of the Greenwich Companion Loan will be entitled to purchase the Greenwich AB Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Greenwich AB Mortgage Loan, together with all unpaid interest on the Greenwich AB Mortgage Loan (other than default interest) at the related Mortgage Rate and any Advances or other fees or expenses allocable to the Greenwich AB Mortgage Loan. No prepayment consideration will be payable in connection with such a purchase of the Greenwich AB Mortgage Loan. In addition, if the principal amount of the Greenwich Companion Loan, less any existing related Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of the Greenwich Companion Loan, the holder of the Greenwich Companion Loan will be entitled to advise and direct the Special Servicer with respect to certain matters, generally involving foreclosure or material modification of the Greenwich AB Mortgage Loan or the Greenwich Companion Loan. However, no advice or direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     Application of Payments. Pursuant to the CLF Intercreditor Agreement, to the extent described below, the right of the holder of the Wachovia Companion Loan to receive payments with respect to such Wachovia Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the Trust Fund to receive payments with respect to the related Wachovia AB Mortgage Loan. All payments and proceeds of the Wachovia AB Mortgage Loan and the Wachovia Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Wachovia AB Mortgage Loan, may, after payment or reimbursement of any Advances, together with interest thereon, and other costs, fees or expenses related to or allocable to such Wachovia AB Mortgage Loan or the related Wachovia Companion Loan from liquidation proceeds or from reimbursements thereof under the terms of such loans, will be paid first to the Trust Fund, in an amount equal to interest due with respect to the Wachovia AB Mortgage Loan at the pre-default interest rate thereon; second to the Trust Fund, in an amount equal to the portion of any scheduled payments of principal allocable to the Wachovia AB Mortgage Loan (including, following acceleration, the full principal balance thereof); third, to fund any applicable reserves under the terms of the Mortgage Loan documents; fourth, to reimburse the Master Servicer and Special Servicer for any outstanding Advances made by either such party on such Wachovia AB Mortgage Loan or Wachovia Companion Loan, to the extent then deemed to be nonrecoverable; fifth, to the holder of the related Wachovia Companion Loan, in an amount equal to amounts then due with respect to such Wachovia Companion Loan (including reimbursement of any Advances made by or on behalf of the holder of the Wachovia Companion Loan, interest due with respect to such Wachovia Companion Loan at the pre-default interest rate thereon, and any scheduled payments of principal allocable to such Wachovia Companion Loan); sixth, sequentially to the Wachovia AB Mortgage Loan and then the Wachovia Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto; seventh, to any Prepayment Premiums or Yield Maintenance Charges (allocated pro rata based on the principal then prepaid), and seventh, to any default interest, first to the default interest accrued on the Wachovia AB Mortgage Loan and then default interest accrued on the Wachovia Companion Loan. Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the Wachovia Companion Loan, and thereafter will be payable to the Trust Fund. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing seven clauses, such amount will be paid to the Trust Fund and the holder of the related Wachovia Companion Loan on a pro rata basis.

     Pursuant to the Greenwich Co-Lender Agreement, to the extent described below, the right of the holder of the Greenwich Companion Loan to receive payments with respect to such Greenwich Companion Loan is subordinated to the payment rights of the Trust Fund to receive payments with respect to the Greenwich AB Mortgage Loan. Prior to the occurrence of an event of default with respect to the Greenwich AB Mortgage Loan, which is an event of default as defined in the Greenwich AB Mortgage Loan's related mortgage loan documents (an "A/B Mortgage Event of Default"), after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses allocable to the Greenwich AB Mortgage Loan or the Greenwich Companion Loan to the extent such amounts may be withdrawn from the Certificate Account (pursuant to the Pooling and Servicing Agreement), all payments and proceeds (of whatever nature) received with respect to such Greenwich AB Mortgage Loan and the related Greenwich Companion Loan will be paid first, to the Trust Fund, in an amount equal to interest due with respect to the Greenwich AB Mortgage Loan; second, to the Trust Fund, in an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to such Greenwich AB Mortgage Loan, until such Greenwich AB Mortgage Loan has been fully paid; third, after such Greenwich AB Mortgage Loan has been paid in full, after payments or reimbursements of any Advances, to the holder of the related Greenwich Companion Loan, in an amount equal to interest due with respect to such Greenwich Companion Loan; fourth, to the holder of the Greenwich Companion Loan in an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to such Greenwich Companion Loan; fifth, on a pro rata basis, to the Trust Fund and the holder of the Greenwich Companion Loan, any Yield Maintenance Charge attributable to the Greenwich AB Mortgage Loan or its related Companion Loan, to the extent actually paid.

     Following the occurrence and during the continuance of an A/B Mortgage Event of Default with respect to the Greenwich AB Mortgage Loan, and subject to the holder of the Greenwich Companion Loan's right to purchase the Greenwich AB Mortgage Loan from the Trust Fund, after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to the Greenwich AB Mortgage Loan or the related Greenwich Companion Loan to the extent such amounts may be withdrawn from the Certificate Account (pursuant to the Pooling and Servicing Agreement), all payments and proceeds (of whatever nature) on such Greenwich Companion Loan will be subordinated to all payments due on the related Greenwich AB Mortgage Loan and the amounts with respect to such Greenwich AB Mortgage Loan and Companion Loan will be paid first, to the Trust Fund, in an amount equal to interest due with respect to such Greenwich AB Mortgage Loan (other than default interest); second, to the Trust Fund, in an amount equal to the principal balance of such Greenwich AB Mortgage Loan until paid in full; third, to the holder of the related Greenwich Companion Loan, in an amount equal to interest due with respect to such Greenwich Companion Loan (other than default interest); fourth, to the holder of the related Greenwich Companion Loan, in an amount equal to the principal balance of such Greenwich Companion Loan until paid in full; fifth, on a pro rata basis, to the Trust Fund and the holder of the Greenwich Companion Loan, any Yield Maintenance Charge attributable to such AB Mortgage Loan or its related Companion Loan, to the extent actually paid; sixth, any default interest in excess of interest paid in accordance with clauses first and third above, first, to the Trust Fund, at the default rate specified in the related note, and then to the holder of the Greenwich Companion Loan, any default interest at the default rate specified in the related note; and seventh, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing six clauses, such amount will be paid to the Trust Fund and the holder of the related Greenwich Companion Loan on a pro rata basis.

     Application of Amounts Paid to Trust Fund. On or before each Distribution Date, amounts payable to the Trust Fund as holder of any AB Mortgage Loan pursuant to the CLF Intercreditor Agreement or the Greenwich Co-Lender Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement. For purposes of numerical and statistical information set forth in this Prospectus Supplement and Annexes A-1, A-2, A-3, A-4 and A-5, such numerical and statistical information excludes any Companion Loans. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading
"Cross-Collateralized Group" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR, provided herein (i) with respect to 3 Mortgage Loans (loan numbers 2, 21 and 32), representing 4.9% of the Cut-Off Date Pool Balance, where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins, and (ii) with respect to 1 of the Mortgage Loans (loan number 21) (the "LOC Loan"), representing 1.1% of the Cut-Off Date Pool Balance, the debt service was calculated after reducing the principal balance of the Mortgage Loan by amounts available for payment of debt service under a letter of credit pledged as additional collateral to secure such Mortgage Loan (however, such letter of credit may be released if certain minimum debt service coverage tests are met). In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period; provided, however, with respect to 1 Mortgage Loan (loan number 19), representing 1.2% of the Cut-Off Date Pool Balance, the related Mortgage Loan Seller determined gross receipts based on the daily rates achieved during the prior annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

          The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided that, with respect to the LOC Loan, the Cut-Off Date Balance was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date; provided that, with respect to the LOC Loan, the principal balance at maturity was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan.

          (iv) References to "Loan per Sq. Ft., Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other residential healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.00268%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L (     )" or "Lockout" or "Lockout Period"
     represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in months of such period (calculated for each Mortgage Loan
     from the date of its origination). References to "O (     )" represent the
     period for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to "YM
     (     )" represent the period for which the Yield Maintenance Charge is assessed. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D (     )" or "Defeasance" represent, with
     respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                                          % BY
                                                                         CUT-OFF                                   WTD. AVG.
                                  NUMBER    NUMBER OF     AGGREGATE       DATE        AVERAGE        HIGHEST        CUT-OFF
                                    OF      MORTGAGED    CUT-OFF DATE     POOL      CUT-OFF DATE   CUT-OFF DATE       DATE
PROPERTY TYPE                     LOANS     PROPERTIES     BALANCE       BALANCE      BALANCE        BALANCE       LTV RATIO
-------------                    --------   ----------   ------------   ---------   ------------   ------------   ------------
Retail.........................     55          55       $317,589,775      33.4%    $ 5,744,360    $20,112,903        72.2%
 Retail -- Anchored............     33          33        228,099,907      24.0     $ 6,912,118    $20,112,903        73.2%
 Retail -- Unanchored..........     13          13         57,514,588       6.1     $ 4,424,199    $ 9,375,938        68.6%
 Retail -- Shadow Anchored(5)..      9           9         31,975,280       3.4     $ 3,552,809    $ 6,127,920        71.7%
Multifamily....................     41          45        270,788,341      28.5     $ 6,017,519    $27,000,000        73.4%
Office.........................     26          26        185,728,472      19.5     $ 7,143,403    $28,477,855        72.0%
Industrial.....................     16          24         78,223,230       8.2     $ 3,259,301    $15,622,494        70.8%
Mobile Home Park...............      7           7         40,252,000       4.2     $ 5,750,286    $12,949,872        70.6%
Mixed Use......................      8           8         29,283,570       3.1     $ 3,660,446    $15,005,561        68.3%
Hospitality....................      2           2         21,269,445       2.2     $10,634,723    $11,287,504        53.6%
Self Storage...................      1           1          7,000,000       0.7     $ 7,000,000    $ 7,000,000        60.5%
                                   ---         ---       ------------     -----
                                   156         168       $950,134,833     100.0%    $ 5,655,564    $28,477,855        71.7%
                                   ===         ===       ============     =====

                                               WTD. AVG.
                                                STATED
                                  WTD. AVG.    REMAINING
                                  LTV RATIO     TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.    WTD. AVG
                                     AT        MATURITY       DSC        DSC       DSC     OCCUPANCY    MORTGAGE
PROPERTY TYPE                    MATURITY(2)   (MOS)(2)      RATIO      RATIO     RATIO    RATE(3)(4)     RATE
-------------                    -----------   ---------   ---------   -------   -------   ----------   --------
Retail.........................     62.9%         114        1.34x      1.20x     2.15x       96.8%      7.330%
 Retail -- Anchored............     63.8%         116        1.33x      1.20x     2.15x       97.4%      7.322%
 Retail -- Unanchored..........     59.9%         106        1.40x      1.25x     1.48x       94.1%      7.310%
 Retail -- Shadow Anchored(5)..     62.3%         116        1.34x      1.24x     1.65x       97.7%      7.429%
Multifamily....................     65.0%         107        1.32x      1.20x     2.20x       95.9%      7.071%
Office.........................     62.9%         106        1.31x      1.21x     1.44x       94.2%      7.407%
Industrial.....................     38.2%         155        1.34x      1.25x     1.79x       96.6%      7.633%
Mobile Home Park...............     61.6%         111        1.27x      1.21x     1.83x       93.9%      7.176%
Mixed Use......................     60.0%         110        1.28x      1.23x     1.64x       99.8%      7.512%
Hospitality....................     43.2%         103        1.54x      1.36x     1.74x        0.0%      8.121%
Self Storage...................     49.0%         120        1.56x      1.56x     1.56x       83.7%      7.360%
                                    60.8%         113        1.33X      1.20X     2.20X       95.9%      7.313%

------------------

  (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

  (2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  (3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement without reference to hospitality properties.

  (4) Excludes 2 Mortgage Loans secured by hospitality properties, representing 2.2% of the Cut-Off Date Pool Balance.

  (5) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to an anchored property.

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                                 AGGREGATE         % BY         AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF CUT-OFF                    NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV
DATE BALANCE($)                       LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE         RATIO
----------------                    ---------   ------------   ------------   ------------   ------------   ------------
           <2,000,000.............      28      $ 33,603,560        3.5%      $ 1,200,127    $ 2,000,000        67.1%
 2,000,001- 3,000,000.............      21        51,587,988        5.4       $ 2,456,571    $ 2,988,770        71.8%
 3,000,001- 4,000,000.............      12        41,763,440        4.4       $ 3,480,287    $ 3,973,497        71.8%
 4,000,001- 5,000,000.............      22        99,698,556       10.5       $ 4,531,753    $ 4,987,201        73.8%
 5,000,001- 6,000,000.............      13        71,736,828        7.6       $ 5,518,218    $ 6,000,000        70.0%
 6,000,001- 7,000,000.............      14        90,678,721        9.5       $ 6,477,052    $ 7,000,000        71.4%
 7,000,001- 8,000,000.............      10        76,894,660        8.1       $ 7,689,466    $ 7,994,478        70.6%
 8,000,001- 9,000,000.............       7        59,822,252        6.3       $ 8,546,036    $ 8,966,974        69.0%
 9,000,001-10,000,000.............       7        66,500,455        7.0       $ 9,500,065    $ 9,991,134        64.0%
10,000,001-15,000,000.............      10       116,716,998       12.3       $11,671,700    $12,949,872        74.1%
15,000,001-20,000,000.............       7       117,540,616       12.4       $16,791,517    $18,973,729        73.5%
20,000,001-25,000,000.............       2        42,612,903        4.5       $21,306,452    $22,500,000        69.1%
25,000,001-30,000,000.............       3        80,977,855        8.5       $26,992,618    $28,477,855        77.2%
                                       ---      ------------      -----
                                       156      $950,134,833      100.0%      $ 6,090,608    $28,477,855        71.7%
                                       ===      ============      =====

                                                     WTD. AVG.
                                                      STATED
                                      WTD. AVG.      REMAINING
                                         LTV          TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       RATIO AT      MATURITY       DSC      MORTGAGE
DATE BALANCE($)                      MATURITY(1)     (MOS)(1)      RATIO       RATE
----------------                    --------------   ---------   ---------   ---------
           <2,000,000.............       54.4%          115        1.37x       7.621%
 2,000,001- 3,000,000.............       58.3%          119        1.30x       7.425%
 3,000,001- 4,000,000.............       62.7%          112        1.31x       7.417%
 4,000,001- 5,000,000.............       64.9%          103        1.29x       7.150%
 5,000,001- 6,000,000.............       60.8%          117        1.37x       7.231%
 6,000,001- 7,000,000.............       62.2%          116        1.34x       7.245%
 7,000,001- 8,000,000.............       56.8%          124        1.33x       7.305%
 8,000,001- 9,000,000.............       61.9%          109        1.47x       7.128%
 9,000,001-10,000,000.............       46.4%          131        1.47x       7.347%
10,000,001-15,000,000.............       65.2%          105        1.27x       7.317%
15,000,001-20,000,000.............       57.0%          131        1.30x       7.362%
20,000,001-25,000,000.............       63.7%           80        1.36x       7.827%
25,000,001-30,000,000.............       70.0%           99        1.24x       7.181%
                                         60.8%          113        1.33X       7.313%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                       MORTGAGED PROPERTIES BY STATE FOR
                             ALL MORTGAGE LOANS(1)

                                         NUMBER OF     AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
                                         MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                                    PROPERTIES     BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-----                                    ----------   ------------   ------------   ------------   ------------   ------------
CA.....................................      45       $287,737,516       30.3%      $ 6,394,167    $27,000,000        70.6%
  Southern(3)..........................      32        188,006,938       19.8       $ 5,875,217    $12,664,377        71.5%
  Northern(3)..........................      13         99,730,578       10.5       $ 7,671,583    $27,000,000        68.7%
FL.....................................      17        134,111,433       14.1       $ 7,888,908    $28,477,855        73.9%
AZ.....................................      10         63,709,574        6.7       $ 6,370,957    $15,005,561        71.7%
TX.....................................      21         55,922,689        5.9       $ 2,662,985    $11,640,000        75.0%
CO.....................................       4         32,019,052        3.4       $ 8,004,763    $18,973,729        77.8%
NV.....................................       8         29,652,519        3.1       $ 3,706,565    $ 6,683,367        71.7%
CT.....................................       2         28,162,141        3.0       $14,081,070    $22,500,000        66.3%
NY.....................................       3         26,329,988        2.8       $ 8,776,663    $17,973,862        70.7%
MA.....................................       4         25,696,216        2.7       $ 6,424,054    $17,180,865        66.9%
NC.....................................       3         23,975,734        2.5       $ 7,991,911    $ 8,569,545        71.2%
DC.....................................       3         22,899,155        2.4       $ 7,633,052    $10,734,952        75.0%
WA.....................................      12         22,896,669        2.4       $ 1,908,056    $ 5,263,796        72.0%
TN.....................................       2         18,122,494        1.9       $ 9,061,247    $15,622,494        70.5%
ME.....................................       1         17,456,038        1.8       $17,456,038    $17,456,038        79.4%
MI.....................................       2         16,161,273        1.7       $ 8,080,637    $ 9,283,433        72.5%
UT.....................................       3         15,887,195        1.7       $ 5,295,732    $ 8,700,000        59.0%
AL.....................................       1         15,328,247        1.6       $15,328,247    $15,328,247        79.0%
PA.....................................       2         15,114,245        1.6       $ 7,557,123    $10,644,000        79.7%
MN.....................................       3         12,428,990        1.3       $ 4,142,997    $ 5,500,000        71.7%
OK.....................................       1         12,090,839        1.3       $12,090,839    $12,090,839        78.5%
MD.....................................       2         10,383,274        1.1       $ 5,191,637    $ 7,000,000        65.3%
MO.....................................       3         10,163,457        1.1       $ 3,387,819    $ 6,577,077        67.8%
LA.....................................       1          9,981,941        1.1       $ 9,981,941    $ 9,981,941        39.9%
IA.....................................       2          8,654,342        0.9       $ 4,327,171    $ 5,433,830        70.4%
OR.....................................       2          7,649,869        0.8       $ 3,824,934    $ 5,534,242        64.3%
VA.....................................       2          6,799,945        0.7       $ 3,399,973    $ 4,596,701        73.9%
GA.....................................       2          6,664,517        0.7       $ 3,332,259    $ 4,500,000        79.1%
RI.....................................       1          3,301,966        0.3       $ 3,301,966    $ 3,301,966        73.4%
IL.....................................       1          2,917,918        0.3       $ 2,917,918    $ 2,917,918        79.9%
SC.....................................       1          2,456,942        0.3       $ 2,456,942    $ 2,456,942        78.4%
MS.....................................       1          2,449,627        0.3       $ 2,449,627    $ 2,449,627        79.8%
KS.....................................       1          1,023,270        0.1       $ 1,023,270    $ 1,023,270        64.0%
ND.....................................       1            993,395        0.1       $   993,395    $   993,395        79.5%
NJ.....................................       1            992,365        0.1       $   992,365    $   992,365        66.2%
                                            ---       ------------      -----
                                            168       $950,134,833      100.0%      $ 5,655,564    $28,477,855        71.7%
                                            ===       ============      =====

                                                       WTD. AVG.
                                                        STATED
                                          WTD. AVG.    REMAINING
                                             LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                          RATIO AT     MATURITY       DSC      MORTGAGE
STATE                                    MATURITY(2)   (MOS)(2)      RATIO       RATE
-----                                    -----------   ---------   ---------   ---------
CA.....................................     62.3%         104         1.35x      7.248%
  Southern(3)..........................     62.7%         108         1.34x      7.302%
  Northern(3)..........................     61.4%          98         1.37x      7.145%
FL.....................................     64.7%         114         1.31x      7.255%
AZ.....................................     62.7%         113         1.26x      7.258%
TX.....................................     66.9%          96         1.32x      7.190%
CO.....................................     68.5%         116         1.30x      7.298%
NV.....................................     63.5%         113         1.29x      7.482%
CT.....................................     62.2%          68         1.41x      8.027%
NY.....................................     60.2%         117         1.35x      7.019%
MA.....................................     59.2%         114         1.28x      7.481%
NC.....................................     45.1%         153         1.32x      7.129%
DC.....................................     65.3%         117         1.24x      7.382%
WA.....................................     62.6%         114         1.29x      7.284%
TN.....................................     12.1%         217         1.33x      7.923%
ME.....................................     70.0%         117         1.27x      7.360%
MI.....................................     29.4%         183         1.34x      7.604%
UT.....................................     51.5%         114         1.83x      7.125%
AL.....................................     69.2%         118         1.32x      7.090%
PA.....................................     68.9%         116         1.21x      7.082%
MN.....................................     63.0%          98         1.30x      7.299%
OK.....................................     69.3%         119         1.32x      7.400%
MD.....................................     54.7%         118         1.47x      7.389%
MO.....................................     51.8%         111         1.33x      6.956%
LA.....................................     27.7%         119         1.74x      7.500%
IA.....................................     62.4%         116         1.26x      7.569%
OR.....................................     40.9%         141         1.35x      7.944%
VA.....................................     65.5%         118         1.29x      7.583%
GA.....................................     66.7%         119         1.24x      7.270%
RI.....................................     60.2%         116         1.31x      7.680%
IL.....................................     71.1%         119         1.22x      7.700%
SC.....................................     68.7%         116         1.25x      7.060%
MS.....................................     70.1%         117         1.23x      7.170%
KS.....................................     54.3%         103         1.28x      8.450%
ND.....................................     70.9%         110         1.26x      7.600%
NJ.....................................     56.3%         111         1.32x      8.900%
                                            60.8%         113         1.33X      7.313%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                            RANGE OF DSC RATIOS FOR
                               ALL MORTGAGE LOANS

                                                 AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                            NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
DSC RATIOS(X)                         LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-------------                       ---------   ------------   ------------   ------------   ------------   ------------
1.20 - 1.24.......................      33      $202,181,052       21.3%       $6,126,699    $27,000,000        75.6%
1.25 - 1.29.......................      48       269,332,824       28.3        $5,611,101    $20,112,903        74.3%
1.30 - 1.34.......................      28       200,647,569       21.1        $7,165,985    $28,477,855        73.3%
1.35 - 1.39.......................      15        94,260,715        9.9        $6,284,048    $15,622,494        70.7%
1.40 - 1.44.......................      12        75,991,215        8.0        $6,332,601    $22,500,000        68.9%
1.45 - 1.49.......................       5        34,262,514        3.6        $6,852,503    $ 8,370,995        67.9%
1.50 - 1.54.......................       2        12,817,041        1.3        $6,408,520    $ 9,210,000        60.4%
1.55 - 1.59.......................       3        17,138,323        1.8        $5,712,774    $ 9,493,090        65.1%
1.60 - 1.64.......................       2         6,122,468        0.6        $3,061,234    $ 5,500,000        50.2%
1.65 - 1.69.......................       1         6,000,000        0.6        $6,000,000    $ 6,000,000        60.6%
1.70 - 1.74.......................       1         9,981,941        1.1        $9,981,941    $ 9,981,941        39.9%
1.75 - 1.79.......................       2         7,300,602        0.8        $3,650,301    $ 6,600,000        45.7%
1.80 - 1.84.......................       1         2,221,307        0.2        $2,221,307    $ 2,221,307        43.6%
1.85 - 1.89.......................       1         1,993,572        0.2        $1,993,572    $ 1,993,572        49.4%
2.15 - 2.20.......................       2         9,883,690        1.0        $4,941,845    $ 8,700,000        42.6%
                                       ---      ------------      -----
                                       156      $950,134,833      100.0%       $6,090,608    $28,477,855        71.7%
                                       ===      ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING                 WTD.
                                        LTV        TERM TO                  AVG.
RANGE OF                             RATIO AT     MATURITY    WTD. AVG.   MORTGAGE
DSC RATIOS(X)                       MATURITY(1)   (MOS)(1)    DSC RATIO     RATE
-------------                       -----------   ---------   ---------   --------
1.20 - 1.24.......................     66.5%         106         1.22x     7.266%
1.25 - 1.29.......................     63.7%         118         1.27x     7.366%
1.30 - 1.34.......................     64.4%         108         1.31x     7.212%
1.35 - 1.39.......................     51.5%         126         1.36x     7.442%
1.40 - 1.44.......................     54.3%         109         1.42x     7.544%
1.45 - 1.49.......................     58.7%         113         1.47x     7.055%
1.50 - 1.54.......................     53.0%         118         1.51x     7.224%
1.55 - 1.59.......................     55.7%         118         1.55x     7.508%
1.60 - 1.64.......................     43.2%         116         1.63x     7.060%
1.65 - 1.69.......................     52.9%         120         1.65x     7.000%
1.70 - 1.74.......................     27.7%         119         1.74x     7.500%
1.75 - 1.79.......................     35.4%         128         1.78x     7.333%
1.80 - 1.84.......................     20.5%         116         1.83x     6.980%
1.85 - 1.89.......................     41.7%         117         1.89x     7.020%
2.15 - 2.20.......................     36.2%         133         2.19x     6.863%
                                       60.8%         113         1.33X     7.313%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                              RANGE OF LTV RATIOS
                             FOR ALL MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                AGGREGATE         % BY         AVERAGE        MAXIMUM       WTD. AVG.
RANGE OF                           NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                        LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-------------                      ---------   ------------   ------------   ------------   ------------   ------------
35.01 - 40.00....................       3      $ 11,810,864        1.2%       $3,936,955    $ 9,981,941        39.5%
40.01 - 50.00....................       6        20,520,421        2.2        $3,420,070    $ 8,700,000        44.5%
50.01 - 55.00....................       3         9,941,927        1.0        $3,313,976    $ 5,500,000        52.3%
55.01 - 60.00....................       5        17,049,584        1.8        $3,409,917    $ 9,210,000        59.5%
60.01 - 65.00....................      14       100,126,665       10.5        $7,151,905    $22,500,000        63.1%
65.01 - 70.00....................      24       139,665,979       14.7        $5,819,416    $15,622,494        68.3%
70.01 - 75.00....................      54       306,179,253       32.2        $5,669,986    $20,112,903        73.2%
75.01 - 80.00....................      47       344,840,140       36.3        $7,337,024    $28,477,855        78.1%
                                      ---      ------------      -----
                                      156      $950,134,833      100.0%       $6,090,608    $28,477,855        71.7%
                                      ===      ============      =====

                                                 WTD. AVG.
                                                  STATED
                                    WTD. AVG.    REMAINING
                                       LTV        TERM TO                WTD. AVG.
RANGE OF                            RATIO AT     MATURITY    WTD. AVG.   MORTGAGE
LTV RATIOS(%)                      MATURITY(1)   (MOS)(1)    DSC RATIO     RATE
-------------                      -----------   ---------   ---------   ---------
35.01 - 40.00....................     25.3%         129         1.77x      7.497%
40.01 - 50.00....................     37.3%         118         1.96x      7.013%
50.01 - 55.00....................     40.0%         106         1.49x      7.206%
55.01 - 60.00....................     46.7%         121         1.47x      7.220%
60.01 - 65.00....................     55.8%         102         1.43x      7.449%
65.01 - 70.00....................     50.0%         125         1.30x      7.562%
70.01 - 75.00....................     62.2%         118         1.31x      7.263%
75.01 - 80.00....................     69.3%         107         1.27x      7.238%
                                      60.8%         113         1.33X      7.313%

------------------

(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                              RANGE OF LTV RATIOS
                 FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                                                             WTD. AVG.
                                                                    % BY                                      CUT-OFF
RANGE OF                                          AGGREGATE       CUT-OFF        AVERAGE        HIGHEST        DATE
MATURITY DATE                        NUMBER OF   CUT-OFF DATE    DATE POOL     CUT-OFF DATE   CUT-OFF DATE      LTV
LTV RATIOS(%)                          LOANS       BALANCE        BALANCE        BALANCE        BALANCE        RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ---------
 0.00- 5.00........................       8      $ 37,306,077        3.9%      $ 4,663,260    $15,622,494      67.2%
20.01-30.00........................       2        12,203,247        1.3       $ 6,101,624    $ 9,981,941      40.6%
30.01-40.00........................       5        12,309,629        1.3       $ 2,461,926    $ 6,600,000      47.9%
40.01-50.00........................       7        33,093,362        3.5       $ 4,727,623    $ 8,700,000      53.7%
50.01-55.00........................       7        36,342,708        3.8       $ 5,191,815    $ 9,210,000      61.7%
55.01-60.00........................      19        96,479,411       10.2       $ 5,077,864    $17,180,685      66.4%
60.01-65.00........................      48       295,281,881       31.1       $ 6,151,706    $22,500,000      71.7%
65.01-70.00........................      44       317,606,181       33.4       $ 7,218,322    $28,477,855      76.4%
70.01-75.00........................      13        68,769,281        7.2       $ 5,289,945    $18,973,729      79.1%
75.01-80.00........................       3        40,743,056        4.3       $13,581,019    $27,000,000      78.7%
                                        ---      ------------      -----
                                        156      $950,134,833      100.0%      $ 6,090,608    $28,477,855      71.7%
                                        ===      ============      =====

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING   WTD.      WTD.
RANGE OF                                 LTV        TERM TO    AVG.      AVG.
MATURITY DATE                         RATIO AT     MATURITY     DSC    MORTGAGE
LTV RATIOS(%)                        MATURITY(1)   (MOS)(1)    RATIO     RATE
-------------                        -----------   ---------   -----   --------
 0.00- 5.00........................      2.5%         229      1.38x    7.945%
20.01-30.00........................     26.4%         118      1.76x    7.405%
30.01-40.00........................     37.1%         104      1.59x    7.344%
40.01-50.00........................     45.5%         118      1.70x    7.035%
50.01-55.00........................     53.0%         117      1.48x    7.182%
55.01-60.00........................     57.0%         112      1.33x    7.458%
60.01-65.00........................     62.9%         109      1.32x    7.286%
65.01-70.00........................     67.6%         112      1.28x    7.302%
70.01-75.00........................     70.8%         106      1.26x    7.296%
75.01-80.00........................     75.3%          57      1.24x    7.015%
                                        60.8%         113      1.33X    7.313%

---------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                            RANGE OF MORTGAGE RATES
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                      AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                                 NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
MORTGAGE RATES (%)                         LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
------------------                       ---------   ------------   ------------   ------------   ------------   ------------
6.500-6.749............................       9      $ 49,136,080        5.2%       $5,459,564    $ 9,991,134        69.9%
6.750-6.999............................      17       129,225,398       13.6        $7,601,494    $27,000,000        71.8%
7.000-7.249............................      28       206,207,191       21.7        $7,364,543    $18,973,729        72.8%
7.250-7.499............................      48       322,974,501       34.0        $6,728,635    $28,477,855        73.4%
7.500-7.749............................      31       136,502,722       14.4        $4,403,314    $17,180,685        69.3%
7.750-7.999............................      13        63,540,458        6.7        $4,887,728    $15,622,494        69.7%
8.000-8.249............................       3        25,270,215        2.7        $8,423,405    $22,500,000        65.1%
8.250-8.499............................       4         4,511,191        0.5        $1,127,798    $ 2,115,627        64.4%
8.500-8.749............................       2        11,774,711        1.2        $5,887,356    $11,287,504        65.4%
8.750-8.999............................       1           992,365        0.1        $  992,365    $   992,365        66.2%
                                            ---      ------------      -----
                                            156      $950,134,833      100.0%       $6,090,608    $28,477,855        71.7%
                                            ===      ============      =====

                                                       WTD. AVG.
                                                        STATED
                                          WTD. AVG.    REMAINING                 WTD.
                                             LTV        TERM TO    WTD. AVG.     AVG.
RANGE OF                                  RATIO AT     MATURITY       DSC      MORTGAGE
MORTGAGE RATES (%)                       MATURITY(1)   (MOS)(1)      RATIO       RATE
------------------                       -----------   ---------   ---------   --------
6.500-6.749............................     59.5%         117        1.37x      6.620%
6.750-6.999............................     63.5%         105        1.39x      6.896%
7.000-7.249............................     64.2%         111        1.31x      7.119%
7.250-7.499............................     64.4%         110        1.30x      7.338%
7.500-7.749............................     60.1%         114        1.34x      7.598%
7.750-7.999............................     32.0%         174        1.31x      7.875%
8.000-8.249............................     61.7%          61        1.42x      8.219%
8.250-8.499............................     21.4%         165        1.35x      8.404%
8.500-8.749............................     56.4%          88        1.36x      8.671%
8.750-8.999............................     56.3%         111        1.32x      8.900%
                                            60.8%         113        1.33X      7.313%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

        RANGE OF ORIGINAL
        TERMS TO MATURITY                                                                                    WTD. AVG.
          OR ANTICIPATED                         AGGREGATE         % BY         AVERAGE        HIGHEST      CUT-OFF DATE
          REPAYMENT DATE            NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV
             (MONTHS)                 LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE         RATIO
        -----------------           ---------   ------------   ------------   ------------   ------------   ------------
  0 -  60.........................       8      $ 89,122,416        9.4%      $11,140,302    $27,000,000        73.0%
 85 - 108.........................       9        54,254,049        5.7       $ 6,028,228    $10,061,760        72.0%
109 - 120.........................     131       769,452,291       81.0       $ 5,873,682    $28,477,855        71.7%
169 - 180.........................       2           987,340        0.1       $   493,670    $   604,265        52.6%
229 - 240.........................       6        36,318,737        3.8       $ 6,053,123    $15,622,494        67.6%
                                       ---      ------------      -----
                                       156      $950,134,833      100.0%      $ 6,090,608    $28,477,855        71.7%
                                       ===      ============      =====

                                                     WTD. AVG.
        RANGE OF ORIGINAL                             STATED
        TERMS TO MATURITY             WTD. AVG.      REMAINING
          OR ANTICIPATED                 LTV          TERM TO    WTD. AVG.   WTD. AVG.
          REPAYMENT DATE               RATIO AT      MATURITY       DSC      MORTGAGE
             (MONTHS)                MATURITY(1)     (MOS)(1)      RATIO       RATE
        -----------------           --------------   ---------   ---------   ---------
  0 -  60.........................       69.6%           57        1.30x       7.400%
 85 - 108.........................       63.7%           91        1.36x       7.253%
109 - 120.........................       62.4%          116        1.33x       7.277%
169 - 180.........................        0.0%          140        1.31x       7.558%
229 - 240.........................        2.6%          231        1.38x       7.956%
                                         60.8%          113        1.33X       7.313%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF REMAINING
TERMS TO MATURITY                                                                                            WTD. AVG.
OR ANTICIPATED                                   AGGREGATE         % BY         AVERAGE        HIGHEST      CUT-OFF DATE
REPAYMENT DATE                      NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV
(MONTHS)                              LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE         RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
  0- 60...........................       8      $ 89,122,416        9.4%      $11,140,302    $27,000,000        73.0%
 61- 84...........................       5         4,522,460        0.5       $   904,492    $ 1,459,812        55.4%
 85-108...........................      17       106,779,200       11.2       $ 6,281,129    $20,112,903        71.1%
109-120...........................     118       712,404,680       75.0       $ 6,037,328    $28,477,855        71.9%
121-156...........................       2           987,340        0.1       $   493,670    $   604,265        52.6%
193-204...........................       1           700,602        0.1       $   700,602    $   700,602        56.1%
205-216...........................       1         2,115,627        0.2       $ 2,115,627    $ 2,115,627        66.7%
229-240...........................       4        33,502,508        3.5       $ 8,375,627    $15,622,494        67.9%
                                       ---      ------------      -----
                                       156      $950,134,833      100.0%      $ 6,090,608    $28,477,855        71.7%
                                       ===      ============      =====

                                                     WTD. AVG.
RANGE OF REMAINING                                    STATED
TERMS TO MATURITY                     WTD. AVG.      REMAINING
OR ANTICIPATED                           LTV          TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                         RATIO AT      MATURITY       DSC      MORTGAGE
(MONTHS)                             MATURITY(1)     (MOS)(1)      RATIO       RATE
------------------                  --------------   ---------   ---------   ---------
  0- 60...........................       69.6%           57        1.30x       7.400%
 61- 84...........................       44.2%           76        1.38x       7.712%
 85-108...........................       62.8%           96        1.33x       7.488%
109-120...........................       62.6%          117        1.33x       7.241%
121-156...........................        0.0%          140        1.31x       7.558%
193-204...........................        0.0%          204        1.79x       8.400%
205-216...........................        0.0%          207        1.22x       8.400%
229-240...........................        2.8%          233        1.38x       7.918%
                                         60.8%          113        1.33X       7.313%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                     RANGE OF REMAINING AMORTIZATION TERMS
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                         % BY
                                                                       CUT-OFF        AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                                               AGGREGATE         DATE         CUT-OFF        CUT-OFF        CUT-OFF
REMAINING AMORTIZATION                    NUMBER OF   CUT-OFF DATE       POOL           DATE           DATE           DATE
TERMS(1)(MONTHS)                            LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
----------------------                    ---------   ------------   ------------   ------------   ------------   ------------
133 - 144...............................       2      $    987,340        0.1%      $   493,670    $   604,265        52.6%
145 - 180...............................       3         6,663,234        0.7       $ 2,221,078    $ 2,982,115        50.8%
193 - 228...............................       4         3,925,904        0.4       $   981,476    $ 2,115,627        60.8%
229 - 264...............................       8        45,924,628        4.8       $ 5,740,579    $15,622,494        61.3%
265 - 300...............................      26       114,928,379       12.1       $ 4,420,322    $11,287,504        70.5%
301 - 348...............................       7        76,114,904        8.0       $10,873,558    $22,500,000        69.0%
349 - 360...............................     106       701,590,443       73.8       $ 6,618,778    $28,477,855        73.1%
                                             ---      ------------      -----
                                             156      $950,134,833      100.0%      $ 6,090,608    $28,477,855        71.7%
                                             ===      ============      =====

                                                        WTD. AVG.
                                                         STATED
                                           WTD. AVG.    REMAINING                 WTD.
RANGE OF                                      LTV        TERM TO    WTD. AVG.     AVG.
REMAINING AMORTIZATION                     RATIO AT     MATURITY       DSC      MORTGAGE
TERMS(1)(MONTHS)                          MATURITY(2)   (MOS)(2)      RATIO       RATE
----------------------                    -----------   ---------   ---------   --------
133 - 144...............................      0.0%         140        1.31x      7.558%
145 - 180...............................     30.1%          98        1.49x      7.292%
193 - 228...............................     11.3%         171        1.40x      8.295%
229 - 264...............................     10.7%         200        1.45x      7.818%
265 - 300...............................     58.3%         107        1.35x      7.402%
301 - 348...............................     62.0%          93        1.33x      7.624%
349 - 360...............................     65.0%         111        1.32x      7.226%
                                             60.8%         113        1.33X      7.313%

The weighted average remaining amortization term for all Mortgage Loans is 340 months.
------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                                                               WTD.
                                                                                                               AVG.
                                                                                                              CUT-OFF
                                                  AGGREGATE         % BY         AVERAGE        HIGHEST        DATE
                                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE      LTV
        AMORTIZATION TYPES             LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE        RATIO
        ------------------           ---------   ------------   ------------   ------------   ------------   ---------
Amortizing Balloon.................     135      $792,391,418       83.4%      $ 5,869,566    $25,500,000      71.5%
Amortizing ARD.....................      10        74,093,337        7.8       $ 7,409,334    $28,477,855      75.4%
Fully Amortizing...................       8        37,306,077        3.9       $ 4,663,260    $15,622,494      67.2%
Interest-only, Amortizing
 Balloon(2)........................       2        35,700,000        3.8       $17,850,000    $27,000,000      69.8%
Interest-only, Amortizing ARD(2)...       1        10,644,000        1.1       $10,644,000    $10,644,000      79.6%
                                        ---      ------------      -----
                                        156      $950,134,833      100.0%      $ 6,090,608    $28,477,855      71.7%
                                        ===      ============      =====

                                                   WTD. AVG.
                                      WTD. AVG.     STATED
                                         LTV       REMAINING
                                        RATIO       TERM TO    WTD. AVG.   WTD. AVG.
                                         AT        MATURITY       DSC      MORTGAGE
        AMORTIZATION TYPES           MATURITY(1)   (MOS)(1)      RATIO       RATE
        ------------------           -----------   ---------   ---------   ---------
Amortizing Balloon.................     62.6%         110        1.33x       7.302%
Amortizing ARD.....................     66.2%         110        1.26x       7.371%
Fully Amortizing...................      2.5%         229        1.38x       7.945%
Interest-only, Amortizing
 Balloon(2)........................     66.8%          73        1.46x       6.883%
Interest-only, Amortizing ARD(2)...     70.8%         115        1.20x       7.012%
                                        60.8%         113        1.33X       7.313%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
             OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES(1)

                                        AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.     WTD. AVG. LTV
RANGE OF                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE     CUT-OFF      CUT-OFF DATE   CUT-OFF DATE     RATIO AT
OCCUPANCY RATES(%)           LOANS       BALANCE      POOL BALANCE   DATE BALANCE     BALANCE       LTV RATIO      MATURITY(2)
------------------         ---------   ------------   ------------   ------------   ------------   ------------   -------------
 75.00 -  79.99..........        1     $  4,700,000        0.5%      $ 4,700,000    $ 4,700,000        77.1%          73.3%
 80.00 -  84.99..........        5       38,488,522        4.1       $ 7,697,704    $12,700,000        65.2%          57.6%
 85.00 -  89.99..........        4       59,938,554        6.3       $14,984,638    $28,477,855        70.3%          63.9%
 90.00 -  94.99..........       27      191,704,564       20.2       $ 7,100,169    $27,000,000        73.5%          65.7%
 95.00 -  99.99..........       40      303,866,187       32.0       $ 7,596,655    $25,500,000        72.3%          63.2%
100.00 - 100.00..........       77      330,167,561       34.7       $ 4,287,890    $20,112,903        72.2%          56.5%
                            ------     ------------       ----
                               154     $928,865,388       97.8%      $ 6,031,593    $28,477,855        72.1%          61.2%
                            ======     ============       ====

                           WTD. AVG.
                            STATED
                           REMAINING                 WTD.
                            TERM TO                  AVG.
RANGE OF                   MATURITY    WTD. AVG.   MORTGAGE
OCCUPANCY RATES(%)         (MOS)(2)    DSC RATIO     RATE
------------------         ---------   ---------   --------
 75.00 -  79.99..........      60        1.23x      7.330%
 80.00 -  84.99..........      92        1.38x      7.181%
 85.00 -  89.99..........      92        1.36x      7.653%
 90.00 -  94.99..........     103        1.31x      7.132%
 95.00 -  99.99..........     117        1.34x      7.245%
100.00 - 100.00..........     124        1.31x      7.382%
                              114        1.33X      7.295%

------------------

(1) Excludes 2 hospitality Mortgage Loans, representing 2.2% of the Cut-Off Date Pool Balance.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                         PERCENTAGE OF MORTGAGE POOL BY
                        PREPAYMENT RESTRICTION(1)(2)(3)

PREPAYMENT RESTRICTION                                    MAY-02    MAY-03    MAY-04    MAY-05    MAY-06    MAY-07    MAY-08
----------------------                                    -------   -------   -------   -------   -------   -------   -------
Lockout.................................................    97.63%    97.63%    55.86%    44.17%     8.90%     0.00%     0.00%
Defeasance..............................................     0.00%     0.00%    43.43%    54.81%    86.83%    86.25%    86.24%
Yield Maintenance.......................................     2.37%     2.37%     0.71%     1.02%     4.27%    12.68%    12.48%
Prepayment Premium......................................     0.00%     0.00%     0.00%     0.00%     0.00%     1.07%     1.08%
Open....................................................     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.20%
Total...................................................   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                                          -------   -------   -------   -------   -------   -------   -------
Total Beginning Balance as of the Cut-Off Date (in
  millions).............................................  $950.13   $940.59   $930.24   $918.85   $906.58   $808.65   $795.65
Percent of Cut-Off Date Pool Balance....................   100.00%    99.00%    97.91%    96.71%    95.42%    85.11%    83.74%

PREPAYMENT RESTRICTION                                    MAY-09    MAY-10    MAY-11    MAY-12
----------------------                                    -------   -------   -------   -------
Lockout.................................................     0.00%     0.00%     0.00%     0.00%
Defeasance..............................................    85.36%    85.72%    82.07%    89.28%
Yield Maintenance.......................................    12.07%    13.08%    10.16%    10.72%
Prepayment Premium......................................     1.10%     1.20%     0.00%     0.00%
Open....................................................     1.48%     0.00%     7.78%     0.00%
Total...................................................   100.00%   100.00%   100.00%   100.00%
                                                          -------   -------   -------   -------
Total Beginning Balance as of the Cut-Off Date (in
  millions).............................................  $778.00   $704.35   $654.84   $ 24.82
Percent of Cut-Off Date Pool Balance....................    81.88%    74.13%    68.92%     2.61%

------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) As of the Cut-Off Date.

(3) Based upon the assumptions set forth in footnote (1) above, after May 2012, the outstanding loan balances represent less than 2.6% of the Cut-Off Date Pool Balance.

TEN LARGEST MORTGAGE LOANS

     The following table and summaries describe the ten largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance:

                                                 NUMBER OF
                                              MORTGAGE LOANS/                      % BY                                     LOAN
                                  MORTGAGE       NUMBER OF        CUT-OFF      CUT-OFF DATE                                BALANCE
                                    LOAN         MORTGAGED          DATE           POOL                                      PER
LOAN NAME                          SELLER       PROPERTIES       BALANCE(1)      BALANCE            PROPERTY TYPE          SF/UNIT
---------                        -----------  ---------------   ------------   ------------   --------------------------  ---------
One Enterprise Center..........  Wachovia     1/1               $28,477,855         3.0%      Office                      $     89
Abbey Portfolio I..............  Wachovia     4/4                27,226,194         2.9       Various(2)                  $     83
Oak Brook Apartments...........  Wachovia     1/1                27,000,000         2.8       Multifamily                 $ 88,816
Mediterranean Village..........  Wachovia     1/1                25,500,000         2.7       Multifamily                 $ 96,591
Abbey Portfolio II.............  Wachovia     4/4                24,045,739         2.5       Various(2)                  $     80
CityPlace II...................  Greenwich    1/1                22,500,000         2.4       Office                      $     77
Marketplace at Altamonte.......  Greenwich    1/1                20,112,903         2.1       Retail -- Anchored          $     60
Broadmoor Towne Center.........  Wachovia     1/1                18,973,729         2.0       Retail -- Anchored          $    110
215 East 23rd Street...........  Wachovia     1/1                17,973,862         1.9       Multifamily                 $242,890
Maine Crossing.................  Wachovia     1/1                17,456,038         1.8       Retail -- Anchored          $    117
                                             -----              ------------       -----

TOTAL/WTD. AVG.................               16/16             $229,266,321       24.1%
                                              -----             ============       =====


                                                            WEIGHTED
                                              WEIGHTED       AVERAGE     WEIGHTED
                                 WEIGHTED     AVERAGE       LTV RATIO    AVERAGE
                                 AVERAGE    CUT-OFF DATE   AT MATURITY   MORTGAGE
LOAN NAME                          DSCR      LTV RATIO       OR ARD        RATE
---------                        --------   ------------   -----------   --------
One Enterprise Center..........   1.30x         76.1%          66.9%      7.270%
Abbey Portfolio I..............   1.36x         73.5%          66.8%      7.250%
Oak Brook Apartments...........   1.22x         78.3%          75.0%      6.910%
Mediterranean Village..........   1.21x         77.3%          68.1%      7.370%
Abbey Portfolio II.............   1.36x         72.4%          63.9%      7.250%
CityPlace II...................   1.44x         64.3%          61.4%      8.240%
Marketplace at Altamonte.......   1.28x         74.5%          66.2%      7.365%
Broadmoor Towne Center.........   1.29x         79.9%          70.2%      7.190%
215 East 23rd Street...........   1.30x         73.7%          64.3%      6.990%
Maine Crossing.................   1.27x         79.4%          70.0%      7.360%
TOTAL/WTD. AVG.................   1.30X         74.9%          67.4%      7.316%

------------------

(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2) Retail and office.

One Enterprise Center

     The Loan. The Mortgage Loan (the "One Enterprise Center Loan") is secured by a first mortgage encumbering an office building located in Jacksonville, Florida. The One Enterprise Center Loan represents approximately 3.0% of the Cut-Off Date Pool Balance. The One Enterprise Center Loan was originated on March 27, 2002 and has a Cut-Off Date Balance of $28,477,855.

     The One Enterprise Center Loan has a remaining term of 119 months and an anticipated repayment date of April 1, 2012. The One Enterprise Center Loan may be prepaid on or after January 1, 2012 and permits defeasance with United States government obligations beginning three years after its first payment date.

     The Borrower. The borrower is One Enterprise Center, LTD., a Florida limited partnership. The borrower was converted to a special purpose entity upon the origination of the One Enterprise Center Loan. See "RISK FACTORS -- The Borrower's Form of Entity May Cause Special Risks" in this Prospectus Supplement. A non-consolidation opinion was delivered in connection with the origination of the One Enterprise Center Loan. The sponsor is Henry Faison of Faison Capital Development, Inc. ("Faison"). Faison is a development concern in the southeastern, mid-Atlantic and southwestern United States and was the original developer of the Mortgaged Property. Faison has developed over 15 million square feet of commercial real estate space.

     The Property. The Mortgaged Property is an approximately 318,782 square foot office building situated on approximately 1.1 acres in Jacksonville, Florida and constructed in 1986. As of March 31, 2002, the occupancy rate for the Mortgaged Property securing the One Enterprise Center Loan was approximately 89.4%. The largest tenant is Wachovia occupying approximately 139,753 square feet, or approximately 43.8% of the net rentable area. The Mortgaged Property serves as the corporate headquarters for Wachovia in the State of Florida. As of April 9, 2002, Wachovia had a long-term unsecured debt rating of "A1" (Moody's), "A+" (Fitch) and "A" (S&P). The Wachovia lease expires in April 2013. The second largest tenant is Smith, Hulsey & Busey ("Smith Hulsey") occupying approximately 26,898 square feet through three separate leases on multiple spaces, or approximately 8.4% of the net rentable area. Smith Hulsey is a Jacksonville-based law firm specializing in general corporate law, commercial litigation, healthcare, commercial real estate and bankruptcy matters. Each of the Smith Hulsey leases expires in October 2009. The third largest tenant is Craig Insurance Agency ("Craig I/S") occupying approximately 23,890 square feet, or approximately 7.5% of the net rentable area. Craig I/S is a provider of business process outsourcing and professional services for the property and casualty insurance industry, specializing in subrogation matters. The Craig I/S lease expires in February 2008.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                           % OF
                                                           GROSS        NET
                                                         POTENTIAL   RENTABLE      % OF NET      DATE OF LEASE
TENANT                                                     RENT      AREA (SF)   RENTABLE AREA    EXPIRATION
------                                                   ---------   ---------   -------------   -------------
Wachovia Bank, National Association....................    49.1%      139,753        43.8%          April 2013
Smith, Hulsey & Busey..................................     6.4%       26,898         8.4%        October 2009
Craig Insurance Agency.................................    10.8%       23,890         7.5%       February 2008
Tempus Software........................................     2.8%       11,341         3.6%            May 2004
CB Richard Ellis.......................................     3.5%        9,905         3.1%          April 2006

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                         CUMULATIVE
                                                                                               % OF         % OF
                                                                                              GROSS         GROSS
                                # OF     WA BASE                              CUMULATIVE    POTENTIAL     POTENTIAL
                               LEASES    RENT/SF   TOTAL SF    % OF TOTAL       % OF SF        RENT         RENT
YEAR                           ROLLING   ROLLING   ROLLING    SF ROLLING(1)   ROLLING(1)    ROLLING(1)   ROLLING(1)
----                           -------   -------   --------   -------------   -----------   ----------   -----------
2002.........................     5      $10.47     19,096         6.0%           6.0%          4.5%         4.5%
2003.........................     2      $10.29      9,410         3.0%           8.9%          2.2%         6.7%
2004.........................     6      $10.76     26,840         8.4%          17.4%          6.5%        13.3%
2005.........................     0      $ 0.00          0         0.0%          17.4%          0.0%        13.3%
2006.........................     7      $16.34     22,336         7.0%          24.4%          8.3%        21.6%
2007.........................     0      $ 0.00          0         0.0%          24.4%          0.0%        21.6%
2008.........................     1      $20.00     23,890         7.5%          31.9%         10.8%        32.4%
2009.........................     4      $10.19     35,824        11.2%          43.1%          8.3%        40.7%
2010.........................     1(2)   $ 0.00      2,393         0.8%          43.9%          0.0%        40.7%
2011.........................     0      $ 0.00          0         0.0%          43.9%          0.0%        40.7%
2012.........................     0      $ 0.00          0         0.0%          43.9%          0.0%        40.7%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

(2) 2,393 square feet of non-revenue generating management office space rolls in 2010.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the borrower deposited with mortgagee at the closing of the One Enterprise Center Loan the sum of approximately $474,690, which is to be released at such time as mortgagee receives evidence satisfactory to mortgagee that certain tenant improvements have been completed and all final lien waivers have been received, and the loan documents require the borrower to deposit with the mortgagee the sum of $225,000 per year for tenant improvements and leasing commissions. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. If the borrower does not provide the mortgagee with notice at least 60 days prior to April 1, 2012 that it intends to refinance the One Enterprise Center Loan, then the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Management. Trammell Crow Company ("Trammell Crow") is the property manager for the Mortgaged Property securing the One Enterprise Center Loan. Trammell Crow manages approximately 198 million square feet of office and retail space.

Abbey Portfolio I Loans

     The Loans. The four Mortgage Loans (the "Abbey Portfolio I Loans") are collectively secured by first deeds of trust encumbering two office properties and two retail properties located in California. The Abbey Portfolio I Loans represent approximately 2.9% of the Cut-Off Date Pool Balance. The Abbey Portfolio I Loans were originated on January 11, 2002 and have a Cut-Off Date Balance of $27,226,194. Each of the Abbey Portfolio I Loans is cross-collateralized and cross-defaulted with each of the other Abbey Portfolio I Loans.

     The Abbey Portfolio I Loans have a remaining term of 91 months and mature on December 1, 2009. The Abbey Portfolio I Loans may be prepaid on or after August 1, 2009 and each Abbey Portfolio I Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrowers. The borrowers are AP-Upland Freeway Center LLC, AP-Ming LLC, AP-Santa Maria LLC and AP-Braden LLC, each a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of each of the Abbey Portfolio I Loans. The sponsor of the borrowers is The Abbey Company ("Abbey"), a real estate investment company with ownership interests in approximately 3.1 million square feet of office, industrial, service center and retail properties located predominantly in Southern California. The Abbey Portfolio I Loans have the same sponsor as the Abbey Portfolio II Loans but are not cross-collateralized or cross-defaulted with the Abbey Portfolio II Loans. Pursuant to the terms of the related loan documents and upon the satisfaction of certain conditions therein, the Mortgage Loan related to Santa Maria Commerce Center may be assumed individually and thereby released from the cross-collateral and cross-default provisions related to the Abbey Portfolio I Loans.

     The Properties. The Mortgaged Properties consist of two retail properties (Santa Maria Commerce Center and Upland Freeway Center) and two office properties (Ming Office Park and Orange Commerce Center). As of February 1, 2002, the weighted average occupancy rate for the Mortgaged Properties securing the Abbey Portfolio I Loans was approximately 94.2%.

     The following table presents certain information relating to the Mortgaged
Properties:

                                               PROPERTY       CUT-OFF DATE LOAN   NET RENTABLE AREA
PROPERTY NAME                                  LOCATION            BALANCE              (SF)          YEAR BUILT
-------------                               ---------------   -----------------   -----------------   ----------
Upland Freeway Center.....................  Upland, CA           $9,375,938            116,029           1986
Ming Office Park..........................  Bakersfield, CA      $7,580,546            117,847           1981
Santa Maria Commerce Center...............  Santa Maria, CA      $7,081,826             65,844           1982
Orange Commerce Center....................  Orange, CA           $3,187,884             29,987           1984

     The following table presents information relating to the lease rollover schedule at Upland Freeway Center:

                                                                                                         CUMULATIVE
                                                                                               % OF         % OF
                                                                                              GROSS         GROSS
                                # OF     WA BASE                              CUMULATIVE    POTENTIAL     POTENTIAL
                               LEASES    RENT/SF   TOTAL SF    % OF TOTAL       % OF SF        RENT         RENT
YEAR                           ROLLING   ROLLING   ROLLING    SF ROLLING(1)   ROLLING(1)    ROLLING(1)   ROLLING(1)
----                           -------   -------   --------   -------------   -----------   ----------   -----------
2002.........................     5      $11.05     34,357        29.6%          29.6%         26.9%        26.9%
2003.........................     4      $15.55     10,532         9.1%          38.7%         11.6%        38.5%
2004.........................     4      $12.64     26,419        22.8%          61.5%         23.6%        62.1%
2005.........................     1      $15.24      2,025         1.7%          63.2%          2.2%        64.3%
2006.........................     3      $13.23     10,253         8.8%          72.0%          9.6%        73.9%
2007.........................     0      $ 0.00          0         0.0%          72.0%          0.0%        73.9%
2008.........................     0      $ 0.00          0         0.0%          72.0%          0.0%        73.9%
2009.........................     1      $10.20     13,222        11.4%          83.4%          9.5%        83.4%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     The following table presents information relating to the lease rollover schedule at Ming Office Park:

                                                                                                         CUMULATIVE
                                                                                               % OF         % OF
                                                                                              GROSS         GROSS
                                # OF     WA BASE                              CUMULATIVE    POTENTIAL     POTENTIAL
                               LEASES    RENT/SF   TOTAL SF    % OF TOTAL       % OF SF        RENT         RENT
YEAR                           ROLLING   ROLLING   ROLLING    SF ROLLING(1)   ROLLING(1)    ROLLING(1)   ROLLING(1)
----                           -------   -------   --------   -------------   -----------   ----------   -----------
2002.........................     6      $15.60     13,540        11.5%          11.5%         11.4%        11.4%
2003.........................    16      $15.83     53,757        45.6%          57.1%         45.8%        57.1%
2004.........................    12      $16.02     34,556        29.3%          86.4%         29.8%        86.9%
2005.........................     4      $15.43      6,453         5.5%          91.9%          5.4%        92.3%

                                                                                                         CUMULATIVE
                                                                                               % OF         % OF
                                                                                              GROSS         GROSS
                                # OF     WA BASE                              CUMULATIVE    POTENTIAL     POTENTIAL
                               LEASES    RENT/SF   TOTAL SF    % OF TOTAL       % OF SF        RENT         RENT
YEAR                           ROLLING   ROLLING   ROLLING    SF ROLLING(1)   ROLLING(1)    ROLLING(1)   ROLLING(1)
----                           -------   -------   --------   -------------   -----------   ----------   -----------
2006.........................     3      $14.53      6,877         5.8%          97.7%          5.4%        97.7%
2007.........................     0      $ 0.00          0         0.0%          97.7%          0.0%        97.7%
2008.........................     0      $ 0.00          0         0.0%          97.7%          0.0%        97.7%
2009.........................     1      $16.20      2,397         2.0%          99.8%          2.1%        99.8%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     The following table presents information relating to the lease rollover schedule at Santa Maria Commerce Center:

                                                                                                         CUMULATIVE
                                                                                               % OF         % OF
                                                                                              GROSS         GROSS
                                # OF     WA BASE                              CUMULATIVE    POTENTIAL     POTENTIAL
                               LEASES    RENT/SF   TOTAL SF    % OF TOTAL       % OF SF        RENT         RENT
YEAR                           ROLLING   ROLLING   ROLLING    SF ROLLING(1)   ROLLING(1)    ROLLING(1)   ROLLING(1)
----                           -------   -------   --------   -------------   -----------   ----------   -----------
2002.........................     3      $15.50      4,950         7.5%            7.5%         7.7%          7.7%
2003.........................     6      $14.99     15,799        24.0%           31.5%        23.9%         31.7%
2004.........................     3      $13.91      7,329        11.1%           42.6%        10.3%         42.0%
2005.........................     7      $14.62      9,347        14.2%           56.8%        13.8%         55.8%
2006.........................    10      $15.42     28,419        43.2%          100.0%        44.2%        100.0%
2007.........................     0      $ 0.00          0         0.0%          100.0%         0.0%        100.0%
2008.........................     0      $ 0.00          0         0.0%          100.0%         0.0%        100.0%
2009.........................     0      $ 0.00          0         0.0%          100.0%         0.0%        100.0%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     The following table presents information relating to the lease rollover schedule at Orange Commerce Center:

                                                                                                         CUMULATIVE
                                                                                               % OF         % OF
                                                                                              GROSS         GROSS
                                # OF      BASE                                CUMULATIVE    POTENTIAL     POTENTIAL
                               LEASES    RENT/SF   TOTAL SF    % OF TOTAL       % OF SF        RENT         RENT
YEAR                           ROLLING   ROLLING   ROLLING    SF ROLLING(1)   ROLLING(1)    ROLLING(1)   ROLLING(1)
----                           -------   -------   --------   -------------   -----------   ----------   -----------
2004.........................     1      $21.77     29,987         100%           100%          100%         100%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. The borrowers deposited with mortgagee at the closing of the Mortgage Loan related to the Orange Commerce Center the sum of $150,000, and the loan documents require the borrower to deposit with the mortgagee the sum of (i) $40,000 per year for Upland Freeway Center, (ii) $64,000 per year for Ming Office Park, (iii) $35,000 per year for Santa Maria Commerce Center and (iv) $50,000 per year for Orange Commerce Center, for tenant improvements and leasing commissions. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Abbey Portfolio I Loans, (i) if the applicable DSCR, as computed by the mortgagee, is less than 1.15x or (ii) upon the occurrence of an event of default pursuant to the applicable loan documents, the related borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Mezzanine Loan. Capri Select Income, LLC ("Capri"), a Delaware limited liability company, is the current holder of a $25,000,000 mezzanine loan of which (i) $600,000 is allocated to the Upland Freeway Center loan and (ii) $169,000 is allocated to the Ming Office Park loan. The mezzanine loan is secured by a pledge of membership interests of the mezzanine borrower. Pursuant to the mezzanine loan documents, Capri possesses the right to cure a borrower's default under the related Mortgage Loan documents, however, if (i) the Master Servicer makes an Advance due to a default by the borrower, (ii) the Master Servicer receives interest on such Advance and (iii) Capri thereafter cures the default, the Trust Fund may incur a loss because the cure provisions in the mezzanine loan documents do not expressly require the payment of interest on Advances. If there is a material default under the Mortgage Loan documents, the mezzanine lender may purchase the related Mortgage Loan for the Purchase Price. In addition, the mortgage lender may not amend the Mortgage Loan documents if the amendment effects the principal balance, the interest rate or the maturity date of the Mortgage Loan or adversely affects the mezzanine loan. Upon the occurrence of an event of default under the mezzanine loan documents, Capri may foreclose upon the membership interests of the mezzanine borrower pursuant to the terms of the related intercreditor agreement which would result in a change of control with respect to AP-Upland Freeway Center LLC, AP-Ming, LLC, AP-Santa Maria LLC and AP-Braden LLC. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Conditions at the Mortgage Loans -- Other Financing" in this Prospectus Supplement.

     Management. Abbey is the property manager for the Mortgaged Properties securing the Abbey Portfolio I Loans. The property manager is affiliated with the borrowers.

Oak Brook Apartments

     The Loan. The Mortgage Loan (the "Oak Brook Apartments Loan") is secured by a first mortgage encumbering a 304-unit multifamily complex located in Rancho Cordova, California. The Oak Brook Apartments Loan represents approximately 2.8% of the Cut-Off Date Pool Balance. The Oak Brook Apartments Loan was originated on February 21, 2002 and has a Cut-Off Date Balance of $27,000,000. The Oak Brook Apartments Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Oak Brook Apartments Loan has a remaining term of 58 months and matures on March 1, 2007. The Oak Brook Apartments Loan may be prepaid on or after January 1, 2007, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Oak Brook Apartments, LLC, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the Oak Brook Apartments Loan. The sponsor is Alvin J. Wolff, Jr., a principal of the Wolff Companies. The Wolff Companies, founded in 1946, are focused on the development and ownership of Class "A" multifamily properties, with ownership interests in and management of over 3,500 apartment units.

     The Property. The Mortgaged Property is a 304-unit garden-style apartment complex consisting of 14 buildings, situated on approximately 15.0 acres and constructed in 2000. The Mortgaged Property is located in Rancho Cordova, California, within the Sacramento, California metropolitan statistical area. With respect to the Mortgaged Property securing the Oak Brook Apartments Loan, the borrower acquired a secured creditor impaired property environmental insurance policy issued by a subsidiary of American International Group, which as of April 25, 2002, had a financial strength rating of "AAA" (S&P). See "RISK FACTORS -- Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property" in the this Prospectus Supplement. This policy serves to mitigate the risk of any possible soil or groundwater contamination from an adjacent site. As of January 25, 2002, the occupancy rate for the Mortgaged Property securing the Oak Brook Apartments Loan was approximately 91.8%. The Mortgaged Property includes such amenities as a heated swimming pool, a spa, a lighted multi-sport court, a racquetball court and a clubhouse with saunas, a fireside lounge, a business center and a fitness center.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                     APPROXIMATE
                                                     APPROXIMATE     NET RENTABLE     % OF NET       ASKING RENTAL
             UNIT MIX                NO. OF UNITS   UNIT SIZE (SF)    AREA (SF)     RENTABLE AREA        RANGE
             --------                ------------   --------------   ------------   -------------   ---------------
1-BR/1-BA..........................      148              756          111,920          37.3%             $895-$960
2-BR/2-BA..........................      148            1,198          177,280          59.0%         $1,170-$1,305
3-BR/2-BA..........................        8            1,390           11,120           3.7%                $1,525
                                         ---                           -------          ----
Total/Weighted Average.............      304              988          300,320           100%       $1,096/$1.11/SF
                                         ===                           =======          ====

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Oak Brook Apartments Loan, (i) if the DSCR, as computed by the mortgagee, is less than 1.10x or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Property Management. Wolff Management Company ("Wolff Management") is the property manager for the Mortgaged Property securing the Oak Brook Apartments Loan. The property manager is affiliated with the sponsor.

Mediterranean Village

     The Loan. The Mortgage Loan (the "Mediterranean Village Loan") is secured by a first mortgage encumbering a 264-unit garden-style multifamily complex located in Ft. Lauderdale, Florida. The Mediterranean Village Loan represents approximately 2.7% of the Cut-Off Date Pool Balance. The Mediterranean Village Loan was originated on April 16, 2002 and has a Cut-Off Date Balance of $25,500,000.

     The Mediterranean Village Loan has a remaining term of 120 months and matures on May 1, 2012. The Mediterranean Village Loan may be prepaid on or after March 1, 2012, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Mediterranean Village Limited Partnership, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the Mediterranean Village Loan. The sponsors are John Loos, Steven Halmos and Harris Hudson. Mr. Loos has been a real estate developer since the 1970's, and his portfolio is in excess of one million square feet. Mr. Halmos was the co-founder and CEO of SafeCard Services. Mr. Hudson is the vice chairman of the board of directors of Republic Services, Inc. and AutoNation, Inc.

     The Property. The Mortgaged Property is a 264-unit garden-style apartment complex consisting of 11 buildings situated on approximately 8.9 acres in Ft. Lauderdale, Florida and constructed in 2000. As of March 19, 2002, the occupancy rate for the Mortgaged Property securing the Mediterranean Village Loan was approximately 95.5%. The Mortgaged Property includes such amenities as a business center, a fitness center, a gazebo, a pool and concierge service.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                     APPROXIMATE
                                                     APPROXIMATE     NET RENTABLE     % OF NET       ASKING RENTAL
UNIT MIX                             NO. OF UNITS   UNIT SIZE (SF)    AREA (SF)     RENTABLE AREA        RANGE
--------                             ------------   --------------   ------------   -------------   ---------------
1-BR/1-BA..........................      100              854           85,352           33.0%      $     965-1,350
2-BR/2-BA..........................      164            1,056          173,108           67.0%      $   1,240-1,415
                                         ---                           -------          -----
Total/Weighted Average.............      264              979          258,460          100.0%      $1,243/$1.27/SF
                                         ===                           =======          =====

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Property Management. Gables Residential Trust ("Gables") is the property manager for the Mortgaged Property securing the Mediterranean Village Loan. Gables is a publicly traded real estate investment trust that manages over 44,000 apartment units in the southeastern United States.

Abbey Portfolio II Loans

     The Loans. The four mortgage loans (the "Abbey Portfolio II Loans") are collectively secured by first deeds of trust encumbering the fee interest on two office properties and a retail property and a first deed of trust encumbering the leasehold interest in an office property located in California. The Abbey Portfolio II Loans represent approximately 2.5% of the Cut-Off Date Pool Balance. The Abbey Portfolio II Loans were originated on January 11, 2002 and have an aggregate Cut-Off Date Balance of $24,045,739. Each of the Abbey Portfolio II Loans is cross-collateralized and cross-defaulted with each of the other Abbey Portfolio II Loans.

     The Abbey Portfolio II Loans have a remaining term of 91 months and mature on December 1, 2009. The Abbey Portfolio II Loans may be prepaid on or after August 1, 2009 and each Abbey Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrowers. The borrowers are AP-Donald Douglas LLC, AP-Oxnard LLC, AP-Farrell Ramon LLC, and APR-III LLC, each a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of each of the Abbey Portfolio II Loans. The sponsor of the borrowers is The Abbey Company ("Abbey"), a real estate investment company with ownership interests in approximately 3.1 million square feet of office, industrial, service center and retail properties located predominately in Southern California. The Abbey Portfolio II Loans have the same sponsor as the Abbey Portfolio I Loans but are not cross-collateralized or cross-defaulted with the Abbey Portfolio I Loans. Pursuant to the terms of the related loan documents and upon the satisfaction of certain conditions therein, the Mortgage Loan related to Oxnard Commerce Center may be assumed individually and thereby released from the cross-collateral and cross-default provisions related to the Abbey Portfolio II Loans.

     The Properties. The Mortgaged Properties consist of three office properties (4403 Donald Douglas, The Abbey Center and La Mirada Business Center) and one retail property (Oxnard Commerce Center). With respect to the Mortgaged Property securing the La Mirada Business Center loan, the borrower acquired a pollution legal liability policy ("PLL Policy") (which does not run to the benefit of the mortgagee as an additional insured) issued by a subsidiary of American International Group, which as of April 25, 2002, had a financial strength rating of "AAA" (S&P). The PLL Policy serves to mitigate certain environmental risks associated with an adjacent property. See "RISK
FACTORS -- Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property" in this Prospectus Supplement. As of January 1, 2002 through February 1, 2002, the weighted average occupancy rate for the Mortgaged Properties securing the Abbey Portfolio II Loans was approximately 94.5%.

     The following table presents certain information relating to the Mortgaged
Properties:

                                                                                             NET
                                                                           CUT-OFF DATE   RENTABLE
PROPERTY NAME                                           PROPERTY LOCATION  LOAN BALANCE   AREA (SF)   YEAR BUILT
-------------                                           -----------------  ------------   ---------   ----------
4403 Donald Douglas...................................     Long Beach, CA  $10,061,760    88,284         1986
Oxnard Commerce Center................................         Oxnard, CA  $ 4,987,201    64,381         1990
The Abbey Center......................................   Palm Springs, CA  $ 4,837,585    64,155         1982
La Mirada Business Center.............................      La Mirada, CA  $ 4,159,193    82,010         1975

     The following table presents information relating to the lease rollover schedule at 4403 Donald Douglas:

                                                                                                % OF      CUMULATIVE
                                                                                               GROSS      % OF GROSS
                                           BASE                                CUMULATIVE    POTENTIAL     POTENTIAL
                            # OF LEASES   RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF        RENT         RENT
YEAR                          ROLLING     ROLLING   ROLLING     ROLLING(1)     ROLLING(1)    ROLLING(1)   ROLLING(1)
----                        -----------   -------   --------   -------------   -----------   ----------   -----------
2004......................       1        $21.00     88,284        100%           100%          100%         100%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     The following table presents information relating to the lease rollover schedule at Oxnard Commerce Center:

                                                                                                % OF      CUMULATIVE
                                                                                               GROSS      % OF GROSS
                                         WA BASE                               CUMULATIVE    POTENTIAL     POTENTIAL
                          # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF        RENT         RENT
YEAR                        ROLLING      ROLLING    ROLLING     ROLLING(1)     ROLLING(1)    ROLLING(1)   ROLLING(1)
----                      -----------   ---------   --------   -------------   -----------   ----------   -----------
2002....................       4         $16.20       8,187        12.7%          12.7%         15.0%        15.0%
2003....................       1         $17.40       1,418         2.2%          14.9%          2.8%        17.8%
2004....................       5         $10.93      18,978        29.5%          44.4%         23.5%        41.3%
2005....................       4         $16.17       8,276        12.9%          57.3%         15.2%        56.5%
2006....................       3         $14.12       7,742        12.0%          69.3%         12.4%        68.9%
2007....................       2         $11.30       5,770         9.0%          78.2%          7.4%        76.3%
2008....................       0         $ 0.00           0         0.0%          78.2%          0.0%        76.3%
2009....................       0         $ 0.00           0         0.0%          78.2%          0.0%        76.3%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     The following table presents information relating to the lease rollover schedule at The Abbey Center:

                                                                                                % OF      CUMULATIVE
                                                                                               GROSS      % OF GROSS
                                         WA BASE                               CUMULATIVE    POTENTIAL     POTENTIAL
                          # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF        RENT         RENT
YEAR                        ROLLING      ROLLING    ROLLING     ROLLING(1)     ROLLING(1)    ROLLING(1)   ROLLING(1)
----                      -----------   ---------   --------   -------------   -----------   ----------   -----------
2002....................      14         $18.12      12,074        18.8%          18.8%         19.4%        19.4%
2003....................       6         $16.88       7,055        11.0%          29.8%         10.5%        29.9%
2004....................       6         $17.38       9,265        14.4%          44.3%         14.3%        44.2%
2005....................       5         $19.07       8,507        13.3%          57.5%         14.4%        58.5%
2006....................       9         $16.96      19,782        30.8%          88.4%         29.7%        88.2%
2007....................       0         $ 0.00           0         0.0%          88.4%          0.0%        88.2%
2008....................       0         $ 0.00           0         0.0%          88.4%          0.0%        88.2%
2009....................       0         $ 0.00           0         0.0%          88.4%          0.0%        88.2%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     The following table presents information relating to the lease rollover schedule at La Mirada Business Center:

                                                                                                % OF      CUMULATIVE
                                                                                               GROSS      % OF GROSS
                                         WA BASE                               CUMULATIVE    POTENTIAL     POTENTIAL
                          # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF        RENT         RENT
YEAR                        ROLLING      ROLLING    ROLLING     ROLLING(1)     ROLLING(1)    ROLLING(1)   ROLLING(1)
----                      -----------   ---------   --------   -------------   -----------   ----------   -----------
2002....................      13         $ 9.29      19,758        24.1%          24.1%         22.0%        22.0%
2003....................      17         $ 9.36      18,851        23.0%          47.1%         21.2%        43.1%
2004(2).................      16         $ 8.78      24,734        30.2%          77.2%         26.0%        69.2%
2005....................       3         $ 8.42       8,937        10.9%          88.1%          9.0%        78.2%
2006....................       2         $10.02       1,909         2.3%          90.5%          2.3%        80.5%
2007....................       0         $ 0.00           0         0.0%          90.5%          0.0%        80.5%
2008(3).................       0         $ 0.00           0         0.0%          90.5%          0.0%        80.5%
2009....................       0         $ 0.00           0         0.0%          90.5%          0.0%        80.5%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

(2) Other income, which accounts for 4.6% of the rental income, is not included in the leases rolling in 2004.

(3) Other income, which accounts for 5.7% of the rental income, is not included in the leases rolling in 2008.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. The borrowers deposited with mortgagee at the closing of the Mortgage Loan related to 4403 Donald Douglas the sum of $300,000, and the applicable loan documents require the borrowers to deposit with the mortgagee the sum of (i) $100,000 per year for 4403 Donald Douglas, (ii) $35,000 per year for Oxnard Commerce Center, (iii) $30,000 per year for The Abbey Center and (iv) $30,000 per year for La Mirada Business Center, for tenant improvements and leasing commissions. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Abbey Portfolio II Loans, (i) if the applicable DSCR, as computed by the mortgagee, is less than 1.15x or (ii) upon the occurrence of an event of default pursuant to the applicable loan documents, the related borrower must notify its tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Mezannine Loan. Capri is the current holder of a $25,000,000 mezzanine loan of which (i) $998,250 is allocated to the 4403 Donald Douglas loan, (ii) $318,000 is allocated to the Oxnard Commerce Center loan and (iii) $697,000 is allocated to the La Mirada Business Center loan. The mezzanine loan is secured by a pledge of membership interests of the mezzanine borrower. Pursuant to the mezzanine loan documents, Capri possesses the right to cure a borrower's default under the related Mortgage Loan documents, however, if (i) the Master Servicer makes an Advance due to a default by the borrower, (ii) the Master Servicer receives interest on such Advance and (iii) Capri thereafter cures the default, the Trust Fund may incur a loss because the cure provisions in the mezzanine loan documents do not expressly require the payment of interest on Advances. If there is a material default under the Mortgage Loan documents, the mezzanine lender may purchase the related Mortgage Loan for the Purchase Price. In addition, the mortgage lender may not amend the Mortgage Loan documents if the amendment effects the principal balance, the interest rate or the maturity date of the Mortgage Loan or adversely affects the mezzanine loan. Upon the occurrence of an event of default under the mezzanine loan documents, Capri may foreclose upon the membership interests of the mezzanine borrower pursuant to the terms of the related intercreditor agreement which would result in a change of control with respect to AP -- Donald Douglas LLC, AP -- Oxnard LLC,
AP -- Farrell Ramon LLC and APR -- III LLC. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Conditions at the Mortgage Loans -- Other Financing" in this Prospectus Supplement.

     Management. Abbey is the property manager for the Mortgaged Properties securing the Abbey Portfolio II Loans. The property manager is affiliated with the borrowers.

CityPlace II

     The Loan. The Mortgage Loan (the "CityPlace II Loan") is secured by a first leasehold mortgage encumbering an office building located in Hartford, Connecticut. The CityPlace II Loan has a Cut-Off Date Balance of $22,500,000, which represents approximately 2.4% of the Cut-Off Date Pool Balance. The CityPlace II Loan, which is evidenced by a senior note dated May 1, 2002, is the senior portion of a whole loan with an original principal balance of $26,800,000 that was originated on November 9, 1999. The companion loan related to the CityPlace II Loan is evidenced by a separate note dated May 1, 2002 (the "CityPlace II B Note") and has a principal balance as of the Cut-Off Date of $3,834,159. The CityPlace II Loan and the CityPlace II B Note (together, the "CityPlace II Loan Pair") will be governed a co-lender agreement, as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL -- AB Mortgage Loans" and the CityPlace II Loan Pair will be serviced pursuant to the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the CityPlace II B Note will have certain rights with respect to the CityPlace II Loan Pair as described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS -- The Controlling Class Representative." The ground lease has an initial 50-year term that will expire on November 30, 2033. All ground rent has been prepaid through the initial maturity date of the ground lease.

     The CityPlace II Loan has a remaining term of 55 months and matures on December 1, 2006. The borrower is permitted to prepay the current unpaid principal balance (the "Current Balance") of the CityPlace II Loan Pair, in whole (but not in part), at any time until the date that is two years after the Closing Date, by paying (i) interest accrued and unpaid on the Current Balance to and including the first day of the calendar month immediately following the date of prepayment (unless prepayment is tendered on the first day of any calendar month, in which case to and including the date of prepayment) (such period, the "Interest Period"), (ii) all other sums due under the terms of the CityPlace II Loan Pair and (iii) a yield maintenance charge, which is an amount equal to the excess, if any, of (A) the amount of monthly interest which would otherwise be payable on the Current Balance from the end of the Interest Period to and including the maturity date over (B) the amount of monthly interest the mortgagee would earn if the Current Balance being prepaid were reinvested from the end of the Interest Period to the maturity date at the current annualized yield on United States Treasuries (such difference, if any, will be discounted to the present value at the then applicable treasury rate). Beginning on the date that is two years after the Closing Date, only defeasance with United States government obligations is permitted and the borrower may not otherwise prepay the loan until the due date occurring three months prior to the related maturity date.

     The Borrower. The borrower is Northland City Place II, LLC, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the CityPlace II Loan. The sponsors are Lawrence Gottesdiener and Robert Gatof, owners of Northland Investment Corporation ("Northland"). Northland currently owns over 14,000 multifamily units and 3.5 million square feet of commercial space in nine states, including 1 million square feet of commercial space in Hartford, Connecticut.

     The Property. The Mortgaged Property is an approximately 292,039 square foot office building situated on approximately 0.5 acres in Hartford, Connecticut and constructed in 1989. As of December 31, 2001, the occupancy rate for the Mortgaged Property securing the CityPlace II Loan was approximately 86.0%. The largest tenant is Conning & Co ("Conning") occupying approximately 59,276 square feet, or approximately 20.3% of the net rentable area. Conning is one of the nation's largest asset managers, providing investment advising, investment accounting/reporting and asset management services to insurance company clients. Conning's core operations are in Hartford, Connecticut. The Conning lease expires in March 2005. The second largest tenant is Webster Bank ("Webster") occupying approximately 41,147 square feet through 5 separate leases on multiple spaces, or approximately 14.1% of the net rentable area. Webster provides business and consumer banking, mortgage lending, trust and investment and insurance services. The Webster lease, expiring in February 2006, represents 1.0% of the net rentable area, and the remaining leases, expiring in December 2008, represent 13.1% of the net rentable area. As of April 30, 2002, Webster Financial Corporation, the parent of Webster, had a long-term unsecured debt rating of "BBB-" (S&P) and "BBB" (Fitch). The third largest tenant is Merrill Lynch ("Merrill

Lynch") occupying approximately 32,966 square feet, or approximately 11.3% of the net rentable area. Merrill Lynch is one of the world's leading financial management and advisory companies, with offices in 38 countries and total client assets of approximately $1.5 trillion, and as an investment bank, is a leading global underwriter of debt and equity securities. The Merrill Lynch lease expires in July 2011. As of April 30, 2002, Merrill Lynch had a long-term unsecured debt rating of "AA-"(S&P), "Aa3" (Moody's) and "AA" (Fitch).

     The following table presents information relating to major tenants at the Mortgaged Property:

                                                                           NET
                                                          % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
TENANT                                                       RENT       AREA (SF)   RENTABLE AREA    EXPIRATION
------                                                    -----------   ---------   -------------   -------------
Conning & Co. ..........................................     28.4%       59,276         20.3%          March 2005
Webster Bank............................................     19.6%       41,147         14.1%            February
                                                                                                            2006/
                                                                                                    December 2008
Merrill Lynch...........................................     17.0%       32,966         11.3%           July 2011
Brown Raysman...........................................      4.3%       16,483          5.6%        October 2006
Prudential Securities, Inc. ............................      2.9%       14,524          5.0%         August 2002

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

        # OF         WA                    % OF TOTAL   CUMULATIVE %                        CUMULATIVE
       LEASES    BASE RENT/     TOTAL          SF            OF           % OF ACTUAL       % OF ACTUAL
YEAR   ROLLING   SF ROLLING   SF ROLLING   ROLLING(1)   SF ROLLING(1)   RENT ROLLING(1)   RENT ROLLING(1)
----   -------   ----------   ----------   ----------   -------------   ---------------   ---------------
2002      4        $10.03       15,748         5.4%          5.4%             3.3%              3.3%
2003      2        $11.70       17,473         6.0%         11.4%             4.3%              7.6%
2004      2        $ 8.25       14,098         4.8%         16.2%             2.4%             10.0%
2005      3        $22.92       59,276        20.3%         36.5%            28.4%             38.5%
2006     10        $13.98       39,890        13.7%         50.2%            11.7%             50.1%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the borrower deposited with the mortgagee at the closing of the CityPlace II Loan the sum of $600,000, and the loan documents require the borrower to deposit with the mortgagee an additional $450,000 for tenant improvements and leasing commissions. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Management. Northland is the property manager for the Mortgaged Property securing the CityPlace II Loan. The property manager is affiliated with the sponsors.

Marketplace at Altamonte

     The Loan. The Mortgage Loan (the "Marketplace at Altamonte Loan") is secured by a first mortgage encumbering an anchored retail center located in Altamonte Springs, Florida. The Marketplace at Altamonte Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The Marketplace at Altamonte Loan was originated on March 16, 2001 and has a Cut-Off Date Balance of $20,112,903.

     The Marketplace at Altamonte Loan has a remaining term of 107 months and matures on April 1, 2011. The Marketplace at Altamonte Loan may be prepaid on or after May 1, 2006 with a Yield Maintenance Charge and may be prepaid on or after January 1, 2011 without payment of a Yield Maintenance Charge.

     The Borrower. The borrower is Altamonte Springs, L.L.C., a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the Marketplace at Altamonte Loan. The sponsors of the borrower are Hersch Klaff and the Lubert-Adler Funds. Mr. Klaff, of Klaff

Realty, LP ("Klaff"), has been engaged in the acquisition, development, financing, leasing and management of commercial real estate since 1981. Klaff's current portfolio of properties, located throughout the United States, consists of approximately 850,000 square feet of office space, over 9 million square feet of retail space and a self-park/retail facility with over 1,100 spaces. The Lubert-Adler Funds are real estate opportunity funds in the business of acquiring, operating, redeveloping and repositioning real estate throughout the United States.

     The Property. The Mortgaged Property is an approximately 335,523 square foot anchored retail center situated on approximately 25.0 acres and constructed in 1974. The Mortgaged Property is located in Altamonte Springs, Florida within the Orlando, Florida metropolitan statistical area. As of February 8, 2002, the occupancy rate for the Mortgaged Property securing the Marketplace at Altamonte Loan was approximately 100%. The largest tenant is Burlington Coat Factory ("Burlington") occupying approximately 100,749 square feet, or approximately 30.0% of the net rentable area. Burlington operates a chain of off-price apparel stores, which offer a broad range of current brand name merchandise for men, women and children at prices below traditional retail prices. The Burlington lease expires in July 2009. The second largest tenant is Gold's Gym ("Gold's"), occupying approximately 40,160 square feet, or approximately 12.0% of the net rentable area. Gold's is the largest chain of health and fitness centers in the world with over 550 facilities in more than 26 countries. The Gold's lease expires in August 2015. The third largest tenant is Linens 'N Things, Inc. ("Linens 'N Things") occupying approximately 39,193 square feet, or approximately 11.7% of the net rentable area. Linens 'N Things is a national retailer of home textiles, housewares and home accessories. The Linens 'N Things lease expires in January 31, 2012.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                           NET
                                                          % OF ACTUAL   RENTABLE      % OF NET      DATE OF LEASE
TENANT                                                       RENT       AREA (SF)   RENTABLE AREA    EXPIRATION
------                                                    -----------   ---------   -------------   -------------
Burlington Coat Factory.................................     17.9%       100,749        30.0%           July 2009
Gold's Gym..............................................      7.1%        40,160        12.0%         August 2015
Linens 'N Things, Inc. .................................     13.3%        39,193        11.7%        January 2012
Ross Dress For Less.....................................     12.7%        31,379         9.4%        January 2012
TJ Maxx.................................................      5.3%        27,440         8.2%        January 2005
Comp USA................................................     10.9%        26,750         8.0%       November 2010
Just for Feet of Texas..................................     18.2%        22,043         6.6%       November 2009

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

       # OF         WA                     % OF TOTAL     CUMULATIVE %                        CUMULATIVE
      LEASES    BASE RENT/     TOTAL           SF              OF           % OF ACTUAL       % OF ACTUAL
YEAR  ROLLING   SF ROLLING   SF ROLLING    ROLLING(1)     SF ROLLING(1)   RENT ROLLING(1)   RENT ROLLING(1)
----  -------   ----------   ----------   -------------   -------------   ---------------   ---------------
2002     0        $ 0.00            0          0.0%            0.0%             0.0%              0.0%
2003     0        $ 0.00            0          0.0%            0.0%             0.0%              0.0%
2004     1        $ 6.10       12,000          3.6%            3.6%             2.5%              2.5%
2005     2        $ 6.86       33,297          9.9%           13.5%             7.7%             10.2%
2006     0        $ 0.00            0          0.0%           13.5%             0.0%             10.2%
2007     2        $ 9.63       29,952          8.9%           22.4%             9.8%             20.0%
2008     0        $ 0.00            0          0.0%           22.4%             0.0%             20.0%
2009     2        $ 8.68      122,792         36.6%           59.0%            36.0%             56.0%
2010     1        $12.05       26,750          8.0%           67.0%            10.9%             66.9%
2011     0        $ 0.00            0          0.0%           67.0%             0.0%             66.9%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the borrower deposited with the mortgagee at the closing of the Marketplace at Altamonte Loan, the sum of $300,000, and the loan documents require the borrower to deposit with the mortgagee an additional $1,072,032 (in monthly payments commencing in May 2003) for tenant improvements and leasing commissions. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Management. Klaff is the property manager for the Mortgaged Property securing the Marketplace at Altamonte Loan. The property manager is an affiliate of the sponsor.

Broadmoor Towne Center

     The Loan. The Mortgage Loan (the "Broadmoor Towne Center Loan") is secured by a first deed of trust encumbering an anchored retail center located in Colorado Springs, Colorado. The Broadmoor Towne Center Loan represents approximately 2.0% of the Cut-Off Date Pool Balance. The Broadmoor Town Center Loan was originated on February 25, 2002 and has a Cut-Off Date Balance of $18,973,729.

     The Broadmoor Towne Center Loan has a remaining term of 118 months and matures on March 1, 2012. The Broadmoor Towne Center Loan may be prepaid on or after January 1, 2012, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Univest-Broadmoor, LLC, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the Broadmoor Towne Center Loan. The sponsor of the borrower is Thomas J. Lowe. Mr. Lowe is the founding principal of Univest Development Group, a real estate development and investment firm, which has developed approximately 9 million square feet of office, industrial and retail space.

     The Property. The Mortgaged Property is an approximately 172,965 square foot anchored retail center situated on approximately 38.4 acres and constructed in 2001. The Mortgaged Property is located in Colorado Springs, Colorado. As of January 11, 2002, the occupancy rate for the Mortgaged Property securing the Broadmoor Towne Center Loan was approximately 97.6%. The largest tenant is Bed Bath and Beyond, Inc. ("Bed Bath and Beyond") occupying approximately 30,529 square feet, or approximately 17.7% of the net rentable area. Bed Bath and Beyond operates superstores selling a variety of domestic merchandise and home furnishings. The Bed Bath and Beyond lease expires in January 2011. As of April 8, 2002, Bed Bath and Beyond had a long-term unsecured debt rating of "BBB-" (S&P). The second largest tenant is Ross Dress For Less ("Ross Dress For Less"), occupying approximately 30,187 square feet, or approximately 17.5% of the net rentable area. Ross Dress For Less is a nationally known retailer of women's apparel. The Ross Dress For Less lease expires in January 2011. The third largest tenant is Borders Books ("Borders Books"), occupying approximately 25,000 square feet, or approximately 14.5% of the net rentable area. Borders Books is an operator of book and music superstores. The Borders Books lease expires in January 2022.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                     % OF GROSS      NET
                                                     POTENTIAL    RENTABLE      % OF NET      DATE OF LEASE
TENANT                                                  RENT      AREA (SF)   RENTABLE AREA     EXPIRATION
------                                               ----------   ---------   -------------   --------------
Bed Bath and Beyond................................     13.9%      30,529         17.7%         January 2011
Ross Dress For Less................................     13.1%      30,187         17.5%         January 2011
Borders Books......................................     17.3%      25,000         14.5%         January 2022
Michaels...........................................     11.8%      24,228         14.0%         January 2011
Petsmart...........................................     10.4%      19,235         11.1%            July 2015

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                       CUMULATIVE
                                                                                          % OF GROSS   % OF GROSS
                                      WA BASE                               CUMULATIVE    POTENTIAL    POTENTIAL
                       # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF        RENT         RENT
YEAR                     ROLLING      ROLLING    ROLLING     ROLLING(1)     ROLLING(1)    ROLLING(1)   ROLLING(1)
----                   -----------   ---------   --------   -------------   -----------   ----------   ----------
2002                        0         $ 0.00           0         0.0%           0.0%          0.0%         0.0%
2003                        0         $ 0.00           0         0.0%           0.0%          0.0%         0.0%
2004                        0         $ 0.00           0         0.0%           0.0%          0.0%         0.0%
2005                        2         $21.50       2,400         1.4%           1.4%          2.2%         2.2%
2006                        6         $16.56      23,795        13.8%          15.1%         17.0%        19.3%
2007                        0         $ 0.00           0         0.0%          15.1%          0.0%        19.3%
2008                        0         $ 0.00           0         0.0%          15.1%          0.0%        19.3%
2009                        0         $ 0.00           0         0.0%          15.1%          0.0%        19.3%
2010                        0         $ 0.00           0         0.0%          15.1%          0.0%        19.3%
2011                        5         $11.44      91,101        52.7%          67.8%         45.1%        64.4%
2012                        0         $ 0.00           0         0.0%          67.8%          0.0%        64.4%

----------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for replacement reserves. The borrower deposited with mortgagee at closing of the Broadmoor Towne Center Loan the sum of $108,727, which represents the equivalent of six months of real estate taxes and insurance premiums and, the loan documents require the borrower, beginning six years after the closing of the Broadmoor Towne Center Loan, to deposit with mortgagee a sum of $60,000 per year, not to exceed $300,000 in the aggregate, for tenant improvements and leasing commissions. See Annex A-3 to Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Broadmoor Towne Center Loan, (i) if the DSCR, as computed by the mortgagee, is less than 1.15x or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Management. Univest Management Group ("Univest Management") is the property manager for the Mortgaged Property securing the Broadmoor Towne Center Loan. Univest Management currently manages over 1.5 million square feet of commercial space. The property manager is affiliated with the sponsor.

215 East 23rd Street

     The Loan. The Mortgage Loan (the "215 East 23rd Street Loan") is secured by a first mortgage encumbering a 22-story building containing 74 multifamily units located in New York, New York. The 215 East 23rd Street Loan represents approximately 1.9% of the Cut-Off Date Pool Balance. The 215 East 23rd Street Loan was originated on February 27, 2002 and has a Cut-Off Date Balance of $17,973,862.

     The 215 East 23rd Street Loan has a remaining term of 118 months and matures on March 1, 2012. The 215 East 23rd Street Loan may be prepaid on or after January 1, 2012 and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Ocean Drive Realty Associates, LLC, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the 215 East 23rd Street Loan. The sponsors are Arthur Leeds, Melvin Gershon and Robert Gershon. Mr. Leeds, through his firm Arthur Leeds Real Estate, has been active in the acquisition, renovation and management of apartment complexes in New York City, Philadelphia, Pennsylvania and Miami Beach, Florida since 1961. The Gershons, through their company C. Gershon Company, have over 40 years experience in the operation and management of commercial and residential properties throughout the New York area.

     The Property. The Mortgaged Property is a 22-story building containing 74 multifamily units situated on approximately 0.1 acres in New York, New York and constructed in 2001. The Mortgaged Property is located at 215 East 23rd Street between 2nd and 3rd Avenues. The Mortgaged Property is adjacent to, and leased entirely to, the School of Visual Arts ("SVA") for use as student housing pursuant to a 10.5 year master lease that commenced in January 2002. SVA has been in operation since 1947 and currently has over 5,900 registered students evenly distributed between undergraduate and continuing education students. As of February 27, 2002, the occupancy rate for the Mortgaged Property securing the 215 East 23rd Street Loan was approximately 100.0%.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                  APPROXIMATE
                                                  APPROXIMATE     NET RENTABLE     % OF NET      ASKING RENTAL
UNIT MIX                          NO. OF UNITS   UNIT SIZE (SF)    AREA (SF)     RENTABLE AREA       RANGE
--------                          ------------   --------------   ------------   -------------   -------------
Studio..........................        1              335              335           0.68%            (1)
1-BR/1-BA.......................       35              510           17,850          36.13%            (1)
1-BR/2-BA.......................        4              696            2,784           5.64%            (1)
2-BR/2-BA.......................       30              790           23,700          47.97%            (1)
2-BR/2-BA Duplex................        4            1,183            4,732           9.58%            (1)
                                       --                            ------          -----
Total/Weighted Average..........       74              668           49,401          100.0%            (1)
                                       ==                            ======          =====

----------------

(1) The building is 100% leased to SVA, which pays annual rent of $2,662,000 per year for all the residential units.

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. As a condition precedent to the closing of the 215 East 23rd Street Loan, SVA delivered to the mortgagee (i) a letter of credit in an amount equal to $2,720,000 (the "Letter of Credit"), which represents approximately two years of debt service payments, and can be drawn on only in the event of default by SVA of its obligations under its lease and (ii) a letter of credit in an amount equal to $1,000,000 (the "Second Letter of Credit"), which shall be reduced by approximately $100,000 annually which amount equals certain additional rent payments made to the borrower. The additional rent payments due by SVA are for the reimbursement of improvement costs incurred by the borrower. In the event SVA does not make its additional rent payment, the mortgagee on behalf of the borrower may draw on the Second Letter of Credit and the proceeds will serve as additional collateral for the 215 East 23rd Street Loan. The Letter of Credit and the Second Letter of Credit have been collaterally assigned and delivered to the mortgagee. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the 215 East 23rd Street Loan, (i) if the DSCR falls below 1.15x, as computed by the mortgagee, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Property Management. Arthur Leeds Management is the property manager for the Mortgaged Property securing the 215 East 23rd Street Loan. Arthur Leeds Management currently manages approximately 1,300 apartment units. The property manager is affiliated with one of the sponsors.

Maine Crossing

     The Loan. The Mortgage Loan (the "Maine Crossing Loan") is secured by a first mortgage encumbering an anchored retail center located in South Portland, Maine. The Maine Crossing Loan represents approximately 1.8% of the Cut-Off Date Pool Balance. The Maine Crossing Loan was originated on January 31, 2002 and Cut-Off Date Balance of $17,456,038.

     The Maine Crossing Loan has a remaining term of 117 months and matures on February 1, 2012. The Maine Crossing Loan may be prepaid on or after December 1, 2011 and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Running Hill SP LLC, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the Maine Crossing Loan. The sponsors of the borrower are Leonard Rudolfsky and Stephen Karp. Mr. Rudolfsky is the President and founder of Packard Development Co., and the President and CEO of Beaver Builders, Ltd. Mr. Karp is the founder and CEO of New England Development. Both sponsors are involved in the development and management of retail properties in New England.

     The Property. The Mortgaged Property is an approximately 148,672 square foot anchored retail center situated on approximately 14.5 acres and constructed in 2001. The Mortgaged Property is located in South Portland, Maine, which is within the Portland, Maine metropolitan statistical area. As of March 28, 2002, the occupancy rate for the Mortgaged Property securing the Maine Crossing Loan was approximately 96.0%. The largest tenant is Babies R Us ("Babies R Us") occupying approximately 30,606 square feet, or approximately 20.6% of the net rentable area. Babies R Us is a subsidiary of Toys R Us, Inc. ("Toys R Us"), which retails children's products worldwide. The Babies R Us lease expires in November 2016. As of March 27, 2002, Toys R Us had a long-term unsecured debt rating of "BBB+" (S&P) and "Baa3" (Moody's). The second largest tenant is Bed Bath & Beyond, Inc. ("Bed Bath & Beyond") occupying approximately 30,448 square feet, or approximately 20.5% of the net rentable area. Bed Bath and Beyond operates superstores selling a variety of domestic merchandise and home furnishings. The Bed Bath & Beyond lease expires in January 2017. As of March 27, 2002, Bed Bath & Beyond had a long-term unsecured debt rating of "BBB-" (S&P). The third largest tenant is Old Navy ("Old Navy"), occupying approximately 30,000 square feet, or approximately 20.2% of the net rentable area. Old Navy is a subsidiary of The Gap, Inc. ("Gap"). Gap is a global specialty retailer, operating stores selling casual apparel, personal care items, and other accessories for men, women and children. The Old Navy lease expires in September 2011.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                     % OF GROSS      NET
                                                     POTENTIAL    RENTABLE      % OF NET      DATE OF LEASE
TENANT                                                  RENT      AREA (SF)   RENTABLE AREA     EXPIRATION
------                                               ----------   ---------   -------------   --------------
Babies R Us........................................      6.9%      30,606         20.6%        November 2016
Bed Bath & Beyond..................................     21.9%      30,448         20.5%         January 2017
Old Navy...........................................     23.4%      30,000         20.2%       September 2011
AC Moore...........................................     15.8%      23,400         15.7%         January 2012
Famous Footwear....................................      7.4%       9,330          6.3%        November 2006

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                                                                                                       CUMULATIVE
                                                                                          % OF GROSS   % OF GROSS
                                      WA BASE                               CUMULATIVE    POTENTIAL    POTENTIAL
                       # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF        RENT         RENT
YEAR                     ROLLING      ROLLING    ROLLING     ROLLING(1)     ROLLING(1)    ROLLING(1)   ROLLING(1)
----                   -----------   ---------   --------   -------------   -----------   ----------   ----------
2002                        0         $ 0.00           0          0.0%           0.0%         0.0%         0.0%
2003                        0         $ 0.00           0          0.0%           0.0%         0.0%         0.0%
2004                        0         $ 0.00           0          0.0%           0.0%         0.0%         0.0%
2005                        0         $ 0.00           0          0.0%           0.0%         0.0%         0.0%
2006                        1         $17.00       9,330          6.3%           6.3%         7.4%         7.4%
2007                        0         $ 0.00           0          0.0%           6.3%         0.0%         7.4%
2008                        0         $ 0.00           0          0.0%           6.3%         0.0%         7.4%
2009                        0         $ 0.00           0          0.0%           6.3%         0.0%         7.4%
2010                        0         $ 0.00           0          0.0%           6.3%         0.0%         7.4%
2011                        4         $18.87      43,888         29.5%          35.8%        38.5%        45.8%
2012                        1         $14.50      23,400         15.7%          51.5%        15.8%        61.6%

----------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for certain escrows of real estate taxes and provide for replacement reserves. In addition, the borrower deposited with mortgagee at the closing of the Maine Crossing Loan the sum of approximately $300,000, which is to be released at such time as certain vacant out-parcel space is occupied and the related tenant is paying rent. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Management. Packard Development Corporation is the property manager for the Mortgaged Property securing the Maine Crossing Loan. The property manager is affiliated with the sponsor.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan History."

     Fifty-eight (58) of the Mortgage Loans (the "Wachovia Mortgage Loans"), representing 44.9% of the Cut-Off Date Balance, were originated or acquired by Wachovia Bank, National Association (formerly known as First Union National
Bank). Forty-two (42) of the Mortgage Loans (the "Greenwich Mortgage Loans"), representing 28.7% of the Cut-Off Date Pool Balance, were originated or acquired by Greenwich Capital Financial Products, Inc. Eighteen (18) of the Mortgage Loans (the "Nomura Mortgage Loans"), representing 15.3% of the Cut-Off Date Pool Balance, were originated or acquired by Nomura Credit & Capital, Inc. Thirty-eight (38) of the Mortgage Loans (the "Artesia Mortgage Loans"), representing 11.0% of the Cut-Off Date Pool Balance, were originated or acquired by Artesia Mortgage Capital Corporation. Wachovia Bank, National Association has no obligation to repurchase or substitute any of the Artesia Mortgage Loans, the Greenwich Mortgage Loans or the Nomura Mortgage Loans, Greenwich has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Artesia Mortgage Loans or the Nomura Mortgage Loans, Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Artesia Mortgage Loans or the Greenwich Mortgage Loans and Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Greenwich Mortgage Loans or the Nomura Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Wachovia Bank, National Association. All information concerning the Greenwich Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Greenwich. All information concerning the Nomura Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Nomura. All information concerning the Artesia Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Artesia.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Each Mortgage Loan Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller for compliance with program standards and such staff member approves or rejects such report. Generally, the results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     - Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments.

     - Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums.

     - Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     - Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

          - Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a

"Custodian"), among other things, the following documents with respect to each Mortgage Loan originated or acquired by the applicable Mortgage Loan Seller (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case with evidence of recording indicated thereon or certified by the applicable recorder's office;
(iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, that no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided that a Controlling Class Representative has been elected and such approval of the Controlling Class Representative may not be unreasonably withheld; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) is true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

          (vii) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage and leases to the Trustee (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the interests of the

Certificateholders therein, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     Any breach of a representation or warranty as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan") that materially and adversely affects the value of such other Crossed Loans, and is not cured as provided for above, will require the repurchase or substitution of all such Crossed Loans that are materially and adversely affected by such breach; provided, that if any Crossed Loan is not so repurchased or substituted, then such Crossed Loan will be released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the Trust Fund if such a release is permitted by the REMIC provisions.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the CLF Intercreditor Agreement or Greenwich Co-Lender Agreement, if applicable, and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any affiliate of either has extended to any obligor on a Mortgage Note.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See

"DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, and is our affiliate and one of the Mortgage Loan Sellers. In addition, it is anticipated that an affiliate of Wachovia Bank, National Association will be the holder of the Wachovia Companion Loan described herein. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of March 31, 2002 Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 6,893 commercial and multifamily loans, totaling approximately $50 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer under the Pooling and Servicing Agreement (the "Special Servicer"), and will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of November 2001, the Special Servicer and its affiliates were managing a portfolio which included an original count of 12,800 assets in most states with an original face value of over $66 billion, most of which are commercial real estate assets. Included in this managed portfolio are $64 billion of commercial real estate assets representing 82 securitization transactions, for which the Special Servicer is servicer or special servicer.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by Lennar Partners, Inc. and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the

"Controlling Class Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is (i) greater than 25% of its original Certificate Balance and (ii) equal to or greater than 1.0% of the sum of the original Certificate Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class Z-I, Class Z-II and Class Z-III Certificates, the REMIC Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be treated as one Class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement and the accompanying Prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan or Companion Loan as to which (a) the related Mortgagor has (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan or Companion Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer has determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer shall have determined, in its good faith and reasonable judgment, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     In general, as long as the related AB Mortgage Loan is owned by the Trust, each Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related Mortgage Note were a Certificateholder. If a Companion Loan becomes specially serviced, then the related AB Mortgage Loan will become a Specially Serviced

Mortgage Loan. If an AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under the AB Mortgage Loans or the related Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the related Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in this Prospectus Supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.05% to 0.115%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0552% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to the Companion Loans. Otherwise, all references in this section to "Mortgage Loans" will include the Companion Loans.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.025% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and
(b) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances, including in connection with the purchase of the AB Mortgage Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans." The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special

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Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the preceding 12-month period and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the AB Mortgage Loans, to certain rights of the holder of the related Companion Loan) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of
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principal, interest or other amount (including Prepayment Premiums and Yield
Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000 or one of the ten largest Mortgage Loans by Stated Principal Balance, permit the transfer of (A) the related Mortgage Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the AB Mortgage Loans, subject to certain rights of the holders of the related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable,
(y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class of Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the servicing standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative, the Rating Agencies and, with respect to the AB Mortgage Loans, the holders of the related Companion Loan, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available
                                      S-134
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for review during normal business hours at the offices of the Special Servicer.
See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements and (iv) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer and, the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less);

          (iii) any proposed sale of a REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may, direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

     Notwithstanding the foregoing, if the unpaid principal amount of the Greenwich Companion Loan, net of any existing related Appraisal Reduction Amount with respect to the Greenwich AB Mortgage Loan and the related Greenwich Companion Loan (calculated as if the loans were a single Mortgage Loan), is equal to or greater than 25% of the original unpaid principal amount of the Greenwich Companion Loan, then the Controlling Class Representative will not be entitled to exercise any of the rights and powers described above with respect to the Greenwich AB Mortgage Loan and the Greenwich Companion Loan and, instead, the related Greenwich Companion Loan noteholder or its designee will be entitled to exercise those rights and powers with respect to the Greenwich AB Mortgage Loan and the Greenwich Companion Loan.

     Limitation on Liability of the Controlling Class Representative and the Greenwich Companion Loan Holder. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     The Greenwich Companion Loan noteholder or its designee, in connection with exercising the rights and powers described under "--The Controlling Class Representative" above with respect to the Greenwich AB Mortgage Loan and the Greenwich Companion Loan, will be entitled to substantially the same limitations on liability to which the Controlling Class Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the servicing standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as
                                      S-136
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determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the servicing standard described under "--General" above, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the servicing standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the servicing standard described in the Pooling and Servicing Agreement; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to bid on any REO

                                      S-137
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Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii)
the Trustee shall promptly obtain, at the expense of the Trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.0x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2003, with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the servicing standard described under "--General" above to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.
                                      S-138
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                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of May 11, 2002, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the REO Accounts, the Additional Interest Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO-I and Class IO-II Certificates (collectively, the "Class IO Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); and (v) the Class Z-I, Class Z-II and Class Z-III Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered hereby. The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class IO-I and Class IO-II Certificates (collectively, the "Non-Offered Certificates"), the Class Z-I, Class Z-II and Class Z-III Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream Luxembourg") or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream Luxembourg and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream Luxembourg, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Luxembourg Participant or Euroclear Participant on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Clearstream Luxembourg and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream Luxembourg, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream Luxembourg is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     The information in this Prospectus Supplement concerning DTC, Clearstream Luxembourg or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                     PERCENTAGE OF
                                               CLOSING DATE          CUT-OFF DATE
          CLASS OF CERTIFICATES             CERTIFICATE BALANCE      POOL BALANCE
          ---------------------             -------------------      -------------
Class A-1 Certificates...................      $ 59,090,000               6.22%
Class A-2 Certificates...................      $135,500,000              14.26%
Class A-3 Certificates...................      $135,194,000              14.23%
Class A-4 Certificates...................      $404,195,000              42.54%
Class B Certificates.....................      $ 35,630,000               3.75%
Class C Certificates.....................      $ 42,756,000               4.50%
Class D Certificates.....................      $  9,501,000               1.00%
Non-Offered Certificates (other than
  Class IO Certificates).................      $128,268,833              13.50%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class IO Certificates. The Notional Amount of the Class IO-I Certificates will generally be equal to the aggregate of the Component Balances of the Components outstanding from time to time. The Notional Amount of the Class IO-II Certificates will generally be equal to the aggregate of the Component Balances of the Class A-2B, Class A-3, Class A-4A, Class A-4B, Class B, Class C, Class D, Class E, Class F and Class G Components outstanding from time to time. The initial Notional Amount for (i) the Class IO-I Certificates will be $950,134,833, and (ii) the Class IO-II Certificates will be $754,200,000.

     Solely for the purposes of calculating the Notional Amounts of the Class IO-I and Class IO-II Certificates and the Pass-Through Rates applicable to the Class IO-I and Class IO-II Certificates for each Distribution Date, the aggregate Certificate Balance of each Class of Sequential Pay Certificates will be deemed to consist of a single (or two, in the case of each of the Class A-2 and Class A-4 Certificates) component (each a "Component"). Each Component will have a balance (a "Component Balance") that will be reduced by any distributions of principal (except as described below with respect to the Class A-2 and Class A-4 Components) made on the related Class of Certificates or any allocations of Realized Losses or Additional Trust Fund Expenses to such Class.

     The Notional Amount of the Class IO-I Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Sequential Pay Certificates that corresponds to the Components. The Notional Amount of the Class IO-II Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates that correspond to the Class A-2B, Class A-3, Class A-4A, Class A-4B, Class B, Class C, Class D, Class E, Class F and Class G Components, respectively.

     The initial Component Balances of the Components will be as follows: Class A-1 ($59,090,000), Class A-2 ($135,500,000), Class A-3 ($135,194,000), Class A-4
($404,195,000), Class B ($35,630,000), Class C ($42,756,000), Class D
($9,501,000), Class E ($13,064,000), Class F ($16,628,000), Class G
($13,064,000), Class H ($15,440,000), Class J ($17,815,000), Class K
($4,751,000), Class L ($9,981,000), Class M ($7,036,000), Class N ($4,691,000)
and Class O ($25,798,833).

     In addition, the Class A-2 Component will be deemed to consist of two Components. The "Class A-2A Component" will have a Component Balance initially equal to $51,332,000, which amount will be deemed to be reduced by the amount of all distributions of principal allocated to the Class A-2 Component until such Component Balance is reduced to zero. The other Class A-2 Component, the "Class A-2B Component", will have a Component Balance initially equal to $84,168,000 which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all distributions of principal in reduction of the aggregate Component Balance of the Class A-2 Component until the Component Balance of the Class A-2B Component (and the aggregate Component Balance of the Class A-2 Component) has been reduced to zero.

     In addition, the Class A-4 Component will be deemed to consist of two Components. The "Class A-4A Component" will have a Component Balance initially equal to $10,879,000, which amount will be deemed to be reduced by the amount of all distributions of principal allocated to the Class A-4 Component until such Component Balance is reduced to zero. The other Class A-4 Component, the "Class A-4B Component", will have a Component Balance initially equal to $393,316,000 which, following the reduction of the Component Balance of the Class A-4A Component to zero, will be deemed reduced by the amount of all distributions of principal in reduction of the aggregate Component Balance of the Class A-4 Component until the Component Balance of the Class A-4B Component (and the aggregate Component Balance of the Class A-4 Component) has been reduced to zero.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any

Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Certificates will result in an increase in the Notional Amount of the Class IO-I Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-2 Certificates (to the extent allocated to the Class A-2B Component) or the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F or Class G Certificates, the Class IO-II Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z-I, Class Z-II and Class Z-III Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. Each Component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate on the related Class of Certificates.

     The Pass-Through Rate applicable to the Class IO-I Certificates for the
initial Distribution Date will equal approximately        % per annum. The
Pass-Through Rate applicable to the Class IO-I Certificates for each Distribution Date will, in general, equal the weighted average of the Class IO-I Strip Rates for the respective Classes of Components (and, in the case of the Class A-2 Component, the Class A-2A and Class A-2B Components thereof, and, in the case of the Class A-4 Component, the Class A-4A and Class A-4B Components thereof) for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class IO-I Strip Rate" in respect of any Class of Components (and in the case of the Class A-2 Component, the Class A-2A and Class A-2B Components thereof, and, in the case of the Class A-4 Component, the Class A-4A and Class A-4B Components thereof) for any Distribution Date will, in general, equal (i) in the case of the Class A-1, Class A-2A, Class H, Class J, Class K, Class L, Class M, Class N and Class O Components, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the Pass-Through Rate for such Component and (ii) in the case of the Class A-2B, Class A-3, Class A-4A, Class A-4B, Class B, Class C, Class D, Class E, Class F and Class G Components (x) for any Distribution Date occurring on or before the related Component Crossover Date, (1) the Weighted Average Net Mortgage Rate for such Distribution Date minus (2) the sum of the Pass-Through Rate for such Component and the Class IO-II Strip Rate for such Component, and (y) for any Distribution Date occurring after the related Component Crossover Date, (1) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (2) the Pass-Through Rate for such Component (but in no event will any Class IO-I Strip Rate be less than zero). The "Component Crossover Date" is (i) with respect to the Class A-2B Component, Class A-3 Component and Class A-4A Component, the Distribution Date occurring in September 2005, (ii) with respect to the Class A-4B Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component and the

Class F Component, the Distribution Date occurring in May 2009, and (iii) with respect to the Class G Component, the Distribution Date occurring in May 2008.

     The Pass-Through Rate applicable to the Class IO-II Certificates for the
initial Distribution Date will equal approximately        % per annum. The
Pass-Through Rate applicable to the Class IO-II Certificates for each Distribution Date will, in general, equal the weighted average of the Class IO-II Strip Rates for the Class A-2B, Class A-3, Class A-4A, Class A-4B, Class B, Class C, Class D, Class E, Class F and Class G Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Component outstanding immediately prior to such Distribution Date). The "Class IO-II Strip Rate" in respect of the Class A-2B, Class A-3, Class A-4A, Class A-4B, Class B, Class C, Class D, Class E, Class F and Class G Components for any Distribution Date will, in general, equal (i) for any Distribution Date occurring on or before the related Component Crossover Date, (x) the lesser of
(1) the Weighted Average Net Mortgage Rate for such Distribution Date and (2) the reference rate specified on Annex K to this Prospectus Supplement for such Distribution Date minus 0.03% per annum minus (y) the Pass-Through Rate for such Component (but in no event will any Class IO-II Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Component Crossover Date, 0% per annum.

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class IO Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z-I, Class Z-II and Class Z-III Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 4 Mortgage Loans (loan numbers 126, 149, 154 and 156), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than the 4 Mortgage Loans, representing 0.4% of the Cut-Off Date Pool Balance, which accrue interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution Date, the fourth business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fifteenth day of each month or, if any such fifteenth day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in June 2002.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

             (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

             (ii) any Prepayment Premiums and Yield Maintenance Charges;

             (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

             (iv) any amounts deposited in the Certificate Account in error;

             (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z-I, Class Z-II and Class Z-III Certificates); and

             (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution.

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an Actual/360 Basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z-I, Class Z-II and Class Z-III Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class IO-I Certificates and Class IO-II Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

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          (2) to distributions of principal to the holders of the Class A-1
     Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

          (4) after the Class A-1 Certificates and the Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates and/or Class A-2 Certificates on such Distribution Date;

          (5) after the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates and/or Class A-3 Certificates on such Distribution Date;

          (6) to distributions to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (7) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and/or Class A-4 Certificates on such Distribution Date;

          (9) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (10) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and/or Class B Certificates on such Distribution Date;

          (12) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (13) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates and/or Class C Certificates on such Distribution Date;

          (15) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (16) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates and/or Class D Certificates on such Distribution Date;

          (18) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (19) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and/or Class E Certificates on such Distribution Date;

          (21) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (22) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3

     Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and/or Class F Certificates on such Distribution Date;

          (24) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (25) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and/or Class G Certificates on such Distribution Date;

          (27) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (28) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and/or Class H Certificates on such Distribution Date;

          (30) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (31) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and/or Class J Certificates on such Distribution Date;

          (33) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (34) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and/or Class K Certificates on such Distribution Date;

          (36) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (37) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and/or Class L Certificates on such Distribution Date;

          (39) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (40) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and/or Class M Certificates on such Distribution Date;

          (42) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (43) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (44) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and/or Class N Certificates on such Distribution Date;

          (45) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (46) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (45) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of two or more Classes of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2), (3), (4) and (5) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO-I and Class IO-II Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class IO-I or Class IO-II Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Senior Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class E, Class F and Class G Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of
                                      S-153
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Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class IO-I Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class E, Class F and Class G Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge or Prepayment Premium with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to, in the case of Additional Interest collected on a Wachovia Mortgage Loan, all the holders of the Class Z-I Certificates, in the case of Additional Interest collected on a Greenwich Mortgage Loan, all the holders of the Class Z-II Certificates and, in the case of Additional Interest collected on a Nomura Mortgage Loan, all the holders of the Class Z-III Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Class A and Class IO Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class IO Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C and Class D Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates (other than the Class IO Certificates), (b) to the holders of the Class C Certificates by means of the subordination of the Class D and the Non-Offered Certificates (other than the Class IO Certificates), (c) to the holders of the
                                      S-154
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Class B Certificates by means of the subordination of the Class C, Class D and the Non-Offered Certificates (other than the Class IO Certificates), and (d) to the holders of the Class A and Class IO Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class A-3, Class A-4, Class IO-I and Class IO-II Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-3 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-4 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans, that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class E
                                      S-155
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Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eleventh, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate (or with respect to certain advances on the Wachovia AB Mortgage Loan and Wachovia Companion Loan, the rate provided in the CLF Intercreditor Agreement). Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the preceding 12-month period and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the
                                      S-157
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"Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance made with respect to a Mortgage Loan if the related Periodic Payment is received on or before the due date for the related Mortgage Loan and the expiration of any applicable grace period. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus
(ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal

25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--P&I Advances" above. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

          (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

          (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

          (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

          (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

          (v) the Available Distribution Amount for such Distribution Date;

          (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date; and (b) the aggregate amount of servicing advances as of the close of business on the related Determination Date;

          (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

          (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

          (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

          (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

          (xi) as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

          (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

          (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

          (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

          (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

          (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

          (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

          (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

          (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

          (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the Notional Amount of the Class IO-I and Class IO-II Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

          (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

          (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

          (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

          (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

          (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

          (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

          (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates;

          (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period; and

          (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates, Class Z-I Certificates, Class Z-II Certificates and Class Z-III Certificates on such Distribution Date.

          2. A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following ten reports providing the required information (unless the CMSA subsequently approves another form for the presentation of such information) as of the Determination Date (unless otherwise specified below) immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex C attached to this Prospectus Supplement, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property and status of resolution.

          (b) A "Historical Loan Modification Report" containing substantially the content set forth in Annex D attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) A "Historical Liquidation Report" containing substantially the content set forth in Annex E attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of liquidation proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex F attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and
     (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex G attached to this Prospectus Supplement, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, other than the Mortgage Loans whose operating results for the first year of operations represent less than seven months of operating history,
     (ii) that is delinquent in respect of its real estate taxes, (iii) for which any Advance has been outstanding for 30 days or more, (iv) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months and is less than 1.40x, (v) for which any lease relating to more than 25% of the rentable area of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (without being replaced by one or more tenants or leases),
     (vi) that is late in making its Periodic Payment three or more times in the preceding 12 months, (vii) with overdue material deferred maintenance at the related Mortgaged Property or (viii) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related borrower has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents.

          (f) An "Operating Statement Analysis" containing substantially the content set forth in Annex H attached to this Prospectus Supplement, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex I attached to this Prospectus Supplement, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced.

          (h) A "Comparative Financial Status Report" containing substantially the content set forth in Annex J attached to this Prospectus Supplement, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

          (i) An "Interim Delinquent Loan Status Report" identifying each Mortgage Loan that was delinquent as of the end of the calendar month immediately preceding the preparation of such report.

          (j) An "Updated Collection Report" identifying each mortgage loan with respect to which the Master Servicer received a Periodic Payment after the Determination Date and before the P&I Advance Date for the related month.

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants.

Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution Date, the Trustee will make available to any interested party via its internet website initially located at "www.ctslink.com/cmbs", (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA loan setup file, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on or prior to each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon request, to any Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan (only with respect to its Companion Loan), the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer,
(h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                          ASSUMED FINAL
CLASS DESIGNATION                                       DISTRIBUTION DATE
-----------------                                       -----------------
Class A-1.............................................  December 15, 2006
Class A-2.............................................  December 15, 2009
Class A-3.............................................   October 15, 2011
Class A-4.............................................     April 15, 2012
Class B...............................................     April 15, 2012
Class C...............................................     April 15, 2012
Class D...............................................     April 15, 2012

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND

MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in April 2034, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates (allocated, pro rata, between the Classes of Class IO Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II, Class Z-I, Class Z-II and Class Z-III Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 2.6% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Wells Fargo offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562 (prior to May 6, 2002) and 9062 Annapolis Road, Columbia, Maryland 21045-1951 (on and after May 6, 2002). Certificateholders and other interested parties should direct their inquiries to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee is also authorized to invest or direct the investment of funds held in the distribution accounts and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement. The Trustee will not be entitled to any fee with respect to any Companion Loan.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--

Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and then, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates and then the Non-Offered Certificates (other than the Class IO-I and Class IO-II Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this

Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the holders of the respective Classes of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balances thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, will thereafter generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates and the Class D

Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR", "75% CPR" and "100% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in June 2002, and (xiii) the Closing Date for the sale of the Offered Certificates is May 23, 2002.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                                0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                              OTHERWISE AT INDICATED CPR
                                                -------------------------------------------------------
              DISTRIBUTION DATE                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
              -----------------                 -------   ---------   ---------   ---------   ---------
Initial Date..................................    100         100         100         100         100
5/15/03.......................................     84          84          84          84          84
5/15/04.......................................     66          66          66          66          66
5/15/05.......................................     47          47          47          47          47
5/15/06.......................................     26          26          26          26          26
5/15/07.......................................      0           0           0           0           0
Weighted average life (in years)..............   2.75        2.74        2.73        2.71        2.68

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                                0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                              OTHERWISE AT INDICATED CPR
                                                -------------------------------------------------------
              DISTRIBUTION DATE                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
              -----------------                 -------   ---------   ---------   ---------   ---------
Initial Date..................................    100        100         100         100         100
5/15/03.......................................    100        100         100         100         100
5/15/04.......................................    100        100         100         100         100
5/15/05.......................................    100        100         100         100         100
5/15/06.......................................    100        100         100         100         100
5/15/07.......................................     39         39          39          38          33
5/15/08.......................................     30         28          26          24          22
5/15/09.......................................     17         14          12          10          10
5/15/10.......................................      0          0           0           0           0
Weighted average life (in years)..............   5.50       5.44        5.40        5.36        5.21

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                  CERTIFICATES

                                                0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                              OTHERWISE AT INDICATED CPR
                                                -------------------------------------------------------
              DISTRIBUTION DATE                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
              -----------------                 -------   ---------   ---------   ---------   ---------
Initial Date..................................    100        100         100         100         100
5/15/03.......................................    100        100         100         100         100
5/15/04.......................................    100        100         100         100         100
5/15/05.......................................    100        100         100         100         100
5/15/06.......................................    100        100         100         100         100
5/15/07.......................................    100        100         100         100         100
5/15/08.......................................    100        100         100         100         100
5/15/09.......................................    100        100         100         100         100
5/15/10.......................................     62         58          57          56          56
5/15/11.......................................     26         20          17          15           0
5/15/12.......................................      0          0           0           0           0
Weighted average life (in years)..............   8.44       8.35        8.30        8.27        8.09

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                  CERTIFICATES

                                                0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                              OTHERWISE AT INDICATED CPR
                                                -------------------------------------------------------
              DISTRIBUTION DATE                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
              -----------------                 -------   ---------   ---------   ---------   ---------
Initial Date..................................    100        100         100         100         100
5/15/03.......................................    100        100         100         100         100
5/15/04.......................................    100        100         100         100         100
5/15/05.......................................    100        100         100         100         100
5/15/06.......................................    100        100         100         100         100
5/15/07.......................................    100        100         100         100         100
5/15/08.......................................    100        100         100         100         100
5/15/09.......................................    100        100         100         100         100
5/15/10.......................................    100        100         100         100         100
5/15/11.......................................    100        100         100         100          97
5/15/12.......................................      0          0           0           0           0
Weighted average life (in years)..............   9.68       9.66        9.64        9.61        9.43

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                              OTHERWISE AT INDICATED CPR
                                                -------------------------------------------------------
              DISTRIBUTION DATE                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
              -----------------                 -------   ---------   ---------   ---------   ---------
Initial Date..................................    100        100         100         100         100
5/15/03.......................................    100        100         100         100         100
5/15/04.......................................    100        100         100         100         100
5/15/05.......................................    100        100         100         100         100
5/15/06.......................................    100        100         100         100         100
5/15/07.......................................    100        100         100         100         100
5/15/08.......................................    100        100         100         100         100
5/15/09.......................................    100        100         100         100         100
5/15/10.......................................    100        100         100         100         100
5/15/11.......................................    100        100         100         100         100
5/15/12.......................................      0          0           0           0           0
Weighted average life (in years)..............   9.89       9.89        9.89        9.85        9.66

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                              OTHERWISE AT INDICATED CPR
                                                -------------------------------------------------------
              DISTRIBUTION DATE                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
              -----------------                 -------   ---------   ---------   ---------   ---------
Initial Date..................................    100        100         100         100         100
5/15/03.......................................    100        100         100         100         100
5/15/04.......................................    100        100         100         100         100
5/15/05.......................................    100        100         100         100         100
5/15/06.......................................    100        100         100         100         100
5/15/07.......................................    100        100         100         100         100
5/15/08.......................................    100        100         100         100         100
5/15/09.......................................    100        100         100         100         100
5/15/10.......................................    100        100         100         100         100
5/15/11.......................................    100        100         100         100         100
5/15/12.......................................      0          0           0           0           0
Weighted average life (in years)..............   9.89       9.89        9.89        9.89        9.73

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
             DISTRIBUTION DATE                 0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
             -----------------                --------   ---------   ---------   ---------   ----------
Initial Date................................     100         100         100         100         100
5/15/03.....................................     100         100         100         100         100
5/15/04.....................................     100         100         100         100         100
5/15/05.....................................     100         100         100         100         100
5/15/06.....................................     100         100         100         100         100
5/15/07.....................................     100         100         100         100         100
5/15/08.....................................     100         100         100         100         100
5/15/09.....................................     100         100         100         100         100
5/15/10.....................................     100         100         100         100         100
5/15/11.....................................     100         100         100         100         100
5/15/12.....................................       0           0           0           0           0
Weighted average life (in years)............    9.89        9.89        9.89        9.89        9.73

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than the Early Defeasance Loan and any Additional Interest on the ARD Loans. In addition, the Early Defeasance Loan will constitute the sole asset of an Early Defeasance Loan REMIC and the "regular interest" in such Early Defeasance Loan REMIC (instead of the related Mortgage Loan and any related REO Property) will be an asset of one of the aforementioned REMICs. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z-I, Class Z-II and Class Z-III certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the Prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, the Offered Certificates will [not] be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount or amortization of issue premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     [Based on their anticipated issue prices (including accrued interest) the Offered Certificates will be treated for federal income tax purposes as having been issued at a premium.] Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New

Regulations were effective January 1, 2001. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or
Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include First Union Securities, Inc. ("First Union Securities"), PTE 90-59 (September 6,
1990) to Greenwich Capital Markets, Inc. ("Greenwich Capital") and PTE 93-32 (May 14, 1993) to Nomura Securities International, Inc. ("Nomura Securities"), each as amended by PTE 97-34 (July 21, 1997) and PTE 2000-58 (November 13, 2000) (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) First Union Securities, (b) Greenwich Capital, (c) Nomura Securities, (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union Securities, Greenwich Capital or Nomura Securities and
(e) any member of the underwriting syndicate or selling group of which First Union Securities, Greenwich Capital or Nomura Securities a person described in
(d) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed Plans as described in Section 404(c) of ERISA or Plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. The Exemptions would not apply to governmental plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each class of the Offered Certificates does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under Similar
Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     No representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and First Union Securities, Greenwich Capital and Nomura Securities (collectively, the "Underwriters"), the Depositor has agreed to sell to each of First Union Securities, Greenwich Capital and Nomura Securities and each of First Union Securities, Greenwich Capital and Nomura Securities has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

CLASS                     FIRST UNION SECURITIES   GREENWICH CAPITAL   NOMURA SECURITIES
-----                     ----------------------   -----------------   -----------------
Class A-1...............                  $                     $                   $
Class A-2...............                  $                     $                   $
Class A-3...............                  $                     $                   $
Class A-4...............                  $                     $                   $
Class B.................                  $                     $                   $
Class C.................                  $                     $                   $
Class D.................                  $                     $                   $

     First Union Securities, Inc. is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this Prospectus Supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC, which is a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc. Wachovia Securities, Inc. is not participating as an underwriter in the distribution of the Offered Certificates. In connection with the consummation of the merger of First Union Corporation and Wachovia Corporation, on or about June 15, 2002, Wachovia Securities, Inc. and First Union Securities, Inc. will merge and the successor entity will be named Wachovia Securities, Inc.

     First Union Securities, Greenwich Capital and Nomura Securities are acting as co-lead managers of the offering. First Union Securities is acting as bookrunner for the offering.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$               , which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, First Union Securities, Greenwich Capital and Nomura Securities may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities

Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this Prospectus Supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     First Union Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers and the Master Servicer. Greenwich Capital, one of the Underwriters, is an affiliate of Greenwich Capital Financial Products, Inc., a Mortgage Loan Seller. Nomura Securities, one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., a Mortgage Loan Seller. It is expected that Wachovia Bank, National Association, Greenwich Capital Financial Products, Inc., and Nomura Credit & Capital, Inc. or one of their affiliates will own the Class Z-I, Class Z-II or Class Z-III Certificates, respectively.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and for the Underwriters by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Moody's and S&P (the "Rating Agencies"):

                                                               EXPECTED
                                                             RATINGS FROM
CLASS                                                        MOODY'S/S&P
-----                                                      ----------------
Class A-1................................................      Aaa/AAA
Class A-2................................................      Aaa/AAA
Class A-3................................................      Aaa/AAA
Class A-4................................................      Aaa/AAA
Class B..................................................       Aa2/AA
Class C..................................................        A2/A
Class D..................................................       A3/A-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying Prospectus.

                             INDEX OF DEFINED TERMS

215 East 23rd Street Loan...................................          S-118
30/360 basis................................................     S-28, S-79
AB Mortgage Loans...........................................           S-84
A/B Mortgage Event of Default...............................           S-86
Abbey.......................................................   S-107, S-111
Abbey Portfolio I Loans.....................................          S-106
Abbey Portfolio II Loans....................................          S-111
accredited investor.........................................          S-177
Accrued Certificate Interest................................          S-151
actual/360 basis............................................           S-28
Actual/360 basis............................................           S-79
Additional Interest.........................................           S-79
Additional Interest Account.................................          S-146
Additional Trust Fund Expenses..............................          S-156
Administrative Cost Rate....................................           S-90
Advance.....................................................          S-157
Anticipated Repayment Date..................................           S-79
Appraisal Reduction Amount..................................          S-158
ARD Loans...................................................           S-79
Artesia.....................................................           S-79
Artesia Mortgage Loans......................................          S-121
Assumed Final Distribution Date.............................          S-164
Assumed Scheduled Payment...................................          S-153
Available Distribution Amount...............................          S-145
Babies R Us.................................................          S-120
Balloon Loans...............................................           S-79
Balloon Payment.............................................           S-79
Bed Bath and Beyond.........................................   S-117, S-120
Borders Books...............................................          S-117
Broadmoor Towne Center Loan.................................          S-117
Burlington..................................................          S-116
Capital Imp. Reserve........................................           S-90
Capri.......................................................          S-108
Certificate Balance.........................................          S-141
Certificate Deferred Interest...............................          S-143
Certificateholders..........................................          S-145
Certificates................................................          S-139
City Place II B Note........................................          S-114
City Place II Loan..........................................          S-114
City Place II Loan Pair.....................................          S-114
Class.......................................................          S-139
Class A Certificates........................................          S-139
Class A-2A Component........................................          S-142
Class A-2B Component........................................          S-142
Class A-4A Component........................................          S-142
Class A-4B Component........................................          S-142
Class IO Certificates.......................................          S-139
Class IO-I Strip Rate.......................................          S-143
Class IO-II Strip Rate......................................          S-144
Clearstream Luxembourg......................................          S-139
Clearstream Luxembourg Participants.........................          S-141

CLF.........................................................           S-84
CLF Intercreditor Agreement.................................           S-84
CMSA Bond File..............................................          S-161
CMSA Collateral Summary File................................          S-161
CMSA Loan Periodic Update File..............................          S-161
CMSA Property File..........................................          S-161
Collection Period...........................................          S-145
Companion Loans.............................................           S-84
Comparative Financial Status Report.........................          S-162
Compensating Interest Payment...............................          S-132
Component...................................................          S-142
Component Balance...........................................          S-142
Component Crossover Date....................................          S-143
Conning.....................................................          S-114
Constant Prepayment Rate....................................          S-170
Controlling Class...........................................          S-130
Controlling Class Representative............................          S-130
Corrected Mortgage Loan.....................................          S-131
CPR.........................................................          S-170
Craig I/S...................................................          S-105
Crossed Loan................................................          S-127
Current Balance.............................................          S-114
Custodian...................................................          S-123
Cut-Off Date................................................           S-78
Cut-Off Date Balance........................................           S-78
Cut-Off Date LTV............................................           S-89
Cut-Off Date LTV Ratio......................................           S-89
Cut-Off Date Pool Balance...................................           S-78
D( )........................................................           S-90
Defaulted Lease Claim.......................................           S-84
Defaulted Mortgage Loan.....................................          S-136
Defeasance..................................................           S-90
Defeasance Collateral.......................................           S-81
Delinquent Loan Status Report...............................          S-161
Depositaries................................................          S-139
Determination Date..........................................          S-145
Discount Rate...............................................          S-154
Distributable Certificate Interest..........................          S-151
Distribution Date...........................................          S-145
Distribution Date Statement.................................          S-159
DSC Ratio...................................................           S-87
DSCR........................................................           S-87
DTC.........................................................          S-139
Due Date....................................................           S-79
Early Defeasance Loan.......................................           S-81
Early Defeasance Loan REMIC.................................           S-81
ERISA.......................................................          S-175
Euroclear Participants......................................          S-141
Excess Cash Flow............................................           S-79
Excluded Plan...............................................          S-176
Exemption...................................................          S-175
Exemptions..................................................          S-175
expense.....................................................           S-89

Faison......................................................          S-105
Final Recovery Determination................................          S-160
First Union Securities......................................          S-175
Fitch.......................................................          S-176
Form 8-K....................................................          S-127
Full Amortizing Loans.......................................           S-79
Gables......................................................          S-111
Gap.........................................................          S-120
Golds.......................................................          S-116
Greenwich...................................................           S-79
Greenwich AB Mortgage Loan..................................           S-84
Greenwich Capital...........................................          S-175
Greenwich Co-Lender Agreement...............................           S-85
Greenwich Companion Loan....................................           S-84
Greenwich Mortgage Loans....................................          S-121
Historical Liquidation Report...............................          S-161
Historical Loan Modification Report.........................          S-161
Indirect Participants.......................................          S-140
Interest Accrual Period.....................................          S-144
Interest Period.............................................          S-114
Interest Reserve Account....................................          S-146
Interest Reserve Amount.....................................          S-146
Interest Reserve Loans......................................          S-146
Interim Delinquent Loan Status Report.......................          S-162
IRS.........................................................          S-174
Klaff.......................................................          S-116
L (  )......................................................           S-90
Letter of Credit............................................          S-119
Linens 'N Things............................................          S-116
LNR.........................................................          S-129
Loan per Sq. Ft., Unit, Bed, Pad or Room....................           S-89
LOC Loan....................................................           S-88
Lockout.....................................................           S-90
Lockout Period..............................................           S-90
LTV at ARD or Maturity......................................           S-89
Maine Crossing Loan.........................................          S-119
Majority Subordinate Certificateholder......................          S-165
Marketplace at Altamonte Loan...............................          S-115
Master Servicer.............................................          S-129
Master Servicing Fee........................................          S-131
Master Servicing Fee Rate...................................          S-131
Maturity Date LTV Ratio.....................................           S-89
Mediterranean Village Loan..................................          S-110
Merrill Lynch...............................................          S-114
Money Rates.................................................          S-158
Moody's.....................................................          S-176
Mortgage....................................................           S-78
Mortgage Deferred Interest..................................          S-143
Mortgage File...............................................          S-123
Mortgage Loan Purchase Agreement............................          S-121
Mortgage Loan Purchase Agreements...........................          S-121
Mortgage Loans..............................................    S-78, S-131
Mortgage Note...............................................           S-78

Mortgage Rate...............................................           S-79
Mortgaged Property..........................................           S-78
NA..........................................................           S-90
NAV.........................................................           S-90
Net Aggregate Prepayment Interest Shortfall.................          S-151
net cash flow...............................................           S-88
Net Cash Flow...............................................           S-87
Net Mortgage Rate...........................................          S-144
New Regulations.............................................          S-174
NOI Adjustment Worksheet....................................          S-162
Nomura......................................................           S-79
Nomura Mortgage Loans.......................................          S-121
Nomura Securities...........................................          S-175
Non-Offered Certificates....................................          S-139
Nonrecoverable P&I Advance..................................          S-157
Notional Amount.............................................          S-142
NRSRO.......................................................          S-176
O (    )....................................................           S-90
Oak Brook Apartments Loan...................................          S-109
Occupancy Percentage........................................           S-90
Offered Certificates........................................          S-139
OID Regulations.............................................          S-174
Old Navy....................................................          S-120
One Enterprise Center Loan..................................          S-105
Open Period.................................................           S-90
Operating Statement Analysis................................          S-162
Option Price................................................          S-136
Original Term to Maturity...................................           S-90
P&I Advance.................................................          S-156
Party in Interest...........................................          S-176
Periodic Payments...........................................           S-79
Plan........................................................          S-175
PLL Policy..................................................          S-111
Pooling and Servicing Agreement.............................          S-139
Prepayment Interest Excess..................................          S-132
Prepayment Interest Shortfall...............................          S-132
Prepayment Premiums.........................................          S-153
Principal Distribution Amount...............................          S-152
Principal Recovery Fee......................................          S-132
Privileged Person...........................................          S-163
PTE.........................................................          S-175
Purchase Option.............................................          S-136
Purchase Price..............................................          S-123
Qualified Appraiser.........................................          S-158
Qualified Substitute Mortgage Loan..........................          S-124
Rated Final Distribution Date...............................          S-165
Rating Agencies.............................................          S-179
Realized Losses.............................................          S-156
Reimbursement Rate..........................................          S-157
Related Proceeds............................................          S-157
Remaining Amortization Term.................................           S-90
remaining term..............................................           S-80
Remaining Term to Maturity..................................           S-90

REMIC.......................................................           S-20
REMIC Administrator.........................................          S-166
REMIC Regular Certificates..................................          S-139
REMIC Regulations...........................................          S-173
REMIC Residual Certificates.................................          S-139
Rental Property.............................................           S-88
REO Extension...............................................          S-137
REO Mortgage Loan...........................................          S-153
REO Property................................................          S-131
REO Status Report...........................................          S-161
Replacement Reserve.........................................           S-91
Required Appraisal Date.....................................          S-158
Required Appraisal Loan.....................................          S-158
Required Defeasance Period..................................          S-169
Restricted Group............................................          S-176
Restricted Servicer Reports.................................          S-162
revenue.....................................................           S-88
Ross Dress For Less.........................................          S-117
Rules.......................................................          S-140
S&P.........................................................          S-176
Scenario....................................................          S-170
Scheduled Payment...........................................          S-152
Second Letter of Credit.....................................          S-119
Sequential Pay Certificates.................................          S-139
Servicing Fees..............................................          S-132
Servicing Transfer Event....................................          S-130
Similar Law.................................................          S-175
Smith Hulsey................................................          S-105
Special Servicer............................................          S-129
Special Servicing Fee.......................................          S-132
Special Servicing Fee Rate..................................          S-132
Specially Serviced Mortgage Loans...........................          S-131
Specially Serviced Trust Fund Assets........................          S-131
Stated Principal Balance....................................          S-144
Subordinate Certificates....................................          S-139
Substitution Shortfall Amount...............................          S-123
SVA.........................................................          S-119
Table Assumptions...........................................   S-164, S-170
Terms and Conditions........................................          S-141
TI/LC Reserve...............................................           S-91
Trammell Crow...............................................          S-106
Trust Fund..................................................          S-139
Trustee Fee.................................................          S-166
Univest Management..........................................          S-118
Underwriters................................................          S-178
Underwriting Agreement......................................          S-178
Underwritten Replacement Reserves...........................           S-90
Unrestricted Servicer Reports...............................          S-162
Updated Collection Report...................................          S-162
Voting Rights...............................................          S-165
Wachovia AB Mortgage Loan...................................           S-84
Wachovia Companion Loan.....................................           S-84
Wachovia Mortgage Loans.....................................          S-121

Watch List Report...........................................          S-161
Webster.....................................................          S-114
Weighted Average Net Mortgage Rate..........................          S-144
weighted averages...........................................           S-90
Wells Fargo.................................................          S-166
Wolff Management............................................          S-110
Workout Fee.................................................          S-132
Year Built..................................................           S-89
Yield Maintenance Charges...................................          S-153
YM( ).......................................................           S-90

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2002-C1

    ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE
  LOAN
 NUMBER                     PROPERTY NAME                                               ADDRESS
--------    ----------------------------------------------    -------------------------------------------------------------
  1         One Enterprise Center                             225 Water Street
  2         Oak Brook Apartments                              12499 Folsom Boulevard
  3         Mediterranean Village                             2001 SE 10th Avenue
  4         CityPlace II                                      151 Asylum Street
  5         Marketplace at Altamonte                          State Road 436 & Interstate 4
  6         Broadmoor Towne Center                            2130 - 2280 Southgate Road
  7         215 East 23rd Street                              215 East 23rd Street
  8         Maine Crossing                                    200 Running Hill Road
  9         Forest Acres Apartments                           28 Forest Acres Drive
  10        Dana Corporation - Antioch                        6050 Dana Way
  11        Cox Creek Centre                                  372-398 Cox Creek Parkway
  12        19019 North 59th Avenue                           19019 North 59th Avenue
  13        Holiday Village Mobile Home Park                  701 South Dobson Road
  14        Sealy Industrial Portfolio                        Various
 14.1       Northwest Business Center                         7402-7648 Reindeer Trail
 14.2       West Loop Business Center                         5404 Bandera Road
 14.3       Westway Service Center                            1700 Grandstand Drive
 14.4       Commerce Center                                   7042 Alamo Downs Pkwy
  15        Torrey Pines Corporate Center                     3020 and 3030 Callan Road
  16        Silver Springs Pointe                             N.W. Expressway & Council Rd
  17        Pinole Vista Shopping Center                      1500-1596 Fitzgerald Drive
  18        Avalon Square Apartments                          2400 Westheimer Road
  19        Radisson Hotel & Conference Center Fresno         2333 Ventura Street
  20        The Gatsby Apartments                             1515 O Street
  21        Summit Pointe Apartments                          108 Summit Pointe Drive
  22        4403 Donald Douglas                               4403 Donald Douglas Drive
  23        Carriage House Apartments                         3900 Monroe Avenue
  24        Radisson Hotel & Conference Center Baton Rouge    4728 Constitution Avenue
  25        Hemet Valley Center                               3301-3695 West Florida Avenue
  26        Upland Freeway Center                             1348-1440 W. 7th Street
  27        Dana Corporation - Rochester Hills                2910 Waterview Drive
  28        Laguna Pavilion Shopping Center                   7400 - 7440 Pavillion Boulevard
  29        Perris Towne Centre                               15-138 W. Nuevo Road
  30        Citivest Multifamily Portfolio                    Various
 30.1       Avalon Apartments                                 1925 Moser Avenue
 30.2       Catalina Apartments                               2500 Bennett Avenue
 30.3       Montecito-Sausalito Apartments                    2301 North Garrett Avenue & 2222 Bennett Avenue
 30.4       Monterey Apartments                               4726 Homer Street
 30.5       Santa Cruz Apartments                             2602 North Fitzhugh Avenue
  31        Roadrunner Club MHP                               1010 Palm Canyon Drive
  32        Timber Creek Apartments                           820 W. 3900 South
  33        Brookstone Apartments                             6430 Brookstone Lane
  34        396-400 North Moorpark Road                       396-400 North Moorpark Road
  35        Independence Square San Diego                     7305 Clairemont Mesa Boulevard
  36        Mission Valley Plaza                              1011 Camino Del Rio South
  37        Fox Hills Business Park                           6100, 6120, 6140, 6160 Bristol Parkway
  38        Main Street Station                               1051 E. Broad Street
  39        Clearlake Plaza                                   500 South Australian Avenue
  40        Willow Wood Shoppes                               1141 Wantagh Avenue
  41        1010 Vermont Avenue                               1010 Vermont Avenue
  42        Austin Creek Apartments                           55 Valle Vista Avenue
  43        Ming Office Park                                  5500 Ming Ave.
  44        Encino Oaks Shopping Center                       17300-17340 Ventura Boulevard
  45        Dana Corporation - Gastonia                       1551 Mount Olive Church Road
  46        Santa Maria Commerce Center                       230-340 E. Betteravia Road
  47        Mini U Storage                                    9425 Snowden River Parkway
  48        Midland Towne Center                              1301-1421 Washington Street
  49        Normandy Park Apartments                          11110 North 56th Street
  50        Spanish Vista Office Complex                      4955 South Durango Drive
  51        Gateway Courtyard                                 1600 Gateway Blvd.
  52        1930 W. Bennett Street                            1930 W. Bennett Street
  53        Rustic Village Apartments                         9303 Town Park Drive
  54        Orange Canyon Village                             7520-7618 East Chapman Avenue
  55        Brookwood Park Apartments                         3854 West Rockwood Way
  56        Town View Professional Center                     215 S. Hickory Street
  57        Independence Square Reno                          290-394 E. Moana Lane
  58        The Pointe at College Place                       2620 College Place
  59        La Toscana Village                                7090 North Oracle Road
  60        Casas Adobes Corporate Park                       6840-6860 North Oracle Road
  61        West Boca Place                                   8165-8177 W Glades Rd
  62        Bank of America Building                          2000 West Glades Rd.
  63        Los Altos Village Apartments                      2525 North Los Altos Avenue and 2530-2576 North Geronimo Avenue
  64        Best Buy - Manchester, CT                         120 Slater Road
  65        Park Apartments                                   403 Southwest 13th Place
  66        Kruse Meadows Shopping Center                     6296-6334 SW Meadows Road; 14990 - 15180 SW Bangy Road
  67        Eagle Lake Business Center III                    7351 Kirkwood Lane North
  68        Waterloo Apartments                               1464, 1470 & 1478 English Drive and 1538, 1540, 1544, 1546,
                                                              1548 & 1550 Maurice Lane
  69        Southridge Square Shopping Center                 1200-1300 E Army Post Road
  70        Harmony Market Center                             1514, 1526 and 1538 East Harmony Road
  71        The Village At Nisqually Ridge                    9211-9223 and 9231-9343 Skokomish Way NE
  72        Auburn Creek Apartments                           4411 Gardendale Drive
  73        Silverado Hills Plaza Shopping Center             10380 E. Broadway Blvd.
  74        Oxnard Commerce Center                            2311 N. Oxnard Blvd.
  75        Mobiland by the Sea                               4400 North Harbor City Boulevard
  76        Rancho Santa Ynez Mobile Estates                  1400 Fjord Drive
  77        Mission Medical Office Building                   22032 El Paseo
  78        The Abbey Center                                  340, 400 & 490 S. Farrell Drive
  79        Del Flora Apartments                              30598 Independence Avenue
  80        Fallbrook Apts (Raintree, Ironwood & Smoketree)   735, 747 & 795 West Fallbrook Street
  81        Tropical Palms                                    17100 Tamiami Trail
  82        Ahwatukee Hills Plaza                             4909 and 4929 East Chandler Boulevard
  83        The Shops at Chippenham Forest South              2400-2560 Sheila Lane
  84        Deerfield Square                                  Highway 9 & Windward Parkway
  85        Lake Pointe Medical Building                      2610 Tenderfoot Hill St.
  86        Colchester Apartments                             1470 Beacon Street
  87        Waynesboro Market Place                           11105 Old Buchanan Trail East
  88        Encore Office Park                                4425-4465 S. Jones Blvd.
  89        Walgreens - Burbank, CA                           1028 S. San Fernando Blvd.
  90        2029 K Street NW                                  2029 K Street NW

MORTGAGE
  LOAN
 NUMBER                     PROPERTY NAME                        CITY                                STATE
--------    ----------------------------------------------   -------------------                     -----
  1         One Enterprise Center                            Jacksonville                             FL
  2         Oak Brook Apartments                             Rancho Cordova                           CA
  3         Mediterranean Village                            Ft. Lauderdale                           FL
  4         CityPlace II                                     Hartford                                 CT
  5         Marketplace at Altamonte                         Altamonte Springs                        FL
  6         Broadmoor Towne Center                           Colorado Springs                         CO
  7         215 East 23rd Street                             New York                                 NY
  8         Maine Crossing                                   South Portland                           ME
  9         Forest Acres Apartments                          Bradford                                 MA
  10        Dana Corporation - Antioch                       Antioch                                  TN
  11        Cox Creek Centre                                 Florence                                 AL
  12        19019 North 59th Avenue                          Glendale                                 AZ
  13        Holiday Village Mobile Home Park                 Mesa                                     AZ
  14        Sealy Industrial Portfolio                       San Antonio                              TX
 14.1       Northwest Business Center                        San Antonio                              TX
 14.2       West Loop Business Center                        San Antonio                              TX
 14.3       Westway Service Center                           San Antonio                              TX
 14.4       Commerce Center                                  San Antonio                              TX
  15        Torrey Pines Corporate Center                    San Diego                                CA
  16        Silver Springs Pointe                            Oklahoma City                            OK
  17        Pinole Vista Shopping Center                     Pinole                                   CA
  18        Avalon Square Apartments                         Houston                                  TX
  19        Radisson Hotel & Conference Center Fresno        Fresno                                   CA
  20        The Gatsby Apartments                            Washington                               DC
  21        Summit Pointe Apartments                         Scranton                                 PA
  22        4403 Donald Douglas                              Long Beach                               CA
  23        Carriage House Apartments                        Fremont                                  CA
  24        Radisson Hotel & Conference Center Baton Rouge   Baton Rouge                              LA
  25        Hemet Valley Center                              Hemet                                    CA
  26        Upland Freeway Center                            Upland                                   CA
  27        Dana Corporation - Rochester Hills               Rochester Hills                          MI
  28        Laguna Pavilion Shopping Center                  Elk Grove                                CA
  29        Perris Towne Centre                              Perris                                   CA
  30        Citivest Multifamily Portfolio                   Dallas                                   TX
 30.1       Avalon Apartments                                Dallas                                   TX
 30.2       Catalina Apartments                              Dallas                                   TX
 30.3       Montecito-Sausalito Apartments                   Dallas                                   TX
 30.4       Monterey Apartments                              Dallas                                   TX
 30.5       Santa Cruz Apartments                            Dallas                                   TX
  31        Roadrunner Club MHP                              Borrego Springs                          CA
  32        Timber Creek Apartments                          Salt Lake City                           UT
  33        Brookstone Apartments                            Fayetteville                             NC
  34        396-400 North Moorpark Road                      Thousand Oaks                            CA
  35        Independence Square San Diego                    San Diego                                CA
  36        Mission Valley Plaza                             San Diego                                CA
  37        Fox Hills Business Park                          Culver City                              CA
  38        Main Street Station                              Fuquay-Varina                            NC
  39        Clearlake Plaza                                  West Palm Beach                          FL
  40        Willow Wood Shoppes                              Wantagh                                  NY
  41        1010 Vermont Avenue                              Washington                               DC
  42        Austin Creek Apartments                          Vallejo                                  CA
  43        Ming Office Park                                 Bakersfield                              CA
  44        Encino Oaks Shopping Center                      Encino                                   CA
  45        Dana Corporation - Gastonia                      Gastonia                                 NC
  46        Santa Maria Commerce Center                      Santa Maria                              CA
  47        Mini U Storage                                   Columbia                                 MD
  48        Midland Towne Center                             Midland                                  MI
  49        Normandy Park Apartments                         Temple Terrace                           FL
  50        Spanish Vista Office Complex                     Las Vegas                                NV
  51        Gateway Courtyard                                Fairfield                                CA
  52        1930 W. Bennett Street                           Springfield                              MO
  53        Rustic Village Apartments                        Houston                                  TX
  54        Orange Canyon Village                            Orange                                   CA
  55        Brookwood Park Apartments                        West Valley City                         UT
  56        Town View Professional Center                    Escondido                                CA
  57        Independence Square Reno                         Reno                                     NV
  58        The Pointe at College Place                      Fullerton                                CA
  59        La Toscana Village                               Tucson                                   AZ
  60        Casas Adobes Corporate Park                      Tucson                                   AZ
  61        West Boca Place                                  Boca Raton                               FL
  62        Bank of America Building                         Boca Raton                               FL
  63        Los Altos Village Apartments                     Tucson                                   AZ
  64        Best Buy - Manchester, CT                        Manchester                               CT
  65        Park Apartments                                  Deerfield Beach                          FL
  66        Kruse Meadows Shopping Center                    Lake Oswego                              OR
  67        Eagle Lake Business Center III                   Maple Grove                              MN
  68        Waterloo Apartments                              San Jose                                 CA
  69        Southridge Square Shopping Center                Des Moines                               IA
  70        Harmony Market Center                            Ft. Collins                              CO
  71        The Village At Nisqually Ridge                   Olympia                                  WA
  72        Auburn Creek Apartments                          San Antonio                              TX
  73        Silverado Hills Plaza Shopping Center            Tucson                                   AZ
  74        Oxnard Commerce Center                           Oxnard                                   CA
  75        Mobiland by the Sea                              Melbourne                                FL
  76        Rancho Santa Ynez Mobile Estates                 Solvang                                  CA
  77        Mission Medical Office Building                  Rancho Santa Margarita                   CA
  78        The Abbey Center                                 Palm Springs                             CA
  79        Del Flora Apartments                             Redlands                                 CA
  80        Fallbrook Apts (Raintree, Ironwood & Smoketree)  Fallbrook                                CA
  81        Tropical Palms                                   Punta Gorda                              FL
  82        Ahwatukee Hills Plaza                            Phoenix                                  AZ
  83        The Shops at Chippenham Forest South             Richmond                                 VA
  84        Deerfield Square                                 Alpharetta                               GA
  85        Lake Pointe Medical Building                     Colorado Springs                         CO
  86        Colchester Apartments                            Brookline                                MA
  87        Waynesboro Market Place                          Waynesboro                               PA
  88        Encore Office Park                               Las Vegas                                NV
  89        Walgreens - Burbank, CA                          Burbank                                  CA
  90        2029 K Street NW                                 Washington                               DC

                                CROSS
                            COLLATERALIZED
                              AND CROSS
                            DEFAULTED LOAN                  LOAN                 GENERAL PROPERTY
          ZIP CODE               FLAG                     ORIGINATOR                  TYPE              SPECIFIC PROPERTY TYPE
          --------          ------------------            ----------             ----------------       -----------------------
            32202                                          Wachovia                  Office                       CBD
            95742                                          Wachovia                Multifamily               Conventional
            33316                                          Wachovia                Multifamily               Conventional
            06103                                            GCFP                    Office                       CBD
            32701                                            GCFP                    Retail                    Anchored
            80906                                          Wachovia                  Retail                    Anchored
            10010                                          Wachovia                Multifamily              Student Housing
            04106                                          Wachovia                  Retail                    Anchored
            01835                                            GCFP                  Multifamily               Conventional
            37013                                            NCCI                  Industrial           Warehouse/Distribution
            35630                                            NCCI                    Retail                    Anchored
            85308                                            GCFP                   Mixed Use                  Mixed Use
            85202                                            GCFP               Mobile Home Park           Mobile Home Park
            78238                                          Wachovia                Industrial           Warehouse/Distribution
            78238                                          Wachovia                Industrial           Warehouse/Distribution
            78238                                          Wachovia                Industrial           Warehouse/Distribution
            78238                                          Wachovia                Industrial           Warehouse/Distribution
            78238                                          Wachovia                Industrial           Warehouse/Distribution
            92121                                            NCCI                    Office                    Suburban
            73132                                          Wachovia                  Retail                    Anchored
            94564                                            GCFP                    Retail                    Anchored
            77098                                            NCCI                  Multifamily               Conventional
            93721                                            GCFP                  Hospitality               Full Service
            20005                                          Wachovia                Multifamily               Conventional
            18508                                            GCFP                  Multifamily               Conventional
            90808           Abbey Portfolio II             Wachovia                  Office                    Suburban
            94536                                          Wachovia                Multifamily               Conventional
            70808                                          Wachovia                Hospitality               Full Service
            92545                                          Wachovia                  Retail                    Anchored
            91786           Abbey Portfolio I              Wachovia                  Retail                   Unanchored
            48309                                            NCCI                  Industrial                    Flex
            95758                                          Wachovia                  Retail                    Anchored
            92571                                          Wachovia                  Retail                    Anchored
           Various                                           NCCI                  Multifamily               Conventional
            75206                                                                  Multifamily               Conventional
            75206                                                                  Multifamily               Conventional
            75206                                                                  Multifamily               Conventional
            75204                                                                  Multifamily               Conventional
            75204                                                                  Multifamily               Conventional
            92004                                            AMCC               Mobile Home Park           Mobile Home Park
            84123                                          Wachovia                Multifamily               Conventional
            28314                                            AMCC                  Multifamily               Conventional
            91360                                            GCFP                    Retail                   Unanchored
            92111                                            NCCI                    Retail                    Anchored
            92108                                            NCCI                    Office                    Suburban
            90230                                            AMCC                    Office                    Suburban
            27526                                          Wachovia                  Retail                    Anchored
            33401                                            GCFP                    Office                       CBD
            11793                                          Wachovia                  Retail                   Unanchored
            20005                                            NCCI                    Office                       CBD
            94590                                          Wachovia                Multifamily               Conventional
            93309           Abbey Portfolio I              Wachovia                  Office                    Suburban
            91316                                            NCCI                    Retail                    Anchored
            28052                                            NCCI                  Industrial                  Warehouse
            93454           Abbey Portfolio I              Wachovia                  Retail                   Unanchored
            21046                                          Wachovia               Self Storage               Self Storage
            48640                                            GCFP                    Retail                    Anchored
            33617                                          Wachovia                Multifamily               Conventional
            89113                                            GCFP                    Office                    Suburban
            94533                                          Wachovia                  Retail                    Anchored
            65807                                            GCFP                    Office                    Suburban
            77036                                            GCFP                  Multifamily               Conventional
            92869                                            GCFP                    Retail                    Anchored
            84120                                            GCFP                  Multifamily               Conventional
            92025                                            AMCC                    Office                     Medical
            89502                                            GCFP                   Mixed Use                Retail/Office
            92831                                            NCCI                  Multifamily              Student Housing
            85741                                            GCFP                    Retail                 Shadow Anchored
            85704                                            GCFP                    Office                    Suburban
            33434                                          Wachovia                  Retail                 Shadow Anchored
            33431                                          Wachovia                  Office                    Suburban
            85705                                            GCFP                  Multifamily               Conventional
            06040                                          Wachovia                  Retail                    Anchored
            33441                                            NCCI                  Multifamily                 Section 8
            97035                                            GCFP                    Retail                   Unanchored
            55369                                          Wachovia                Industrial                    Flex
            95129                                            AMCC                  Multifamily               Conventional
            50315                                          Wachovia                  Retail                 Shadow Anchored
            80525                                            GCFP                    Retail                 Shadow Anchored
            98516                                            AMCC                  Multifamily               Conventional
            78240                                          Wachovia                Multifamily               Conventional
            85748                                            GCFP                    Retail                    Anchored
            93030           Abbey Portfolio II             Wachovia                  Retail                   Unanchored
            32935                                            NCCI               Mobile Home Park           Mobile Home Park
            93464                                            AMCC               Mobile Home Park           Mobile Home Park
            92688                                            NCCI                    Office                     Medical
            92262           Abbey Portfolio II             Wachovia                  Office                    Suburban
            92374                                          Wachovia                Multifamily               Conventional
            92028                                            AMCC                  Multifamily               Conventional
            33955                                            NCCI               Mobile Home Park           Mobile Home Park
            85048                                            NCCI                    Retail                   Unanchored
            23225                                          Wachovia                  Retail                 Shadow Anchored
            30201                                          Wachovia                  Retail                    Anchored
            80906                                            AMCC                    Office                     Medical
            02446                                            GCFP                  Multifamily               Conventional
            17268                                          Wachovia                  Retail                    Anchored
            89103                                            GCFP                    Office                    Suburban
            91502                                          Wachovia                  Retail                    Anchored
            20006                                            AMCC                    Office                       CBD

                                                                                                                       % OF
                                                                                                                     AGGREGATE
                              ORIGINAL LOAN                              CUT-OFF DATE LOAN                          CUT-OFF DATE
          ZIP CODE             BALANCE ($)                                 BALANCE ($)                                BALANCE
          --------            -------------                              ------------------                         -------------
            32202             28,500,000.00                               28,477,855.49                                3.00%
            95742             27,000,000.00                               27,000,000.00                                2.84%
            33316             25,500,000.00                               25,500,000.00                                2.68%
            06103             22,500,000.00                               22,500,000.00                                2.37%
            32701             20,300,000.00                               20,112,903.09                                2.12%
            80906             19,000,000.00                               18,973,728.60                                2.00%
            10010             18,000,000.00                               17,973,862.06                                1.89%
            04106             17,500,000.00                               17,456,037.76                                1.84%
            01835             17,231,000.00                               17,180,685.43                                1.81%
            37013             15,785,000.00                               15,622,494.06                                1.64%
            35630             15,350,000.00                               15,328,246.92                                1.61%
            85308             15,144,000.00                               15,005,561.40                                1.58%
            85202             13,000,000.00                               12,949,871.85                                1.36%
            78238             12,700,000.00                               12,700,000.00                                1.34%
            78238
            78238
            78238
            78238
            92121             12,750,000.00                               12,664,377.45                                1.33%
            73132             12,100,000.00                               12,090,838.71                                1.27%
            94564             12,000,000.00                               11,943,694.20                                1.26%
            77098             11,640,000.00                               11,640,000.00                                1.23%
            93721             11,640,000.00                               11,287,504.39                                1.19%
            20005             10,750,000.00                               10,734,951.55                                1.13%
            18508             10,644,000.00                               10,644,000.00                                1.12%
            90808             10,100,000.00                               10,061,760.11                                1.06%
            94536             10,000,000.00                                9,991,134.12                                1.05%
            70808             10,000,000.00                                9,981,940.68                                1.05%
            92545             9,500,000.00                                 9,493,089.57                                1.00%
            91786             9,400,000.00                                 9,375,938.36                                0.99%
            48309             9,380,000.00                                 9,283,433.28                                0.98%
            95758             9,210,000.00                                 9,210,000.00                                0.97%
            92571             9,200,000.00                                 9,164,918.88                                0.96%
           Various            9,000,000.00                                 8,966,973.74                                0.94%
            75206
            75206
            75206
            75204
            75204
            92004             8,875,000.00                                 8,875,000.00                                0.93%
            84123             8,700,000.00                                 8,700,000.00                                0.92%
            28314             8,600,000.00                                 8,569,544.58                                0.90%
            91360             8,400,000.00                                 8,370,995.06                                0.88%
            92111             8,250,000.00                                 8,239,738.78                                0.87%
            92108             8,100,000.00                                 8,100,000.00                                0.85%
            90230             8,000,000.00                                 7,994,477.71                                0.84%
            27526             8,000,000.00                                 7,993,298.82                                0.84%
            33401             8,000,000.00                                 7,974,709.20                                0.84%
            11793             7,900,000.00                                 7,868,918.49                                0.83%
            20005             7,880,000.00                                 7,856,898.33                                0.83%
            94590             7,638,000.00                                 7,631,095.14                                0.80%
            93309             7,600,000.00                                 7,580,545.90                                0.80%
            91316             7,500,000.00                                 7,500,000.00                                0.79%
            28052             7,490,000.00                                 7,412,890.75                                0.78%
            93454             7,100,000.00                                 7,081,825.77                                0.75%
            21046             7,000,000.00                                 7,000,000.00                                0.74%
            48640             6,900,000.00                                 6,877,839.88                                0.72%
            33617             6,800,000.00                                 6,782,961.19                                0.71%
            89113             6,730,000.00                                 6,683,367.15                                0.70%
            94533             6,600,000.00                                 6,600,000.00                                0.69%
            65807             6,600,000.00                                 6,577,076.96                                0.69%
            77036             6,550,000.00                                 6,519,395.58                                0.69%
            92869             6,500,000.00                                 6,477,955.82                                0.68%
            84120             6,488,000.00                                 6,416,980.14                                0.68%
            92025             6,300,000.00                                 6,295,134.03                                0.66%
            89502             6,175,000.00                                 6,153,116.20                                0.65%
            92831             6,150,000.00                                 6,141,369.69                                0.65%
            85741             6,152,000.00                                 6,127,920.25                                0.64%
            85704             6,050,000.00                                 6,025,604.31                                0.63%
            33434             6,000,000.00                                 6,000,000.00                                0.63%
            33431             5,900,000.00                                 5,875,948.05                                0.62%
            85705             5,700,000.00                                 5,672,630.17                                0.60%
            06040             5,670,000.00                                 5,662,140.68                                0.60%
            33441             5,680,000.00                                 5,645,372.88                                0.59%
            97035             5,550,000.00                                 5,534,241.61                                0.58%
            55369             5,500,000.00                                 5,500,000.00                                0.58%
            95129             5,500,000.00                                 5,500,000.00                                0.58%
            50315             5,450,000.00                                 5,433,830.02                                0.57%
            80525             5,409,000.00                                 5,393,703.41                                0.57%
            98516             5,280,000.00                                 5,263,796.06                                0.55%
            78240             5,175,000.00                                 5,170,630.97                                0.54%
            85748             5,100,000.00                                 5,084,533.74                                0.54%
            93030             5,000,000.00                                 4,987,201.26                                0.52%
            32935             4,950,000.00                                 4,945,804.47                                0.52%
            93464             4,925,000.00                                 4,925,000.00                                0.52%
            92688             4,900,000.00                                 4,880,241.51                                0.51%
            92262             4,850,000.00                                 4,837,585.21                                0.51%
            92374             4,800,000.00                                 4,795,660.73                                0.50%
            92028             4,780,000.00                                 4,776,081.87                                0.50%
            33955             4,700,000.00                                 4,700,000.00                                0.49%
            85048             4,672,500.00                                 4,662,793.76                                0.49%
            23225             4,600,000.00                                 4,596,700.64                                0.48%
            30201             4,500,000.00                                 4,500,000.00                                0.47%
            80906             4,500,000.00                                 4,484,821.21                                0.47%
            02446             4,500,000.00                                 4,477,238.82                                0.47%
            17268             4,480,000.00                                 4,470,245.39                                0.47%
            89103             4,461,000.00                                 4,444,700.83                                0.47%
            91502             4,350,000.00                                 4,350,000.00                                0.46%
            20006             4,327,000.00                                 4,307,305.00                                0.45%

                               ORIGINATION                              FIRST PAY                               MATURITY DATE
          ZIP CODE                DATE                                     DATE                                    OR ARD
          --------             -----------                              ----------                              -------------
            32202              27-Mar-2002                              1-May-2002                               1-Apr-2012
            95742              21-Feb-2002                              1-Apr-2002                               1-Mar-2007
            33316              16-Apr-2002                              1-Jun-2002                               1-May-2012
            06103              1-May-2002                               1-Jun-2002                               1-Dec-2006
            32701              16-Mar-2001                              1-May-2001                               1-Apr-2011
            80906              25-Feb-2002                              1-Apr-2002                               1-Mar-2012
            10010              27-Feb-2002                              1-Apr-2002                               1-Mar-2012
            04106              31-Jan-2002                              1-Mar-2002                               1-Feb-2012
            01835              28-Dec-2001                              1-Feb-2002                               1-Jan-2012
            37013              26-Oct-2001                              11-Dec-2001                             11-Oct-2021
            35630              8-Mar-2002                               11-Apr-2002                             11-Mar-2012
            85308              26-Mar-2001                              1-May-2001                               1-Apr-2011
            85202              20-Nov-2001                              1-Jan-2002                               1-Dec-2011
            78238              16-Apr-2002                              1-Jun-2002                               1-May-2007
            78238
            78238
            78238
            78238
            92121              9-Oct-2001                               11-Nov-2001                             11-Oct-2011
            73132              11-Mar-2002                              1-May-2002                               1-Apr-2012
            94564              31-Oct-2001                              1-Dec-2001                               1-Nov-2011
            77098              2-May-2002                               11-Jun-2002                             11-May-2012
            93721              11-Aug-1999                              1-Oct-1999                               1-Sep-2009
            20005              14-Feb-2002                              1-Apr-2002                               1-Mar-2012
            18508              1-Nov-2001                               1-Jan-2002                               1-Dec-2011
            90808              11-Jan-2002                              1-Mar-2002                               1-Dec-2009
            94536              21-Mar-2002                              1-May-2002                               1-Apr-2012
            70808              5-Mar-2002                               1-May-2002                               1-Apr-2012
            92545              28-Mar-2002                              1-May-2002                               1-Apr-2012
            91786              11-Jan-2002                              1-Mar-2002                               1-Dec-2009
            48309              26-Oct-2001                              11-Dec-2001                             11-Oct-2021
            95758              15-Apr-2002                              1-Jun-2002                               1-May-2012
            92571              29-Jan-2002                              1-Mar-2002                               1-Feb-2012
           Various             30-Nov-2001                              11-Jan-2002                             11-Dec-2006
            75206
            75206
            75206
            75204
            75204
            92004              11-Apr-2002                              1-Jun-2002                               1-May-2012
            84123              6-Mar-2002                               1-May-2002                               1-Apr-2012
            28314              14-Dec-2001                              1-Feb-2002                               1-Jan-2012
            91360              12-Dec-2001                              1-Feb-2002                               1-Jan-2012
            92111              22-Feb-2002                              11-Apr-2002                             11-Mar-2012
            92108              19-Apr-2002                              11-Jun-2002                             11-May-2012
            90230              13-Mar-2002                              1-May-2002                               1-Apr-2012
            27526              26-Mar-2002                              1-May-2002                               1-Apr-2012
            33401              7-Dec-2001                               1-Feb-2002                               1-Jan-2012
            11793              31-Jan-2002                              1-Mar-2002                               1-Feb-2012
            20005              20-Dec-2001                              11-Feb-2002                             11-Jan-2012
            94590              18-Mar-2002                              1-May-2002                               1-Apr-2012
            93309              11-Jan-2002                              1-Mar-2002                               1-Dec-2009
            91316              16-Apr-2002                              11-Jun-2002                             11-May-2012
            28052              26-Oct-2001                              11-Dec-2001                             11-Oct-2021
            93454              11-Jan-2002                              1-Mar-2002                               1-Dec-2009
            21046              17-Apr-2002                              1-Jun-2002                               1-May-2012
            48640              7-Dec-2001                               1-Feb-2002                               1-Jan-2012
            33617              9-Jan-2002                               1-Mar-2002                               1-Feb-2012
            89113              25-Jun-2001                              1-Aug-2001                               1-Jul-2011
            94533              22-Apr-2002                              1-Jun-2002                               1-May-2012
            65807              5-Dec-2001                               1-Feb-2002                               1-Jan-2012
            77036              17-Oct-2001                              1-Dec-2001                               1-Nov-2011
            92869              30-Nov-2001                              1-Jan-2002                               1-Dec-2011
            84120              28-Jun-2001                              1-Aug-2001                               1-Jul-2011
            92025              1-Mar-2002                               1-May-2002                               1-Apr-2012
            89502              29-Nov-2001                              1-Jan-2002                               1-Dec-2011
            92831              8-Mar-2002                               11-Apr-2002                             11-Mar-2012
            85741              26-Nov-2001                              1-Jan-2002                               1-Dec-2011
            85704              27-Nov-2001                              1-Jan-2002                               1-Dec-2011
            33434              8-Apr-2002                               1-Jun-2002                               1-May-2012
            33431              23-Jan-2002                              1-Mar-2002                               1-Feb-2012
            85705              23-Oct-2001                              1-Dec-2001                               1-Nov-2011
            06040              22-Feb-2002                              1-Apr-2002                               1-Mar-2012
            33441              20-Nov-2001                              11-Jan-2002                             11-Dec-2011
            97035              19-Dec-2001                              1-Feb-2002                               1-Jan-2012
            55369              12-Apr-2002                              1-Jun-2002                               1-May-2012
            95129              24-Apr-2002                              1-Jun-2002                               1-May-2012
            50315              28-Dec-2001                              1-Feb-2002                               1-Jan-2012
            80525              26-Dec-2001                              1-Feb-2002                               1-Jan-2012
            98516              17-Dec-2001                              1-Feb-2002                               1-Jan-2012
            78240              6-Mar-2002                               1-May-2002                               1-Apr-2012
            85748              26-Dec-2001                              1-Feb-2002                               1-Jan-2012
            93030              11-Jan-2002                              1-Mar-2002                               1-Dec-2009
            32935              28-Mar-2002                              11-May-2002                             11-Apr-2012
            93464              11-Apr-2002                              1-Jun-2002                               1-May-2012
            92688              21-Nov-2001                              11-Jan-2002                             11-Dec-2011
            92262              11-Jan-2002                              1-Mar-2002                               1-Dec-2009
            92374              18-Mar-2002                              1-May-2002                               1-Apr-2012
            92028              22-Mar-2002                              1-May-2002                               1-Apr-2007
            33955              12-Apr-2002                              11-Jun-2002                             11-May-2007
            85048              28-Feb-2002                              11-Apr-2002                             11-Mar-2012
            23225              8-Mar-2002                               1-May-2002                               1-Apr-2012
            30201              5-Apr-2002                               1-Jun-2002                               1-May-2012
            80906              3-Dec-2001                               1-Feb-2002                               1-Jan-2012
            02446              2-Oct-2001                               1-Dec-2001                               1-Nov-2011
            17268              14-Feb-2002                              1-Apr-2002                               1-Mar-2012
            89103              29-Nov-2001                              1-Jan-2002                               1-Dec-2011
            91502              2-Apr-2002                               1-Jun-2002                               1-May-2007
            20006              14-Dec-2001                              1-Feb-2002                               1-Jan-2012

                                                                LOAN
                                                           ADMINISTRATIVE              INTEREST
                                         MORTGAGE            COST RATE                  ACCRUAL
          ZIP CODE                       RATE (%)               (%)                      METHOD
          --------                       --------          ---------------            -----------
            32202                         7.2700%             0.05268%                 Actual/360
            95742                         6.9100%             0.05268%                 Actual/360
            33316                         7.3700%             0.05268%                 Actual/360
            06103                         8.2400%             0.05268%                 Actual/360
            32701                         7.3650%             0.05268%                 Actual/360
            80906                         7.1900%             0.05268%                 Actual/360
            10010                         6.9900%             0.05268%                 Actual/360
            04106                         7.3600%             0.05268%                 Actual/360
            01835                         7.6300%             0.09768%                 Actual/360
            37013                         7.9400%             0.05268%                 Actual/360
            35630                         7.0900%             0.09768%                 Actual/360
            85308                         7.4000%             0.05268%                 Actual/360
            85202                         7.1100%             0.05268%                 Actual/360
            78238                         7.2100%             0.05268%                 Actual/360
            78238
            78238
            78238
            78238
            92121                         7.2500%             0.05268%                 Actual/360
            73132                         7.4000%             0.05268%                 Actual/360
            94564                         7.1000%             0.09768%                 Actual/360
            77098                         7.0600%             0.05268%                 Actual/360
            93721                         8.6700%             0.09768%                 Actual/360
            20005                         7.1400%             0.05268%                 Actual/360
            18508                         7.0120%             0.05268%                 Actual/360
            90808                         7.2500%             0.05268%                 Actual/360
            94536                         6.6000%             0.08768%                 Actual/360
            70808                         7.5000%             0.05268%                 Actual/360
            92545                         7.6000%             0.05268%                 Actual/360
            91786                         7.2500%             0.05268%                 Actual/360
            48309                         7.9400%             0.05268%                 Actual/360
            95758                         7.3750%             0.05268%                 Actual/360
            92571                         7.2000%             0.05268%                 Actual/360
           Various                        7.3400%             0.05268%                 Actual/360
            75206
            75206
            75206
            75204
            75204
            92004                         7.3100%             0.05268%                 Actual/360
            84123                         6.8000%             0.05268%                 Actual/360
            28314                         6.6500%             0.08768%                 Actual/360
            91360                         6.7800%             0.05268%                 Actual/360
            92111                         7.6100%             0.05268%                 Actual/360
            92108                         7.4200%             0.05268%                 Actual/360
            90230                         7.8600%             0.05268%                 Actual/360
            27526                         6.8900%             0.05268%                 Actual/360
            33401                         7.2300%             0.09768%                 Actual/360
            11793                         6.9800%             0.05268%                 Actual/360
            20005                         7.6100%             0.05268%                 Actual/360
            94590                         6.5000%             0.08768%                 Actual/360
            93309                         7.2500%             0.05268%                 Actual/360
            91316                         7.5600%             0.05268%                 Actual/360
            28052                         7.9400%             0.05268%                 Actual/360
            93454                         7.2500%             0.05268%                 Actual/360
            21046                         7.3600%             0.05268%                 Actual/360
            48640                         7.1500%             0.05268%                 Actual/360
            33617                         7.3750%             0.05268%                 Actual/360
            89113                         7.4000%             0.05268%                 Actual/360
            94533                         7.2200%             0.05268%                 Actual/360
            65807                         6.7500%             0.05268%                 Actual/360
            77036                         7.1200%             0.05268%                 Actual/360
            92869                         7.7000%             0.09768%                 Actual/360
            84120                         7.4550%             0.05268%                 Actual/360
            92025                         7.3000%             0.05268%                 Actual/360
            89502                         7.5000%             0.05268%                 Actual/360
            92831                         7.1300%             0.05268%                 Actual/360
            85741                         7.0400%             0.05268%                 Actual/360
            85704                         6.9000%             0.05268%                 Actual/360
            33434                         7.0000%             0.05268%                 Actual/360
            33431                         6.7300%             0.05268%                 Actual/360
            85705                         6.9900%             0.05268%                 Actual/360
            06040                         7.1800%             0.05268%                 Actual/360
            33441                         6.9500%             0.05268%                 Actual/360
            97035                         7.7700%             0.05268%                 Actual/360
            55369                         7.4500%             0.05268%                 Actual/360
            95129                         7.0100%             0.05268%                 Actual/360
            50315                         7.5500%             0.07768%                 Actual/360
            80525                         7.7900%             0.05268%                 Actual/360
            98516                         7.3800%             0.05268%                 Actual/360
            78240                         6.8500%             0.05268%                 Actual/360
            85748                         7.4400%             0.05268%                 Actual/360
            93030                         7.2500%             0.05268%                 Actual/360
            32935                         6.8300%             0.05268%                 Actual/360
            93464                         7.3100%             0.05268%                 Actual/360
            92688                         6.9000%             0.05268%                 Actual/360
            92262                         7.2500%             0.05268%                 Actual/360
            92374                         6.5000%             0.08768%                 Actual/360
            92028                         7.0000%             0.05268%                 Actual/360
            33955                         7.3300%             0.05268%                 Actual/360
            85048                         7.5000%             0.05268%                 Actual/360
            23225                         7.6700%             0.05268%                 Actual/360
            30201                         7.1600%             0.05268%                 Actual/360
            80906                         6.9000%             0.05268%                 Actual/360
            02446                         6.7400%             0.11268%                 Actual/360
            17268                         7.2500%             0.05268%                 Actual/360
            89103                         7.3600%             0.05268%                 Actual/360
            91502                         7.6700%             0.05268%                 Actual/360
            20006                         7.5700%             0.05268%                 Actual/360

                                   ORIGINAL
             INTEREST               TERM TO          REMAINING
              ACCRUAL              MATURITY           TERM TO          REMAINING          ORIGINAL             REMAINING
              METHOD                OR ARD          MATURITY OR        IO PERIOD         AMORT TERM            AMORT TERM
             DURING IO              (MOS.)           ARD (MOS.)         (MOS.)             (MOS.)                (MOS.)
             ----------            ---------        -----------        ----------        -----------           ----------
                                     120                 119                                 360                   359
             Actual/360              60                  58               10                 360                   360
                                     120                 120                                 360                   360
                                     55                  55                                  331                   331
                                     120                 107                                 360                   347
                                     120                 118                                 360                   358
                                     120                 118                                 360                   358
                                     120                 117                                 360                   357
                                     120                 116                                 360                   356
                                     239                 233                                 239                   233
                                     120                 118                                 360                   358
                                     120                 107                                 360                   347
                                     120                 115                                 360                   355
                                     60                  60                                  360                   360




                                     120                 113                                 324                   317
                                     120                 119                                 360                   359
                                     120                 114                                 360                   354
                                     120                 120                                 360                   360
                                     120                 88                                  300                   268
                                     120                 118                                 360                   358
             Actual/360              120                 115              19                 360                   360
                                     94                  91                                  300                   297
                                     120                 119                                 360                   359
                                     120                 119                                 240                   239
                                     120                 119                                 360                   359
                                     94                  91                                  360                   357
                                     239                 233                                 239                   233
                                     120                 120                                 360                   360
                                     120                 117                                 300                   297
                                     60                  55                                  360                   355





                                     120                 120                                 360                   360
             Actual/360              120                 119              59                 360                   360
                                     120                 116                                 360                   356
                                     120                 116                                 360                   356
                                     120                 118                                 360                   358
                                     120                 120                                 360                   360
                                     120                 119                                 360                   359
                                     120                 119                                 360                   359
                                     120                 116                                 360                   356
                                     120                 117                                 300                   297
                                     120                 116                                 360                   356
                                     120                 119                                 360                   359
                                     94                  91                                  360                   357
                                     120                 120                                 360                   360
                                     239                 233                                 239                   233
                                     94                  91                                  360                   357
                                     120                 120                                 300                   300
                                     120                 116                                 360                   356
                                     120                 117                                 360                   357
                                     120                 110                                 360                   350
                                     120                 120                                 360                   360
                                     120                 116                                 360                   356
                                     120                 114                                 360                   354
                                     120                 115                                 360                   355
                                     120                 110                                 300                   290
                                     120                 119                                 360                   359
                                     120                 115                                 360                   355
                                     120                 118                                 360                   358
                                     120                 115                                 360                   355
                                     120                 115                                 360                   355
                                     120                 120                                 360                   360
                                     120                 117                                 300                   297
                                     120                 114                                 360                   354
                                     120                 118                                 360                   358
                                     120                 115                                 300                   295
                                     120                 116                                 360                   356
                                     120                 120                                 360                   360
                                     120                 120                                 360                   360
                                     120                 116                                 360                   356
                                     120                 116                                 360                   356
                                     120                 116                                 360                   356
                                     120                 119                                 360                   359
                                     120                 116                                 360                   356
                                     94                  91                                  360                   357
                                     120                 119                                 360                   359
                                     120                 120                                 360                   360
                                     120                 115                                 360                   355
                                     94                  91                                  360                   357
                                     120                 119                                 360                   359
                                     60                  59                                  360                   359
                                     60                  60                                  360                   360
                                     120                 118                                 300                   298
                                     120                 119                                 360                   359
                                     120                 120                                 360                   360
                                     120                 116                                 360                   356
                                     120                 114                                 360                   354
                                     120                 118                                 300                   298
                                     120                 115                                 360                   355
                                     60                  60                                  360                   360
                                     120                 116                                 300                   296

  INTEREST
   ACCRUAL                                MATURITY DATE OR
   METHOD         MONTHLY P&I                ARD BALLOON           ARD
  DURING IO       PAYMENTS ($)                BALANCE ($)         LOANS              PREPAYMENT PROVISIONS
  ----------      ------------            ----------------        -----            -------------------------
                   194,807.01               25,037,256.53           Y              L(36),D(80),O(4)
  Actual/360       178,002.67               25,883,605.47           N              L(48),D(9),O(3)
                   176,035.28               22,462,174.09           N              L(48),D(69),O(3)
                   171,864.20               21,498,355.26           N              GRTR2%orYM(24),D(27),O(4)
                   140,068.73               17,872,366.91           N              L(60),GRTR1%orYM(56),O(4)
                   128,841.16               16,659,442.16           N              L(48),D(69),O(3)
                   119,633.59               15,699,702.08           N              L(48),D(69),O(3)
                   120,689.30               15,397,970.24           N              L(48),D(69),O(3)
                   122,019.21               15,266,754.95           N              L(28),D(88),O(4)
                   131,668.45                 655,995.27            N              L(30),D(203),O(6)
                   103,053.42               13,423,855.32           N              L(26),D(91),O(3)
                   104,854.00               13,344,846.97           N              L(37),D(79),O(4)
                    87,451.83               11,368,573.04           N              L(29),D(87),O(4)
                    86,292.09               12,060,000.59           N              L(24),D(33),O(3)




                    89,784.73               10,695,493.06           Y              L(31),D(83),O(6)
                    83,777.96               10,665,329.81           N              L(48),D(69),O(3)
                    80,643.84               10,490,121.99           N              L(30),D(86),O(4)
                    77,910.82               10,171,043.67           N              L(24),D(93),O(3)
                    95,065.67                9,777,632.13           N              L(47),D(69),O(4)
                    72,533.61                9,413,428.39           N              L(48),D(69),O(3)
  Actual/360        70,900.60                9,654,411.85           Y              L(47),GRTR1%orYM(69),O(4)
                    73,003.49                8,690,845.38           N              L(27),D(62),O(5)
                    63,865.88                8,629,019.25           N              L(48),D(69),O(3)
                    80,559.32                6,932,336.32           N              L(48),D(59),O(13)
                    67,077.10                8,415,898.40           N              L(48),D(66),O(6)
                    64,124.57                8,572,124.66           N              L(27),D(62),O(5)
                    78,242.01                 389,815.37            N              L(30),D(203),O(6)
                    63,611.18                8,113,846.28           N              L(48),D(69),O(3)
                    66,202.16                7,400,984.99           N              L(48),D(68),O(4)
                    61,946.22                8,557,968.73           N              L(29),D(25),O(6)





                    60,904.75                7,805,694.47           N              L(36),D(81),O(3)
  Actual/360        56,717.49                8,223,359.67           N              L(60),5%(24),4%(12),3%(12),O(12)
                    55,208.98                7,427,568.74           N              L(36),D(81),O(3)
                    54,649.86                7,280,575.97           N              L(59),GRTR1%orYM(54),O(7)
                    58,307.88                7,311,592.83           N              L(26),D(91),O(3)
                    56,193.32                7,144,147.75           N              L(24),D(93),O(3)
                    57,922.29                7,132,522.72           N              L(60),GRTR1%orYM(57),O(3)
                    52,634.51                6,958,034.94           N              L(48),D(68),O(4)
                    54,465.62                7,016,811.99           N              L(28),D(88),O(4)
                    55,734.80                6,312,234.26           N              L(48),D(65),O(7)
                    55,692.86                6,978,266.36           Y              L(28),D(89),O(3)
                    48,277.36                6,572,520.70           N              L(48),D(69),O(3)
                    51,845.40                6,930,653.60           N              L(27),D(62),O(5)
                    52,749.57                6,638,376.87           N              L(24),D(90),O(6)
                    62,476.84                 311,262.54            N              L(30),D(203),O(6)
                    48,434.52                6,474,689.35           N              L(27),D(62),O(5)
                    51,093.62                5,664,066.62           N              L(49),D(67),O(4)
                    46,603.07                6,039,471.74           N              L(28),D(88),O(4)
                    46,965.91                5,985,488.95           N              L(48),D(69),O(3)
                    46,597.16                5,930,984.68           N              L(59),GRTR1%orYM(57),O(4)
                    44,889.41                5,791,308.95           N              L(48),D(69),O(3)
                    42,807.47                5,715,804.86           N              L(59),GRTR1%orYM(57),O(4)
                    44,106.46                5,728,852.36           N              L(30),D(86),O(4)
                    46,342.41                5,769,986.86           N              L(29),D(87),O(4)
                    47,756.00                5,263,198.46           N              L(41),D(75),O(4)
                    43,190.97                5,538,831.03           N              L(48),D(68),O(4)
                    43,176.50                5,454,321.58           N              L(59),GRTR1%orYM(57),O(4)
                    41,454.45                5,383,944.99           N              L(26),D(91),O(3)
                    41,094.81                5,370,077.29           N              L(29),D(87),O(4)
                    39,845.31                5,261,443.46           N              L(29),D(87),O(4)
                    39,918.15                5,234,476.88           N              L(48),D(69),O(3)
                    40,689.30                4,677,317.94           N              L(48),D(69),O(3)
                    37,883.97                4,968,405.33           N              L(59),GRTR1%orYM(57),O(4)
                    38,410.55                4,970,232.59           Y              L(48),D(71),O(1)
                    39,964.07                4,535,701.66           N              L(29),D(85),O(6)
                    39,837.61                4,934,246.91           N              L(28),D(88),O(4)
                    38,268.67                4,854,661.21           N              L(24),D(93),O(3)
                    36,628.59                4,799,544.24           N              L(60),GRTR1%orYM(57),O(3)
                    38,293.96                4,819,148.75           N              L(48),D(69),O(3)
                    38,900.36                4,811,229.63           N              L(59),GRTR1%orYM(57),O(4)
                    36,485.65                4,648,902.80           N              L(36),D(81),O(3)
                    33,909.66                4,496,135.80           N              L(48),D(69),O(3)
                    35,450.64                4,497,241.21           N              L(59),GRTR1%orYM(57),O(4)
                    34,108.81                4,559,641.26           N              L(27),D(62),O(5)
                    32,369.28                4,298,328.98           N              L(25),D(92),O(3)
                    33,797.85                4,331,610.28           N              L(36),D(81),O(3)
                    32,271.41                4,261,334.65           N              L(29),D(85),O(6)
                    33,085.55                4,422,851.48           N              L(27),D(62),O(5)
                    30,339.27                4,130,413.28           N              L(48),D(69),O(3)
                    31,801.46                4,527,910.84           N              L(36),D(21),O(3)
                    32,317.71                4,469,215.84           Y              L(24),D(33),O(3)
                    34,529.36                3,796,936.69           N              L(26),D(91),O(3)
                    32,701.03                4,082,156.40           N              L(48),D(69),O(3)
                    30,423.71                3,942,451.14           N              L(24),D(93),O(3)
                    29,637.01                3,912,912.22           N              L(36),D(81),O(3)
                    29,157.01                3,896,208.62           N              L(30),D(86),O(4)
                    32,381.75                3,612,980.25           N              L(48),D(69),O(3)
                    30,765.43                3,926,433.21           N              L(59),GRTR1%orYM(57),O(4)
                    30,923.80                4,151,870.67           Y              L(48),D(11),O(1)
                    32,173.43                3,520,566.52           N              L(36),D(80),O(4)

  INTEREST
   ACCRUAL                                                                                     LTV RATIO AT
   METHOD          APPRAISED                                               CUT-OFF DATE         MATURITY OR
  DURING IO        VALUE ($)         APPRAISAL DATE         DSCR (X)        LTV RATIO                ARD
  ----------      ----------         --------------         --------       ------------        ------------
                  37,400,000           11-Feb-2002            1.30            76.14%               66.94%
  Actual/360      34,500,000           17-Jan-2002            1.22            78.26%               75.02%
                  33,000,000           5-Dec-2001             1.21            77.27%               68.07%
                  35,000,000           5-Mar-2002             1.44            64.29%               61.42%
                  27,000,000           8-Mar-2001             1.28            74.49%               66.19%
                  23,750,000           1-Feb-2002             1.29            79.89%               70.15%
                  24,400,000           8-Jan-2002             1.30            73.66%               64.34%
                  22,000,000           9-Jan-2002             1.27            79.35%               69.99%
                  27,200,000           1-Aug-2001             1.31            63.16%               56.13%
                  22,550,000           25-Oct-2001            1.35            69.28%                2.91%
                  19,400,000           21-Jan-2002            1.32            79.01%               69.20%
                  21,840,000           30-Mar-2001            1.25            68.71%               61.10%
                  18,300,000           23-Oct-2001            1.22            70.76%               62.12%
                  18,150,000           8-Jan-2002             1.31            69.97%               66.45%
                  7,900,000            8-Jan-2002
                  4,700,000            8-Jan-2002
                  3,900,000            8-Jan-2002
                  1,650,000            8-Jan-2002
                  17,650,000           3-Aug-2001             1.22            71.75%               60.60%
                  15,400,000           1-Mar-2002             1.32            78.51%               69.26%
                  16,150,000           27-Jun-2001            1.31            73.95%               64.95%
                  14,550,000           10-Jan-2002            1.24            80.00%               69.90%
                  17,200,000           1-Sep-2001             1.36            65.63%               56.85%
                  14,140,000           1-Apr-2002             1.21            75.92%               66.57%
  Actual/360      11,200,000           1-Jan-2002             1.20            79.61%               70.77%
                  13,250,000           30-Sep-2001            1.32            75.94%               65.59%
                  13,750,000           25-Jan-2002            1.40            72.66%               62.76%
                  25,000,000           6-Nov-2001             1.74            39.93%               27.73%
                  13,530,000           9-Nov-2001             1.55            70.16%               62.20%
                  14,000,000           4-Oct-2001             1.37            66.97%               61.23%
                  13,000,000           25-Oct-2001            1.40            71.41%                3.00%
                  15,500,000           30-Jan-2002            1.50            59.42%               52.35%
                  13,400,000           26-Oct-2001            1.28            68.39%               55.23%
                  11,275,000             Various              1.34            79.53%               75.90%
                  3,500,000            31-Oct-2001
                  2,950,000            31-Oct-2001
                  2,600,000            31-Oct-2001
                  1,750,000            30-Oct-2001
                   475,000             30-Oct-2001
                  12,950,000           29-Jan-2002            1.23            68.53%               60.28%
  Actual/360      20,000,000           20-Nov-2001            2.20            43.50%               41.12%
                  11,582,000           8-Nov-2001             1.36            73.99%               64.13%
                  11,800,000           22-Aug-2001            1.45            70.94%               61.70%
                  11,200,000           4-Jan-2002             1.47            73.57%               65.28%
                  11,020,000           5-Mar-2002             1.26            73.50%               64.83%
                  11,300,000           1-Nov-2001             1.23            70.75%               63.12%
                  10,900,000           7-Feb-2002             1.30            73.33%               63.84%
                  12,900,000           27-Sep-2001            1.37            61.82%               54.39%
                  12,200,000           12-Oct-2001            1.48            64.50%               51.74%
                  10,300,000           14-Nov-2001            1.28            76.28%               67.75%
                  11,750,000           23-Jan-2002            1.33            64.95%               55.94%
                  10,000,000           1-Oct-2001             1.35            75.81%               69.31%
                  10,000,000           2-Feb-2002             1.25            75.00%               66.38%
                  11,300,000           26-Oct-2001            1.29            65.60%                2.75%
                  9,000,000            1-Oct-2001             1.40            78.69%               71.94%
                  11,570,000           5-Sep-2002             1.56            60.50%               48.95%
                  9,300,000            1-Aug-2001             1.27            73.96%               64.94%
                  8,500,000            11-Dec-2001            1.24            79.80%               70.42%
                  9,000,000            3-May-2001             1.25            74.26%               65.90%
                  14,800,000           15-Sep-2001            1.78            44.59%               39.13%
                  8,800,000            17-Oct-2001            1.35            74.74%               64.95%
                  8,600,000            21-Feb-2001            1.29            75.81%               66.61%
                  8,445,000            8-Aug-2001             1.27            76.71%               68.32%
                  8,110,000            4-May-2001             1.39            79.12%               64.90%
                  8,585,000            17-Oct-2001            1.29            73.33%               64.52%
                  8,800,000            10-Oct-2001            1.29            69.92%               61.98%
                  9,300,000            10-Jan-2002            1.27            66.04%               57.89%
                  7,700,000            5-Oct-2001             1.29            79.58%               69.74%
                  8,270,000            23-Sep-2001            1.25            72.86%               63.62%
                  9,900,000            6-Mar-2002             1.65            60.61%               52.87%
                  9,800,000            1-Jan-2002             1.42            59.96%               47.73%
                  7,150,000            10-Sep-2001            1.26            79.34%               69.49%
                  7,600,000            6-Feb-2002             1.27            74.50%               65.40%
                  7,100,000            23-Aug-2001            1.37            79.51%               63.88%
                  8,730,000            6-Nov-2001             1.40            63.39%               56.52%
                  7,560,000            14-Jan-2002            1.32            72.75%               64.22%
                  10,860,000           7-Feb-2002             1.63            50.64%               44.19%
                  7,800,000            1-Sep-2001             1.26            69.66%               61.78%
                  7,000,000            15-Nov-2001            1.25            77.05%               68.73%
                  6,600,000            19-Nov-2001            1.26            79.75%               70.44%
                  6,900,000            3-Jan-2002             1.42            74.94%               65.16%
                  7,290,000            12-Nov-2001            1.29            69.75%               61.69%
                  8,100,000            4-Oct-2001             1.48            61.57%               56.29%
                  6,200,000            27-Feb-2002            1.28            79.77%               69.33%
                  7,300,000            3-Feb-2002             1.21            67.47%               59.34%
                  6,500,000            19-Oct-2001            1.31            75.08%               65.56%
                  6,450,000            1-Oct-2001             1.27            75.00%               68.57%
                  7,400,000            24-Jan-2002            1.49            64.81%               55.82%
                  6,000,000            17-Jan-2002            1.20            79.60%               75.47%
                  6,100,000            18-Jan-2002            1.23            77.05%               73.27%
                  6,675,000            14-Dec-2001            1.34            69.85%               56.88%
                  6,200,000            1-Jan-2002             1.29            74.14%               65.84%
                  5,650,000            11-Mar-2002            1.26            79.65%               69.78%
                  6,000,000            19-Oct-2001            1.32            74.75%               65.22%
                  6,000,000            29-Aug-2001            1.22            74.62%               64.94%
                  5,600,000            25-Jan-2002            1.23            79.83%               64.52%
                  6,100,000            5-Oct-2001             1.25            72.86%               64.37%
                  5,875,000            2-Feb-2002             1.20            74.04%               70.67%
                  6,100,000            1-Nov-2001             1.26            70.61%               57.71%

                                                                       CUT-OFF DATE
                                    NUMBER                                 LOAN                        OCCUPANCY
   YEAR             YEAR           OF UNITS          UNIT OF            AMOUNT PER       OCCUPANCY       "AS OF"
   BUILT          RENOVATED         (UNITS)          MEASURE             (UNIT) ($)       RATE (%)        DATE
-----------------------------------------------------------------------------------------------------------------
   1986                             318,782           Sq. Ft.                 89           89.39%      31-Mar-2002
   2000                              304              Units               88,816           91.78%      25-Jan-2002
   2000                              264              Units               96,591           95.45%      19-Mar-2002
   1989                             292,039           Sq. Ft.                 77           86.00%      31-Dec-2001
   1974             1995            335,523           Sq. Ft.                 60          100.00%       8-Feb-2002
 1999-2001                          172,965           Sq. Ft.                110           97.57%      11-Jan-2002
   2001                               74              Units              242,890          100.00%      27-Feb-2002
   2001                             148,672           Sq. Ft.                117           95.96%      28-Mar-2002
   1972             2001             410              Units               41,904           95.37%      19-Feb-2002
   1999                             677,400           Sq. Ft.                 23          100.00%      16-Nov-2001
   2001                             173,948           Sq. Ft.                 88           94.25%      28-Feb-2002
   1986                             252,300           Sq. Ft.                 59          100.00%      30-Sep-2001
   1964                              573              Pads                22,600           92.70%      23-Oct-2001
  Various                           484,369           Sq. Ft.                 26           84.87%       8-Apr-2002
1980 & 1984                         251,125           Sq. Ft.                              94.62%       8-Apr-2002
   1982                             145,394           Sq. Ft.                              77.09%       8-Apr-2002
   1986                             59,863            Sq. Ft.                              84.44%       8-Apr-2002
   1982                             27,987            Sq. Ft.                              38.74%       8-Apr-2002
   1983             1999            91,000            Sq. Ft.                139          100.00%       1-Aug-2001
   2001                             135,028           Sq. Ft.                 90           97.41%      26-Mar-2002
1980 & 1982                         164,957           Sq. Ft.                 72           96.80%      25-Jan-2002
   1973             1999             220              Units               52,909           96.40%      22-Jan-2002
   1983                              321              Rooms               35,164           54.85%      31-Dec-2001
   2001                               52              Units              206,441           92.31%       1-Feb-2002
 1969-1972                           212              Units               50,208           93.40%       1-Jan-2002
   1986                             88,284            Sq. Ft.                114          100.00%       2-Jan-2002
   1971                              123              Units               81,229           94.31%      31-Jan-2002
   1975           1995-1996          294              Rooms               33,952           71.55%      31-Dec-2001
   1980             1995            230,522           Sq. Ft.                 41           97.09%      20-Mar-2002
   1986                             116,029           Sq. Ft.                 81           83.43%       1-Feb-2002
   1990             2000            143,200           Sq. Ft.                 65          100.00%      16-Nov-2001
   2000                             65,148            Sq. Ft.                141           90.40%      15-Mar-2002
   1988                             129,048           Sq. Ft.                 71           96.40%       4-Jan-2002
  Various          Various           348              Units               25,767           94.50%          Various
   1972             2000             107              Units                                88.80%      25-Mar-2002
   1966             2000              86              Units                                97.70%       1-Apr-2002
   1967             2000              78              Units                                93.60%       4-Apr-2002
   1947             2000              60              Units                               100.00%       5-Apr-2002
   1951             1999              17              Units                               100.00%       5-Apr-2002
   1967                              324              Pads                27,392           98.77%       1-Apr-2002
   1985           1999-2000          412              Units               21,117           96.85%       1-Mar-2002
   1998                              282              Units               30,388           97.87%      13-Dec-2001
   1965             1995            54,000            Sq. Ft.                155          100.00%      21-Nov-2001
   1975             1994            92,784            Sq. Ft.                 89          100.00%       1-Jan-2002
   1985                             61,558            Sq. Ft.                132           96.10%       1-Mar-2002
   1979             1999            75,307            Sq. Ft.                106          100.00%      22-Jan-2002
   2002                             151,980           Sq. Ft.                 53          100.00%      25-Feb-2002
   1985             1996            101,618           Sq. Ft.                 78           93.36%      20-Nov-2001
   1985                             56,590            Sq. Ft.                139           95.95%      14-Jan-2002
   1927             2000            63,031            Sq. Ft.                125           98.38%       1-Jan-2002
   1987                              156              Units               48,917           97.44%       5-Feb-2002
1981 & 1982                         117,847           Sq. Ft.                 64           99.77%       1-Feb-2002
   1974             2002            53,269            Sq. Ft.                141           98.40%      11-Jan-2002
1972 & 1999                         541,609           Sq. Ft.                 14          100.00%      16-Nov-2001
   1982                             65,844            Sq. Ft.                108          100.00%       1-Feb-2002
1998 & 2000                          1,129            Units                6,200           83.70%       6-Mar-2002
   1989                             115,190           Sq. Ft.                 60           98.66%      31-Oct-2001
   1971             2001             144              Units               47,104           95.14%       4-Dec-2001
   1999                             51,799            Sq. Ft.                129           95.40%      15-Jan-2002
   2000                             83,282            Sq. Ft.                 79           96.90%       1-Mar-2002
   2001                             64,722            Sq. Ft.                102          100.00%      12-Dec-2001
   1975             1995             292              Units               22,327           91.80%      31-Jan-2002
   1984                             46,836            Sq. Ft.                138           95.75%      31-Oct-2001
   1972             2000             216              Units               29,708           98.60%      27-Feb-2002
   1980             1997            61,923            Sq. Ft.                102           91.19%       1-Mar-2002
   1986                             61,605            Sq. Ft.                100          100.00%      17-Jan-2002
   1973             1997             129              Units               47,608          100.00%      31-Jan-2002
   1996                             47,267            Sq. Ft.                130           97.60%      30-Oct-2001
   2001                             44,855            Sq. Ft.                134           91.97%      27-Nov-2001
   1983                             58,174            Sq. Ft.                103           93.26%      27-Mar-2002
1980 & 1981                         59,120            Sq. Ft.                 99           83.51%       5-Feb-2002
 1981-1984                           249              Units               22,782           98.40%      17-Oct-2001
   1996             2001            44,236            Sq. Ft.                128          100.00%      20-Feb-2002
   1973             2001             168              Units               33,603          100.00%      25-Feb-2002
   1988                             46,582            Sq. Ft.                119           92.94%      18-Dec-2001
   2000                             95,260            Sq. Ft.                 58           91.45%       1-Jan-2002
   1972                               90              Units               61,111           97.78%      31-Dec-2001
1975 & 2000         2001            144,528           Sq. Ft.                 38           96.54%      27-Feb-2002
   2000                             49,773            Sq. Ft.                108          100.00%       1-Dec-2001
   1986             2001             108              Units               48,739           98.15%      17-Dec-2001
   1973             1995             224              Units               23,083           91.96%      28-Feb-2002
   1998                             77,554            Sq. Ft.                 66           94.24%       6-Dec-2001
   1990                             64,381            Sq. Ft.                 77           85.55%       2-Jan-2002
   1968                              217              Pads                22,792           94.00%       1-Feb-2002
   1971                              162              Pads                30,401          100.00%      27-Mar-2002
   2001                             23,280            Sq. Ft.                210          100.00%      11-Feb-2002
   1982             1992            64,155            Sq. Ft.                 75           92.99%       2-Jan-2002
   1987                              152              Units               31,550           95.39%      31-Jan-2002
   1987                               75              Units               63,681          100.00%      31-Dec-2001
   1985                              299              Pads                15,719           78.60%      11-Mar-2002
   2001                             32,580            Sq. Ft.                143           90.62%       8-Jan-2002
   2001                             41,200            Sq. Ft.                112          100.00%       9-Jan-2002
   2001                             25,000            Sq. Ft.                180          100.00%      28-Feb-2002
   2001                             37,680            Sq. Ft.                119          100.00%      31-Jan-2002
   1920                               57              Units               78,548          100.00%      26-Sep-2001
   2001                             64,681            Sq. Ft.                 69           95.05%      23-Oct-2001
   1999                             33,240            Sq. Ft.                134          100.00%       6-Nov-2001
   2001                             15,120            Sq. Ft.                288          100.00%       2-Feb-2002
   1956             1985            35,408            Sq. Ft.                122          100.00%      12-Dec-2001

                 UW NET                                                                   LARGEST      LARGEST        LARGEST
   YEAR         CASH FLOW                                                                 TENANT        TENANT        TENANT
   BUILT           ($)         LARGEST TENANT                                             SQ. FT.      % OF NRA      EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------
   1986         3,036,454      Wachovia Corporation                                       139,753       43.84%       30-Apr-2013
   2000         2,601,040
   2000         2,556,603
   1989         2,966,904      Conning & Co                                                59,276       20.30%       31-Mar-2005
   1974         2,152,391      Burlington Coat Factory                                    100,749       30.03%       31-Jul-2009
 1999-2001      1,999,613      Bed Bath & Beyond                                           30,529       17.65%       31-Jan-2011
   2001         1,861,364
   2001         1,836,428      Babies R Us                                                 30,606       20.59%       30-Nov-2016
   1972         1,917,273
   1999         2,125,516      Dana Corporation                                           677,400      100.00%       11-Oct-2021
   2001         1,633,210      Linens N Things                                             32,066       18.43%       31-Mar-2011
   1986         1,572,827      Honeywell Inc.                                             252,300      100.00%       15-Jul-2006
   1964         1,279,180
  Various       1,357,084      Various                                                    Various     Various            Various
1980 & 1984      590,687       Moll Industries                                             30,500       12.15%       31-Mar-2003
   1982          351,421       Safesite                                                    42,000       28.89%   Multiple Spaces
   1986          291,605       Caremark, Inc.                                              18,200       30.40%       31-Jan-2004
   1982          123,371       Visual Innovations                                           5,338       19.07%       15-Dec-2003
   1983         1,316,584      IDEC Pharmaceuticals                                        91,000      100.00%       30-Jun-2010
   2001         1,325,558      Kohl's Corporation                                          86,584       64.12%       29-Jan-2022
1980 & 1982     1,267,948      K-Mart                                                      87,407       52.99%       31-May-2006
   1973         1,157,536
   1983         1,554,730
   2001         1,054,450
 1969-1972       862,350
   1986         1,159,997      McDonnell Douglas                                           88,284      100.00%       31-May-2004
   1971         1,075,341
   1975         1,683,448
   1980         1,250,484      Target                                                      99,800       43.29%       31-Jan-2021
   1986         1,053,620      Sit & Sleep                                                 13,222       11.40%       31-Jan-2009
   1990         1,317,924      Dana Corporation                                           143,200      100.00%       26-Oct-2021
   2000         1,148,197      Pier One Imports                                             9,025       13.85%       31-Mar-2011
   1988         1,014,954      Stater Brothers                                             35,232       27.30%       30-Nov-2013
  Various        998,620
   1972          296,166
   1966          284,961
   1967          218,401
   1947          162,677
   1951          36,415
   1967          902,426
   1985         1,498,233
   1998          903,701
   1965          949,421       Ross                                                        26,950       49.91%       31-Jan-2005
   1975         1,030,627      Ethan Allen Home Interior                                   25,493       27.48%       30-Nov-2014
   1985          848,452       CACI Technologies                                           15,320       24.89%       31-Dec-2006
   1979          853,229       LA County Assessor's Office                                 30,507       40.51%       16-Apr-2010
   2002          818,407       Wal-Mart                                                   151,980      100.00%        1-Apr-2022
   1985          895,414       Paxson Communications                                       21,819       21.47%       31-Oct-2002
   1985          986,702       Eckerd                                                      11,500       20.32%       31-Jan-2006
   1927          852,435       Pre-Trial Services, Inc                                      5,316        8.43%       31-Jul-2005
   1987          770,450
1981 & 1982      839,812       Processes Unlimited International                           16,051       13.62%       30-Sep-2004
   1974          790,039       Sav-On Drugs                                                21,000       39.42%       25-Jan-2010
1972 & 1999      965,924       Dana Corporation                                           541,609      100.00%       26-Oct-2021
   1982          816,370       Pier 1 Imports                                               8,400       12.76%   Multiple Spaces
1998 & 2000      957,178
   1989          710,286       Farmer Jack's (A&P)                                         52,842       45.87%       31-May-2010
   1971          699,125
   1999          698,151       Century Suites                                              12,921       24.94%       31-Jan-2007
   2000          961,416       Linens 'N Things                                            32,013       38.44%       31-Jan-2017
   2001          693,351       Uniprise                                                    64,722      100.00%       31-Aug-2011
   1975          683,763
   1984          707,289       Pacific Ranch Market                                        20,730       44.26%       31-Mar-2009
   1972          796,003
   1980          667,886       Pacific Bell                                                28,418       45.89%        6-Aug-2008
   1986          669,375       Coldwell Banker                                             10,260       16.65%       31-Oct-2002
   1973          629,781
   1996          636,931       Remax Premier Realty                                        11,040       23.36%       31-Aug-2006
   2001          597,655       Richmond American                                           10,387       23.16%       31-Oct-2006
   1983          788,887       Harvest Gourmet Market                                       5,730        9.85%       30-May-2012
1980 & 1981      695,128       Bank of America                                              8,678       14.68%       30-Jun-2005
 1981-1984       574,264
   1996          585,390       Best Buy Co., Inc.                                          44,236      100.00%       21-Dec-2021
   1973          657,641
   1988          670,705       Portland Teacher's CU                                        6,660       14.30%       30-Apr-2004
   2000          606,581       ACS - Tech 80, Inc.                                         12,685       13.32%       31-Dec-2005
   1972          718,468
1975 & 2000      580,979       Hobby Lobby                                                 61,854       42.80%       31-Mar-2016
   2000          584,572       Long's Drug Store                                           21,157       42.51%       28-Feb-2025
   1986          553,445
   1973          579,093
   1998          549,225       Safeway                                                     60,000       77.37%       30-Sep-2021
   1990          606,724       Wayne & Ester Smith dba Tender Life Thrift Store            12,089       18.78%       30-Nov-2004
   1968          496,231
   1971          488,809
   2001          506,684       Mission Hospital                                             8,000       34.36%       30-Jun-2016
   1982          502,539       Desert Institute Travel, Inc.                                6,553       10.21%       13-Nov-2006
   1987          542,951
   1987          456,499
   1985          478,047
   2001          553,751       Hong Kong Buffet                                             9,000       27.62%        5-Oct-2011
   2001          506,396       Dollar Tree                                                  9,000       21.84%       31-Aug-2006
   2001          460,742       McDonald's Corporation                                       5,000       20.00%       12-Dec-2021
   2001          470,962       Colorado Springs Health Partners, P.C.                      37,680      100.00%       31-Jul-2021
   1920          425,884
   2001          479,564       Food Lion                                                   37,881       58.57%       18-Sep-2021
   1999          461,401       John Lang Homes                                             10,280       30.93%       31-Mar-2005
   2001          445,203       Walgreen's                                                  15,120      100.00%        1-Jun-2021
   1956          487,017       GWU Div. of Continuing Education                            11,422       32.26%       31-Dec-2004

                                              2ND
                                             LARGEST      2ND LARGEST
                                             TENANT       TENANT % OF   2ND LARGEST TENANT EXP.
2ND LARGEST TENANT NAME                      SQ. FT.         NRA(%)           DATE                3RD LARGEST TENANT NAME
---------------------------------------------------------------------------------------------------------------------------------
Smith, Hulsey & Busey                        26,898           8.44%          31-Oct-2009          Craig I/S

Webster Bank                                 41,147          14.09%        Multiple Spaces        Merrill Lynch
Gold's Gym                                   40,160          11.97%          31-Aug-2015          Linens 'N Things
Ross Dress for Less                          30,187          17.45%          31-Jan-2011          Borders Books

Bed Bath & Beyond                            30,448          20.48%          31-Jan-2017          Old Navy

Dick's Sporting Goods                        30,409          17.48%          31-Jan-2017          Best Buy

Various                                     Various         Various          Various              Various
Allegro, Inc.                                21,528           8.57%          29-Feb-2004          S A Express News
S A Express News                             15,750          10.83%          31-Aug-2003          Plan B, Inc.
United Refrigeration, Inc.                   12,922          21.59%          30-Jun-2004          Summit DME
Engineering and Fire Investigations           2,760           9.86%          31-Dec-2003          Tradesmen International, Inc.

Office Depot                                 20,515          15.19%          30-Nov-2016          Paper Warehouse
Hometown Buffet                              10,347           6.27%          31-Dec-2011          Big 5 Sporting Goods

Staples                                      21,879           9.49%          30-Apr-2013          99 Cents Only
Lamps Plus Inc.                              11,120           9.58%          31-Aug-2004          US Office Products

Party America                                 9,025          13.85%          31-May-2006          Chili's Bar & Grill
Rite Aid (dark but paying rent)              33,006          25.58%          1-Oct-2013           Pick N' Save

OfficeMax                                    23,050          42.69%          31-Oct-2010          Mimi's Cafe
Saddleback of San Diego                      18,270          19.69%          30-Nov-2005          Richard D. Katnik, DDS
San Diego Travel Group                        7,410          12.04%          30-Nov-2005          Benefit Land Title Company
Careside, Inc.                               22,212          29.50%          31-Jul-2006          P.E.T Net Pharmaceutical Sv

GSA                                          20,805          20.47%          31-Mar-2006          Becker & Poliakoff
The Gap                                       6,910          12.21%          28-Feb-2007          Astoria Federal Savings
American Psychological Society                5,189           8.23%          28-Feb-2008          DCV

Manpower, Inc.                               12,106          10.27%        Multiple Spaces        BFGC Architect Planners, Inc.
Catch 21                                      2,500           4.69%          31-Mar-2009          Adele's

Buffet King                                   5,222           7.93%          30-Nov-2006          Hudson's Grill

Dollar Daze                                   9,934           8.62%          30-Jun-2003          Works Michigan

The Crossings                                 4,135           7.98%          30-Sep-2003          Sear Brown
Barnes & Noble Books                         23,241          27.91%          1-Jan-2011           Gateway Country


Tuesday Morning                               5,200          11.10%          15-Jan-2005          Orange Canyon Pet Clinic

North County Interns                          6,073           9.81%          14-Jun-2014          Planned Parenthood
Eugene Burger Inc.                            5,804           9.42%          30-Mar-2003          Napa Sonoma Grocery Company

Blockbuster Video                             6,000          12.69%          30-Jun-2003          Honey Baked Ham
Transwest Properties Inc.                     8,174          18.22%          31-Mar-2006          Morgan Stanley Dean Witter
Joy Luck                                      4,200           7.22%          30-Jun-2003          Bagel Works
Dunhill International List Co                 7,040          11.91%          31-Aug-2003          Salu, Inc

Deseret Books                                 5,330          11.44%          31-Aug-2007          Washington Federal
Symbology, Inc.                              10,000          10.50%          31-Mar-2006          Stereotaxis, Inc.

Gordmans                                     55,344          38.29%          30-Jun-2010          Famous Footware
Rocky Mountain Motorists                      5,202          10.45%          31-Aug-2005          Jason's Deli

Blockbuster Video                             2,980           3.84%          31-May-2004          El Dorado Medical Center
Kampai Acquisition Corporation                4,706           7.31%          31-Dec-2010          Lovett's ATA Black Belt Academy


Pacific Dental Services, Inc.                 5,422          23.29%          1-Jun-2011           Physical Therapy
Howard Sanger                                 3,871           6.03%          1-Mar-2006           Paul W. Doherty, M.D.

Fogo e' Brasa                                 4,110          12.62%          14-Apr-2012          Play it again Sports
CATO                                          4,640          11.26%          31-Jan-2006          Movie Gallery
Washington Mutual                             5,000          20.00%          31-Dec-2021          Chick-fil-A, Inc.

Dollar General                                8,000          12.37%          1-Aug-2008           Goodwill Stores
Encore Executive Suites                       6,400          19.25%          1-Mar-2006           Ameriresource

George Washington University                  5,820          16.44%          31-Dec-2002          Dr. James A Cobey

                                               3RD
                                              LARGEST      3RD LARGEST
                                               TENANT       TENANT % OF   3RD LARGEST TENANT EXP.
2ND LARGEST TENANT NAME                        SQ. FT.           NRA              DATE                   LOCKBOX
-----------------------------------------------------------------------------------------------------------------------
Smith, Hulsey & Busey                          23,890           7.49%          28-Feb-2008              Springing
                                                                                                        Springing

Webster Bank                                   32,966          11.29%          31-Jul-2011                Day 1
Gold's Gym                                     39,193          11.68%          31-Jan-2012                Day 1
Ross Dress for Less                            25,000          14.45%          31-Jan-2022              Springing
                                                                                                        Springing
Bed Bath & Beyond                              30,000          20.18%          30-Sep-2011

                                                                                                          Day 1
Dick's Sporting Goods                          30,000          17.25%          31-Jan-2017
                                                                                                          Day 1

Various                                       Various         Various          Various                  Springing
Allegro, Inc.                                  20,000           7.96%          14-Jul-2002
S A Express News                                8,902           6.12%          14-Jun-2003
United Refrigeration, Inc.                      6,760          11.29%          28-Feb-2003
Engineering and Fire Investigations             2,744           9.80%          30-Nov-2003
                                                                                                          Day 1
Office Depot                                    8,929           6.61%          30-Nov-2010              Springing
Hometown Buffet                                10,000           6.06%          31-Jan-2007                Day 1

                                                                                                        Springing
                                                                                                        Springing

Staples                                        20,196           8.76%          31-Jan-2010
Lamps Plus Inc.                                10,662           9.19%              MTM                  Springing
                                                                                                          Day 1
Party America                                   7,410          11.37%          30-Nov-2011
Rite Aid (dark but paying rent)                15,000          11.62%          28-Feb-2003

OfficeMax                                       6,729          12.46%          31-Dec-2015              Springing
Saddleback of San Diego                         7,800           8.41%          31-May-2004
San Diego Travel Group                          5,400           8.77%          30-Apr-2003              Springing
Careside, Inc.                                 11,365          15.09%          28-Feb-2010

GSA                                            11,153          10.98%          31-Mar-2005
The Gap                                         4,690           8.29%          30-Jun-2007              Springing
American Psychological Society                  5,153           8.18%          30-Apr-2006              Springing

Manpower, Inc.                                  9,451           8.02%          1-Nov-2003               Springing
Catch 21                                        2,334           4.38%          1-Dec-2006
                                                                                                          Day 1
Buffet King                                     5,070           7.70%          31-May-2003              Springing

Dollar Daze                                    13,600          11.81%          31-Jan-2003

The Crossings                                   3,809           7.35%          30-Sep-2003
Barnes & Noble Books                            8,034           9.65%          1-Sep-2005
                                                                                                        Springing
                                                                                                          Day 1
Tuesday Morning                                 2,400           5.12%          31-Aug-2002

North County Interns                            4,400           7.11%          30-Sep-2003
Eugene Burger Inc.                              5,450           8.85%          15-Sep-2007

Blockbuster Video                               4,322           9.14%          19-Mar-2006
Transwest Properties Inc.                       6,242          13.92%          30-Apr-2011
Joy Luck                                        3,426           5.89%          31-Aug-2006
Dunhill International List Co                   6,288          10.64%          31-Aug-2006

                                                                                                        Springing
                                                                                                        Springing
Deseret Books                                   5,074          10.89%          30-Sep-2006
Symbology, Inc.                                 9,140           9.59%          31-Dec-2003

Gordmans                                        9,900           6.85%          31-Jul-2006
Rocky Mountain Motorists                        4,480           9.00%          30-Jun-2010

Blockbuster Video                               2,311           2.98%          28-Feb-2006
Kampai Acquisition Corporation                  4,235           6.58%          14-Apr-2007              Springing

Pacific Dental Services, Inc.                   2,750          11.81%          30-Jun-2006
Howard Sanger                                   2,958           4.61%          1-Mar-2005               Springing

Fogo e'Brasa                                    3,098           9.51%          31-Jan-2007
CATO                                            4,000           9.71%          31-Aug-2006
Washington Mutual                               5,000          20.00%          31-Jan-2022

Dollar General                                  6,000           9.28%          1-Dec-2006
Encore Executive Suites                         3,162           9.51%          31-Jan-2006
                                                                                                        Springing
George Washington University                    3,500           9.88%          14-Sep-2002

                                                    MORTGAGE
  LARGEST AFFILIATED SPONSOR FLAG                     LOAN
        (> THAN 4% OF POOL)                          NUMBER
-------------------------------------------------------------
                                                         1
                                                         2
                                                         3
                                                         4
                                                         5
                                                         6
                                                         7
                                                         8
                                                         9
                                                        10
                                                        11
                                                        12
                                                        13
                                                        14
                                                      14.1
                                                      14.2
                                                      14.3
                                                      14.4
                                                        15
                                                        16
                                                        17
                                                        18
                                                        19
                                                        20
                                                        21
               Abbey                                    22
                                                        23
                                                        24
                                                        25
               Abbey                                    26
                                                        27
                                                        28
                                                        29
                                                        30
                                                      30.1
                                                      30.2
                                                      30.3
                                                      30.4
                                                      30.5
                                                        31
                                                        32
                                                        33
                                                        34
                                                        35
                                                        36
                                                        37
                                                        38
                                                        39
                                                        40
                                                        41
                                                        42
               Abbey                                    43
                                                        44
                                                        45
               Abbey                                    46
                                                        47
                                                        48
                                                        49
                                                        50
                                                        51
                                                        52
                                                        53
                                                        54
                                                        55
                                                        56
                                                        57
                                                        58
                                                        59
                                                        60
                                                        61
                                                        62
                                                        63
                                                        64
                                                        65
                                                        66
                                                        67
                                                        68
                                                        69
                                                        70
                                                        71
                                                        72
                                                        73
               Abbey                                    74
                                                        75
                                                        76
                                                        77
               Abbey                                    78
                                                        79
                                                        80
                                                        81
                                                        82
                                                        83
                                                        84
                                                        85
                                                        86
                                                        87
                                                        88
                                                        89
                                                        90

WACHOVIA BANK COMMERCIAL TRUST SERIES 2002-C1

           ANNEX A-1                            CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGE PROPERTIES

MORTGAGE
 LOAN
NUMBER         PROPERTY NAME                                  ADDRESS                             CITY                STATE
-----------------------------------------------------------------------------------------------------------------------------
     91    GSL Portfolio                        Various                                         Various                 TX
   91.1    8640 North Eldridge Parkway          8640 North Eldridge Parkway                     Houston                 TX
   91.2    1109 Howard Avenue                   1109 Howard Avenue                              Deer Park               TX
   91.3    1434 Sens Road                       1434 Sens Road                                  La Porte                TX
   91.4    5048 Timber Creek                    5048 Timber Creek                               Houston                 TX
     92    La Mirada Business Center            14670-14770 E. Firestone Blvd.                  La Mirada               CA
     93    Summit Square Apartments             936 41st Street Northwest                       Rochester               MN
     94    North Delray Commons                 SWC US 1 & NE 6th Street                        Delray Beach            FL
     95    Marconi Palms Apartments             3821 Marconi Avenue                             Sacramento              CA
     96    Citizen's Building                   105 S. Narcissus Avenue                         West Palm Beach         FL
     97    Concorde Distribution Center         1889 E. Maule Ave.                              Las Vegas               NV
     98    7560 Topanga Canyon Blvd.            7560 Topanga Canyon Blvd.                       Canoga Park             CA
     99    1900 Aerojet Way                     1900 Aerojet Way                                North Las Vegas         NV
    100    Fairway Lane Apartments              3979 NW Fairway Lane                            Bremerton               WA
    101    Cotton Building                      4645 E. Broadway Rd.                            Phoenix                 AZ
    102    North Beltsville Business Center     11900-11914 Old Baltimore Pike                  Beltsville              MD
    103    Park Plaza Apartments                507 Main Street                                 Worcester               MA
    104    PerkinElmer - Warwick, RI            15 Pioneer Avenue                               Warwick                 RI
    105    301 W. Bennett Avenue                301 W. Bennett Avenue                           Council Bluffs          IA
    106    Orange Commerce Center               1337 Braden Court                               Orange                  CA
    107    Cottonwood Square Shopping Center    17858-17930 Cottonwood Drive                    Parker                  CO
    108    Chapel Trail Commerce Center III     21011 Johnson St                                Pembroke Pines          FL
    109    Wal-Mart - Branson, MO               2050 West Highway 76                            Branson                 MO
    110    Walgreens - Chicago, IL              1001 West Belmont Avenue                        Chicago                 IL
    111    Walgreens - Chaska, MN               110 Hwy 212 East                                Chaska                  MN
    112    506 N. Miller Valley Road            506 N. Miller Valley Road                       Prescott                AZ
    113    Walgreen's - Bremerton, WA           3333 Wheaton Way                                Bremerton               WA
    114    Riviera Northgate Apartments         11540 Pinehurst Way NE                          Seattle                 WA
    115    Walgreens - Memphis TN               6770 Macon Road                                 Memphis                 TN
    116    Heritage Hills Apartments            10836 Clemson Blvd.                             Seneca                  SC
    117    The Mark Apartments                  125 Lower Woodville Road                        Natchez                 MS
    118    Park 2000 - Building L               6295 McLeod Drive                               Las Vegas               NV
    119    Sugar Land Shopping Center           16550 Southwest Freeway                         Sugar Land              TX
    120    Belfort Arms Apartments              3541 Whitney Avenue                             Sacramento              CA
    121    Plaza VI Office Building             350 Camino Gardens Boulevard                    Boca Raton              FL
    122    Arroyo Fairways Mobile Home Club     42751 East Florida Avenue                       Hemet                   CA
    123    Barnes & Noble                       4024C Wards Road                                Lynchburg               VA
    124    Fair Oaks Building                   880 - 898 North Fair Oaks Avenue                Pasadena                CA
    125    Office Depot - Stockbridge, GA       3480 Mt. Zion Rd                                Stockbridge             GA
    126    Rivergreen Office Park               1122-1128 NE Second Street                      Corvallis               OR
    127    Walgreen's/Kaiser Building           1363 Divisadero Street and 2105-2107            San Francisco           CA
                                                   O'Farrell Street
    128    Fairmont Park Apartments             1204, 1209, 1210 73rd Street East and           Tacoma                  WA
                                                   7226, 7227, 7302, 7303, 7305, 7312,
                                                   7313, 7316, and 7317 13th Avenue Ct. E.
    129    Kinko's                              829, 839 & 855 East Colorado Boulevard.         Pasadena                CA
    130    Boca Manor Apts                      2500 N Federal Highway                          Boca Raton              FL
    131    Eastern Marketplace                  10170 South Eastern Avenue                      Henderson               NV
    132    Holridge Apartments                  12440 North 20th Street                         Phoenix                 AZ
    133    Bridle Trails Apts & Retail          13200 Old Redmond Road                          Redmond                 WA
    134    1145 W. I Street                     1145 W. I Street                                Ontario                 CA
    135    Austin Laurel Professional
              Office Building                   4905 West Laurel Street                         Tampa                   FL
    136    Pine Meadows Mobile Estates          3450 S. IH-35                                   Waxahachie              TX
    137    Thermal Supply - 3 Locations         Various                                         Various                 WA
  137.1    Thermal Supply - Seattle             717 South Lander Street                         Seattle                 WA
  137.2    Thermal Supply - Spokane             165 South Pine Street                           Spokane                 WA
  137.3    Thermal Supply - Yakima              202 West Spruce Street                          Yakima                  WA
    138    Twin Gardens Apartments              5831 Fair Oaks Boulevard                        Carmichael              CA
    139    Vermont Apartments                   1112 - 9th Street S.E.                          Puyallup                WA
    140    Westview Terrace Apartments          2201, 2205, 2209, 2219, 2223 & 2227             Tacoma                  WA
                                                   South 74th Street
    141    1161 W. I Street                     1161 W. I Street                                Ontario                 CA
    142    Walgreens-Arlington, Texas           2420 West Arkansas Lane                         Arlington               TX
    143    Calder Square Shopping Center        1101 West Main                                  League City             TX
    144    4116 Silver Star Road                4116 Silver Star Road                           Orlando                 FL
    145    Westwood Village Shopping Center     4722-4748 Rainbow Boulevard                     Westwood                KS
    146    Wheatland III Townhomes              3502-3534 30th Avenue Southwest                 Fargo                   ND
    147    110 Lehigh Ave.                      110 Lehigh Ave.                                 Lakewood                NJ
    148    West Valley Shopping Center          4083 South Redwood Road                         West Valley City        UT
    149    2120 Jimmy Durante Boulevard         2120 Jimmy Durante Boulevard                    Del Mar                 CA
    150    4969 E. McKinley Avenue              4969 E. McKinley Avenue                         Fresno                  CA
    151    Fleet Bank                           190 Haverhill Street                            Methuen                 MA
    152    Chinese Garden Plaza                 5435, 5445 & 5485 West Sahara Avenue            Las Vegas               NV
    153    Fairwood Commerce Center             14300 SE Petrovitsky Road                       Renton                  WA
    154    Jefferson Square Shopping Center     1552-1557 Jefferson Avenue                      St. Louis               MO
    155    1378 & 1380 Old Northern Boulevard   1378-80 Old Northern Boulevard                  Roslyn Village          NY
    156    South Rice Shopping Center           6600 S. Rice Avenue                             Bellaire                TX

(1) For purposes of calculating the underwritten DSCR for Mortgage Loan No. 21 (the "LOC Loan"), the amount available under a certain letter of credit securing such Mortgage Loan was deducted from the applicable principal balance for purposes of debt service calculations. For purposes of calculating LTV Ratio for the LOC Loan, the principal balance of the Mortgage Loan was reduced by the amount of such letter of credit.

(2) For Mortgage Loan No. 4, the indicated origination date is that of the A-note which was split from the original loan originated November 9, 1999.

(3) For Mortgage Loan No. 14, which is secured by multiple properties, the underwritten net cash flow is allocated based on an individual property's appraised value as a percentage of the total appraised value of all the related Mortgaged Properties.

                     CROSS
                COLLATERALIZED
                   AND CROSS
                DEFAULTED LOAN          LOAN         GENERAL PROPERTY                             ORIGINAL LOAN  CUT-OFF DATE LOAN
 ZIP CODE            FLAG             ORIGINATOR            TYPE          SPECIFIC PROPERTY TYPE     BALANCE ($)      BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------------
  Various                              GCFP             Industrial               Flex              4,220,000.00      4,197,853.92
   77041                                                Industrial               Flex
   77536                                                Industrial               Flex
   77571                                                Industrial               Flex
   77017                                                Industrial               Flex
   90638      Abbey Portfolio II     Wachovia             Office               Suburban            4,175,000.00      4,159,192.90
   55901                               AMCC            Multifamily           Conventional          4,150,000.00      4,129,359.96
   33483                             Wachovia             Retail                Anchored           4,050,000.00      4,046,712.75
   95821                               GCFP            Multifamily           Conventional          4,050,000.00      4,024,055.32
   33401                               GCFP               Office               Suburban            4,000,000.00      3,973,496.91
   89119                             Wachovia           Industrial           Distribution          3,810,000.00      3,807,178.08
   91303                               GCFP               Retail               Anchored            3,625,000.00      3,607,040.74
   89030                               GCFP             Industrial             Warehouse           3,625,000.00      3,604,190.07
   98312                             Wachovia          Multifamily           Conventional          3,600,000.00      3,594,941.90
   85040                             Wachovia             Retail               Anchored            3,550,000.00      3,536,635.55
   20705                               GCFP             Industrial             Warehouse           3,400,000.00      3,383,273.73
   01608                             Wachovia          Multifamily           Conventional          3,400,000.00      3,379,522.28
   01453                             Wachovia           Industrial         Light Industrial        3,316,800.00      3,301,965.97
   51503                               GCFP               Retail               Anchored            3,230,000.00      3,220,511.76
   92868       Abbey Portfolio I     Wachovia             Office               Suburban            3,200,000.00      3,187,884.39
   80134                               AMCC               Retail              Unanchored           3,200,000.00      3,166,799.03
   33029                             Wachovia           Industrial               Flex              3,000,000.00      2,988,770.22
   65616                             Wachovia             Retail               Anchored            3,000,000.00      2,982,114.92
   60657                             Wachovia             Retail               Anchored            2,920,000.00      2,917,918.23
   55318                             Wachovia             Retail               Anchored            2,810,000.00      2,799,630.13
   86301                               GCFP               Retail               Anchored            2,770,000.00      2,762,166.48
   98310                               AMCC               Retail               Anchored            2,650,000.00      2,646,514.12
   98125                               AMCC            Multifamily           Conventional          2,583,000.00      2,579,312.56
   38134                             Wachovia             Retail               Anchored            2,500,000.00      2,500,000.00
   29678                               AMCC            Multifamily           Conventional          2,465,000.00      2,456,941.99
   39120                             Wachovia          Multifamily           Conventional          2,456,000.00      2,449,626.73
   89120                               GCFP             Mixed Use          Office/Warehouse        2,397,000.00      2,391,379.51
   77479                               GCFP               Retail            Shadow Anchored        2,400,000.00      2,389,876.95
   95821                               GCFP            Multifamily           Conventional          2,362,500.00      2,352,459.18
   33432                               GCFP               Office                  CBD              2,311,000.00      2,305,544.23
   92544                               NCCI          Mobile Home Park      Mobile Home Park        2,250,000.00      2,221,306.69
   24502                               AMCC               Retail               Anchored            2,210,000.00      2,203,244.51
   91103                               AMCC             Industrial               Flex              2,180,000.00      2,173,243.14
   30281                             Wachovia             Retail               Anchored            2,170,000.00      2,164,517.11
   97330                               AMCC               Office               Suburban            2,250,000.00      2,115,627.28
   94115                               AMCC             Mixed Use            Retail/Office         2,100,000.00      2,100,000.00
   98404                               AMCC            Multifamily           Conventional          2,095,000.00      2,087,794.14
   91101                               AMCC               Retail              Unanchored           2,000,000.00      2,000,000.00
   33431                             Wachovia          Multifamily           Conventional          2,000,000.00      1,993,571.85
   89052                               GCFP               Retail              Unanchored           1,928,000.00      1,923,353.04
   85022                               GCFP            Multifamily           Conventional          1,895,000.00      1,881,856.47
   98052                               AMCC             Mixed Use         Multifamily/Retail       1,880,000.00      1,878,604.76
   91762                             Wachovia          Multifamily           Conventional          1,775,000.00      1,768,355.71
   33607                               GCFP               Office               Suburban            1,700,000.00      1,692,626.20
   75165                             Wachovia        Mobile Home Park      Mobile Home Park        1,640,000.00      1,635,016.65
  Various                              AMCC             Industrial              Various            1,620,000.00      1,459,812.28
   98134                                                Industrial             Warehouse
   99202                                                Industrial             Warehouse
   98902                                                Industrial               Flex
   95608                               GCFP            Multifamily           Conventional          1,425,000.00      1,418,943.63
   98372                               AMCC            Multifamily           Conventional          1,397,000.00      1,392,678.57
   98409                               AMCC            Multifamily           Conventional          1,375,000.00      1,370,746.64
   91762                             Wachovia          Multifamily           Conventional          1,225,000.00      1,220,414.51
   76015                               AMCC               Retail               Anchored            1,188,000.00      1,183,689.62
   77573                               AMCC               Retail              Unanchored           1,200,000.00      1,136,176.95
   32808                               GCFP             Industrial             Warehouse           1,100,000.00      1,095,156.68
   66205                               AMCC               Retail              Unanchored           1,040,000.00      1,023,270.07
   58103                               AMCC            Multifamily           Conventional          1,000,000.00        993,394.96
   08701                             Wachovia           Industrial             Warehouse           1,000,000.00        992,365.27
   84123                               AMCC               Retail            Shadow Anchored          800,000.00        770,214.67
   92014                               AMCC             Industrial               Flex                750,000.00        700,602.39
   93727                               AMCC               Office               Suburban              685,000.00        671,691.63
   01844                               AMCC               Retail            Shadow Anchored          695,000.00        658,769.01
   89102                               AMCC             Mixed Use            Retail/Office           680,000.00        645,233.82
   98058                               AMCC             Mixed Use            Office/Retail           680,000.00        622,467.50
   63104                               AMCC               Retail            Shadow Anchored          700,000.00        604,264.92
   11476                               AMCC             Mixed Use         Retail/Multifamily         515,000.00        487,206.95
   77401                               AMCC               Retail              Unanchored             445,000.00        383,074.81

     % OF                                                                              LOAN
   AGGREGATE                                                                      ADMINISTRATIVE      INTEREST
 CUT-OFF DATE     ORIGINATION       FIRST PAY     MATURITY DATE     MORTGAGE         COST RATE         ACCRUAL
    BALANCE           DATE            DATE           OR ARD          RATE (%)           (%)            METHOD
------------------------------------------------------------------------------------------------------------------
     0.44%         19-Sep-2001      1-Nov-2001       1-Oct-2011       7.1620%         0.05268%         Actual/360




     0.44%         11-Jan-2002      1-Mar-2002       1-Dec-2009       7.2500%         0.05268%         Actual/360
     0.43%         17-Dec-2001      1-Feb-2002       1-Jan-2007       7.0100%         0.05268%         Actual/360
     0.43%         28-Mar-2002      1-May-2002       1-Apr-2012       7.0500%         0.05268%         Actual/360
     0.42%         31-Oct-2001      1-Jan-2002       1-Dec-2011       6.6500%         0.05268%         Actual/360
     0.42%         13-Jun-2001      1-Aug-2001       1-Jul-2011       7.5870%         0.05268%         Actual/360
     0.40%         11-Mar-2002      1-May-2002       1-Apr-2012       7.5100%         0.05268%         Actual/360
     0.38%         23-Oct-2001      1-Dec-2001       1-Nov-2011       6.8400%         0.05268%         Actual/360
     0.38%         31-Aug-2001      1-Oct-2001       1-Sep-2011       7.4200%         0.05268%         Actual/360
     0.38%         27-Feb-2002      1-Apr-2002       1-Mar-2012       7.1250%         0.05268%         Actual/360
     0.37%         22-Jan-2002      1-Mar-2002       1-Feb-2012       7.2900%         0.05268%         Actual/360
     0.36%         27-Sep-2001      1-Nov-2001       1-Oct-2011       7.4500%         0.05268%         Actual/360
     0.36%         30-Jul-2001      1-Sep-2001       1-Aug-2011       7.6250%         0.05268%         Actual/360
     0.35%         21-Dec-2001     10-Feb-2002      10-Jan-2012       7.6800%         0.05268%         Actual/360
     0.34%         20-Dec-2001      1-Feb-2002       1-Jan-2012       7.6000%         0.05268%         Actual/360
     0.34%         11-Jan-2002      1-Mar-2002       1-Dec-2009       7.2500%         0.05268%         Actual/360
     0.33%         11-Jan-2001      1-Mar-2001       1-Feb-2011       7.6700%         0.05268%         Actual/360
     0.31%         18-Jan-2002      1-Mar-2002       1-Feb-2012       7.3300%         0.05268%         Actual/360
     0.31%         25-Feb-2002      1-Apr-2002       1-Mar-2010       7.3000%         0.05268%         Actual/360
     0.31%         15-Mar-2002      1-May-2002       1-Apr-2012       7.7000%         0.05268%         Actual/360
     0.29%         25-Jan-2002      1-Mar-2002       1-Feb-2012       7.4300%         0.05268%         Actual/360
     0.29%         27-Dec-2001      1-Feb-2002       1-Jan-2012       7.7900%         0.05268%         Actual/360
     0.28%         22-Feb-2002      1-Apr-2002       1-Mar-2012       7.3900%         0.05268%         Actual/360
     0.27%         22-Feb-2002      1-Apr-2002       1-Mar-2012       7.0600%         0.05268%         Actual/360
     0.26%         12-Apr-2002      1-Jun-2002       1-May-2012       7.8200%         0.05268%         Actual/360
     0.26%         21-Dec-2001      1-Feb-2002       1-Jan-2012       7.0600%         0.11768%         Actual/360
     0.26%         18-Jan-2002      1-Mar-2002       1-Feb-2012       7.1700%         0.05268%         Actual/360
     0.25%          9-Jan-2002      1-Mar-2002       1-Feb-2012       7.7650%         0.05268%         Actual/360
     0.25%         30-Oct-2001      1-Dec-2001       1-Nov-2011       7.6000%         0.05268%         Actual/360
     0.25%         31-Oct-2001      1-Jan-2002       1-Dec-2011       6.6500%         0.05268%         Actual/360
     0.24%         10-Jan-2002      1-Mar-2002       1-Feb-2012       7.7250%         0.09768%         Actual/360
     0.23%         28-Dec-2001     11-Feb-2002      11-Jan-2012       6.9800%         0.05268%         Actual/360
     0.23%          3-Dec-2001      1-Feb-2002       1-Jan-2012       7.4000%         0.05268%         Actual/360
     0.23%         12-Dec-2001      1-Feb-2002       1-Jan-2012       7.3300%         0.05268%         Actual/360
     0.23%          6-Feb-2002      1-Apr-2002       1-Mar-2012       7.5000%         0.05268%         Actual/360
     0.22%         14-Jul-1999      1-Sep-1999       1-Aug-2019       8.4000%         0.05268%           30/360
     0.22%         17-Apr-2002      1-Jun-2002       1-May-2012       7.7300%         0.05268%         Actual/360
     0.22%         27-Dec-2001      1-Feb-2002       1-Jan-2012       6.8000%         0.05268%         Actual/360
     0.21%          4-Apr-2002      1-Jun-2002       1-May-2012       8.0500%         0.05268%         Actual/360
     0.21%         18-Jan-2002      1-Mar-2002       1-Feb-2012       7.0200%         0.05268%         Actual/360
     0.20%          9-Jan-2002      1-Mar-2002       1-Feb-2012       7.6030%         0.05268%         Actual/360
     0.20%         30-May-2001      1-Jul-2001       1-Jun-2011       7.8600%         0.05268%         Actual/360
     0.20%         15-Mar-2002      1-May-2002       1-Apr-2012       7.5000%         0.05268%         Actual/360
     0.19%         29-Jan-2002      1-Mar-2002       1-Feb-2012       7.3300%         0.05268%         Actual/360
     0.18%         16-Oct-2001      1-Dec-2001       1-Nov-2011       7.4700%         0.05268%         Actual/360
     0.17%         26-Dec-2001      1-Feb-2002       1-Jan-2012       7.4300%         0.05268%         Actual/360
     0.15%         26-Oct-1998      1-Dec-1998       1-Nov-2008       7.7500%         0.05268%         Actual/360



     0.15%         31-Oct-2001      1-Jan-2002       1-Dec-2011       6.6500%         0.05268%         Actual/360
     0.15%         27-Dec-2001      1-Feb-2002       1-Jan-2012       7.3400%         0.05268%         Actual/360
     0.14%         27-Dec-2001      1-Feb-2002       1-Jan-2012       7.3400%         0.05268%         Actual/360
     0.13%         29-Jan-2002      1-Mar-2002       1-Feb-2012       7.3300%         0.05268%         Actual/360
     0.12%         14-Feb-2002      1-Apr-2002       1-Mar-2022       7.3300%         0.05268%         Actual/360
     0.12%         28-Jul-1998      1-Sep-1998       1-Aug-2008       7.6500%         0.05268%         Actual/360
     0.12%         19-Oct-2001      1-Dec-2001       1-Nov-2011       7.4000%         0.05268%         Actual/360
     0.11%          9-Nov-2000      1-Jan-2001       1-Dec-2010       8.4500%         0.05268%         Actual/360
     0.10%          7-Jun-2001      1-Aug-2001       1-Jul-2011       7.6000%         0.05268%         Actual/360
     0.10%         18-Jul-2001      1-Sep-2001       1-Aug-2011       8.9000%         0.05268%         Actual/360
     0.08%         13-May-1999      1-Jul-1999       1-Jun-2009       8.0500%         0.05268%         Actual/360
     0.07%         30-Mar-1999      1-Jun-1999       1-May-2019       8.4000%         0.05268%           30/360
     0.07%         22-Jul-1999      1-Sep-1999       1-Aug-2009       8.3500%         0.05268%         Actual/360
     0.07%         10-Jun-1998      1-Aug-1998       1-Jul-2008       7.9000%         0.05268%         Actual/360
     0.07%         14-Aug-1998      1-Oct-1998       1-Sep-2008       7.7500%         0.05268%         Actual/360
     0.07%         22-Sep-1998      1-Nov-1998       1-Oct-2008       7.5000%         0.05268%         Actual/360
     0.06%         14-Dec-1998      1-Feb-1999       1-Jan-2014       7.5000%         0.05268%           30/360
     0.05%         15-Jul-1999      1-Sep-1999       1-Aug-2009       8.7000%         0.05268%         Actual/360
     0.04%         25-Nov-1998      1-Jan-1999       1-Dec-2013       7.6500%         0.05268%           30/360

           ORIGINAL
INTEREST    TERM TO     REMAINING
 ACCRUAL   MATURITY      TERM TO     REMAINING      ORIGINAL       REMAINING                MATURITY DATE OR
 METHOD     OR ARD     MATURITY OR   IO PERIOD     AMORT TERM     AMORT TERM   MONTHLY P&I    ARD BALLOON       ARD
DURING IO   (MOS.)      ARD (MOS.)    (MOS.)         (MOS.)          (MOS.)    PAYMENTS($)      BALANCE($)     LOANS
-----------------------------------------------------------------------------------------------------------------------
               120          113                        360             353      28,536.39     3,695,559.54       N




               94            91                        300             297      30,177.19     3,592,502.31       N
               60            56                        300             296      29,357.82     3,807,591.31       N
               120          119                        360             359      27,081.00     3,537,529.02       N
               120          115                        300             295      27,726.70     3,203,530.49       N
               120          110                        360             350      28,207.26     3,541,744.21       N
               120          119                        360             359      26,666.17     3,367,618.65       N
               120          114                        360             354      23,728.95     3,147,111.49       N
               120          112                        360             352      25,148.24     3,195,207.27       N
               120          118                        360             358      24,253.87     3,151,163.59       N
               120          117                        300             297      25,751.20     2,863,651.89       N
               120          113                        360             353      23,657.00     2,999,530.32       N
               120          111                        360             351      24,064.99     3,012,814.77       N
               120          116                        300             296      24,900.51     2,707,436.93       N
               120          116                        360             356      22,806.21     2,859,672.71       N
               94            91                        300             297      23,129.82     2,753,534.99       N
               120          105                        360             345      22,748.55     2,837,334.36       N
               120          117                        300             297      21,839.07     2,422,921.27       N
               96            94                        180             178      27,470.51     1,832,499.51       N
               120          119                        360             359      20,818.44     2,593,202.72       Y
               120          117                        300             297      20,637.88     2,276,315.30       Y
               120          116                        360             356      19,921.24     2,463,876.48       N
               120          118                        360             358      18,330.00     2,335,569.44       N
               120          118                        360             358      17,288.98     2,257,092.40       N
               120          120                        360             360      18,031.39     2,227,063.96       Y
               120          116                        360             356      16,499.16     2,152,509.35       N
               120          117                        360             357      16,621.19     2,150,487.54       N
               120          117                        360             357      17,197.25     2,130,417.47       N
               120          114                        360             354      16,945.79     2,124,922.71       N
               120          115                        360             355      15,166.42     2,040,693.50       N
               120          117                        360             357      16,516.38     2,051,980.11       N
               120          116                        180             176      20,198.49     1,046,130.39       N
               120          116                        360             356      15,301.60     1,946,834.08       N
               120          116                        360             356      14,989.92     1,916,992.40       N
               120          118                        276             274      16,522.15     1,676,372.84       Y
               240          207                        240             207      19,383.86         0.00           N
               120          120                        300             300      15,834.35     1,718,152.76       N
               120          116                        360             356      13,657.84     1,816,791.03       N
               120          120                        360             360      14,745.07     1,791,554.17       N
               120          117                        330             327      13,698.53     1,680,642.01       N
               120          117                        360             357      13,617.10     1,706,780.40       N
               120          109                        360             349      13,720.34     1,688,962.88       N
               120          119                        360             359      13,145.24     1,661,292.73       N
               120          117                        300             297      12,921.45     1,433,561.71       N
               120          114                        360             354      11,851.74     1,500,274.20       N
               120          116                        360             356      11,388.61     1,445,806.97       N
               120           78                        216             174      13,930.45     1,017,932.62       N



               120          115                        360             355       9,148.00     1,230,894.39       N
               120          116                        360             356       9,615.44     1,228,769.97       N
               120          116                        360             356       9,464.01     1,209,420.32       N
               120          117                        300             297       8,917.62      989,359.56        N
               240          238                        240             238       9,526.64         0.00           N
               120           75                        300             255       8,985.31      979,249.32        N
               120          114                        360             354       7,616.18      969,050.82        N
               120          103                        300             283       8,339.35      867,946.53        N
               120          110                        360             350       7,060.75      885,722.59        N
               120          111                        300             291       8,323.59      845,049.27        N
               120           85                        300             265       6,201.06      660,601.44        N
               240          204                        240             204       6,461.29         0.00           N
               120           87                        360             327       5,194.42      617,854.79        N
               120           74                        300             254       5,318.17      571,443.88        N
               120           76                        300             256       5,136.24      556,436.48        N
               120           77                        240             197       5,478.04      471,327.41        N
               180          140                        180             140       6,489.09         0.00           N
               120           87                        240             207       4,534.70      372,099.01        N
               180          139                        180             139       4,163.23         0.00           N

                                                                                                  LTV RATIO AT
                                 APPRAISED                                        CUT-OFF DATE     MATURITY OR
PREPAYMENT PROVISIONS             VALUE($)        APPRAISAL DATE     DSCR(X)        LTV RATIO         ARD
--------------------------------------------------------------------------------------------------------------
L(31),D(85),O(4)                 5,310,000           Various          1.25          79.06%          69.60%
                                 2,575,000         22-Aug-2001
                                  835,000          22-Jun-2001
                                 1,070,000         30-Sep-2001
                                  830,000          21-Jun-2001
L(27),D(62),O(5)                 5,650,000         26-Sep-2001        1.40          73.61%          63.58%
L(36),D(20),O(4)                 6,000,000         1-Nov-2001         1.33          68.82%          63.46%
L(48),D(68),O(4)                 5,100,000         26-Jan-2002        1.20          79.35%          69.36%
L(29),D(87),O(4)                 5,400,000         10-Jun-2001        1.35          74.52%          59.32%
L(34),D(82),O(4)                 5,400,000         15-Mar-2001        1.21          73.58%          65.59%
L(36),D(81),O(3)                 5,200,000         4-Feb-2002         1.29          73.21%          64.76%
L(30),D(86),O(4)                 5,750,000         19-Sep-2001        1.54          62.73%          54.73%
L(32),D(84),O(4)                 5,120,000         31-May-2001        1.37          70.39%          62.41%
L(48),D(69),O(3)                 4,600,000         10-Jul-2001        1.30          78.15%          68.50%
L(48),D(69),O(3)                 5,800,000         9-Oct-2001         1.26          60.98%          49.37%
L(31),D(85),O(4)                 4,500,000         4-May-2001         1.29          75.18%          66.66%
L(48),D(69),O(3)                 4,400,000         2-Jul-2001         1.20          76.81%          68.47%
L(28),D(91),O(1)                 4,500,000         1-Jan-2002         1.31          73.38%          60.17%
L(59),GRTR1%orYM(57),O(4)        4,500,000         31-Oct-2001        1.27          71.57%          63.55%
L(27),D(62),O(5)                 4,200,000         1-Oct-2001         1.30          75.90%          65.56%
L(39),D(76),O(5)                 4,500,000         25-Oct-2000        1.40          70.37%          63.05%
L(48),D(68),O(4)                 4,030,000         12-Nov-2001        1.36          74.16%          60.12%
L(48),D(45),O(3)                 5,500,000         28-Jun-2001        1.30          54.22%          33.32%
L(25),D(94),O(1)                 3,650,000         8-Nov-2001         1.22          79.94%          71.05%
L(48),D(71),O(1)                 3,800,000         4-Jan-2002         1.23          73.67%          59.90%
L(28),D(88),O(4)                 3,750,000         26-Oct-2001        1.20          73.66%          65.70%
L(36),D(81),O(3)                 3,900,000         15-Dec-2001        1.36          67.86%          59.89%
L(36),D(81),O(3)                 3,450,000         10-Jan-2002        1.23          74.76%          65.42%
L(48),D(71),O(1)                 3,200,000         16-Feb-2002        1.22          78.13%          69.60%
L(36),D(81),O(3)                 3,132,500         28-Nov-2001        1.25          78.43%          68.72%
L(48),D(65),O(7)                 3,070,000         23-Oct-2001        1.23          79.79%          70.05%
L(27),D(89),O(4)                 3,300,000         9-Nov-2001         1.26          72.47%          64.56%
L(30),D(86),O(4)                 3,200,000         14-Apr-2001        1.27          74.68%          66.40%
L(29),D(87),O(4)                 3,150,000         10-Jun-2001        1.34          74.68%          64.78%
L(27),D(89),O(4)                 3,100,000         3-Dec-2001         1.30          74.37%          66.19%
L(28),D(89),O(3)                 5,100,000         27-Sep-2001        1.83          43.56%          20.51%
L(36),D(81),O(3)                 3,000,000         18-Sep-2001        1.30          73.44%          64.89%
L(36),D(80),O(4)                 2,950,000         29-Oct-2001        1.44          73.67%          64.98%
L(48),D(71),O(1)                 2,780,000         12-Dec-2001        1.20          77.86%          60.30%
L(59),GRTR1%orYM(177),O(4)       3,170,000         1-Jul-1999         1.22          66.74%          0.00%
L(36),D(81),O(3)                 2,920,000         20-Jan-2002        1.23          71.92%          58.84%
L(36),D(81),O(3)                 3,000,000         2-Nov-2001         1.31          69.59%          60.56%
L(36),D(81),O(3)                 2,700,000         11-Feb-2002        1.28          74.07%          66.35%
L(36),D(81),O(3)                 4,035,000         3-Jan-2002         1.89          49.41%          41.65%
L(27),D(89),O(4)                 2,570,000         16-Nov-2001        1.25          74.84%          66.41%
L(35),D(81),O(4)                 2,400,000         3-Apr-2001         1.23          78.41%          70.37%
L(60),GRTR1%orYM(57),O(3)        2,720,000         31-Dec-2001        1.26          69.07%          61.08%
L(48),D(68),O(4)                 2,350,000         17-May-2001        1.32          75.25%          61.00%
L(30),D(86),O(4)                 2,300,000         6-Sep-2001         1.27          73.59%          65.23%
L(48),D(69),O(3)                 2,050,000         17-Aug-2001        1.28          79.76%          70.53%
L(59),GRTR1%orYM(57),O(4)        2,665,000           Various          1.35          54.78%          38.20%
                                 1,575,000         16-Mar-2000
                                  650,000          18-Mar-2000
                                  440,000          22-Jun-2000
L(29),D(87),O(4)                 1,900,000         10-Jun-2001        1.29          74.68%          64.78%
L(36),D(81),O(3)                 2,050,000         16-Nov-2001        1.20          67.94%          59.94%
L(36),D(81),O(3)                 1,925,000         16-Nov-2001        1.23          71.21%          62.83%
L(48),D(68),O(4)                 1,600,000         17-May-2001        1.28          76.28%          61.83%
L(60),GRTR1%orYM(177),O(3)       3,260,000         4-Jan-2002         2.15          36.31%          0.00%
L(59),GRTR1%orYM(54),O(7)        1,675,000         10-Jan-2001        1.25          67.83%          58.46%
L(30),D(86),O(4)                 1,380,000         6-Aug-2001         1.31          79.36%          70.22%
L(60),D(56),O(4)                 1,600,000         6-Sep-2000         1.28          63.95%          54.25%
L(36),D(80),O(4)                 1,250,000         3-Apr-2001         1.26          79.47%          70.86%
L(48),D(68),O(4)                 1,500,000         25-Jan-2001        1.32          66.16%          56.34%
L(59),GRTR1%orYM(57),O(4)        1,155,000         12-Apr-1999        1.30          66.69%          57.19%
L(59),GRTR1%orYM(177),O(4)       1,250,000         21-Jan-1999        1.79          56.05%          0.00%
L(59),GRTR1%orYM(58),O(3)        1,010,000         28-May-1999        1.40          66.50%          61.17%
L(59),GRTR1%orYM(54),O(7)        1,100,000         23-Jun-2000        1.24          59.89%          51.95%
L(59),GRTR1%orYM(58),O(3)        1,635,000         12-Mar-2000        1.57          39.46%          34.03%
L(59),GRTR1%orYM(57),O(4)        1,350,000         17-Mar-2000        1.64          46.11%          34.91%
L(59),GRTR1%orYM(117),O(4)       1,025,000         27-Jan-2000        1.24          58.95%          0.00%
L(59),GRTR1%orYM(57),O(4)         800,000          18-May-1999        1.35          60.90%          46.51%
L(59),GRTR1%orYM(117),O(4)        900,000          14-Oct-1998        1.42          42.56%          0.00%

                                                                         CUT-OFF DATE
                                              NUMBER                         LOAN
          YEAR                 YEAR          OF UNITS     UNIT OF         AMOUNT PER    OCCUPANCY         OCCUPANCY
         BUILT               RENOVATED        (UNITS)     MEASURE          (UNIT)($)     RATE(%)        "AS OF" DATE
   ------------------        ----------      --------     --------       -------------  ---------       -------------
         Various               Various        88,300      Sq. Ft.                 48     100.00%        31-Jan-2002
           2001                               35,500      Sq. Ft.                        100.00%        31-Jan-2002
           1997                               13,200      Sq. Ft.                        100.00%        31-Jan-2002
           1999                 2001          19,200      Sq. Ft.                        100.00%        31-Jan-2002
           1994                               20,400      Sq. Ft.                        100.00%        31-Jan-2002
           1975                               82,010      Sq. Ft.                 51      93.56%         1-Feb-2002
           1978                 2001           150         Units              27,529      94.67%        15-Jan-2002
           2001                               34,087      Sq. Ft.                119     100.00%        26-Mar-2002
           1960                 2001           119         Units              33,816      96.60%        31-Oct-2001
           1922                               51,420      Sq. Ft.                 77      87.00%        30-Dec-2001
           1999                               69,589      Sq. Ft.                 55     100.00%         8-Mar-2002
           2001                               15,015      Sq. Ft.                240     100.00%        23-Oct-2001
           1994                              106,717      Sq. Ft.                 34     100.00%        30-Nov-2001
       1988 & 1992                              78         Units              46,089     100.00%        21-Feb-2002
           1999                               34,144      Sq. Ft.                104      84.18%        22-Jan-2002
           1986                               72,222      Sq. Ft.                 47     100.00%         1-Jan-2002
           1912                 1961            90         Units              37,550      95.56%        16-Jan-2002
    1955, 1965 & 1975                         95,720      Sq. Ft.                 34     100.00%        14-Dec-2001
           2001                               14,241      Sq. Ft.                226     100.00%        20-Dec-2001
           1984                               29,987      Sq. Ft.                106     100.00%         1-Feb-2002
           1984                               56,795      Sq. Ft.                 56     100.00%        31-Dec-2001
           1999                               55,192      Sq. Ft.                 54     100.00%        11-Feb-2002
           1987                 1992         112,000      Sq. Ft.                 27     100.00%        18-Jan-2002
           1929                               20,483      Sq. Ft.                142     100.00%        30-Nov-2001
           2000                               13,905      Sq. Ft.                201     100.00%        14-Jan-2002
           2001                               15,251      Sq. Ft.                181     100.00%        19-Dec-2001
           2001                               15,120      Sq. Ft.                175     100.00%         7-Feb-2002
           1970                 2002            44         Units              58,621      95.45%        14-Feb-2002
           1999                               15,120      Sq. Ft.                165     100.00%        16-Feb-2002
           1995                                 80         Units              30,712     100.00%         6-Nov-2001
           1984                                 96         Units              25,517      90.63%        10-Dec-2001
           2000                               29,670      Sq. Ft.                 81      97.55%         1-Nov-2001
           1998                 2001          16,750      Sq. Ft.                143     100.00%        17-Oct-2001
           1960                                 60         Units              39,208     100.00%        31-Oct-2001
           1981                 1996          26,079      Sq. Ft.                 88      92.38%         1-Feb-2002
           1966                                182          Pads              12,205     100.00%         1-Feb-2002
           2000                               21,350      Sq. Ft.                103     100.00%        22-Feb-2002
           1989                               38,504      Sq. Ft.                 56     100.00%        28-Feb-2002
           2001                               20,000      Sq. Ft.                108     100.00%        30-Jan-2002
           1999                               21,398      Sq. Ft.                 99     100.00%        31-Dec-2001
           1926                 1993          13,844      Sq. Ft.                152     100.00%        12-Mar-2002
           1985                 2000            87         Units              23,998      97.70%        12-Feb-2002
           1933                 1996          9,400       Sq. Ft.                213     100.00%         2-Apr-2002
           1972                                 85         Units              23,454      97.65%        31-Dec-2001
           2001                               11,681      Sq. Ft.                165     100.00%         9-Nov-2001
           1986                                 58         Units              32,446      94.83%        14-Mar-2002
           1994                               19,567      Sq. Ft.                 96     100.00%         1-Jan-2002
           1965                                 51         Units              34,674      94.12%        10-Dec-2001
           1985                               23,288      Sq. Ft.                 73     100.00%        31-Dec-2001
           1976                                160          Pads              10,219      93.82%        26-Dec-2001
         Various               Various        59,173      Sq. Ft.                 25     100.00%        31-Dec-2001
           1972                 1997          32,189      Sq. Ft.                        100.00%        31-Dec-2001
           1975                               14,984      Sq. Ft.                        100.00%        31-Dec-2001
           1963                 1996          12,000      Sq. Ft.                        100.00%        31-Dec-2001
           1967                                 40         Units              35,474      97.50%        31-Oct-2001
           1984                 2000            51         Units              27,307      96.08%        22-Jan-2002
           1979                 2000            47         Units              29,165      97.87%        19-Dec-2001
           1962                                 30         Units              40,680     100.00%        10-Dec-2001
           2001                               14,490      Sq. Ft.                 82     100.00%        24-Feb-2002
           1985                               19,382      Sq. Ft.                 59     100.00%        13-Feb-2002
           2001                               16,500      Sq. Ft.                 66     100.00%        31-Dec-2001
           1978                               16,945      Sq. Ft.                 60     100.00%        16-Jan-2002
           2000                                 15         Units              66,226     100.00%        31-Dec-2001
           1989                               29,877      Sq. Ft.                 33     100.00%        15-Nov-2001
           1986                               10,599      Sq. Ft.                 73     100.00%         5-Jan-2002
           1968                               17,099      Sq. Ft.                 41     100.00%         7-Mar-2002
           1982                               21,814      Sq. Ft.                 31     100.00%        31-Dec-2001
           1983                               6,216       Sq. Ft.                106     100.00%        31-Dec-2001
           1982                 1997          19,000      Sq. Ft.                 34     100.00%        25-Feb-2002
           1979                               10,977      Sq. Ft.                 57     100.00%         4-Mar-2002
           1991                               9,840       Sq. Ft.                 61     100.00%        12-Mar-2002
           1927                 1998          4,800       Sq. Ft.                102     100.00%        28-Feb-2002
           1998                               4,133       Sq. Ft.                 93     100.00%        31-Dec-2001

                                                                             LARGEST            LARGEST        LARGEST TENANT
    UW NET CASH FLOW                                                         TENANT             TENANT             EXP.
          ($)               LARGEST TENANT                                    SQ. FT.           % OF NRA           DATE
    ----------------        --------------                                   --------          ---------       --------------
       426,662            Various                                             Various          Various           Various
       203,051            Uson                                                 35,500          100.00%          16-Aug-2016
       67,968             ABB Turbocharger Company                             13,200          100.00%          14-May-2007
       89,413             Catalyst Services, Inc.                              19,200          100.00%          31-Jan-2009
       66,230             Airborne Freight Corporation                         20,400          100.00%          30-Apr-2003
       508,560            US Micro Lab, Inc.                                    4,977            6.07%          28-Feb-2005
       467,877
       391,180            Publix                                               27,887           81.81%          28-Feb-2021
       449,324
       408,573            Pescatore Restaurant                                  7,035           13.68%          31-Oct-2007
       414,320            OSA West, Inc.                                       10,631           15.28%          30-Sep-2004
       438,408            Walgreen's Co.                                       15,015          100.00%          30-Apr-2061
       413,434            Wal-Mart Stores, Inc.                               106,717          100.00%          30-Sep-2004
       378,298
       389,030            Staples                                              24,064           70.48%          31-Jul-2015
       366,834            Janitex Rug Service Corp.                            56,163           77.76%          31-Dec-2004
       347,941
       390,081            PerkinElmer                                          95,720          100.00%          31-Dec-2021
       348,769            Walgreen's Co.                                       14,241          100.00%          30-Jun-2076
       360,110            County of Orange                                     29,987          100.00%          30-Sep-2004
       382,050            Tuesday Morning                                       7,394           13.02%          14-Feb-2005
       356,057            Miami Management, Inc                                 9,226           16.72%          25-Feb-2005
       427,984            Wal-Mart Stores, Inc.                               112,000          100.00%          31-Jan-2012
       305,559            Walgreen's                                           20,483          100.00%          1-Nov-2021
       305,269            Walgreen's                                           13,905          100.00%          1-Mar-2020
       286,879            Albertson's, Inc.                                    15,251          100.00%          30-Nov-2021
       299,792            Walgreen's                                           15,120          100.00%          31-Aug-2061
       254,474
       264,656            Walgreen's                                           15,120          100.00%          1-Dec-2020
       246,771
       245,522
       259,832            Expanets of North America, LLC                        3,729           12.57%          30-Apr-2004
       258,778            River Oaks Imaging                                   10,750           64.18%          31-Dec-2010
       243,412
       257,908            The Interiors Group                                   5,936           22.76%          31-Oct-2006
       442,509
       238,750            Barnes & Noble                                       21,350          100.00%          31-Jan-2022
       258,877            Green Street Press                                   10,875           28.24%          28-Feb-2006
       237,930            Office Depot, Inc.                                   20,000          100.00%          31-Aug-2016
       283,054            David Evans & Assoc.                                  7,050           32.95%          30-Sep-2008
       233,406            Walgreen's                                            9,231           66.68%          31-Oct-2023
       214,053
       226,160            Kinko's                                               9,400          100.00%          31-Aug-2007
       311,349
       204,707            James E. Barber, M.D., P.C.                           4,641           39.73%          15-Oct-2016
       202,427
       198,644            Blockbuster                                           4,829           24.68%          15-Sep-2005
       204,440
       180,945            Carter & Associates, LLC                              8,994           38.62%          30-Nov-2005
       175,066
       225,443            Various                                             Various          Various            Various
       133,944            Thermal Supply-Seattle                               32,189          100.00%          30-Sep-2010
       50,391             Apples and Oranges                                    9,914           66.16%          31-Oct-2002
       41,108             Thermal Supply                                       12,000          100.00%          30-Sep-2010
       141,793
       138,417
       140,231
       136,507
       245,879            Walgreen's                                           14,490          100.00%          23-Feb-2077
       134,926            Kenneth Kaye Attorney                                 2,500           12.90%          31-May-2002
       119,302            Entenmann's                                          16,500          100.00%          30-Sep-2011
       128,518            Consignment Shop                                      3,038           17.93%          30-Nov-2006
       106,555
       132,222            Lifestyle Fascinations                               29,877          100.00%          31-Jan-2016
       96,746             Constant Care Family Medical                          3,150           29.72%          30-Jun-2006
       138,779            Del Mar Body Works/Bradshaw                           1,930           11.29%          30-Apr-2003
       87,033             AGI Publishing, Inc.                                  8,050           36.90%          31-Oct-2005
       79,202             Baybank Merrimac Valley, N.A./Fleet                   4,847           77.98%          31-Dec-2008
       96,460             Five Oceans Enterprises Inc                           9,000           47.37%          31-Jan-2011
       107,794            R & M Foods, Inc (Shakey's Pizza)                     3,105           28.29%          31-Oct-2007
       96,554             E. E. Laundromat                                      3,000           30.49%          31-May-2006
       73,586             AC & CC, Inc                                          1,250           26.04%           9-Feb-2009
       71,020             Starbucks #6292                                       1,657           40.09%          31-Jul-2008

                                                                    2ND
                                                                  LARGEST           2ND LARGEST        2ND LARGEST
                                                                  TENANT            TENANT % OF        TENANT EXP.
    2ND LARGEST TENANT NAME                                        SQ. FT.              NRA(%)             DATE
   ------------------------                                       --------          -----------       -------------





   Magic Store Fixt, Inc.                                         4,580                  5.58%          31-Jan-2004

   Blockbuster Video                                              3,800                 11.15%          31-Jan-2006

   Zeidler Roberts Architect                                      4,050                  7.88%          28-Feb-2003
   The Delivery Company, Inc.                                     9,040                 12.99%          29-Feb-2004



   Papa Johns Pizza                                               1,800                  5.27%          30-Jun-2006
   Charette Corporation                                           8,158                 11.30%          31-Jul-2002




   Omega Karate, Inc                                              5,321                  9.37%          31-May-2002
   Jemco Medical                                                  6,920                 12.54%          1-Jul-2002









   Woods & Associates                                             2,592                  8.74%          28-Feb-2004
   Mattress Giant                                                 6,000                 35.82%          31-May-2011

   Worker's Comp Group                                            3,935                 15.09%          31-Dec-2006


   Five Acres - Boys & Girls                                      8,836                 22.95%          31-Aug-2002

   Soil Foodweb                                                   4,333                 20.25%          31-Mar-2004
   Kaiser HMO                                                     4,613                 33.32%          31-Aug-2009



   Blood Systems Inc. d.b.a. United Blood Services                4,117                 35.25%          15-Oct-2006

   Michaels Cleaning                                              1,400                  7.15%          30-Apr-2004

   Quintairos, McCumber, et. al.                                  4,362                 18.73%          30-Sep-2014

   Various                                                        Various              Various            Various

   MCSi                                                           5,070                 33.84%          31-Oct-2002






   Southland Title                                                2,100                 10.83%          31-Mar-2004

   Nance's Deli                                                   2,703                 15.95%          31-Oct-2003


   Payless Shoesource #1365                                       3,000                 28.30%          30-Nov-2005
   Alpha Medical                                                  1,420                  8.30%          31-Oct-2003
   Consumer Credit Counseling of Central Valley, Inc.             4,348                 19.93%          31-Aug-2006
   Vitamins Plus                                                  1,369                 22.02%          31-Jul-2004
   Pain Clinic, Inc Chiropractic                                  5,000                 26.32%          1-Apr-2005
   Dr. Chuck Ingle                                                2,169                 19.76%          1-Oct-2003
   Mimi's Beauty Supply                                           2,760                 28.05%          31-May-2006
   Squire Deli                                                    1,250                 26.04%          31-Jan-2012
   Great Clips-DLG Ventures                                       1,276                 30.87%          30-Sep-2003

                                                       3RD
                                                     LARGEST    3RD LARGEST  3RD LARGEST
                                                      TENANT    TENANT % OF   TENANT EXP.
  3RD LARGEST TENANT NAME                             SQ. FT.       NRA         DATE        LOCKBOX
---------------------------                          -------    -----------  ------------   ---------
                                                                                             Day 1




 Richie's Install, Inc.                               4,556       5.56%       31-Jan-2002   Springing

 Jersey Mike's Subs                                   1,400       4.11%       31-Aug-2006

 Underground Coffee House                             3,075       5.98%       30-Nov-2002
 S.P. Enterprises, Inc.                               8,829      12.69%       28-Feb-2005



 Port of Subs (Restaurant Investment Group, LLC)      1,440       4.22%       31-Jul-2006
 Carpet Consultants                                   7,901      10.94%       31-May-2002

                                                                                              Day 1

                                                                                            Springing
 Destination Cyclery                                  3,862       6.80%       30-Nov-2006
 FEC Telecom                                          6,808      12.34%       31-Jan-2010
                                                                                              Day 1
                                                                                            Springing
                                                                                              Day 1



                                                                                            Springing


 Aloha Continental Travel & Tours                     2,495       8.41%       31-May-2004


 John Cappeller, PA                                   2,596       9.95%       31-Jan-2015


 Health Guard Corporation                             8,600      22.34%       28-Feb-2006
                                                                                            Springing
 First American Title                                 4,144      19.37%       28-Feb-2005
                                                                                              Day 1



 Worthington Real Estate d.b.a. Realty Executives     1,823      15.61%       15-Oct-2006

 Edward Jones                                         1,125       5.75%       30-Apr-2003

 GSA (U.S. Dept. of Labor)                            4,314      18.52%       31-Mar-2003

 Various                                             Various     Various       Various








 The Kids Room                                        1,950      10.06%       31-Jul-2004

 WH Cleaners, Inc.                                    2,400      14.16%       31-Jul-2006


 Wells Fargo Financial, Inc                           1,804      17.02%       31-May-2003
 Del Mar Glass                                        1,350       7.90%       31-Jan-2005
 State of California                                  3,842      17.61%       28-Feb-2003

 Novastar Mortgage                                    1,000       5.26%       1-Mar-2004
 Dr. Mario Chorak, D.D.S., P.S.                       1,986      18.09%       30-Nov-2005
 Rent-A-Center                                        2,730      27.74%       31-May-2003
                                                                                            Springing
 Vogue (Tip Top) Cleaners                             1,200      29.03%       31-Oct-2003

 LARGEST AFFILIATED  MORTGAGE
   SPONSOR FLAG       LOAN
(> THAN 4% OF POOL)  NUMBER
------------------- --------
                        91
                        91.1
                        91.2
                        91.3
                        91.4
         Abbey          92
                        93
                        94
                        95
                        96
                        97
                        98
                        99
                       100
                       101
                       102
                       103
                       104
                       105
         Abbey         106
                       107
                       108
                       109
                       110
                       111
                       112
                       113
                       114
                       115
                       116
                       117
                       118
                       119
                       120
                       121
                       122
                       123
                       124
                       125
                       126
                       127
                       128
                       129
                       130
                       131
                       132
                       133
                       134
                       135
                       136
                       137
                       137.1
                       137.2
                       137.3
                       138
                       139
                       140
                       141
                       142
                       143
                       144
                       145
                       146
                       147
                       148
                       149
                       150
                       151
                       152
                       153
                       154
                       155
                       156

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2002-C1

Annex A-2         Certain Information Regarding Multifamily Mortgaged Properties

Mortgage Loan
   Number      Property Name                                    Property Address
-------------  -------------                                    ----------------
      2        Oak Brook Apartments                             12499 Folsom Boulevard
      3        Mediterranean Village                            2001 SE 10th Avenue
      7        215 East 23rd Street                             215 East 23rd Street
      9        Forest Acres Apartments                          28 Forest Acres Drive
      18       Avalon Square Apartments                         2400 Westheimer Road
      20       The Gatsby Apartments                            1515 O Street
      21       Summit Pointe Apartments                         108 Summit Pointe Drive
      23       Carriage House Apartments                        3900 Monroe Avenue
      30       Citivest Multifamily Portfolio                   Various
     30.1      Avalon Apartments                                1925 Moser Avenue
     30.2      Catalina Apartments                              2500 Bennett Avenue
     30.3      Montecito-Sausalito Apartments                   2301 North Garrett Avenue & 2222 Bennett Avenue
     30.4      Monterey Apartments                              4726 Homer Street
     30.5      Santa Cruz Apartments                            2602 North Fitzhugh Avenue
      32       Timber Creek Apartments                          820 W. 3900 South
      33       Brookstone Apartments                            6430 Brookstone Lane
      42       Austin Creek Apartments                          55 Valle Vista Avenue
      49       Normandy Park Apartments                         11110 North 56th Street
      53       Rustic Village Apartments                        9303 Town Park Drive
      55       Brookwood Park Apartments                        3854 West Rockwood Way
      58       The Pointe at College Place                      2620 College Place
      63       Los Altos Village Apartments                     2525 North Los Altos Avenue and 2530-2576 North Geronimo Avenue
      65       Park Apartments                                  403 Southwest 13th Place
      68       Waterloo Apartments                              1464, 1470 & 1478 English Drive and 1538, 1540, 1544, 1546, 1548 &
                                                                   1550 Maurice Lane
      71       The Village At Nisqually Ridge                   9211-9223 and 9231-9343 Skokomish Way NE
      72       Auburn Creek Apartments                          4411 Gardendale Drive
      79       Del Flora Apartments                             30598 Independence Avenue
      80       Fallbrook Apts (Raintree, Ironwood & Smoketree)  735, 747 & 795 West Fallbrook Street
      86       Colchester Apartments                            1470 Beacon Street
      93       Summit Square Apartments                         936 41st Street Northwest
      95       Marconi Palms Apartments                         3821 Marconi Avenue
     100       Fairway Lane Apartments                          3979 NW Fairway Lane
     103       Park Plaza Apartments                            507 Main Street
     114       Riviera Northgate Apartments                     11540 Pinehurst Way NE
     116       Heritage Hills Apartments                        10836 Clemson Blvd.
     117       The Mark Apartments                              125 Lower Woodville Road
     120       Belfort Arms Apartments                          3541 Whitney Avenue
     128       Fairmont Park Apartments                         1204, 1209, 1210 73rd Street East and 7226, 7227, 7302, 7303, 7305,
                                                                   7312, 7313, 7316, and 7317 13th Avenue Ct. E.
     130       Boca Manor Apts                                  2500 N Federal Highway
     132       Holridge Apartments                              12440 North 20th Street
     134       1145 W. I Street                                 1145 W. I Street
     138       Twin Gardens Apartments                          5831 Fair Oaks Boulevard
     139       Vermont Apartments                               1112 - 9th Street S.E.
     140       Westview Terrace Apartments                      2201, 2205, 2209, 2219, 2223 & 2227 South 74th Street
     141       1161 W. I Street                                 1161 W. I Street
     146       Wheatland III Townhomes                          3502-3534 30th Avenue Southwest

Mortgage Loan                                                                           Property  Property
   Number      Property Name                                     Property City           State    Zip Code           County
-------------  -------------                                     -------------           -----    --------           ------
      2        Oak Brook Apartments                              Rancho Cordova            CA      95742             Placer
      3        Mediterranean Village                             Ft. Lauderdale            FL      33316             Broward
      7        215 East 23rd Street                              New York                  NY      10010             New York
      9        Forest Acres Apartments                           Bradford                  MA      01835             Essex
      18       Avalon Square Apartments                          Houston                   TX      77098             Harris
      20       The Gatsby Apartments                             Washington                DC      20005             Washington
      21       Summit Pointe Apartments                          Scranton                  PA      18508             Lackawanna
      23       Carriage House Apartments                         Fremont                   CA      94536             Alameda
      30       Citivest Multifamily Portfolio                    Dallas                    TX      Various           Dallas
     30.1      Avalon Apartments                                 Dallas                    TX      75206             Dallas
     30.2      Catalina Apartments                               Dallas                    TX      75206             Dallas
     30.3      Montecito-Sausalito Apartments                    Dallas                    TX      75206             Dallas
     30.4      Monterey Apartments                               Dallas                    TX      75204             Dallas
     30.5      Santa Cruz Apartments                             Dallas                    TX      75204             Dallas
      32       Timber Creek Apartments                           Salt Lake City            UT      84123             Salt Lake
      33       Brookstone Apartments                             Fayetteville              NC      28314             Cumberland
      42       Austin Creek Apartments                           Vallejo                   CA      94590             Solano
      49       Normandy Park Apartments                          Temple Terrace            FL      33617             Hillsborough
      53       Rustic Village Apartments                         Houston                   TX      77036             Harris
      55       Brookwood Park Apartments                         West Valley City          UT      84120             Salt Lake
      58       The Pointe at College Place                       Fullerton                 CA      92831             Orange
      63       Los Altos Village Apartments                      Tucson                    AZ      85705             Pima
      65       Park Apartments                                   Deerfield Beach           FL      33441             Broward
      68       Waterloo Apartments
                                                                 San Jose                  CA      95129             Santa Clara
      71       The Village At Nisqually Ridge                    Olympia                   WA      98516             Thurston
      72       Auburn Creek Apartments                           San Antonio               TX      78240             Bexar
      79       Del Flora Apartments                              Redlands                  CA      92374             San Bernardino
      80       Fallbrook Apts (Raintree, Ironwood & Smoketree)   Fallbrook                 CA      92028             San Diego
      86       Colchester Apartments                             Brookline                 MA      02446             Norfolk
      93       Summit Square Apartments                          Rochester                 MN      55901             Olmsted
      95       Marconi Palms Apartments                          Sacramento                CA      95821             Sacramento
     100       Fairway Lane Apartments                           Bremerton                 WA      98312             Kitsap
     103       Park Plaza Apartments                             Worcester                 MA      01608             Worcester
     114       Riviera Northgate Apartments                      Seattle                   WA      98125             King
     116       Heritage Hills Apartments                         Seneca                    SC      29678             Oconee
     117       The Mark Apartments                               Natchez                   MS      39120             Adams
     120       Belfort Arms Apartments                           Sacramento                CA      95821             Sacramento
     128       Fairmont Park Apartments
                                                                 Tacoma                    WA      98404             Pierce
     130       Boca Manor Apts                                   Boca Raton                FL      33431             Palm Beach
     132       Holridge Apartments                               Phoenix                   AZ      85022             Maricopa
     134       1145 W. I Street                                  Ontario                   CA      91762             San Bernardino
     138       Twin Gardens Apartments                           Carmichael                CA      95608             Sacramento
     139       Vermont Apartments                                Puyallup                  WA      98372             Pierce
     140       Westview Terrace Apartments                       Tacoma                    WA      98409             Pierce
     141       1161 W. I Street                                  Ontario                   CA      91762             San Bernardino
     146       Wheatland III Townhomes                           Fargo                     ND      58103             Cass

General Property                          Elevator   Utilities
     Type         Specific Property Type  Buildings Tenant Pays
----------------  ----------------------  --------- -----------
   Multifamily         Conventional          N       E,G,P,C
   Multifamily         Conventional          N       E,G,P,C
   Multifamily        Student Housing        Y
   Multifamily         Conventional          N          E
   Multifamily         Conventional          Y          W
   Multifamily         Conventional          Y       E,G,W,T
   Multifamily         Conventional          N         E,G
   Multifamily         Conventional          N         P,C
   Multifamily         Conventional          N        Various
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N         E,G
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N       E,G,P,C
   Multifamily         Conventional          N         E,G
   Multifamily         Conventional          N         P,C
   Multifamily         Conventional          N      E,P,C,W,S
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N          E
   Multifamily        Student Housing        N          E
   Multifamily         Conventional          N          E
   Multifamily           Section 8           N          E

   Multifamily         Conventional          N         E,G
   Multifamily         Conventional          N         E,T
   Multifamily         Conventional          N         P,C
   Multifamily         Conventional          N         P,C
   Multifamily         Conventional          N          E
   Multifamily         Conventional          Y          E
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N         E,G
   Multifamily         Conventional          N         E,G
   Multifamily         Conventional          Y         C,P
   Multifamily         Conventional          Y          E
   Multifamily         Conventional          N         W,E
   Multifamily         Conventional          N      E,G,W,P,C
   Multifamily         Conventional          Y         E,G

   Multifamily         Conventional          N          E
   Multifamily         Conventional          N         E,C
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N
   Multifamily         Conventional          N         E,G
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N          E
   Multifamily         Conventional          N       E,G,P,C
   Multifamily         Conventional          N         E,G

 Number of    Number of 1  Number of 2   Number of 3  Number of 4+
Studio Units   BR Units     BR Units       BR Units     BR Units
------------  -----------  -----------   -----------  ------------
                 148          148           8
                 100          164
      1           39           34
                  81          313          16
                 126           78          16
                  22           30
                  81          109          22
                  69           50           4
      22         213          111           2
      18          70           19
       1          62           21           2
       1          36           41
                  36           24
       2           9            6
                 364           48
                 126          156
                  76           80
                  48           80          16
      48          96          132          16
                              216
                  81           48
                 192           57
                               84          84
                  60           30
                  14           86           8
                  56          112          56
                  56           96
                  10           65
      37          20
                  78           72
                  46           68           5
                   6           44          28
      11          70            9
                  28           16
                  40           40
                  24           72
                               48          12
                  55           31           1
                  62           23
                  16           34           8
      13          16           20           2
                  17           23
                  24           27
                  21           24           2
                               18          12
                                           15

Average Rent;    Average Rent;    Average Rent;      Average Rent;
Rent Ranges -   Rent Ranges - 1  Rent Ranges - 2   Rent Ranges - 3
Studio Units        BR Units        BR Units           BR Units
-------------   ---------------  ---------------   ---------------
                  924;895-960    1245;1170-1305    1525;1525-1525
                1106;965-1350    1327;1240-1415

                  755;710-800      834;760-900      988;950-1100
                  748;710-770      999;960-1085     281;1250-1300
                1700;1700-1700   2800;2575-5300
                  583;530-655      678;598-770       835;739-865
                1211;1000-1400   1386;1200-1700
   Various          Various          Various          Various
 425;425-425      605;525-650      784;775-950
 500;500-500      573;560-675      674;650-675       760;760-760
 460;460-460      553;535-575      673;650-675
                  552;510-580      653;640-680
 425;425-425      520;520-520      560;560-560
                  534;500-595      670;670-670
                  507;465-530      596;400-640
                  816;610-1000    929;665-1300
                  534;529-539      759;649-869       874;869-879
  317;99-325      389;300-430      489;455-565       704;495-765
                                   540;540-540
                  775;300-800      827;800-950
                  431;381-465      665;580-710
                                   630;630-630       750;750-750
                1125;900-1200     1392;1200-1500
                  614;550-675      782;675-875       934;925-950
                  489;489-489      597;579-614       695;695-695
                  586;535-620      704;625-775
                  733;725-745      856;795-895
1017;724-1185    1193;832-1515
                  583;550-619      679;645-719
                  521;475-575      619;550-750       735;675-750
                  700;700-700      789;775-875       914;875-995
 586;500-650      706;475-775      889;650-950
                  714;680-750      900;850-950
                  415;415-415      545;545-545
                  450;450-450      535;535-535
                                   633;465-700       759;750-800

                  475;435-555      551;480-560       675;675-675
                  625;580-660      750;725-775
                  497;465-505      586;550-632       729;720-730
 525;525-525      625;625-625      725;725-725       850;850-850
                  462;250-575      570;455-675
                  535;520-565      620;585-720
                  512;470-520      615;610-620       765;750-780
                                   700;700-700       800;800-800
                                                   1035;1035-1035

 Average Rent;
Rent Ranges - 4+   Mortgage Loan
   BR Units           Number
----------------   -------------
                           2
                           3
                           7
                           9
                          18
                          20
                          21
                          23
                          30
                          30.1
                          30.2
                          30.3
                          30.4
                          30.5
                          32
                          33
                          42
                          49
                          53
                          55
                          58
                          63
                          65
                          68
                          71
                          72
                          79
                          80
                          86
                          93
                          95
                         100
                         103
                         114
                         116
                         117
                         120
                         128
                         130
                         132
                         134
                         138
                         139
                         140
                         141
                         146

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2002-C1

     ANNEX A-3                                      RESERVE ACCOUNT INFORMATION

MORTGAGE
LOAN                                                                GENERAL PROPERTY                                   MONTHLY TAX
NUMBER      PROPERTY NAME                                                 TYPE             SPECIFIC PROPERTY TYPE        ESCROW
----------------------------------------------------------------------------------------------------------------------------------
  1         One Enterprise Center                                        Office                     CBD                   46,268
  2         Oak Brook Apartments                                      Multifamily               Conventional              17,506
  3         Mediterranean Village                                     Multifamily               Conventional              22,787
  4         CityPlace II                                                 Office                     CBD                  104,377
  5         Marketplace at Altamonte                                     Retail                   Anchored                26,686
  6         Broadmoor Towne Center                                       Retail                   Anchored
  7         215 East 23rd Street                                      Multifamily             Student Housing              3,157
  8         Maine Crossing                                               Retail                   Anchored                10,032
  9         Forest Acres Apartments                                   Multifamily               Conventional              19,633
  10        Dana Corporation - Antioch                                 Industrial          Warehouse/Distribution
  11        Cox Creek Centre                                             Retail                   Anchored                 5,164
  12        19019 North 59th Avenue                                    Mixed Use                 Mixed Use
  13        Holiday Village Mobile Home Park                        Mobile Home Park          Mobile Home Park             6,282
  14        Sealy Industrial Portfolio                                 Industrial          Warehouse/Distribution         35,989
 14.1       Northwest Business Center                                  Industrial          Warehouse/Distribution         15,251
 14.2       West Loop Business Center                                  Industrial          Warehouse/Distribution         13,253
 14.3       Westway Service Center                                     Industrial          Warehouse/Distribution          5,327
 14.4       Commerce Center                                            Industrial          Warehouse/Distribution          2,157
  15        Torrey Pines Corporate Center                                Office                   Suburban                13,750
  16        Silver Springs Pointe                                        Retail                   Anchored                 2,358
  17        Pinole Vista Shopping Center                                 Retail                   Anchored                 8,277
  18        Avalon Square Apartments                                  Multifamily               Conventional              23,439
  19        Radisson Hotel & Conference Center                        Hospitality               Full Service              13,764
  20        The Gatsby Apartments                                     Multifamily               Conventional               9,214
  21        Summit Pointe Apartments                                  Multifamily               Conventional              15,953
  22        4403 Donald Douglas                                          Office                   Suburban                 4,588
  23        Carriage House Apartments                                 Multifamily               Conventional               9,447
  24        Radisson Hotel & Conference Center                        Hospitality               Full Service              11,475
  25        Hemet Valley Center                                          Retail                   Anchored                12,139
  26        Upland Freeway Center                                        Retail                  Unanchored                7,544
  27        Dana Corporation - Rochester Hills                         Industrial                   Flex
  28        Laguna Pavilion Shopping Center                              Retail                   Anchored                 6,187
  29        Perris Towne Centre                                          Retail                   Anchored                 2,827
  30        Citivest Multifamily Portfolio                            Multifamily               Conventional              14,903
 30.1       Avalon Apartments                                         Multifamily               Conventional
 30.2       Catalina Apartments                                       Multifamily               Conventional
 30.3       Montecito-Sausalito Apartments                            Multifamily               Conventional
 30.4       Monterey Apartments                                       Multifamily               Conventional
 30.5       Santa Cruz Apartments                                     Multifamily               Conventional
  31        Roadrunner Club MHP                                     Mobile Home Park          Mobile Home Park            10,549
  32        Timber Creek Apartments                                   Multifamily               Conventional               8,097
  33        Brookstone Apartments                                     Multifamily               Conventional              13,625
  34        396-400 North Moorpark Road                                  Retail                  Unanchored                7,289
  35        Independence Square                                          Retail                   Anchored                10,866
  36        Mission Valley Plaza                                         Office                   Suburban                10,542
  37        Fox Hills Business Park                                      Office                   Suburban                 8,717
  38        Main Street Station                                          Retail                   Anchored                 7,979
  39        Clearlake Plaza                                              Office                     CBD                   20,510
  40        Willow Wood Shoppes                                          Retail                  Unanchored               41,103
  41        1010 Vermont Avenue                                          Office                     CBD                    8,555
  42        Austin Creek Apartments                                   Multifamily               Conventional               5,719
  43        Ming Office Park                                             Office                   Suburban                 7,216
  44        Encino Oaks Shopping Center                                  Retail                   Anchored                11,735
  45        Dana Corporation - Gastonia                                Industrial                Warehouse
  46        Santa Maria Commerce Center                                  Retail                  Unanchored                5,708
  47        Mini U Storage                                            Self Storage              Self Storage
  48        Midland Towne Center                                         Retail                   Anchored                 9,563
  49        Normandy Park Apartments                                  Multifamily               Conventional               1,005
  50        Spanish Vista Office Complex                                 Office                   Suburban                 5,963
  51        Gateway Courtyard                                            Retail                   Anchored
  52        1930 W. Bennett Street                                       Office                   Suburban
  53        Rustic Village Apartments                                 Multifamily               Conventional              14,920
  54        Orange Canyon Village                                        Retail                   Anchored                 6,465
  55        Brookwood Park Apartments                                 Multifamily               Conventional               7,440
  56        Town View Professional Center                                Office                   Medical                  6,213
  57        Independence Square                                        Mixed Use               Retail/Office               5,753
  58        The Pointe at College Place                               Multifamily             Student Housing              7,280
  59        La Toscana Village                                           Retail               Shadow Anchored             14,477
  60        Casas Adobes Corporate Park                                  Office                   Suburban                 5,785
  61        West Boca Place                                              Retail               Shadow Anchored             13,383
  62        Bank of America Building                                     Office                   Suburban                11,285
  63        Los Altos Village Apartments                              Multifamily               Conventional               5,656
  64        Best Buy - Manchester, CT                                    Retail                   Anchored
  65        Park Apartments                                           Multifamily                Section 8                 6,558
  66        Kruse Meadows Shopping Center                                Retail                  Unanchored               11,047
  67        Eagle Lake Business Center III                             Industrial                   Flex                  21,198
  68        Waterloo Apartments                                       Multifamily               Conventional               3,711
  69        Southridge Square Shopping Center                            Retail               Shadow Anchored             17,441
  70        Harmony Market Center                                        Retail               Shadow Anchored              3,090
  71        The Village At Nisqually Ridge                            Multifamily               Conventional               5,371
  72        Auburn Creek Apartments                                   Multifamily               Conventional               9,754
  73        Silverado Hills Plaza Shopping Center                        Retail                   Anchored                16,864
  74        Oxnard Commerce Center                                       Retail                  Unanchored                5,577
  75        Mobiland by the Sea                                     Mobile Home Park          Mobile Home Park             7,251
  76        Rancho Santa Ynez Mobile Estates                        Mobile Home Park          Mobile Home Park             2,680
  77        Mission Medical Office Building                              Office                   Medical                  4,412
  78        The Abbey Center                                             Office                   Suburban                 5,253
  79        Del Flora Apartments                                      Multifamily               Conventional               5,120
  80        Fallbrook Apts (Raintree, Ironwood & Smoketree)           Multifamily               Conventional               5,512
  81        Tropical Palms                                          Mobile Home Park          Mobile Home Park             8,623
  82        Ahwatukee Hills Plaza                                        Retail                  Unanchored                5,000
  83        The Shops at Chippenham Forest South                         Retail               Shadow Anchored                377
  84        Deerfield Square                                             Retail                   Anchored                   381
  85        Lake Pointe Medical Building                                 Office                   Medical                  2,270
  86        Colchester Apartments                                     Multifamily               Conventional               5,667

                                    INITIAL DEPOSIT TO
  MONTHLY         ANNUAL DEPOSIT         CAPITAL
 INSURANCE        TO REPLACEMENT       IMPROVEMENTS         INITIAL TI/LC      ONGOING TI/LC
  ESCROW             RESERVES            RESERVES              ESCROW            FOOTNOTE
 -------------------------------------------------------------------------------------------
   9,146              60,569                                   249,690              (1)
   3,088              60,800
   5,962              66,000
   3,821              58,440               93,625              600,000              (1)
  12,857              70,460                5,000              300,000              (1)
                      15,792                                                        (1)
   3,813              18,500
                      14,867
  16,433             191,340            1,197,101

   1,467              26,092                                                        (1)
                                                                                    (1)
   3,119              28,650
   3,682              52,479               29,500              250,000              (1)
   2,012                                   12,563
     342                                    9,125
   1,170                                    5,250
     158                                    2,563
   1,495                                    5,000              183,532              (1)
     500               2,882
   2,362              37,020                3,125              650,000
   5,405              55,000              142,500
   4,000             337,220
   1,773              10,400
   2,500              50,028              997,700
   1,134              17,657                                   300,000              (1)
   1,194              33,333                4,375
   7,865             500,000
   1,807              23,052               53,750
   1,001              23,206                2,500                                   (1)

   1,397               6,515
     722              12,905               81,246
   6,945              87,000               57,350
                                           23,750
                                           10,000
                                           12,225
                                            7,500
                                            3,875
   2,003              16,200              468,750
   5,282              82,400
   2,074              70,500               53,125
   1,711              10,836                3,750
   1,492              17,629               42,188                3,866              (1)
   1,282                                   15,375                                   (1)
   1,137              15,060                                   300,000              (1)

  12,897              22,920                4,313                9,748              (1)
   3,209              23,820               24,556              200,000              (1)
     534              12,606                3,750                                   (1)
   1,193              48,984                3,750
     800              23,569                                                        (1)
   1,500                                   59,625                                   (1)

     515              13,421                                                        (1)

   1,876              33,193               20,969                5,872              (1)
   1,507                                    1,000
     990              10,415                                    58,136              (1)
   1,145
                       3,985                                   499,699              (1)
   6,788                                   46,638
     849              10,668               15,559               65,000              (1)
   1,387              62,452               14,700
   1,751              12,384               30,750              250,000              (1)
   1,866              12,321                                    40,000              (1)
   2,224              32,250                1,250
     842               7,090                5,263                3,227              (1)
     709               8,971                                     4,268              (1)
   3,638               5,817                                   225,000              (1)
   4,311              21,874               30,090              100,000              (1)
   1,134              75,696               24,178

   4,741              50,400                  625
     657              19,535               20,800                6,268              (1)
     728               9,526                8,938                                   (1)
   2,887              13,500
   1,279              18,841               10,613                                   (1)
     675               5,727                                     1,311              (1)
   1,339              32,400
   2,333              48,832               47,256
   1,980              15,488                                     1,264              (1)
     515              12,876                3,000                                   (1)
   1,267
     698               8,100                4,410
     787                                                       545,400
     481              12,831                                                        (1)
   1,340              43,776               27,938
     898              17,256                6,250
   1,604                                      750
     727               4,888                                     3,580              (1)
     349               4,120                1,313                                   (1)

     (2)               7,536                                   230,000              (1)
                      14,250                3,125

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2002-C1

     ANNEX A-3                                      RESERVE ACCOUNT INFORMATION

MORTGAGE
LOAN                                                                GENERAL PROPERTY                                   MONTHLY TAX
NUMBER      PROPERTY NAME                                                 TYPE             SPECIFIC PROPERTY TYPE        ESCROW
----------------------------------------------------------------------------------------------------------------------------------

  87        Waynesboro Market Place                                      Retail                   Anchored                 3,884
  88        Encore Office Park                                           Office                   Suburban                 3,185
  89        Walgreens - Burbank, CA                                      Retail                   Anchored
  90        2029 K Street NW                                             Office                     CBD                   24,781
  91        GSL Portfolio                                              Industrial                   Flex                   5,426
 91.1       8640 North Eldridge Parkway                                Industrial                   Flex                     711
 91.2       1109 Howard Avenue                                         Industrial                   Flex                   2,379
 91.3       1434 Sens Road                                             Industrial                   Flex                   1,004
 91.4       5048 Timber Creek                                          Industrial                   Flex                   1,332
  92        La Mirada Business Center                                    Office                   Suburban                 6,148
  93        Summit Square Apartments                                  Multifamily               Conventional              11,020
  94        North Delray Commons                                         Retail                   Anchored                 1,029
  95        Marconi Palms Apartments                                  Multifamily               Conventional               3,652
  96        Citizen's Building                                           Office                   Suburban                 6,806
  97        Concorde Distribution Center                               Industrial               Distribution               2,743
  98        7560 Topanga Canyon Blvd.                                    Retail                   Anchored
  99        1900 Aerojet Way                                           Industrial                Warehouse                 3,086
 100        Fairway Lane Apartments                                   Multifamily               Conventional               4,777
 101        Cotton Building                                              Retail                   Anchored                 5,992
 102        North Beltsville Business Center                           Industrial                Warehouse                 3,496
 103        Park Plaza Apartments                                     Multifamily               Conventional               3,895
 104        PerkinElmer-Warwick, RI                                    Industrial             Light Industrial
 105        301 W. Bennett Avenue                                        Retail                   Anchored
 106        Orange Commerce Center                                       Office                   Suburban                 2,399
 107        Cottonwood Square Shopping Center                            Retail                  Unanchored                8,961
 108        Chapel Trail Commerce Center III                           Industrial                   Flex                  10,238
 109        Wal-Mart - Branson, MO                                       Retail                   Anchored
 110        Walgreens - Chicago, IL                                      Retail                   Anchored
 111        Walgreens - Chaska, MN                                       Retail                   Anchored
 112        506 N. Miller Valley Road                                    Retail                   Anchored
 113        Walgreen's-Bremerton, WA                                     Retail                   Anchored
 114        Riviera Northgate Apartments                              Multifamily               Conventional               1,814
 115        Walgreens - Memphis TN                                       Retail                   Anchored
 116        Heritage Hills Apartments                                 Multifamily               Conventional               1,960
 117        The Mark Apartments                                       Multifamily               Conventional               3,961
 118        Park 2000 - Building L                                     Mixed Use              Office/Warehouse             1,522
 119        Sugar Land Shopping Center                                   Retail               Shadow Anchored              3,568
 120        Belfort Arms Apartments                                   Multifamily               Conventional               2,179
 121        Plaza VI Office Building                                     Office                     CBD                    3,626
 122        Arroyo Fairways Mobile Home Club                        Mobile Home Park          Mobile Home Park             1,629
 123        Barnes & Noble                                               Retail                   Anchored
 124        Fair Oaks Building                                         Industrial                   Flex                   3,063
 125        Office Depot - Stockbridge, GA                               Retail                   Anchored
 126        Rivergreen Office Park                                       Office                   Suburban                 1,925
 127        Walgreen's/Kaiser Building                                 Mixed Use               Retail/Office                 720
 128        Fairmont Park Apartments                                  Multifamily               Conventional               3,766
 129        Kinko's                                                      Retail                  Unanchored                1,700
 130        Boca Manor Apts                                           Multifamily               Conventional               5,525
 131        Eastern Marketplace                                          Retail                  Unanchored                1,817
 132        Holridge Apartments                                       Multifamily               Conventional               1,874
 133        Bridle Trails Apts & Retail                                Mixed Use             Multifamily/Retail            2,178
 134        1145 W. I Street                                          Multifamily               Conventional                 954
 135        Austin Laurel Professional Office Building                   Office                   Suburban                 2,910
 136        Pine Meadows Mobile Estates                             Mobile Home Park          Mobile Home Park             3,287
 137        Thermal Supply-3 Locations                                 Industrial                 Various                  2,196
137.1       Thermal Supply- Seattle                                    Industrial                Warehouse
137.2       Thermal Supply - Spokane                                   Industrial                Warehouse
137.3       Thermal Supply - Yakima                                    Industrial                   Flex
 138        Twin Gardens Apartments                                   Multifamily               Conventional               2,032
 139        Vermont Apartments                                        Multifamily               Conventional               2,247
 140        Westview Terrace Apartments                               Multifamily               Conventional               2,429
 141        1161 W. I Street                                          Multifamily               Conventional                 719
 142        Walgreens-Arlington, Texas                                   Retail                   Anchored
 143        Calder Square Shopping Center                                Retail                  Unanchored                3,567
 144        4116 Silver Star Road                                      Industrial                Warehouse
 145        Westwood Village Shopping Center                             Retail                  Unanchored                2,959
 146        Wheatland III Townhomes                                   Multifamily               Conventional               1,504
 147        110 Lehigh Ave.                                            Industrial                Warehouse                 2,932
 148        West Valley Shopping Center                                  Retail               Shadow Anchored              1,398
 149        2120 Jimmy Durante Boulevard                               Industrial                   Flex                   1,319
 150        4969 E. McKinley Avenue                                      Office                   Suburban                 1,528
 151        Fleet Bank                                                   Retail               Shadow Anchored              1,400
 152        Chinese Garden Plaza                                       Mixed Use               Retail/Office               2,984
 153        Fairwood Commerce Center                                   Mixed Use               Office/Retail               1,384
 154        Jefferson Square Shopping Center                             Retail               Shadow Anchored                572
 155        1378 & 1380 Old Northern Boulevard                         Mixed Use             Retail/Multifamily            1,150
 156        South Rice Shopping Center                                   Retail                  Unanchored                  913

                                    INITIAL DEPOSIT TO
  MONTHLY         ANNUAL DEPOSIT         CAPITAL
 INSURANCE        TO REPLACEMENT       IMPROVEMENTS         INITIAL TI/LC      ONGOING TI/LC
  ESCROW             RESERVES            RESERVES              ESCROW            FOOTNOTE
 -------------------------------------------------------------------------------------------

    465               6,468                                    36,000
    600               6,661                                     8,272              (1)
                      1,512
    (2)              11,328               41,250              100,000              (1)
    876               8,830
    389               3,550
    146               1,320
    174               1,920
    167               2,040
    353              23,783               11,875                                   (1)
    (2)              45,000
    613               3,409
    866              29,750               20,000
  3,627              16,488               10,000              150,000
  1,149               4,493               11,281
                      2,268
    675              21,343               10,625              200,000              (1)
    788              21,216              387,060
    631               3,414                                    32,400
    434              10,833                2,500                2,957              (1)
  1,668              28,530               32,500

                      1,449
    284               7,497                                   150,000              (1)
    (2)              11,412                6,250              150,000              (1)
  2,009               5,519                                   250,000
                     31,360               63,878
  1,510               2,048
                      1,391                5,125
                      2,288                6,250
                      2,232
    638              11,040
                      1,512
    592              20,004
  1,794              31,008               22,175
                      6,379                                                        (1)
    877               2,513                                                        (1)
    461              15,739
    699               6,528                                   125,000              (1)
    680
                                                              210,000              (1)
    (2)               6,024               41,808               25,000              (1)
    173               2,000
    (2)
    863               2,076                                                        (1)
    734              27,408               54,500
    560               1,416                                   150,000              (1)
                                          10,938
    365               2,920                                     1,087              (1)
    459              14,500                1,500
    411               4,104                                                        (1)
    526              12,750               10,938
    402              10,713                2,500                1,878              (1)
    704               8,000               10,825




    461              11,051                3,179
    668              18,516               16,750
    494              12,612                2,500
    333               7,500

    (2)
                      2,475               45,962                                   (1)
    (2)               2,556                                                        (1)
    252               3,756
    292               3,063                6,250
    (2)
    (2)                                    5,900
    (2)                                   31,000
    (2)
    (2)
                                          20,000
    (2)
    350               1,968               22,500
    (2)

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) Monthly escrows for insurance have been aggregated within the monthly escrow for taxes.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2002-C1

         ANNEX A-4              COMMERCIAL TENANT SCHEDULE

 MORTGAGE                                                                                        CUT-OFF
   LOAN                                             GENERAL PROPERTY        SPECIFIC            DATE LOAN
  NUMBER        PROPERTY NAME                            TYPE           PROPERTY TYPE           BALANCE ($)
--------------------------------------------------------------------------------------------------------------------
      1   One Enterprise Center                          Office              CBD               28,477,855.49
      4   CityPlace II                                   Office              CBD               22,500,000.00
      5   Marketplace at Altamonte                       Retail            Anchored            20,112,903.09
      6   Broadmoor Towne Center                         Retail            Anchored            18,973,728.60
      8   Maine Crossing                                 Retail            Anchored            17,456,037.76
     10   Dana Corporation - Antioch                   Industrial     Warehouse/Distribution   15,622,494.06
     11   Cox Creek Centre                               Retail            Anchored            15,328,246.92
     12   19019 North 59th Avenue                      Mixed Use          Mixed Use            15,005,561.40
     14   Sealy Industrial Portfolio                   Industrial     Warehouse/Distribution   12,700,000.00
   14.1   Northwest Business Center                    Industrial     Warehouse/Distribution
   14.2   West Loop Business Center                    Industrial     Warehouse/Distribution
   14.3   Westway Service Center                       Industrial     Warehouse/Distribution
   14.4   Commerce Center                              Industrial     Warehouse/Distribution
     15   Torrey Pines Corporate Center                  Office            Suburban            12,664,377.45
     16   Silver Springs Pointe                          Retail            Anchored            12,090,838.71
     17   Pinole Vista Shopping Center                   Retail            Anchored            11,943,694.20
     22   4403 Donald Douglas                            Office            Suburban            10,061,760.11
     25   Hemet Valley Center                            Retail            Anchored             9,493,089.57
     26   Upland Freeway Center                          Retail           Unanchored            9,375,938.36
     27   Dana Corporation - Rochester Hills           Industrial             Flex              9,283,433.28
     28   Laguna Pavilion Shopping Center                Retail            Anchored             9,210,000.00
     29   Perris Towne Centre                            Retail            Anchored             9,164,918.88
     34   396-400 North Moorpark Road                    Retail           Unanchored            8,370,995.06
     35   Independence Square San Diego                  Retail            Anchored             8,239,738.78
     36   Mission Valley Plaza                           Office            Suburban             8,100,000.00
     37   Fox Hills Business Park                        Office            Suburban             7,994,477.71
     38   Main Street Station                            Retail            Anchored             7,993,298.82
     39   Clearlake Plaza                                Office              CBD                7,974,709.20
     40   Willow Wood Shoppes                            Retail           Unanchored            7,868,918.49
     41   1010 Vermont Avenue                            Office              CBD                7,856,898.33
     43   Ming Office Park                               Office            Suburban             7,580,545.90
     44   Encino Oaks Shopping Center                    Retail            Anchored             7,500,000.00
     45   Dana Corporation - Gastonia                  Industrial          Warehouse            7,412,890.75
     46   Santa Maria Commerce Center                    Retail           Unanchored            7,081,825.77
     48   Midland Towne Center                           Retail            Anchored             6,877,839.88
     50   Spanish Vista Office Complex                   Office            Suburban             6,683,367.15
     51   Gateway Courtyard                              Retail            Anchored             6,600,000.00
     52   1930 W. Bennett Street                         Office            Suburban             6,577,076.96
     54   Orange Canyon Village                          Retail            Anchored             6,477,955.82
     56   Town View Professional Center                  Office             Medical             6,295,134.03
     57   Independence Square Reno                      Mixed Use         Retail/Office         6,153,116.20
     59   La Toscana Village                             Retail         Shadow Anchored         6,127,920.25
     60   Casas Adobes Corporate Park                    Office            Suburban             6,025,604.31
     61   West Boca Place                                Retail         Shadow Anchored         6,000,000.00
     62   Bank of America Building                       Office            Suburban             5,875,948.05
     64   Best Buy - Manchester, CT                      Retail            Anchored             5,662,140.68
     66   Kruse Meadows Shopping Center                  Retail           Unanchored            5,534,241.61
     67   Eagle Lake Business Center III               Industrial             Flex              5,500,000.00
     69   Southridge Square Shopping Center              Retail         Shadow Anchored         5,433,830.02
     70   Harmony Market Center                          Retail         Shadow Anchored         5,393,703.41
     73   Silverado Hills Plaza Shopping Center          Retail            Anchored             5,084,533.74
     74   Oxnard Commerce Center                         Retail           Unanchored            4,987,201.26
     77   Mission Medical Office Building                Office             Medical             4,880,241.51
     78   The Abbey Center                               Office            Suburban             4,837,585.21
     82   Ahwatukee Hills Plaza                          Retail           Unanchored            4,662,793.76
     83   The Shops at Chippenham Forest South           Retail         Shadow Anchored         4,596,700.64
     84   Deerfield Square                               Retail            Anchored             4,500,000.00
     85   Lake Pointe Medical Building                   Office             Medical             4,484,821.21
     87   Waynesboro Market Place                        Retail            Anchored             4,470,245.39
     88   Encore Office Park                             Office            Suburban             4,444,700.83
     89   Walgreens - Burbank, CA                        Retail            Anchored             4,350,000.00
     90   2029 K Street NW                               Office              CBD                4,307,305.00
     91   GSL Portfolio                                Industrial             Flex              4,197,853.92
   91.1   8640 North Eldridge Parkway                  Industrial             Flex
   91.2   1109 Howard Avenue                           Industrial             Flex
   91.3   1434 Sens Road                               Industrial             Flex
   91.4   5048 Timber Creek                            Industrial             Flex
     92   La Mirada Business Center                      Office            Suburban             4,159,192.90
     94   North Delray Commons                           Retail             Anchored            4,046,712.75
     96   Citizen's Building                             Office            Suburban             3,973,496.91
     97   Concorde Distribution Center                 Industrial          Distribution         3,807,178.08
     98   7560 Topanga Canyon Blvd.                      Retail            Anchored             3,607,040.74
     99   1900 Aerojet Way                             Industrial          Warehouse            3,604,190.07
    101   Cotton Building                                Retail            Anchored             3,536,635.55
    102   North Beltsville Business Center             Industrial          Warehouse            3,383,273.73
    104   PerkinElmer-Warwick, RI                      Industrial         Light Industrial      3,301,965.97
    105   301 W. Bennett Avenue                          Retail            Anchored             3,220,511.76
    106   Orange Commerce Center                         Office            Suburban             3,187,884.39
    107   Cottonwood Square Shopping Center              Retail           Unanchored            3,166,799.03
    108   Chapel Trail Commerce Center III             Industrial             Flex              2,988,770.22
    109   Wal-Mart - Branson, MO                         Retail            Anchored             2,982,114.92
    110   Walgreens - Chicago, IL                        Retail            Anchored             2,917,918.23
    111   Walgreens - Chaska, MN                         Retail            Anchored             2,799,630.13
    112   506 N. Miller Valley Road                      Retail            Anchored             2,762,166.48
    113   Walgreen's-Bremerton, WA                       Retail            Anchored             2,646,514.12
    115   Walgreens - Memphis TN                         Retail            Anchored             2,500,000.00
    118   Park 2000 - Building L                       Mixed Use       Office/Warehouse         2,391,379.51
    119   Sugar Land Shopping Center                     Retail         Shadow Anchored         2,389,876.95
    121   Plaza VI Office Building                       Office              CBD                2,305,544.23
    123   Barnes & Noble                                 Retail            Anchored             2,203,244.51
    124   Fair Oaks Building                           Industrial             Flex              2,173,243.14
    125   Office Depot - Stockbridge, GA                 Retail            Anchored             2,164,517.11
    126   Rivergreen Office Park                         Office            Suburban             2,115,627.28
    127   Walgreen's/Kaiser Building                   Mixed Use         Retail/Office          2,100,000.00
    129   Kinko's                                        Retail           Unanchored            2,000,000.00
    131   Eastern Marketplace                            Retail           Unanchored            1,923,353.04
    133   Bridle Trails Apts & Retail                  Mixed Use       Multifamily/Retail       1,878,604.76
    135   Austin Laurel Professional Office Building     Office            Suburban             1,692,626.20
    137   Thermal Supply-3 Locations                   Industrial            Various            1,459,812.28
  137.1   Thermal Supply- Seattle                      Industrial          Warehouse
  137.2   Thermal Supply - Spokane                     Industrial          Warehouse
  137.3   Thermal Supply - Yakima                      Industrial             Flex
    142   Walgreens-Arlington, Texas                     Retail            Anchored             1,183,689.62
    143   Calder Square Shopping Center                  Retail           Unanchored            1,136,176.95
    144   4116 Silver Star Road                        Industrial          Warehouse            1,095,156.68
    145   Westwood Village Shopping Center               Retail           Unanchored            1,023,270.07
    147   110 Lehigh Ave.                              Industrial          Warehouse              992,365.27
    148   West Valley Shopping Center                    Retail         Shadow Anchored           770,214.67
    149   2120 Jimmy Durante Boulevard                 Industrial             Flex                700,602.39
    150   4969 E. McKinley Avenue                        Office            Suburban               671,691.63
    151   Fleet Bank                                     Retail         Shadow Anchored           658,769.01
    152   Chinese Garden Plaza                         Mixed Use         Retail/Office            645,233.82
    153   Fairwood Commerce Center                     Mixed Use         Office/Retail            622,467.50
    154   Jefferson Square Shopping Center               Retail         Shadow Anchored           604,264.92
    155   1378 & 1380 Old Northern Boulevard           Mixed Use       Retail/Multifamily         487,206.95
    156   South Rice Shopping Center                     Retail           Unanchored              383,074.81

 MORTGAGE
   LOAN                                                  NUMBER OF     UNIT OF
  NUMBER        PROPERTY NAME                          UNITS (UNITS)   MEASURE    LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------------
      1   One Enterprise Center                           318,782      Sq. Ft.   Wachovia Corporation
      4   CityPlace II                                    292,039      Sq. Ft.   Conning & Co
      5   Marketplace at Altamonte                        335,523      Sq. Ft.   Burlington Coat Factory
      6   Broadmoor Towne Center                          172,965      Sq. Ft.   Bed Bath & Beyond
      8   Maine Crossing                                  148,672      Sq. Ft.   Babies R Us
     10   Dana Corporation - Antioch                      677,400      Sq. Ft.   Dana Corporation
     11   Cox Creek Centre                                173,948      Sq. Ft.   Linens N Things
     12   19019 North 59th Avenue                         252,300      Sq. Ft.   Honeywell Inc.
     14   Sealy Industrial Portfolio                      484,369      Sq. Ft.   Various
   14.1   Northwest Business Center                       251,125      Sq. Ft.   Moll Industries
   14.2   West Loop Business Center                       145,394      Sq. Ft.   Safesite
   14.3   Westway Service Center                           59,863      Sq. Ft.   Caremark, Inc.
   14.4   Commerce Center                                  27,987      Sq. Ft.   Visual Innovations
     15   Torrey Pines Corporate Center                    91,000      Sq. Ft.   IDEC Pharmaceuticals
     16   Silver Springs Pointe                           135,028      Sq. Ft.   Kohl's Corporation
     17   Pinole Vista Shopping Center                    164,957      Sq. Ft.   K-Mart
     22   4403 Donald Douglas                              88,284      Sq. Ft.   McDonnell Douglas
     25   Hemet Valley Center                             230,522      Sq. Ft.   Target
     26   Upland Freeway Center                           116,029      Sq. Ft.   Sit & Sleep
     27   Dana Corporation - Rochester Hills              143,200      Sq. Ft.   Dana Corporation
     28   Laguna Pavilion Shopping Center                  65,148      Sq. Ft.   Pier One Imports
     29   Perris Towne Centre                             129,048      Sq. Ft.   Stater Brothers
     34   396-400 North Moorpark Road                      54,000      Sq. Ft.   Ross
     35   Independence Square San Diego                    92,784      Sq. Ft.   Ethan Allen Home Interior
     36   Mission Valley Plaza                             61,558      Sq. Ft.   CACI Technologies
     37   Fox Hills Business Park                          75,307      Sq. Ft.   LA County Assessor's Office
     38   Main Street Station                             151,980      Sq. Ft.   Wal-Mart
     39   Clearlake Plaza                                 101,618      Sq. Ft.   Paxson Communications
     40   Willow Wood Shoppes                              56,590      Sq. Ft.   Eckerd
     41   1010 Vermont Avenue                              63,031      Sq. Ft.   Pre-Trial Services, Inc
     43   Ming Office Park                                117,847      Sq. Ft.   Processes Unlimited International
     44   Encino Oaks Shopping Center                      53,269      Sq. Ft.   Sav-On Drugs
     45   Dana Corporation - Gastonia                     541,609      Sq. Ft.   Dana Corporation
     46   Santa Maria Commerce Center                      65,844      Sq. Ft.   Pier 1 Imports
     48   Midland Towne Center                            115,190      Sq. Ft.   Farmer Jack's (A&P)
     50   Spanish Vista Office Complex                     51,799      Sq. Ft.   Century Suites
     51   Gateway Courtyard                                83,282      Sq. Ft.   Linens 'N Things
     52   1930 W. Bennett Street                           64,722      Sq. Ft.   Uniprise
     54   Orange Canyon Village                            46,836      Sq. Ft.   Pacific Ranch Market
     56   Town View Professional Center                    61,923      Sq. Ft.   Pacific Bell
     57   Independence Square Reno                         61,605      Sq. Ft.   Coldwell Banker
     59   La Toscana Village                               47,267      Sq. Ft.   Remax Premier Realty
     60   Casas Adobes Corporate Park                      44,855      Sq. Ft.   Richmond American
     61   West Boca Place                                  58,174      Sq. Ft.   Harvest Gourmet Market
     62   Bank of America Building                         59,120      Sq. Ft.   Bank of America
     64   Best Buy - Manchester, CT                        44,236      Sq. Ft.   Best Buy Co., Inc.
     66   Kruse Meadows Shopping Center                    46,582      Sq. Ft.   Portland Teacher's CU
     67   Eagle Lake Business Center III                   95,260      Sq. Ft.   ACS - Tech 80, Inc.
     69   Southridge Square Shopping Center               144,528      Sq. Ft.   Hobby Lobby
     70   Harmony Market Center                            49,773      Sq. Ft.   Long's Drug Store
     73   Silverado Hills Plaza Shopping Center            77,554      Sq. Ft.   Safeway
     74   Oxnard Commerce Center                           64,381      Sq. Ft.   Wayne & Ester Smith dba Tender Life Thrift Store
     77   Mission Medical Office Building                  23,280      Sq. Ft.   Mission Hospital
     78   The Abbey Center                                 64,155      Sq. Ft.   Desert Institute Travel, Inc.
     82   Ahwatukee Hills Plaza                            32,580      Sq. Ft.   Hong Kong Buffet
     83   The Shops at Chippenham Forest South             41,200      Sq. Ft.   Dollar Tree
     84   Deerfield Square                                 25,000      Sq. Ft.   McDonald's Corporation
     85   Lake Pointe Medical Building                     37,680      Sq. Ft.   Colorado Springs Health Partners, P.C.
     87   Waynesboro Market Place                          64,681      Sq. Ft.   Food Lion
     88   Encore Office Park                               33,240      Sq. Ft.   John Lang Homes
     89   Walgreens - Burbank, CA                          15,120      Sq. Ft.   Walgreen's
     90   2029 K Street NW                                 35,408      Sq. Ft.   GWU Div. of Continuing Education
     91   GSL Portfolio                                    88,300      Sq. Ft.   Various
   91.1   8640 North Eldridge Parkway                      35,500      Sq. Ft.   Uson
   91.2   1109 Howard Avenue                               13,200      Sq. Ft.   ABB Turbocharger Company
   91.3   1434 Sens Road                                   19,200      Sq. Ft.   Catalyst Services, Inc.
   91.4   5048 Timber Creek                                20,400      Sq. Ft.   Airborne Freight Corporation
     92   La Mirada Business Center                        82,010      Sq. Ft.   US Micro Lab, Inc.
     94   North Delray Commons                             34,087      Sq. Ft.   Publix
     96   Citizen's Building                               51,420      Sq. Ft.   Pescatore Restaurant
     97   Concorde Distribution Center                     69,589      Sq. Ft.   OSA West, Inc.
     98   7560 Topanga Canyon Blvd.                        15,015      Sq. Ft.   Walgreen's Co.
     99   1900 Aerojet Way                                106,717      Sq. Ft.   Wal-Mart Stores, Inc.
    101   Cotton Building                                  34,144      Sq. Ft.   Staples
    102   North Beltsville Business Center                 72,222      Sq. Ft.   Janitex Rug Service Corp.
    104   PerkinElmer-Warwick, RI                          95,720      Sq. Ft.   PerkinElmer
    105   301 W. Bennett Avenue                            14,241      Sq. Ft.   Walgreen's Co.
    106   Orange Commerce Center                           29,987      Sq. Ft.   County of Orange
    107   Cottonwood Square Shopping Center                56,795      Sq. Ft.   Tuesday Morning
    108   Chapel Trail Commerce Center III                 55,192      Sq. Ft.   Miami Management, Inc
    109   Wal-Mart - Branson, MO                          112,000      Sq. Ft.   Wal-Mart Stores, Inc.
    110   Walgreens - Chicago, IL                          20,483      Sq. Ft.   Walgreen's
    111   Walgreens - Chaska, MN                           13,905      Sq. Ft.   Walgreen's
    112   506 N. Miller Valley Road                        15,251      Sq. Ft.   Albertson's, Inc.
    113   Walgreen's-Bremerton, WA                         15,120      Sq. Ft.   Walgreen's
    115   Walgreens - Memphis TN                           15,120      Sq. Ft.   Walgreen's
    118   Park 2000 - Building L                           29,670      Sq. Ft.   Expanets of North America, LLC
    119   Sugar Land Shopping Center                       16,750      Sq. Ft.   River Oaks Imaging
    121   Plaza VI Office Building                         26,079      Sq. Ft.   The Interiors Group
    123   Barnes & Noble                                   21,350      Sq. Ft.   Barnes & Noble
    124   Fair Oaks Building                               38,504      Sq. Ft.   Green Street Press
    125   Office Depot - Stockbridge, GA                   20,000      Sq. Ft.   Office Depot, Inc.
    126   Rivergreen Office Park                           21,398      Sq. Ft.   David Evans & Assoc.
    127   Walgreen's/Kaiser Building                       13,844      Sq. Ft.   Walgreen's
    129   Kinko's                                           9,400      Sq. Ft.   Kinko's
    131   Eastern Marketplace                              11,681      Sq. Ft.   James E. Barber, M.D., P.C.
    133   Bridle Trails Apts & Retail                      19,567      Sq. Ft.   Blockbuster
    135   Austin Laurel Professional Office Building       23,288      Sq. Ft.   Carter & Associates, LLC
    137   Thermal Supply-3 Locations                       59,173      Sq. Ft.   Various
  137.1   Thermal Supply- Seattle                          32,189      Sq. Ft.   Thermal Supply-Seattle
  137.2   Thermal Supply - Spokane                         14,984      Sq. Ft.   Apples and Oranges
  137.3   Thermal Supply - Yakima                          12,000      Sq. Ft.   Thermal Supply
    142   Walgreens-Arlington, Texas                       14,490      Sq. Ft.   Walgreen's
    143   Calder Square Shopping Center                    19,382      Sq. Ft.   Kenneth Kaye Attorney
    144   4116 Silver Star Road                            16,500      Sq. Ft.   Entenmann's
    145   Westwood Village Shopping Center                 16,945      Sq. Ft.   Consignment Shop
    147   110 Lehigh Ave.                                  29,877      Sq. Ft.   Lifestyle Fascinations
    148   West Valley Shopping Center                      10,599      Sq. Ft.   Constant Care Family Medical
    149   2120 Jimmy Durante Boulevard                     17,099      Sq. Ft.   Del Mar Body Works/Bradshaw
    150   4969 E. McKinley Avenue                          21,814      Sq. Ft.   AGI Publishing, Inc.
    151   Fleet Bank                                        6,216      Sq. Ft.   Baybank Merrimac Valley, N.A./Fleet
    152   Chinese Garden Plaza                             19,000      Sq. Ft.   Five Oceans Enterprises Inc
    153   Fairwood Commerce Center                         10,977      Sq. Ft.   R & M Foods, Inc (Shakey's Pizza)
    154   Jefferson Square Shopping Center                  9,840      Sq. Ft.   E. E. Laundromat
    155   1378 & 1380 Old Northern Boulevard                4,800      Sq. Ft.   AC & CC, Inc
    156   South Rice Shopping Center                        4,133      Sq. Ft.   Starbucks #6292

 LARGEST                                                                                2ND LARGEST  2ND LARGEST
 TENANT        LARGEST TENANT                                                           TENANT % OF    TENANT
% OF NRA          EXP. DATE       2ND LARGEST TENANT NAME                                  NRA (%)    EXP. DATE
-------------------------------------------------------------------------------------------------------------------
   43.84%       30-Apr-2013       Smith, Hulsey & Busey                                     8.44%    31-Oct-2009
   20.30%       31-Mar-2005       Webster Bank                                             14.09%   Multiple Spaces
   30.03%       31-Jul-2009       Gold's Gym                                               11.97%    31-Aug-2015
   17.65%       31-Jan-2011       Ross Dress for Less                                      17.45%    31-Jan-2011
   20.59%       30-Nov-2016       Bed Bath & Beyond                                        20.48%    31-Jan-2017
  100.00%       11-Oct-2021
   18.43%       31-Mar-2011       Dick's Sporting Goods                                    17.48%    31-Jan-2017
  100.00%       15-Jul-2006
   Various         Various        Various                                                 Various      Various
   12.15%       31-Mar-2003       Allegro, Inc.                                             8.57%    29-Feb-2004
   28.89%      Multiple Spaces    S A Express News                                         10.83%    31-Aug-2003
   30.40%       31-Jan-2004       United Refridgeration, Inc.                              21.59%    30-Jun-2004
   19.07%       15-Dec-2003       Engineering and Fire Investigations                       9.86%    31-Dec-2003
  100.00%       30-Jun-2010
   64.12%       29-Jan-2022       Office Depot                                             15.19%    30-Nov-2016
   52.99%       31-May-2006       Hometown Buffet                                           6.27%    31-Dec-2011
  100.00%       31-May-2004
   43.29%       31-Jan-2021       Staples                                                   9.49%    30-Apr-2013
   11.40%       31-Jan-2009       Lamps Plus Inc.                                           9.58%    31-Aug-2004
  100.00%       26-Oct-2021
   13.85%       31-Mar-2011       Party America                                            13.85%    31-May-2006
   27.30%       30-Nov-2013       Rite Aid (dark but paying rent)                          25.58%     1-Oct-2013
   49.91%       31-Jan-2005       OfficeMax                                                42.69%    31-Oct-2010
   27.48%       30-Nov-2014       Saddleback of San Diego                                  19.69%    30-Nov-2005
   24.89%       31-Dec-2006       San Diego Travel Group                                   12.04%    30-Nov-2005
   40.51%       16-Apr-2010       Careside, Inc.                                           29.50%    31-Jul-2006
  100.00%        1-Apr-2022
   21.47%       31-Oct-2002       GSA                                                      20.47%    31-Mar-2006
   20.32%       31-Jan-2006       The Gap                                                  12.21%    28-Feb-2007
    8.43%       31-Jul-2005       American Psychological Society                            8.23%    28-Feb-2008
   13.62%       30-Sep-2004       Manpower, Inc.                                           10.27%   Multiple Spaces
   39.42%       25-Jan-2010       Catch 21                                                  4.69%    31-Mar-2009
  100.00%       26-Oct-2021
   12.76%      Multiple Spaces    Buffet King                                               7.93%    30-Nov-2006
   45.87%       31-May-2010       Dollar Daze                                               8.62%    30-Jun-2003
   24.94%       31-Jan-2007       The Crossings                                             7.98%    30-Sep-2003
   38.44%       31-Jan-2017       Barnes & Noble Books                                     27.91%     1-Jan-2011
  100.00%       31-Aug-2011
   44.26%       31-Mar-2009       Tuesday Morning                                          11.10%    15-Jan-2005
   45.89%        6-Aug-2008       North County Interns                                      9.81%    14-Jun-2014
   16.65%       31-Oct-2002       Eugene Burger Inc.                                        9.42%    30-Mar-2003
   23.36%       31-Aug-2006       Blockbuster Video                                        12.69%    30-Jun-2003
   23.16%       31-Oct-2006       Transwest Properties Inc.                                18.22%    31-Mar-2006
    9.85%       30-May-2012       Joy Luck                                                  7.22%    30-Jun-2003
   14.68%       30-Jun-2005       Dunhill International List Co                            11.91%    31-Aug-2003
  100.00%       21-Dec-2021
   14.30%       30-Apr-2004       Deseret Books                                            11.44%    31-Aug-2007
   13.32%       31-Dec-2005       Symbology, Inc.                                          10.50%    31-Mar-2006
   42.80%       31-Mar-2016       Gordmans                                                 38.29%    30-Jun-2010
   42.51%       28-Feb-2025       Rocky Mountain Motorists                                 10.45%    31-Aug-2005
   77.37%       30-Sep-2021       Blockbuster Video                                         3.84%    31-May-2004
   18.78%       30-Nov-2004       Kampai Acquisition Corporation                            7.31%    31-Dec-2010
   34.36%       30-Jun-2016       Pacific Dental Services, Inc.                            23.29%     1-Jun-2011
   10.21%       13-Nov-2006       Howard Sanger                                             6.03%     1-Mar-2006
   27.62%        5-Oct-2011       Fogo e'Brasa                                             12.62%    14-Apr-2012
   21.84%       31-Aug-2006       CATO                                                     11.26%    31-Jan-2006
   20.00%       12-Dec-2021       Washington Mutual                                        20.00%    31-Dec-2021
  100.00%       31-Jul-2021
   58.57%       18-Sep-2021       Dollar General                                           12.37%     1-Aug-2008
   30.93%       31-Mar-2005       Encore Executive Suites                                  19.25%     1-Mar-2006
  100.00%        1-Jun-2021
   32.26%       31-Dec-2004       George Washington University                             16.44%    31-Dec-2002
   Various      16-Aug-2016
  100.00%       16-Aug-2016
  100.00%       14-May-2007
  100.00%       31-Jan-2009
  100.00%       30-Apr-2003
    6.07%       28-Feb-2005       Magic Store Fixt, Inc.                                    5.58%    31-Jan-2004
   81.81%       28-Feb-2021       Blockbuster Video                                        11.15%    31-Jan-2006
   13.68%       31-Oct-2007       Zeidler Roberts Architect                                 7.88%    28-Feb-2003
   15.28%       30-Sep-2004       The Delivery Company, Inc.                               12.99%    29-Feb-2004
  100.00%       30-Apr-2061
  100.00%       30-Sep-2004
   70.48%       31-Jul-2015       Papa Johns Pizza                                          5.27%    30-Jun-2006
   77.76%       31-Dec-2004       Charette Corporation                                     11.30%    31-Jul-2002
  100.00%       31-Dec-2021
  100.00%       30-Jun-2076
  100.00%       30-Sep-2004
   13.02%       14-Feb-2005       Omega Karate, Inc                                         9.37%    31-May-2002
   16.72%       25-Feb-2005       Jemco Medical                                            12.54%     1-Jul-2002
  100.00%       31-Jan-2012
  100.00%        1-Nov-2021
  100.00%        1-Mar-2020
  100.00%       30-Nov-2021
  100.00%       31-Aug-2061
  100.00%        1-Dec-2020
   12.57%       30-Apr-2004       Woods & Associates                                        8.74%    28-Feb-2004
   64.18%       31-Dec-2010       Mattress Giant                                           35.82%    31-May-2011
   22.76%       31-Oct-2006       Worker's Comp Group                                      15.09%    31-Dec-2006
  100.00%       31-Jan-2022
   28.24%       28-Feb-2006       Five Acres - Boys & Girls                                22.95%    31-Aug-2002
  100.00%       31-Aug-2016
   32.95%       30-Sep-2008       Soil Foodweb                                             20.25%    31-Mar-2004
   66.68%       31-Oct-2023       Kaiser HMO                                               33.32%    31-Aug-2009
  100.00%       31-Aug-2007
   39.73%       15-Oct-2016       Blood Systems Inc. d.b.a. United Blood Services          35.25%    15-Oct-2006
   24.68%       15-Sep-2005       Michaels Cleaning                                         7.15%    30-Apr-2004
   38.62%       30-Nov-2005       Quintairos, McCumber, et. al.                            18.73%    30-Sep-2014
   Various         Various        Various                                                 Various      Various
  100.00%       30-Sep-2010
   66.16%       31-Oct-2002       MCSi                                                     33.84%    31-Oct-2002
  100.00%       30-Sep-2010
  100.00%       23-Feb-2077
   12.90%       31-May-2002       Southland Title                                          10.83%    31-Mar-2004
  100.00%       30-Sep-2011
   17.93%       30-Nov-2006       Nance's Deli                                             15.95%    31-Oct-2003
  100.00%       31-Jan-2016
   29.72%       30-Jun-2006       Payless Shoesource #1365                                 28.30%    30-Nov-2005
   11.29%       30-Apr-2003       Alpha Medical                                             8.30%    31-Oct-2003
   36.90%       31-Oct-2005       Consumer Credit Counseling of Central Valley, Inc.       19.93%    31-Aug-2006
   77.98%       31-Dec-2008       Vitamins Plus                                            22.02%    31-Jul-2004
   47.37%       31-Jan-2011       Pain Clinic, Inc Chiropractic                            26.32%     1-Apr-2005
   28.29%       31-Oct-2007       Dr. Chuck Ingle                                          19.76%     1-Oct-2003
   30.49%       31-May-2006       Mimi's Beauty Supply                                     28.05%    31-May-2006
   26.04%        9-Feb-2009       Squire Deli                                              26.04%    31-Jan-2012
   40.09%       31-Jul-2008       Great Clips-DLG Ventures                                 30.87%    30-Sep-2003

                                                       3RD LARGEST   3RD LARGEST     MORTGAGE
                                                       TENANT % OF      TENANT         LOAN
3RD LARGEST TENANT NAME                                    NRA        EXP. DATE       NUMBER
----------------------------------------------------------------------------------------------
Craig I/S                                                   7.49%    28-Feb-2008          1
Merrill Lynch                                              11.29%    31-Jul-2011          4
Linens 'N Things                                           11.68%    31-Jan-2012          5
Borders Books                                              14.45%    31-Jan-2022          6
Old Navy                                                   20.18%    30-Sep-2011          8
                                                                                         10
Best Buy                                                   17.25%    31-Jan-2017         11
                                                                                         12
Various                                                   Various      Various           14
S A Express News                                            7.96%    14-Jul-2002       14.1
Plan B, Inc.                                                6.12%    14-Jun-2003       14.2
Summit DME                                                 11.29%    28-Feb-2003       14.3
Tradesmen International, Inc.                               9.80%    30-Nov-2003       14.4
                                                                                         15
Paper Warehouse                                             6.61%    30-Nov-2010         16
Big 5 Sporting Goods                                        6.06%    31-Jan-2007         17
                                                                                         22
99 Cents Only                                               8.76%    31-Jan-2010         25
US Office Products                                          9.19%       MTM              26
                                                                                         27
Chili's Bar & Grill                                        11.37%    30-Nov-2011         28
Pick N' Save                                               11.62%    28-Feb-2003         29
Mimi's Cafe                                                12.46%    31-Dec-2015         34
Richard D. Katnik, DDS                                      8.41%    31-May-2004         35
Benefit Land Title Company                                  8.77%    30-Apr-2003         36
P.E.T Net Pharmaceutical Sv                                15.09%    28-Feb-2010         37
                                                                                         38
Becker & Poliakoff                                         10.98%    31-Mar-2005         39
Astoria Federal Savings                                     8.29%    30-Jun-2007         40
DCV                                                         8.18%    30-Apr-2006         41
BFGC Architect Planners, Inc.                               8.02%     1-Nov-2003         43
Adele's                                                     4.38%     1-Dec-2006         44
                                                                                         45
Hudson's Grill                                              7.70%    31-May-2003         46
Works Michigan                                             11.81%    31-Jan-2003         48
Sear Brown                                                  7.35%    30-Sep-2003         50
Gateway Country                                             9.65%     1-Sep-2005         51
                                                                                         52
Orange Canyon Pet Clinic                                    5.12%    31-Aug-2002         54
Planned Parenthood                                          7.11%    30-Sep-2003         56
Napa Sonoma Grocery Company                                 8.85%    15-Sep-2007         57
Honey Baked Ham                                             9.14%    19-Mar-2006         59
Morgan Stanley Dean Witter                                 13.92%    30-Apr-2011         60
Bagel Works                                                 5.89%    31-Aug-2006         61
Salu, Inc                                                  10.64%    31-Aug-2006         62
                                                                                         64
Washington Federal                                         10.89%    30-Sep-2006         66
Stereotaxis, Inc.                                           9.59%    31-Dec-2003         67
Famous Footware                                             6.85%    31-Jul-2006         69
Jason's Deli                                                9.00%    30-Jun-2010         70
El Dorado Medical Center                                    2.98%    28-Feb-2006         73
Lovett's ATA Black Belt Academy                             6.58%    14-Apr-2007         74
Physical Therapy                                           11.81%    30-Jun-2006         77
Paul W. Doherty, M.D.                                       4.61%     1-Mar-2005         78
Play it again Sports                                        9.51%    31-Jan-2007         82
Movie Gallery                                               9.71%    31-Aug-2006         83
Chick-fil-A, Inc.                                          20.00%    31-Jan-2022         84
                                                                                         85
Goodwill Stores                                             9.28%     1-Dec-2006         87
Ameriresource                                               9.51%    31-Jan-2006         88
                                                                                         89
Dr. James A Cobey                                           9.88%    14-Sep-2002         90
                                                                                         91
                                                                                       91.1
                                                                                       91.2
                                                                                       91.3
                                                                                       91.4
Richie's Install, Inc.                                      5.56%    31-Jan-2002         92
Jersey Mike's Subs                                          4.11%    31-Aug-2006         94
Underground Coffee House                                    5.98%    30-Nov-2002         96
S.P. Enterprises, Inc.                                     12.69%    28-Feb-2005         97
                                                                                         98
                                                                                         99
Port of Subs (Restaurant Investment Group, LLC)             4.22%    31-Jul-2006        101
Carpet Consultants                                         10.94%    31-May-2002        102
                                                                                        104
                                                                                        105
                                                                                        106
Destination Cyclery                                         6.80%    30-Nov-2006        107
FEC Telecom                                                12.34%    31-Jan-2010        108
                                                                                        109
                                                                                        110
                                                                                        111
                                                                                        112
                                                                                        113
                                                                                        115
Aloha Continental Travel & Tours                            8.41%    31-May-2004        118
                                                                                        119
John Cappeller, PA                                          9.95%    31-Jan-2015        121
                                                                                        123
Health Guard Corporation                                   22.34%    28-Feb-2006        124
                                                                                        125
First American Title                                       19.37%    28-Feb-2005        126
                                                                                        127
                                                                                        129
Worthington Real Estate d.b.a. Realty Executives           15.61%    15-Oct-2006        131
Edward Jones                                                5.75%    30-Apr-2003        133
GSA (U.S. Dept. of Labor)                                  18.52%    31-Mar-2003        135
Various                                                   Various      Various          137
                                                                                      137.1
                                                                                      137.2
                                                                                      137.3
                                                                                        142
The Kids Room                                              10.06%    31-Jul-2004        143
                                                                                        144
WH Cleaners, Inc.                                          14.16%    31-Jul-2006        145
                                                                                        147
Wells Fargo Financial, Inc                                 17.02%    31-May-2003        148
Del Mar Glass                                               7.90%    31-Jan-2005        149
State of California                                        17.61%    28-Feb-2003        150
                                                                                        151
Novastar Mortgage                                           5.26%     1-Mar-2004        152
Dr. Mario Chorak, D.D. S., P.S.                            18.09%    30-Nov-2005        153
Rent-A-Center                                              27.74%    31-May-2003        154
                                                                                        155
Vogue (Tip Top) Cleaners                                   29.03%    31-Oct-2003        156

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2002-C1

     ANNEX A-5                       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

                                                                          CROSS-
                                                                      COLLATERALIZED
                                                                        AND CROSS-
 MORTGAGE                                                             DEFAULTED LOAN      ORIGINAL LOAN   CUT-OFF DATE LOAN
LOAN NUMBER      PROPERTY NAME                    CITY        STATE       FLAG              BALANCE ($)       BALANCE ($)
---------------------------------------------------------------------------------------------------------------------------
            Abbey Portfolio I                 Various          CA    Abbey Portfolio I      27,300,000     27,226,194.42
   26       Upland Freeway Center             Upland           CA    Abbey Portfolio I       9,400,000      9,375,938.36
   43       Ming Office Park                  Bakersfield      CA    Abbey Portfolio I       7,600,000      7,580,545.90
   46       Santa Maria Commerce Center       Santa Maria      CA    Abbey Portfolio I       7,100,000      7,081,825.77
  106       Orange Commerce Center            Orange           CA    Abbey Portfolio I       3,200,000      3,187,884.39

            Abbey Portfolio II                Various          CA    Abbey Portfolio II     24,125,000     24,045,739.48
---------------------------------------------------------------------------------------------------------------------------
   22       4403 Donald Douglas               Long Beach       CA    Abbey Portfolio II     10,100,000     10,061,760.11
   74       Oxnard Commerce Center            Oxnard           CA    Abbey Portfolio II      5,000,000      4,987,201.26
   78       The Abbey Center                  Palm Springs     CA    Abbey Portfolio II      4,850,000      4,837,585.21
   92       La Mirada Business Center         La Mirada        CA    Abbey Portfolio II      4,175,000      4,159,192.90

   14       Sealy Industrial Portfolio        San Antonio      TX                           12,700,000     12,700,000.00
---------------------------------------------------------------------------------------------------------------------------
 14.1       Northwest Business Center         San Antonio      TX
 14.2       West Loop Business Center         San Antonio      TX
 14.3       Westway Service Center            San Antonio      TX
 14.4       Commerce Center                   San Antonio      TX

   30       Citivest Multifamily Portfolio    Dallas           TX                            9,000,000        8,966,974
---------------------------------------------------------------------------------------------------------------------------
 30.1       Avalon Apartments                 Dallas           TX
 30.2       Catalina Apartments               Dallas           TX
 30.3       Montecito-Sausalito Apartments    Dallas           TX
 30.4       Monterey Apartments               Dallas           TX
 30.5       Santa Cruz Apartments             Dallas           TX

   91       GSL Portfolio                     Various          TX                            4,220,000      4,197,853.92
---------------------------------------------------------------------------------------------------------------------------
 91.1       8640 North Eldridge Parkway       Houston          TX
 91.2       1109 Howard Avenue                Deer Park        TX
 91.3       1434 Sens Road                    La Porte         TX
 91.4       5048 Timber Creek                 Houston          TX

  137       Thermal Supply-3 Locations        Various          WA                         1,620,000.00      1,459,812.28
---------------------------------------------------------------------------------------------------------------------------
137.1       Thermal Supply - Seattle          Seattle          WA
137.2       Thermal Supply - Spokane          Spokane          WA
137.3       Thermal Supply - Yakima           Yakima           WA


                                                           ORIGINAL
                                                 % OF       TERM TO   REMAINING
                                               AGGREGATE   MATURITY    TERM TO
 MORTGAGE                                     CUT-OFF DATE   OR ARD    MATURITY
LOAN NUMBER      PROPERTY NAME                   BALANCE     (MOS.)    ARD (MOS.)
---------------------------------------------------------------------------------
            Abbey Portfolio I                     2.87%       94          91
   26       Upland Freeway Center                 0.99%       94          91
   43       Ming Office Park                      0.80%       94          91
   46       Santa Maria Commerce Center           0.75%       94          91
  106       Orange Commerce Center                0.34%       94          91

            Abbey Portfolio II                    2.53%       94          91
---------------------------------------------------------------------------------
   22       4403 Donald Douglas                   1.06%       94          91
   74       Oxnard Commerce Center                0.52%       94          91
   78       The Abbey Center                      0.51%       94          91
   92       La Mirada Business Center             0.44%       94          91

   14       Sealy Industrial Portfolio            1.34%       60          60
---------------------------------------------------------------------------------
 14.1       Northwest Business Center
 14.2       West Loop Business Center
 14.3       Westway Service Center
 14.4       Commerce Center

   30       Citivest Multifamily Portfolio        0.94%       60          55
---------------------------------------------------------------------------------
 30.1       Avalon Apartments
 30.2       Catalina Apartments
 30.3       Montecito-Sausalito Apartments
 30.4       Monterey Apartments
 30.5       Santa Cruz Apartments

   91       GSL Portfolio                         0.44%      120         113
---------------------------------------------------------------------------------
 91.1       8640 North Eldridge Parkway
 91.2       1109 Howard Avenue
 91.3       1434 Sens Road
 91.4       5048 Timber Creek

  137       Thermal Supply-3 Locations            0.15%      120          78
---------------------------------------------------------------------------------
137.1       Thermal Supply- Seattle
137.2       Thermal Supply - Spokane
137.3       Thermal Supply - Yakima

(1) For Mortgage Loan No. 14, which is secured by multiple properties, the underwritten net cash flow is allocated based on an individual property's appraised value as a percentage of the total appraised value of all the related Mortgaged Properties.


REMAINING    ORIGINAL   REMAINING                  MATURITY DATE OR                           CUT-OFF   LTV RATIO AT  NUMBER
IO PERIOD  AMORT TERM  AMORT TERM     MONTHLY P&I    ARD BALLOON      APPRAISED               DATE LTV  MATURITY OR  OF UNITS
  (MOS.)      (MOS.)      (MOS.)      PAYMENTS ($)    BALANCE ($)      VALUE ($)    DSCR (X)   RATIO       ARD       (UNITS)
-----------------------------------------------------------------------------------------------------------------------------
              353         350         187,534.31    24,731,002.60     37,200,000    1.36       73.53%     66.77%    329,707
              360         357          64,124.57     8,572,124.66     14,000,000    1.37       66.97%     61.23%    116,029
              360         357          51,845.40     6,930,653.60     10,000,000    1.35       75.81%     69.31%    117,847
              360         357          48,434.52     6,474,689.35      9,000,000    1.40       78.69%     71.94%     65,844
              300         297          23,129.82     2,753,534.99      4,200,000    1.30       75.90%     65.56%     29,987

              325         322         170,375.04    21,265,840.43     33,450,000    1.36       72.37%     63.91%    298,830
-----------------------------------------------------------------------------------------------------------------------------
              300         297          73,003.49     8,690,845.38     13,250,000    1.32       75.94%     65.59%     88,284
              360         357          34,108.81     4,559,641.26      8,100,000    1.48       61.57%     56.29%     64,381
              360         357          33,085.55     4,422,851.48      6,450,000    1.27       75.00%     68.57%     64,155
              300         297          30,177.19     3,592,502.31      5,650,000    1.40       73.61%     63.58%     82,010

              360         360          86,292.09    12,060,000.59     18,150,000    1.31       69.97%     66.45%    484,369
-----------------------------------------------------------------------------------------------------------------------------
                                                                       7,900,000                                    251,125
                                                                       4,700,000                                    145,394
                                                                       3,900,000                                     59,863
                                                                       1,650,000                                     27,987

              360         355          61,946.22        8,557,969     11,275,000    1.34       79.53%     75.90%        348
-----------------------------------------------------------------------------------------------------------------------------
                                                                       3,500,000                                        107
                                                                       2,950,000                                         86
                                                                       2,600,000                                         78
                                                                       1,750,000                                         60
                                                                         475,000                                         17

              360         353          28,536.39     3,695,559.54      5,310,000    1.25       79.06%     69.60%     88,300
-----------------------------------------------------------------------------------------------------------------------------
                                                                       2,575,000                                     35,500
                                                                         835,000                                     13,200
                                                                       1,070,000                                     19,200
                                                                         830,000                                     20,400

              216         174          13,930.45     1,017,932.62      2,665,000    1.35       54.78%     38.20%     59,173
-----------------------------------------------------------------------------------------------------------------------------
                                                                       1,575,000                                     32,189
                                                                         650,000                                     14,984
                                                                         440,000                                     12,000
         CUT-OFF DATE
              LOAN                         MORTGAGE
UNIT OF   AMOUNT PER    UW NET CASH FLOW     LOAN
MEASURE   (UNIT) ($)          ($)           NUMBER
-----------------------------------------------------
Sq. Ft.           83       3,069,912
Sq. Ft.           81       1,053,620           26
Sq. Ft.           64         839,812           43
Sq. Ft.          108         816,370           46
Sq. Ft.          106         360,110          106

Sq. Ft.           80       2,777,820
-----------------------------------------------------
Sq. Ft.          114       1,159,997           22
Sq. Ft.           77         606,724           74
Sq. Ft.           75         502,539           78
Sq. Ft.           51         508,560           92

Sq. Ft.           26       1,357,084           14
-----------------------------------------------------
Sq. Ft.                      590,687         14.1
Sq. Ft.                      351,421         14.2
Sq. Ft.                      291,605         14.3
Sq. Ft.                      123,371         14.4

Units         25,767         998,620           30
-----------------------------------------------------
Units                        296,166         30.1
Units                        284,961         30.2
Units                        218,401         30.3
Units                        162,677         30.4
Units                         36,415         30.5

Sq. Ft.           48         426,662           91
-----------------------------------------------------
Sq. Ft.                      203,051         91.1
Sq. Ft.                       67,968         91.2
Sq. Ft.                       89,413         91.3
Sq. Ft.                       66,230         91.4

Sq. Ft.           25         225,443          137
-----------------------------------------------------
Sq. Ft.                      133,944        137.1
Sq. Ft.                       50,391        137.2
Sq. Ft.                       41,108        137.3

                                                                         ANNEX B

                    WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @ www.ctslink.com/cmbs
                                     PAYMENT DATE:   06/15/2002
                                     RECORD DATE:    05/31/2002

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                                     PAGE(S)
-------------------                                                     -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Ratings Detail                                                              6
Current Mortgage Loan and Property Stratification Tables                  7-9
Mortgage Loan Detail                                                       10
Principal Prepayment Detail                                                11
Historical Detail                                                          12
Delinquency Loan Detail                                                    13
Specially Serviced Loan Detail                                          14-15
Modified Loan Detail                                                       16
Liquidated Loan Detail                                                     17

DEPOSITOR
Wachovia Commercial Mortgage Securities, Inc.
Charlotte, NC 28288-1016

Contact:        Tim Steward
Phone Number    (704) 593-7822

MASTER SERVICER
Wachovia Bank, National Association
Charlotte Plaza, Floor 23 NC-1075
201 South College Street
Charlotte, NC 28288

Contact:        Timothy S. Ryan
Phone Number    (704) 593-7878

SPECIAL SERVICER
Lennar Partners, Inc.
700 N.W. 107th Avenue
Miami, FL 33172

Contact:        Steve Bruha
Phone Number    (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.

Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


                                                                    Page 1 of 17

                    WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @ www.ctslink.com/cmbs
                                     PAYMENT DATE:   06/15/2002
                                     RECORD DATE:    05/31/2002

                        CERTIFICATE DISTRIBUTION DETAIL

                                                                                                               Realized Loss/
  Class\               Pass-Through    Original     Beginning      Principal       Interest     Prepayment    Additional Trust
Component     CUSIP        Rate        Balance       Balance      Distribution   Distribution     Premium      Fund Expenses
   A-1                  0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
   A-2                  0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
   A-3                  0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    B                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    C                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    D                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    E                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    F                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    G                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    H                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    J                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    K                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    L                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    M                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    N                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    O                   0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
    Z-I                 0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
   Z-II                 0.000000%        0.00          0.00           0.00           0.00          0.00            0.00
   Z-III                0.000000%        0.00          0.00           0.00           0.00          0.00            0.00

  Totals

                                                    Current
  Class\           Total          Ending         Subordination
Component      Distribution       Balance          Level (1)
   A-1              0.00            0.00             0.00%
   A-2              0.00            0.00             0.00%
   A-3              0.00            0.00             0.00%
    B               0.00            0.00             0.00%
    C               0.00            0.00             0.00%
    D               0.00            0.00             0.00%
    E               0.00            0.00             0.00%
    F               0.00            0.00             0.00%
    G               0.00            0.00             0.00%
    H               0.00            0.00             0.00%
    J               0.00            0.00             0.00%
    K               0.00            0.00             0.00%
    L               0.00            0.00             0.00%
    M               0.00            0.00             0.00%
    N               0.00            0.00             0.00%
    O               0.00            0.00             0.00%
    Z-I             0.00            0.00             0.00%
   Z-II             0.00            0.00             0.00%
   Z-III            0.00            0.00             0.00%

  Totals

                                          Original       Beginning                                                        Ending
Class       CUSIP       Pass-Through      Notional        Notional       Interest       Prepayment        Total          Notional
                            Rate           Amount          Amount      Distribution      Premium       Distribution       Amount
IO-I                      0.000000%         0.00            0.00           0.00            0.00            0.00            0.00
IO-II                     0.000000%         0.00            0.00           0.00            0.00            0.00            0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                    WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @ www.ctslink.com/cmbs
                                     PAYMENT DATE:   06/15/2002
                                     RECORD DATE:    05/31/2002

                           CERTIFICATE FACTOR DETAIL

                                                                                             Realized Loss/
                        Beginning       Principal        Interest          Prepayment       Additional Trust         Ending
Class       CUSIP        Balance       Distribution    Distribution         Premium           Fund Expenses          Balance
A-1                    0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
A-2                    0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
A-3                    0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
B                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
C                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
D                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
E                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
F                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
G                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
H                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
J                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
K                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
L                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
M                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
N                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
O                      0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
Z-I                    0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
Z-II                   0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000
Z-III                  0.00000000       0.00000000      0.00000000         0.00000000          0.00000000          0.00000000

                         Beginning                                                        Ending
                         Notional               Interest           Prepayment            Notional
Class       CUSIP         Amount              Distribution          Premium               Amount
IO-I                    0.00000000             0.00000000          0.00000000           0.00000000
IO-II                   0.00000000             0.00000000          0.00000000           0.00000000

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      Payment Date: 06/15/2002
                                      Record Date:  05/31/2002


                             RECONCILIATION DETAIL

       ADVANCE SUMMARY                                                     SERVICING FEE SUMMARY
P & I Advances Outstanding                     0.00      Current Period Accrued Servicing Fees                            0.00
Servicing Advances Outstanding                 0.00      Less Delinquent Servicing Fees                                   0.00
Reimbursement for Interest on                  0.00      Less Reductions to Servicing Fees                                0.00
Advances paid from general collections                   Plus Servicing Fees for Delinquent Payments Received             0.00
Reimbursement for Interest on Servicing        0.00      Plus Adjustments for Prior Servicing Calculation                 0.00
Advances paid from general collections
Aggregate Amount of Nonrecoverable Advances    0.00      Total Servicing Fees Collected                                   0.00


CERTIFICATE INTEREST RECONCILIATION

          Accrued      Net Aggregate    Distributable       Distributable      Additional                  Remaining Unpaid
        Certificate      Prepayment      Certificate     Certificate Interest  Trust Fund     Interest      Distributable
Class    Interest    Interest Shortfall   Interest            Adjustment        Expenses    Distribution  Certified Interest
 A-1
 A-2
 A-3
IO-1
IO-II
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
Z-1
Z-11
Z-III
Total

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE: 06/15/2002
                                      RECORD DATE:  05/31/2002


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                        0.00

Aggregate Number of Outstanding Loans                                   0
Aggregate Stated Principal Balance of Loans before Distributions     0.00
Aggregate Stated Principal Balance of Loans after Distributions      0.00
Aggregate Unpaid Principal Balance of Loans                          0.00

New Swap Payment received from Counterparty                          0.00
New Swap Payment made to Counterparty                                0.00

Aggregate Amount of Servicing Fee                                    0.00
Aggregate Amount of Special Servicing Fee                            0.00
Aggregate Amount of Trustee Fee                                      0.00
Aggregate Trust Fund Expenses                                        0.00

Interest Reserve Deposit                                             0.00
Interest Reserve Withdrawal                                          0.00

Specially Serviced Loans not Delinquent
   Number of Outstanding Loans                                          0
   Aggregate Unpaid Principal Balance                                0.00

Appraisal Reduction Amount

                  Appraisal     Cumulative     Most Recent
      Loan        Reduction        ASER          App. Red.
     Number        Amount         Amount           Date

     Total


                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE: 06/15/2002
                                      RECORD DATE:  05/31/2002



                                 RATINGS DETAIL



                        Original Ratings                     Current Ratings(1)
                 -------------------------------       -------------------------------
Class   CUSIP    Fitch         Moody's       S&P       Fitch         Moody's       S&P
 A-1
 A-2
 A-3
IO-I
IO-II
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
Z-1
Z-II
Z-III

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                  Moody's Investors Service         Standard & Poor's Rating Services
One State Street Plaza       99 Church Street                  55 Water Street
New York, New York 10004     New York, New York 10007          New York, New York 10041
(212) 908-0500               (212) 553-0300                    (212) 438-2430

                                      B-6

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE: 06/15/2002
                                      RECORD DATE:  05/31/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals


                                    STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/15/2002
                                      RECORD DATE:   05/31/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


DEBT SERVICE COVERAGE RATIO (1)

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled        % of        WAM                       Weighted
 Rate               Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled        % of        WAM                       Weighted
                    Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals

See footnotes on last page of this section.


                                                                    Page 8 of 17

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/15/2002
                                      RECORD DATE:   05/31/2002

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining        # of       Scheduled         % of      WAM                      Weighted
       Term(2)              Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                          Bal.




   Totals

REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled          % of      WAM                       Weighted
       Term                 Loans       Balance           Agg.      (2)         WAC         Avg. DSCR(1)
                                                          Bal.




   Totals


REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated           # of       Scheduled        % of        WAM                       Weighted
   Term                    Loans      Balance          Agg.        (2)        WAC          Avg. DSCR(1)
                                                       Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled        % of        WAM                       Weighted
Recent NOI          Loans      Balance          Agg.        (2)        WAC          Avg. DSCR(1)
                                                Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/15/2002
                                      RECORD DATE:   05/31/2002

                              MORTGAGE LOAN DETAIL

                                                                   Anticipated
 Loan          Property               Interest  Principal  Gross    Repayment
Number  ODCR   Type(1)   City  State  Payment    Payment   Coupon     Date










           Neg.  Beginning   Ending    Paid  Appraisal  Appraisal   Res.   Mod.
Maturity  Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
  Date    (Y/N)   Balance    Balance   Date    Date      Amount     (2)    (3)









          (1) Property Type Code                                         (2) Resolution Strategy Code
-------------------------------------------------  ---------------------------------------------------------------------------------
MF   -   Multi-Family       OF   -   Office        1   -   Modification  6   -   DPO                    10   -   Deed in Lieu Of
RT   -   Retail             MU   -   Mixed Use     2   -   Foreclosure   7   -   REO                                Foreclosure
HC   -   Health Care        LO   -   Lodging       3   -   Bankruptcy    8   -   Resolved               11   -   Full Payoff
IN   -   Industrial         SS   -   Self Storage  4   -   Extension     9   -   Pending Return         12   -   Reps and Warranties
WH   -   Warehouse          OT   -   Other         5   -   Note Sale               to Master Servicer   13   -   Other or TBD
MH   -   Mobile Home Park


    (3) Modification Code
-------------------------------
1   -   Maturity Date Extension
2   -   Amortization Change
3   -   Principal Write-Off
4   -   Combination

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      Payment Date: 06/15/2002
                                      Record Date:  05/31/2002


                          PRINCIPAL PREPAYMENT DETAIL

                                      PRINCIPAL PREPAYMENT AMOUNT                    PREPAYMENT PENALTIES
              OFFERING DOCUMENT    ---------------------------------   ------------------------------------------------
LOAN NUMBER    CROSS-REFERENCE     PAYOFF AMOUNT  CURTAILMENT AMOUNT   PREPAYMENT PREMIUMS    YIELD MAINTENANCE PREMIUM



Totals

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      Payment Date: 06/15/2002
                                      Record Date:  05/31/2002


                               HISTORICAL DETAIL

                                                 Delinquencies
--------------------------------------------------------------------------------------------------------------
Distribution      30-59 Days     60-89 Days     90 Days or More     Foreclosure        REO       Modifications
   Date           # Balance      # Balance         # Balance         # Balance      # Balance      # Balance














      Prepayments                 Rate and Maturities
-------------------------     ---------------------------
Curtailments      Payoff      Next Weighted Avg.
  # Amount       # Amount     Coupon      Remit       WAM












Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                    WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1


(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 06/15/2002
                                     RECORD DATE:  05/31/2002


                            DELINQUENCY LOAN DETAIL


                 Offering         # of     Paid Through    Current     Outstanding    Status of   Resolution     Servicing
Loan Number      Document        Months        Date         P & I         P & I        Mortgage    Strategy    Transfer Date
               Cross-Reference   Delinq.                   Advances     Advances**     Loan (1)    Code (2)



Foreclosure      Actual     Outstanding    Bankruptcy       REO
   Date        Principal     Servicing        Date          Date
                Balance       Advances



 Totals

                          (1) Status of Mortgage Loan

A - Payment Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent

0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
  - Assumed Scheduled Payment (Performing Matured Balloon)
7 - Foreclosure
9 - REO
                           (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

**Outstanding P & I Advances include the current period advance.

                    WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 06/15/2002
                                     RECORD DATE:  05/31/2002


                    SPECIALLY SERVICED LOAN DETAIL - PART 1

             Offering         Servicing     Resolution
Loan         Document         Transfer       Strategy       Scheduled     Property                 Interest
Number    Cross-Reference       Date         Code(1)        Balance       Type(2)      State         Rate



                Net                                                       Remaining
Actual       Operating      DSCR                Note      Maturity       Amortization
Balance       Income        Date      DSCR      Date        Date             Term


                      (1) Resolution Strategy Code                                   (2) Property Type Code
1 - Modification   6 - DPO                      10 - Deed in Lieu of       MF - Multi-Family       OF - Office
2 - Foreclosure    7 - REO                            Foreclosure          RT - Retail             MU - Mixed Use
3 - Bankruptcy     8 - Resolved                 11 - Full Payoff           HC - Health Care        LO - Lodging
4 - Extension      9 - Pending Return           12 - Reps and Warranties   IN - Industrial         SS - Self Storage
5 - Note Sale           to Master Servicer      13 - Other or TBD          WH - Warehouse          OT - Other
                                                                           MH - Mobile Home Park


                                                                   Page 14 of 17

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 06/15/2002
                                     RECORD DATE:  05/31/2002




                    SPECIALLY SERVICED LOAN DETAIL - PART 2

             Offering       Resolution       Site
 Loan        Document        Strategy     Inspection    Phase 1 Date   Appraisal     Appraisal       Other REO
Number    Cross-Reference     Code(1)        Date                         Date         Value      Property Revenue      Comment


                            (1) RESOLUTION STRATEGY CODE

       1 - Modification       6 - DPO                   10 - Deed in Lieu of
       2 - Foreclosure        7 - REO                        Foreclosure
       3 - Bankruptcy         8 - Resolved              11 - Full Payoff
       4 - Extension          9 - Pending Return        12 - Reps and Warranties
       5 - Note Sale               to Master Servicer   13 - Other or TBD

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Reports Available on the World Wide Web
Columbia, MD 21045                    @ www.ctslink.com/cmbs
                                      PAYMENT DATE: 06/15/2002
                                      RECORD DATE:  05/31/2002


                              MODIFIED LOAN DETAIL

                  Offering
 Loan             Document             Pre-Modification
Number         Cross-Reference             Balance              Modification Date         Modification Description











 Totals


                                                                   Page 16 of 17

                     WACHOVIA COMMERCIAL MORTGAGE SECURITIES
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 06/15/2002
                                     RECORD DATE:  05/31/2002



                             LIQUIDATED LOAN DETAIL


                   Final Recovery     Offering                                                     Gross Proceeds
                   Determination      Document       Appraisal    Appraisal    Actual     Gross      as a % of
Loan Number            Date        Cross-Reference     Date         Value      Balance   Proceeds    Actual Balance

Current Total

Cumulative Total


                    Aggregate         Net        Net Proceeds               Repurchased
                    Liquidation   Liquidation     as a % of      Realized   by Seller
                     Expenses*     Proceeds     Actual Balance   Loss        (Y/N)

Current Total

Cumulative Total


* Aggregate liquidation expenses also include outstanding
  P & I advances and unpaid fees (servicing, trustee, etc).

                                                                   Page 17 of 17

                                                                         ANNEX C

                        CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                              as of _____________
                              (Loan Level Report)

Operating Information Reflected As NOI ______ or NCF _______



    S4        S55     S61     S57    S58   S62 or S63    L8         L7         L37         L39          L38                    L25
---------- -------- --------  ----  -----  ----------   ----   ----------  -----------  ----------- -----------              -------
                                                               (a)         (b)          (c)         (d)         (e)=a+b+c+d
                                                               ----------  -----------  ----------- ----------- -----------  -------
                                                                  ENDING                   OTHER
   LOAN                                                 PAID    SCHEDULED   TOTAL P&I     EXPENSE   TOTAL T&I                CURRENT
PROSPECTUS PROPERTY PROPERTY                SQ FT OR    THRU      LOAN       ADVANCES     ADVANCE     ADVANCES      TOTAL    MONTHLY
   ID        NAME     TYPE    CITY  STATE    UNITS      DATE     BALANCE   OUTSTANDING  OUTSTANDING OUTSTANDING    EXPOSURE    P&I
---------- -------- --------  ----  -----  ----------   ----   ----------  -----------  ----------- -----------  ----------  -------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

                             L54 OR     L56 OR
                     L58     L68/L92   L70/L93
  L10      L11      OR L73   OR L96     OR L97      L74        L75                   L35       L77       L79         L76
--------  -------- --------  -------  ---------  ---------  ---------              --------- -------- ----------- ---------
                                                               (F)     (.90*F) - e
                                                            ---------  -----------
                                                                          LOSS                        DATE ASSET
                                                            APPRAISAL    USING       TOTAL            EXPECTED TO
 CURRENT              LTM                 LTM                 BPO OR      90%      APPRAISAL          BE RESOLVED
INTEREST  MATURITY  NOI/NCF    LTM       DSCR    VALUATION   INTERNAL   APPR. OR   REDUCTION TRANSFER     OR       WORKOUT
  RATE     DATE       DATE   NOI/NCF  (NOI/NCF)    DATE      VALUE**     BPO(F)    REALIZED    DATE   FORECLOSED  STRATEGY* COMMENTS
--------  -------- --------  -------  ---------  ---------  ---------  ----------- --------- -------- ----------- --------- --------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion

                                                                         ANNEX D

                        CMSA INVESTOR REPORTING PACKAGE
                      HISTORICAL LOAN MODIFICATION REPORT
                              as of _____________
                              (Loan Level Report)

    S4      S57    S58     L49                     L48         L7*           L7*          L50*            L50*    L25*   L25*

                                                             BALANCE
                                    EXTENSION                  WHEN
                           MOD/     PER DOCS    EFFECTIVE    SENT TO    BALANCE AT THE           # MTHS
PROSPECTUS               EXTENSION     OR        DATE OF     SPECIAL   EFFECTIVE DATE OF  OLD   FOR RATE  NEW            NEW
    ID      CITY  STATE    FLAG     SERVICER   MODIFICATION  SERVICER    MODIFICATION     RATE   CHANGE   RATE  OLD P&I  P&I
----------  ----  -----  ---------  ---------  ------------  --------  -----------------  ----  --------  ----  -------  ---

  L11*      L11*                L47
                                         (2) EST.
                                          FUTURE
                                         INTEREST
                    TOTAL #     (1)      LOSS TO
                    MTHS FOR  REALIZED   TRUST $
  OLD       NEW      CHANGE   LOSS TO     (RATE
MATURITY  MATURITY   OF MOD   TRUST $   REDUCTION)  COMMENT
--------  --------  --------  --------  ----------  -------


THIS REPORT IS HISTORICAL

Information is as of modification. Each line should not change in the future. Only new modifications should be added.

TOTAL FOR ALL LOANS:


 * The information in these columns is from a particular point in time and should not change on this report once assigned.
    Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                                                         ANNEX E


                        CMSA INVESTOR REPORTING PACKAGE
                         HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                         AS OF ________________________
                              (LOAN LEVEL REPORT)

   S4            S55          S61        S57      S58                        L75            L29                     L45
                                                             (c) = b/a       (a)                        (b)         (d)
                                                                            LATEST
                                                                 %         APPRAISAL
                                                              RECEIVED        OR         EFFECTIVE                 NET AMT
PROSPECTUS     PROPERTY     PROPERTY                            FROM        BROKERS       DATE OF       SALES     RECEIVED
 LOAN ID         NAME         TYPE      CITY      STATE      LIQUIDATION    OPINION     LIQUIDATION     PRICE     FROM SALE
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:

   L7          L37          L39+L38                                  L47
  (e)          (f)            (g)          (h)     (i)=d - (f+g+h)   (k)                  (m)                 (n)=k+m      (o)=n/e
                          TOTAL T & I                                                              DATE OF
                           AND OTHER                                             DATE              MINOR
 ENDING      TOTAL P&I      EXPENSE     SERVICING                                LOSS    MINOR      ADJ     TOTAL LOSS    LOSS % OF
SCHEDULED     ADVANCE       ADVANCE       FEES                      REALIZED    PASSED   ADJ TO    PASSED      WITH       SCHEDULED
 BALANCE    OUTSTANDING   OUTSTANDING    EXPENSE    NET PROCEEDS      LOSS       THRU    TRUST      THRU    ADJUSTMENT     BALANCE
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:

(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.

                                                                         ANNEX F

                        CMSA INVESTOR REPORTING PACKAGE
                               REO STATUS REPORT
                         AS OF ________________________
                            (PROPERTY LEVEL REPORT)

                                                  P16
                                                  OR
  P4         P7        P13         P9     P10     P17      L8       P21          L37           L39            L38
                                                                  (a)         (b)           (c)           (d)            (e)=a+b+c+d
                                                                  ALLOCATED
                                                                    ENDING                     OTHER
                                                  SQ FT    PAID   SCHEDULED    TOTAL P&I      EXPENSE     TOTAL T & I
PROPERTY   PROPERTY   PROPERTY                     OR      THRU     LOAN       ADVANCE        ADVANCE       ADVANCE        TOTAL
   ID        NAME       TYPE      CITY    STATE   UNITS    DATE    AMOUNT     OUTSTANDING   OUTSTANDING   OUTSTANDING     EXPOSURE


                   P53      P58 OR
                   OR       P72/P79
 L25      L11      P74      OR P83      P24                  P25                      L35       L77         P28         P26
                            (f)                            (g)       (h)=(.90*g)-e
                                                 APPRAISAL                                                             DATE
                                                   BPO OR  APPRAISAL                  TOTAL                            ASSET
CURRENT              LTM                         INTERNAL   BPO OR    LOSS USING    APPRAISAL                REO      EXPECTED
MONTHLY  MATURITY  NOI/NCF  LTM DSCR  VALUATION   VALUE    INTERNAL  90% APPR. OR   REDUCTION  TRANSFER  ACQUISITION   TO BE   COM-
  P&I      DATE     DATE    (NOI/NCF)   DATE     SOURCE(1)  VALUE       BPO(F)      REALIZED     DATE       DATE      RESOLVED MENTS

REO's data reflected at the property level for relationships with more than one
(1) property should use the Allocated Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

                                                                         ANNEX G

                        CMSA INVESTOR REPORTING PACKAGE
                              SERVICER WATCH LIST
                              AS OF _____________
                              (LOAN LEVEL REPORT)

      Operating Information Reflected As NOI __________ or NCF __________

   S4             S55          S61       S57    S58         L7       L8      L11       L56/L93    L70/L97

                                                          ENDING                      PRECEDING    MOST
                                                        SCHEDULED   PAID              FISCAL YR   RECENT
PROSPECTUS                   PROPERTY                      LOAN     THRU   MATURITY     DSCR       DSCR      COMMENT/ACTION
 LOAN ID     PROPERTY NAME     TYPE     CITY   STATE     BALANCE    DATE     DATE      NOI/NCF    NOI/NCF      TO BE TAKEN

List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information.
Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA
MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S INTERNAL POLICY.





TOTAL:                                                  $

                                                                         ANNEX H

      COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                                     AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /XX  VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Bass Rent(3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sq ft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Bass Rent(3)
  Laundry/Vending Income
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Private Pay(3)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                  LODGING OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate
  Rev per avg ream
                                                     (1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

Departmental Revenue
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses =
  Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept.
  Exp. + General Exp.))

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                                                                         ANNEX I

         COMMERCIAL NOI ADJUSTMENT WORKSHEET (Includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                            AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
    Current Scheduled Loan Balance/Paid to Date                                                Current Allocated Loan Amount 1%
    Property Name
    Property Type
    Property Address, City, State
    Net Rentable SF/Units/Pads, Beds                                            Use second box to specify sqft., units....
    Year Built/Year Renovated
    Cap Ex Reserve (annually)/per Unit. etc.(1)                                 Specify annual/per unit
    Year of Operations
    Occupancy Rate (physical)
    Occupancy Date
    Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                             YYYY                                     Notes
  Statement Classification        Borrower      Adjustment     Normalized
  Gross Potential Rent(2)          Actual
    Less: Vacancy Loss
                       OR
  Base Rent(2)
  Expense Reimbursement
  Percentage Rate
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME
                                (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Professional Fees
  General and Administrative
  Other Expenses                                                                For self-storage include franchise fees
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions(3)
  Tenant Improvements(3)
  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS
                                  (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
Net Cash Flow

DEBT SERVICE (PER SERVICER)
 NET CASH FLOW AFTER DEBT
  SERVICE

 DSCR: (NOI/DEBT SERVICE)

 DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                           MULTIFAMILY NOI ADJUSTMENT WORKSHEET (Includes Mobile Home Parks)

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                  Current Allocated Loan Amount 1%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                              Use second box to specify sqft., units....
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. etc.(1)                                   specify annual/per unit....
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     NOTES
                                  BORROWER      ADJUSTMENT     NORMALIZED
  Statement Classification         ACTUAL
  Gross Potential Rent(2)                                                                      Include Pad/RV rent
    Less: Vacancy Loss
                       OR
  Base Rent(2)
  Laundry/Vending Income
  Parking Income
  Other Income                                                                              Include forfeited security/late fees/pet

EFFECTIVE GROSS INCOME
                                (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie., operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization", numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                              HEALTHCARE NOI ADJUSTMENT WORKSHEET

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                  Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                              Use second box to specify sqft., units....
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. etc.(1)                                   specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     NOTES
                                  BORROWER      ADJUSTMENT     NORMALIZED
  Statement Classification         ACTUAL
  Gross Potential Rent(2)
    Less: Vacancy Loss
                       OR
  Private Pay(2)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income



EFFECTIVE GROSS INCOME
                                  (2) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid use negative for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie., operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                              LODGING NOI ADJUSTMENT WORKSHEET

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
   Current Scheduled Loan Balance/Paid to Date                                                 Current Allocated Loan Amount %
   Property Name
   Property Type
   Property Address, City, State
   Net Rentable SF/Units/Pads, Beds                                             Use second box to specify sqft., units....
   Year Built/Year Renovated
   Cap Ex Reserve (annually)/per Unit. etc.(1)                                  specify annual/per unit
   Year of Operations
   Occupancy Rate (physical)
   Occupancy Date
   Average Daily Rate
   Rev per Av. Room

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     Notes
                                  Borrower      Adjustment     Normalized
  Statement Classification         Actual
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income
DEPARTMENTAL REVENUE:(2)
                                  (2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files

OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses

DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:


GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  NET OPERATING INCOME


  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                                                         ANNEX J

                        CMSA INVESTOR REPORTING PACKAGE
                      COMPARATIVE FINANCIAL STATUS REPORT
                             AS OF _______________
                            (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI____ or NCF____

   P4        P9      P10         P52          P21         L8        P57           S72       S69      S70      S83     S84
                                                                                          ORIGINAL UNDERWRITING
                                                                                               INFORMATION
                                                                              BASE YEAR
                                Last        Current              Allocated
                              Property     Allocated     Paid      Annual     Financial                        $
Property                     Inspection       Loan       Thru       Debt      Info as of     %      Total     NOI/     (1)
   ID       City    State       Date         Amount      Date     Service        Date       Occ    Revenue    NCF     DSCR
                              yyyymmdd                                         yyyymmdd
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.

Total                                      $                     $                    **    WA     $          $       WA

    P60       P66      P61      P63 or P80    P65 or P81          P53       P59      P54      P65 or P78    P58 or P79
             2ND PRECEDING ANNUAL OPERATING                                  PRECEDING ANNUAL OPERATING
                      INFORMATION                                                   INFORMATION
AS OF____                       NORMALIZED                    AS OF____                       NORMALIZED
Financial                                                     Financial
Info as of     %      Total          $            (1)         Info as of     %      Total          $            (1)
   Date       Occ    Revenue      NOI/NCF        DSCR            Date       Occ    Revenue      NOI/NCF        DSCR
yyyymmdd                                                        yyyymmdd

              WA     $          $             WA                            WA     $          $             WA

    P73       P74         P30       P29      P68     P70 OR P82    P72 OR P83      (2)
                       MOST RECENT FINANCIAL                                             NET CHANGE
                            INFORMATION
                       *NORMALIZED OR ACTUAL                                          PRECEDING & BASIS
                                                                                             %
FS Start     FS End    Occ As of     %      Total         $            (1)          %      Total      (1)
  Date        Date        Date      Occ    Revenue     NOI/NCF        DSCR         Occ    Revenue    DSCR
yyyymmdd    yyyymmdd    yyyymmdd

             WA                            $         $             WA              WA     $          WA

(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF/Debt Service times the allocated loan percentage.
(2) Net change should compare the latest year to the Base Year.
*   As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                                    ANNEX K
                      CLASS IO-II REFERENCE RATE SCHEDULE

INTEREST
ACCRUAL                        CLASS IO-II     INTEREST ACCRUAL                        CLASS IO-II
PERIOD    DISTRIBUTION DATE   REFERENCE RATE        PERIOD        DISTRIBUTION DATE   REFERENCE RATE
--------  -----------------   --------------   ----------------   -----------------   --------------
1              6/15/02          7.49817%              43              12/15/05         7.25399%
2              7/15/02          7.25545%              44               1/15/06         7.25395%
3              8/15/02          7.49810%              45               2/15/06         7.25391%
4              9/15/02          7.49807%              46               3/15/06         7.25461%
5             10/15/02          7.25535%              47               4/15/06         7.49656%
6             11/15/02          7.49800%              48               5/15/06         7.25377%
7             12/15/02          7.25528%              49               6/15/06         7.49648%
8              1/15/03          7.25524%              50               7/15/06         7.25368%
9              2/15/03          7.25520%              51               8/15/06         7.49639%
10             3/15/03          7.25570%              52               9/15/06         7.49635%
11             4/15/03          7.49781%              53              10/15/06         7.25355%
12             5/15/03          7.25508%              54              11/15/06         7.49626%
13             6/15/03          7.49775%              55              12/15/06         7.25345%
14             7/15/03          7.25502%              56               1/15/07         7.22997%
15             8/15/03          7.49769%              57               2/15/07         7.23112%
16             9/15/03          7.49766%              58               3/15/07         7.23291%
17            10/15/03          7.25493%              59               4/15/07         7.48492%
18            11/15/03          7.49760%              60               5/15/07         7.24412%
19            12/15/03          7.25486%              61               6/15/07         7.48562%
20             1/15/04          7.49753%              62               7/15/07         7.24320%
21             2/15/04          7.25480%              63               8/15/07         7.48551%
22             3/15/04          7.25497%              64               9/15/07         7.48545%
23             4/15/04          7.49744%              65              10/15/07         7.24303%
24             5/15/04          7.25470%              66              11/15/07         7.48534%
25             6/15/04          7.49738%              67              12/15/07         7.24291%
26             7/15/04          7.25463%              68               1/15/08         7.48522%
27             8/15/04          7.49731%              69               2/15/08         7.24278%
28             9/15/04          7.49728%              70               3/15/08         7.24303%
29            10/15/04          7.25453%              71               4/15/08         7.48504%
30            11/15/04          7.49722%              72               5/15/08         7.24259%
31            12/15/04          7.25446%              73               6/15/08         7.48491%
32             1/15/05          7.25442%              74               7/15/08         7.24246%
33             2/15/05          7.25439%              75               8/15/08         7.48434%
34             3/15/05          7.25502%              76               9/15/08         7.48382%
35             4/15/05          7.49704%              77              10/15/08         7.24106%
36             5/15/05          7.25427%              78              11/15/08         7.48323%
37             6/15/05          7.49696%              79              12/15/08         7.24021%
38             7/15/05          7.25419%              80               1/15/09         7.24015%
39             8/15/05          7.49689%              81               2/15/09         7.24008%
40             9/15/05          7.49685%              82               3/15/09         7.24102%
41            10/15/05          7.25408%              83               4/15/09         7.48229%
42            11/15/05          7.49677%              84               5/15/09         7.23987%

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     - multifamily and commercial mortgage loans, including participations therein;

     - mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     - direct obligations of the United States or other government agencies; or

     - a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS.   YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 11 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                  May 1, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....    3

ADDITIONAL INFORMATION......................................    4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    4

SUMMARY OF PROSPECTUS.......................................    5

RISK FACTORS................................................   11

DESCRIPTION OF THE TRUST FUNDS..............................   34

YIELD CONSIDERATIONS........................................   40

THE DEPOSITOR...............................................   45

USE OF PROCEEDS.............................................   45

DESCRIPTION OF THE CERTIFICATES.............................   46

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS.........   53

DESCRIPTION OF CREDIT SUPPORT...............................   68

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES..........   70

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................   85

STATE AND OTHER TAX CONSEQUENCES............................  109

ERISA CONSIDERATIONS........................................  109

LEGAL INVESTMENT............................................  113

METHOD OF DISTRIBUTION......................................  115

LEGAL MATTERS...............................................  116

FINANCIAL INFORMATION.......................................  116

RATINGS.....................................................  116

INDEX OF PRINCIPAL DEFINITIONS..............................  117

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 117 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

                            ------------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 - mortgage assets;

                                 - certificate accounts;

                                 - forms of credit support;

                                 - cash flow agreements; and

                                 - amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the following:

                                 - multifamily and commercial mortgage loans,
                                   including participations therein;

                                 - commercial mortgage-backed securities,
                                   including participations therein;

                                 - direct obligations of the United States or
                                   other government agencies; and

                                 - a combination of the assets described above.

                                The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 - residential properties consisting of five or
                                   more rental or cooperatively owned dwelling units;

                                 - shopping centers;

                                 - retail buildings or centers;

                                 - hotels and motels;

                                 - office buildings;

                                 - nursing homes;

                                 - hospitals or other health-care related
                                   facilities;

                                 - industrial properties;

                                 - warehouse, mini-warehouse or self-storage
                                   facilities;

                                 - mobile home parks;

                                 - mixed use properties; and

                                 - other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 - is fixed over its term;

                                 - adjusts from time to time;

                                 - is partially fixed and partially floating;

                                 - is floating based on one or more formulae or
                                   indices;

                                 - may be converted from a floating to a fixed
                                   interest rate;

                                 - may be converted from a fixed to a floating
                                   interest rate; or

                                 - interest is not paid currently but is accrued
                                   and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                   following:

                                 - scheduled payments to maturity;

                                 - payments that adjust from time to time;

                                 - negative amortization or accelerated
                                   amortization;

                                 - full amortization or require a balloon
                                   payment due on its stated maturity date;

                                 - prohibitions on prepayment;

                                 - releases or substitutions of collateral,
                                   including defeasance thereof with direct obligations of the United States; and

                                 - payment of a premium or a yield maintenance
                                   penalty in connection with a principal
                                   prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 - the mortgaged properties may be located in
                                   any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 - all mortgage loans will have original terms
                                   to maturity of not more than 40 years;

                                 - all mortgage loans will have individual
                                   principal balances at origination of not less than $100,000;

                                 - all mortgage loans will have been originated
                                   by persons other than the depositor; and

                                 - all mortgage assets will have been purchased,
                                   either directly or indirectly, by the
                                   depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 - subordination of junior certificates;

                                 - over collateralization;

                                 - letters of credit;

                                 - insurance policies;

                                 - guarantees;

                                 - reserve funds; and/or

                                 - other types of credit support described in
                                   the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

                                 - guaranteed investment contracts;

                                 - interest rate swap or exchange contracts;

                                 - interest rate cap or floor agreements;

                                 - currency exchange agreements;

                                 - yield supplement agreements; or

                                 - other types of similar agreements described
                                   in the prospectus supplement.

Pre-Funding Account;
Capitalized Interest
  Account.....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supple-ment interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
Certificates..................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 - provide for the accrual of interest thereon
                                   based on fixed, variable or floating rates;

                                 - be senior or subordinate to one or more other
                                   classes of certificates with respect to
                                   interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 - be entitled to principal distributions, with
                                   disproportionately low, nominal or no
                                   interest distributions;

                                 - be entitled to interest distributions, with
                                   disproportionately low, nominal or no
                                   principal distributions;

                                 - provide for distributions of principal or
                                   accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 - provide for distributions of principal to be
                                   made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 - provide for distributions of principal
                                   sequentially, based on specified payment schedules or other methodologies; and

                                 - provide for distributions based on a
                                   combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of
Certificates..................   One or more classes of the offered certificates
                                 may be initially represented by one or more certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of the
Certificates..................   The certificates of each series will constitute
                                 either:

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 - interests in a trust fund treated as a
                                   grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "financial
                                   assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 - any combination of any of the above features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a represen-tation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS", SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.

YOUR ABILITY TO RESELL
CERTIFICATES MAY BE LIMITED
  BECAUSE OF THEIR
  CHARACTERISTICS.............    You may not be able to resell your
                                  certificates and the value of your
                                  certificates may be less than you anticipated for a variety of reasons including:

                                    - a secondary market for your certificates
                                      may not develop;

                                    - interest rates fluctuations;

                                    - the absence of redemption rights; and

                                    - the limited sources of information about
                                      the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

THE ASSETS OF THE TRUST FUND
  MAY NOT BE SUFFICIENT TO PAY
  YOUR CERTIFICATES...........    Unless otherwise specified in the prospectus
                                  supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                  Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                  The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

PREPAYMENTS AND REPURCHASES OF
  THE MORTGAGE ASSETS WILL
  AFFECT THE TIMING OF YOUR
  CASH FLOW AND MAY AFFECT
  YOUR YIELD..................    Prepayments (including those caused by
                                  defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                  We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                  The rate of voluntary prepayments will also be affected by:

                                    - the voluntary prepayment terms of the
                                      mortgage loan, including prepayment
                                      lock-out periods and prepayment premiums;

                                    - then-current interest rates being charged
                                      on similar mortgage loans; and

                                    - the availability of mortgage credit.

                                  A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                  If a mortgage loan is in default it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                  The yield on your certificates may be less than anticipated because:

                                    - the prepayment premium or yield
                                      maintenance required under the certain
                                      prepayment scenarios may not be
                                      enforceable in some states or under
                                      federal bankruptcy laws; and

                                    - some courts may consider the prepayment
                                      premium to be usurious.

OPTIONAL EARLY TERMINATION OF
  THE TRUST FUND MAY RESULT IN
  AN ADVERSE IMPACT ON YOUR
  YIELD OR MAY RESULT IN A
  LOSS........................    A series of certificates may be subject to
                                  optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

RATINGS DO NOT GUARANTEE
  PAYMENT AND DO NOT ADDRESS
  PREPAYMENT RISKS............    Any rating assigned by a rating agency to a
                                  class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

                                    - the likelihood that principal prepayments
                                      (including those caused by defaults) on
                                      the related mortgage loans will be made;

                                    - the degree to which the rate of
                                      prepayments on the related mortgage loans might differ from that originally anticipated;

                                    - the likelihood of early optional
                                      termination of the related trust fund;

                                    - the possibility that prepayments on the
                                      related mortgage loans at a higher or
                                      lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                    - the possibility that an investor that
                                      purchases an offered certificate at a
                                      significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                    The amount, type and nature of credit
                                    support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

UNUSED AMOUNTS IN PRE-FUNDING
  ACCOUNTS MAY BE RETURNED TO
  YOU AS A PREPAYMENT.........    The prospectus supplement will disclose when
                                  we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

ADDITIONAL MORTGAGE ASSETS
  ACQUIRED IN CONNECTION WITH
  THE USE OF A PRE-FUNDING
  ACCOUNT MAY CHANGE THE
  AGGREGATE CHARACTERISTICS OF
  A TRUST FUND................    Any additional mortgage assets acquired by a
                                  trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

NET OPERATING INCOME PRODUCED
  BY A MORTGAGED PROPERTY MAY
  BE INADEQUATE TO REPAY THE
  MORTGAGE LOANS..............    The value of a mortgage loan secured by a
                                  multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                  Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

FUTURE VALUE OF A MORTGAGED
  PROPERTY AND ITS NET
  OPERATING INCOME AND CASH
  FLOW IS NOT PREDICTABLE.....    Commercial and multifamily property values and
                                  cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                    - changes in general or local economic
                                      conditions and/or specific industry
                                      segments;

                                    - declines in real estate values;

                                    - an oversupply of commercial or multifamily
                                      properties in the relevant market;

                                    - declines in rental or occupancy rates;

                                    - increases in interest rates, real estate
                                      tax rates and other operating expenses;

                                    - changes in governmental rules, regulations
                                      and fiscal policies, including
                                      environmental legislation;

                                    - perceptions by prospective tenants and, if
                                      applicable, their customers, of the
                                      safety, convenience, services and
                                      attractiveness of the property;

                                    - the age, construction quality and design
                                      of a particular property;

                                    - whether the mortgaged properties are
                                      readily convertible to alternative uses;

                                    - acts of God; and

                                    - other factors beyond our control or the
                                      control of a servicer.

NONRECOURSE LOANS LIMIT THE
  REMEDIES AVAILABLE FOLLOWING
  A MORTGAGOR DEFAULT.........    The mortgage loans will not be an obligation
                                  of, or be insured or guaranteed by, any
                                  governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the servicer, the trustee or any of their respective affiliates.

                                  Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or wilful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  MULTIFAMILY PROPERTIES......    Mortgage loans secured by multifamily
                                  properties may constitute a material
                                  concentration of the mortgage loans in a trust
                                  fund. Adverse economic conditions, either
                                  local, regional or national, may limit the
                                  amount of rent that a borrower may charge for
                                  rental units, and may result in a reduction in
                                  timely rent payments or a reduction in
                                  occupancy levels. Occupancy and rent levels
                                  may also be affected by:

                                    - construction of additional housing units;

                                    - local military base closings;

                                    - developments at local colleges and
                                      universities;

                                    - national, regional and local politics,
                                      including, in the case of multifamily
                                      rental properties, current or future rent stabilization and rent control laws and agreements;

                                    - the level of mortgage interest rates,
                                      which may encourage tenants in multifamily rental properties to purchase housing;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                    - the possibility that some eligible tenants
                                      may not find any differences in rents
                                      between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                  All of these conditions and events may
                                  increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                  The multifamily projects market is
                                  characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  RETAIL PROPERTIES...........    Mortgage loans secured by retail properties
                                  may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                    - the quality of the tenants; and

                                    - the fundamental aspects of real estate
                                      such as location and market demographics.

                                  The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                  Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                  Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                    - catalogue retailers;

                                    - home shopping networks;

                                    - the internet;

                                    - telemarketing; and

                                    - outlet centers.

                                  Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HOSPITALITY PROPERTIES......    Mortgage loans secured by hospitality
                                  properties (e.g., a hotel or motel) may
                                  constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                    - location, quality and franchise
                                      affiliation (or lack thereof);

                                    - adverse economic conditions, either local,
                                      regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                    - the construction of competing hospitality
                                      properties, which may result in a
                                      reduction in occupancy levels;

                                    - the increased sensitivity of hospitality
                                      properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                    - the financial strength and capabilities of
                                      the owner and operator of a hospitality
                                      property, which may have a substantial
                                      impact on the property's quality of
                                      service and economic performance; and

                                    - the generally seasonal nature of the
                                      hospitality industry, which can be
                                      expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                  In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  OFFICE BUILDINGS............    Mortgage loans secured by office buildings may
                                  constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                    - the quality of the tenants in the
                                      building;

                                    - the physical attributes of the building in
                                      relation to competing buildings; and

                                    - the strength and stability of the market
                                      area as a desirable business location.

                                  An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                  Office buildings are also subject to
                                  competition with other office properties in the same market. Competition is affected by a property's:

                                    - age;

                                    - condition;

                                    - design (e.g., floor sizes and layout);

                                    - access to transportation; and

                                    - ability or inability to offer certain
                                      amenities to its tenants, including
                                      sophisticated building systems (such as
                                      fiber optic cables, satellite
                                      communications or other base building
                                      technological features).

                                  The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY WAREHOUSE
  AND SELF STORAGE
  FACILITIES..................    Mortgage loans secured by warehouse and
                                  storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                  Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HEALTHCARE-RELATED
  PROPERTIES..................    The mortgaged properties may include health
                                  care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                    - Senior housing generally consists of
                                      facilities with respect to which the
                                      residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                    - Assisted living facilities are typically
                                      single or double room occupancy,
                                      dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                    - Skilled nursing facilities provide
                                      services to post trauma and frail
                                      residents with limited mobility who
                                      require extensive medical treatment; and

                                    - Acute care facilities generally consist of
                                      hospital and other facilities providing
                                      short-term, acute medical care services.

                                  Certain types of health care-related
                                  properties, particularly acute care
                                  facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                  Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                  Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                  Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                  Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                  The operators of health care-related
                                  facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                    - the number of competing facilities in the
                                      local market;

                                    - the facility's age and appearance;

                                    - the reputation and management of the
                                      facility;

                                    - the types of services the facility
                                      provides; and

                                    - where applicable, the quality of care and
                                      the cost of that care.

                                  The inability of a health care-related
                                  mortgaged property to flourish in a
                                  competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

SPECIAL RISKS OF MORTGAGE
LOANS SECURED BY INDUSTRIAL
  AND MIXED-USE FACILITIES....    Mortgage loans secured by industrial and
                                  mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                    - the quality of tenants;

                                    - building design and adaptability; and

                                    - the location of the property.

                                  Concerns about the quality of tenants,
                                  particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                  Aspects of building site design and
                                  adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                  Industrial properties may be adversely
                                  affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

POOR PROPERTY MANAGEMENT WILL
  ADVERSELY AFFECT THE
  PERFORMANCE OF THE RELATED
  MORTGAGED PROPERTY..........    Each mortgaged property securing a mortgage
                                  loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                    - operating the property;

                                    - providing building services;

                                    - responding to changes in the local market;
                                      and

                                    - planning and implementing the rental
                                      structure, including establishing levels of rent payments and

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

                                     advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                  We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

BALLOON PAYMENTS ON MORTGAGE
  LOANS RESULT IN HEIGHTENED
  RISK OF BORROWER DEFAULT....    Some of the mortgage loans included in a trust
                                  fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                    - its ability to fully refinance the loan;
                                      or

                                    - its ability to sell the related mortgaged
                                      property at a price sufficient to permit the borrower to make the balloon payment.

                                  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                    - the value of the related mortgaged
                                      property;

                                    - the level of available mortgage interest
                                      rates at the time of sale or refinancing;

                                    - the borrower's equity in the related
                                      mortgaged property;

                                    - the financial condition and operating
                                      history of the borrower and the related
                                      mortgaged property;

                                    - tax laws;

                                    - rent control laws (with respect to certain
                                      residential properties);

                                    - Medicaid and Medicare reimbursement rates
                                      (with respect to hospitals and nursing
                                      homes);

                                    - prevailing general economic conditions;
                                      and

                                    - the availability of credit for loans
                                      secured by commercial or multifamily, as the case may be, real properties generally.

THE SERVICER WILL HAVE
  DISCRETION TO HANDLE OR
  AVOID OBLIGOR DEFAULTS IN A
  MANNER WHICH MAY BE ADVERSE
  TO YOUR INTERESTS...........    If and to the extent specified in the
                                  prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent.
                                  While the related pooling and servicing
                                  agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                  In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans.

PROCEEDS RECEIVED UPON
  FORECLOSURE OF MORTGAGE
  LOANS SECURED PRIMARILY BY
  JUNIOR MORTGAGES MAY RESULT
  IN LOSSES...................    To the extent specified in the prospectus
                                  supplement, some of the mortgage loans
                                  included in a trust fund may be secured
                                  primarily by junior mortgages. When
                                  liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH COULD
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES...........    The prospectus supplement for the offered
                                  certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time

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

                                  of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

MORTGAGORS OF COMMERCIAL
  MORTGAGE LOANS ARE
  SOPHISTICATED AND MAY TAKE
  ACTIONS ADVERSE TO YOUR
  INTERESTS...................    Mortgage loans made to partnerships,
                                  corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

SOME ACTIONS ALLOWED BY THE
  MORTGAGE MAY BE LIMITED BY
  LAW.........................    Mortgages securing mortgage loans included in
                                  a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ASSIGNMENT OF LEASES AND RENTS
  TO PROVIDE FURTHER SECURITY
  FOR MORTGAGE LOANS POSES
  SPECIAL RISKS...............    The mortgage loans included in any trust fund
                                  typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

INCLUSION IN A TRUST FUND OF
  DELINQUENT MORTGAGE LOANS
  MAY ADVERSELY AFFECT THE
  RATE OF DEFAULTS AND
  PREPAYMENTS ON THE MORTGAGE
  LOANS.......................    If so provided in the prospectus supplement,
                                  the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered
                                  "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                  Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

ENVIRONMENTAL LIABILITY MAY
  AFFECT THE LIEN ON A
  MORTGAGED PROPERTY AND
  EXPOSE THE LENDER TO
  COSTS.......................    Under certain laws, contamination of real
                                  property may give rise to a lien on the
                                  property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                  Response, Compensation, and Liability Act of
                                  1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a

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

                                  trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling and servicing agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON A MORTGAGED
  PROPERTY....................    Several states (including California) have
                                  laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE
  LIMITED IF LEASES ARE NOT
  SUBORDINATE TO THE MORTGAGE
  OR DO NOT CONTAIN ATTORNMENT
  PROVISIONS..................    Some of the tenant leases contain provisions
                                  that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                  In some states, if tenant leases are
                                  subordinate to the liens created by the
                                  mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                  If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE
NOT IN COMPLIANCE WITH CURRENT
  ZONING LAWS, YOU MAY NOT BE
  ABLE TO RESTORE COMPLIANCE
  FOLLOWING A CASUALTY LOSS...    Due to changes in applicable building and
                                  zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED
  PROPERTIES WERE LIMITED.....    The mortgaged properties were inspected by
                                  licensed engineers at the time the mortgage loans were originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

LITIGATION CONCERNS...........    There may be legal proceedings pending and,
                                  from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans, participations therein and/or CMBS. Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS-LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The

Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of

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

comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

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

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.

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

The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of

Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each

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

following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

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

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (successor by merger to First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

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

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

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

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

     (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

     (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

     (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

     (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

     (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full),
               (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

     (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

     (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

     (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

     (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

     (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a
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

pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

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

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or
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

other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

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

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

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

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

     (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

     (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

     (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

     (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

     (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted

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

               Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

     (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

     (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

     (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

     (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (i) to make distributions to the certificateholders on each distribution date;

     (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

     (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

     (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

     (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

     (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

     (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

     (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

     (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included

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in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

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REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard specified in the pooling and servicing agreement, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related mortgaged property. Generally, the related pooling and servicing agreement will require that the master servicer accept the highest cash bid received from any person (including itself, an affiliate of the master servicer or any certificateholder) that constitutes a fair price for such defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the master servicer will generally be required to proceed with respect to such defaulted mortgage loan as described below.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

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     (ii)      either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a

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deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the

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prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability
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that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it is specifically required under the pooling and servicing agreement to bear the costs of such legal action, in its opinion does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

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RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless

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the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the

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giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus
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supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in
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shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

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FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and

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the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of
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the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person
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acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally
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constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its
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affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to
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terms and conditions that have not been clarified by the courts. Moreover, the
Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are
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enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to

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reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

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REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham & Taft, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date hereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the

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

related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what
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

extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to

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

the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of
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the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of
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REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a
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manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.
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     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     - the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     - the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to
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the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's affidavit, a third requirement has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. First, proposed Treasury Regulations (the "Proposed Regulations") would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     (i) the present value of any consideration given the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values are generally computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semi-annually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this "minimum transfer price" alternative, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the Proposed Regulations were not applicable.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);
(ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective retroactive to February 4, 2000 and apply unless and until changed by final regulations.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual

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Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus cannot be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over such amount;

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year; or

     - the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code.

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

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     - the disposition of a mortgage loan;

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     - the receipt of compensation for services; or

     - gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.
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

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     - the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such

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social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     - the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     - any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     - any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and

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the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 30% for 2002-3, 29% for 2004-5 and 28% commencing in 2006 if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     - a citizen or resident of the United States;

     - a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     - an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

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     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     - a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     - to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. New regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     - assets described in section 7701(a)(19)(C) of the Code;

     - "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

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     - "real estate assets" within the meaning of section 856(c)(5)(B) of the
       Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See

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"--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market
Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method
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similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in
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income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have
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made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued

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and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for
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contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to

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the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors

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

(excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

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

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are

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

acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

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

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous

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obligors." In the absence of any rule or administrative interpretation by the
OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

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                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Securities, Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by First Union Securities, Inc. acting as agent. If First Union Securities, Inc. acts as agent in the sale of offered certificates, First Union Securities, Inc. will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that First Union Securities, Inc. elects to purchase offered certificates as principal, First Union Securities, Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, First Union Securities, Inc., an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including First Union Securities, Inc. to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities, Inc.

     The depositor will agree to indemnify First Union Securities, Inc. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, First Union Securities, Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     In connection with the consummation of the merger of First Union Corporation and Wachovia Corporation, on or about June 15, 2002, Wachovia Securities, Inc. and First Union Securities, Inc. will merge and the successor entity will be named Wachovia Securities, Inc.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                      [This Page Intentionally Left Blank]

     The file "WBCMT 2002-C1 Preliminary Prossup Annexes A1-5.xls", which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2002-C1 Preliminary Prossup Annexes A1-5.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2002-C1 Preliminary Prossup Annexes A1-5.xls" to your hard drive or network drive. Open the file "WBCMT 2002-C1 Preliminary Prossup Annexes A1-5.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Crossed Collateralized Pool", respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

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  UNTIL AUGUST  , 2002, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  -----
                 PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement................    S-7
Risk Factors....................................   S-36
Description of the Mortgage Pool................   S-78
Servicing of the Mortgage Loans.................  S-128
Description of the Certificates.................  S-139
Yield and Maturity Considerations...............  S-167
Use of Proceeds.................................  S-173
Material Federal Income Tax Consequences........  S-173
ERISA Considerations............................  S-175
Legal Investment................................  S-177
Method of Distribution..........................  S-178
Legal Matters...................................  S-179
Ratings.........................................  S-179
Index of Defined Terms..........................  S-181
Annex A-1.......................................    A-1
Annex A-2.......................................    A-2
Annex A-3.......................................    A-3
Annex A-4.......................................    A-4
Annex A-5.......................................    A-5
Annex B.........................................    B-1
Annex C.........................................    C-1
Annex D.........................................    D-1
Annex E.........................................    E-1
Annex F.........................................    F-1
Annex G.........................................    G-1
Annex H.........................................    H-1
Annex I.........................................    I-1
Annex J.........................................    J-1
Annex K.........................................    K-1

                      PROSPECTUS
Additional Information..........................      3
Incorporation of Certain Information By
  Reference.....................................      4
Summary of Prospectus...........................      4
Risk Factors....................................      5
Description of the Trust Funds..................     11
Yield Considerations............................     34
The Depositor...................................     40
Use of Proceeds.................................     45
Description of the Certificates.................     46
Description of the Pooling Agreements...........     53
Description of Credit Support...................     68
Certain Legal Aspects of Mortgage Loans and
  Leases........................................     70
Material Federal Income Tax Consequences........     85
State and Other Tax Consequences................    109
ERISA Considerations............................    109
Legal Investment................................    113
Method of Distribution..........................    115
Legal Matters...................................    116
Financial Information...........................    116
Ratings.........................................    116
Index of Principal Definitions..................    117

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                                  $821,866,000
                                 (APPROXIMATE)
                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)
                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES SERIES 2002-C1
                  -------------------------------------------

                             PROSPECTUS SUPPLEMENT

                  -------------------------------------------

                                (WACHOVIA LOGO)

                            (GREENWICH CAPITAL LOGO)

                                 (NOMURA LOGO)
                                  May   , 2002
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